Exhibit 10.1

SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

This SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT, dated as of April 22, 2016 (this “Amendment”), by and among (i) THE GYMBOREE CORPORATION, a Delaware corporation (the “Lead Borrower”), (ii) each other Borrower party to the Credit Agreement referred to below (together with the Lead Borrower, collectively, the “Borrowers”), (iii) GIRAFFE INTERMEDIATE B, INC., a Delaware corporation (“Holdings”) and the other Facility Guarantors party to the Credit Agreement referred to below (together with the Borrowers, collectively, the “Loan Parties”), (iv) the lenders party to the Credit Agreement referred to below (collectively, the “Lenders”), (v) BANK OF AMERICA, N.A., in its capacity as administrative agent (in such capacity, the “Administrative Agent”) and as collateral agent (in such capacity, the “Collateral Agent”) and (vi) PATHLIGHT CAPITAL LLC, a Delaware limited liability company, in its capacity as agent for the ABL Term Lenders (in such capacity, the “ABL Term Loan Agent”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Credit Agreement referred to below.

WHEREAS, the Borrowers, the Facility Guarantors, the Lenders, the Agents and certain other parties are party to that certain Amended and Restated Credit Agreement, dated as of March 30, 2012, as amended by that certain First Amendment to Amended and Restated Credit Agreement, dated September 24, 2015 (the “Existing Credit Agreement”). The Existing Credit Agreement, as amended by this Amendment, and as may be further amended, amended and restated, restated, supplemented, extended or otherwise modified and in effect from time to time is referred to herein as the “Credit Agreement”.

WHEREAS, the Borrowers have requested, among other things, that the Agents and the Lenders agree to (a) the ABL Term Lenders making the ABL Term Loan to the Borrowers pursuant to this Amendment and (b) amend certain other provisions of the Existing Credit Agreement, in each case, subject to the terms and conditions set forth herein.

WHEREAS, the Borrowers, the Facility Guarantors, the Lenders, the ABL Term Lenders, the ABL Term Loan Agent and the Agents have agreed, on the terms and conditions set forth herein, to the ABL Term Lenders making the ABL Term Loan to the Borrowers and to amend certain other provisions of the Existing Credit Agreement.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

§1. Amendments to the Credit Agreement. Effective as of the Second Amendment Effective Date (as defined herein):

(a) The Existing Credit Agreement (excluding the schedules and exhibits thereto, which shall remain in full force and effect, except as specifically referenced in clauses (b) through (g) of this Section 1) is hereby amended as set forth in Exhibit I attached hereto such that all of the newly inserted double underlined text (indicated textually in the same manner as the following example: double-underlined text) and any formatting changes attached hereto shall be deemed to be inserted and all stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) shall be deemed to be deleted therefrom.

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(b) Schedule 1.01 (Lenders and Commitments) to the Existing Credit Agreement is hereby deleted and replaced in its entirety by the Schedule 1.01 (Lenders and Commitments) attached hereto as Annex I.

(c) Schedule 3.01 (Organization Information), Schedule 3.08(b)(i) (Owned Real Estate), Schedule 3.08(b)(ii) (Leased Real Estate), Schedule 3.12 (Subsidiaries; Equity Interests), Schedule 3.15 (Intellectual Property) to the Existing Credit Agreement are each hereby deleted and replaced in their entirety by Schedule 3.01 (Organization Information), Schedule 3.08(b)(i) (Owned Real Estate), Schedule 3.08(b)(ii) (Leased Real Estate), Schedule 3.12 (Subsidiaries; Equity Interests), Schedule 3.15 (Intellectual Property) attached hereto as Annex II.

(d) The Existing Credit Agreement is hereby amended by adding a new Exhibit A-3 (Form of Assignment and Acceptance (ABL Term Loan)) to the Credit Agreement in the form attached hereto as Annex III.

(e) Exhibit H (Form of Compliance Certificate) to the Existing Credit Agreement is hereby deleted and replaced in its entirety by Exhibit H attached hereto as Annex IV.

(f) Exhibit I (Form of Borrowing Base Certificate) to the Existing Credit Agreement is hereby deleted and replaced in its entirety by Exhibit I attached hereto as Annex V.

(g) Exhibit M (ABL Term Loan Term Sheet) to the Existing Credit Agreement is hereby deleted and replaced in its entirety by Exhibit M attached hereto as Annex VI (Form of EBITDA Certificate).

§2. Representations and Warranties. Each of the Loan Parties hereby represents and warrants to the Agents, the ABL Term Loan Agent and the Lenders as of the date hereof as follows:

(a) The execution and delivery by each Loan Party of this Amendment and all other instruments and agreements required to be executed and delivered by such Loan Party in connection with the transactions contemplated hereby or referred to herein (collectively, the “Amendment Documents”), and the performance by each of the Loan Parties of any of its obligations and agreements under the Amendment Documents, the Credit Agreement and the other Loan Documents, as amended hereby, (i) are within such Loan Party’s corporate or other powers and have been duly authorized by all necessary corporate or other organizational action, and (ii) do not and will not (x) contravene the terms of any of such Person’s Organization Documents, (y) conflict with or result in any breach or contravention of, or the creation of (or requirement to create) any Lien (other than Liens permitted under Section 6.01 of the Credit Agreement) under or require any payment to be made under (I) any contractual obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Restricted Subsidiaries or (II) any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (z) violate any material Applicable Law; except with respect to any conflict, breach or contravention or payment (but not creation of Liens) referred to in clause (y)(I), to the extent that such conflict, breach, contravention or payment, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

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(b) Each of this Amendment, the other Amendment Documents, the Credit Agreement and the other Loan Documents, as amended hereby, has been duly executed and delivered by each Loan Party that is party thereto and constitutes a legal, valid and binding obligation of each such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and by general principles of equity.

(c) No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Amendment, the other Amendment Documents, the Credit Agreement or any other Loan Documents, as amended hereby, or the consummation by the Loan Parties of the transactions among the parties contemplated hereby and thereby or referred to herein.

(d) The representations and warranties contained in the Credit Agreement and the other Loan Documents or otherwise made in writing in connection herewith or therewith are true and correct in all material respects on and as of the date hereof with the same effect as if made on and as of such date, other than representations and warranties that relate solely to an earlier date, which shall be true and correct in all material respects as of such earlier date, provided that any representation and warranty which is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects on such respective dates.

(e) On the Second Amendment Effective Date, after giving effect to this Amendment and the transaction contemplated hereby, (i) no Default or Event of Default has occurred and is continuing and (ii) no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect has occurred since January 31, 2015.

§3. Appointment of ABL Term Loan Agent. Effective as of the Second Amendment Effective Date (as herein defined), the Existing Credit Agreement is hereby amended to add Pathlight Capital LLC as ABL Term Loan Agent and, from and after such date, such Person will be bound by the terms of the Credit Agreement.

§4. Joinder of ABL Term Lenders; Acknowledgments of ABL Term Lenders.

(a) Each ABL Term Lender, by its signature below, confirms that it has agreed to become a “Lender” and an “ABL Term Lender” under, and as defined in, the Credit Agreement holding ABL Term Loans in the amount set forth opposite such ABL Term Lender’s name on Schedule 1.01 attached hereto, effective on the Second Amendment Effective Date. Each ABL Term Lender (a) acknowledges that in connection with it becoming a Lender and an ABL Term Lender it has received a copy of the Credit Agreement (including all schedules and exhibits thereto), together with copies of the most recent financial statements delivered by the Lead Borrower pursuant to the Existing Credit Agreement, and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to become a

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Lender and an ABL Term Lender; and (b) agrees that, upon it becoming a Lender and an ABL Term Lender on Second Amendment Effective Date, it will, independently and without reliance upon the Agents, the ABL Term Loan Agent, any Issuing Bank or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit and legal decisions in taking or not taking action under the Credit Agreement. In addition, each ABL Term Lender represents and warrants that (i) it is duly organized and existing and it has full power and authority to take, and has taken, all action necessary to execute and deliver this Amendment and to consummate the transactions contemplated hereby and to become a Lender and an ABL Term Lender on the Second Amendment Effective Date and (ii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution and delivery of this Amendment or the performance of its obligations hereunder or as a Lender or an ABL Term Lender under the Credit Agreement as of the date hereof. Each ABL Term Lender acknowledges and agrees that, on the Second Amendment Effective Date, such ABL Term Lender shall become a Lender and an ABL Term Lender and, from and after such date such ABL Term Lender will be bound by the terms of the Credit Agreement.

(b) Each ABL Term Lender acknowledges that is has had the opportunity to request and has received such documents and information as it has deemed material or desirable or otherwise appropriate in making its evaluation and credit analysis of the Lead Borrower and the other Loan Parties and its decision to become an ABL Term Lender and make an ABL Term Loan to the Lead Borrower. Each ABL Term Lender has carefully reviewed such documents and information and, independently and without reliance upon the ABL Term Loan Agent, performed its own investigation and credit analysis of the ABL Term Loans, this Amendment and the transactions contemplated hereby and the creditworthiness of the Lead Borrower and the other Loan Parties. Each ABL Term Lender acknowledges that the ABL Term Loan Agent and its Affiliates’ activities in connection with the ABL Term Loans, this Amendment and the transactions contemplated hereby are undertaken by the ABL Term Loan Agent or such Affiliates as a principal on an arm’s-length basis and neither the ABL Term Loan Agent nor any of its respective Affiliates has any fiduciary, advisory or similar responsibilities in favor of such ABL Term Lender in connection with the ABL Term Loans, this Amendment or the transactions contemplated hereby or the process related thereto. Each of the ABL Term Lenders hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against the ABL Term Loan Agent or any of its Affiliates with respect to any breach or alleged breach of agency or fiduciary duty. Notwithstanding anything to the contrary contained in this Amendment or any of the other Loan Documents, the ABL Term Loan Agent shall have no powers, rights, duties, responsibilities or liabilities with respect to this Amendment and the other Loan Documents. In connection with all aspects of each transaction contemplated hereby, each ABL Term Lender acknowledges and agrees that: (i) the ABL Term Loan Agent and its Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of such ABL Term Lender and its Affiliates, and neither the ABL Term Loan Agent nor any of its Affiliates has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship, (ii) the ABL Term Loan Agent has not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby and such ABL Term Lender has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, (iii) neither the ABL Term Loan Agent nor any of its Affiliates bears any responsibility (or shall be liable) for the accuracy or completeness (or lack

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thereof) of any documents or information provided to such ABL Term Lender in connection with the ABL Term Loans, this Amendment and the transactions contemplated hereby; no representation regarding any such documents or information is made by the ABL Term Loan Agent or any of its Affiliates; neither the ABL Term Loan Agent nor any of its Affiliates has made any independent verification as to the accuracy or completeness of any such documents or information; and the ABL Term Loan Agent and its Affiliates shall have no obligation to update or supplement any such documents or information or otherwise provide additional information. In connection with the transaction contemplated hereby, including its decision to become an ABL Term Lender and to make an ABL Term Loan to the Lead Borrower, each ABL Term Lender acknowledges and agrees that it is not relying upon any representations or warranties made by the ABL Term Loan Agent or any of its Affiliates or, except as expressly set forth in this Amendment and the other Loan Documents, any other Person.

§5. Effectiveness. This Amendment shall become effective as of the date first written above (the “Second Amendment Effective Date”) upon the satisfaction of each of the following conditions precedent:

(a) Documentation. The Administrative Agent and the ABL Term Loan Agent shall have each received all of the following, in each case, in form and substance satisfactory to each of the Administrative Agent and the ABL Term Loan Agent:

(i) this Amendment duly executed and delivered by the Borrowers, the other Loan Parties, the Agents, the ABL Term Loan Agent, the Issuing Bank, the Revolving Credit Lenders and the ABL Term Lenders;

(ii) an ABL Term Note executed by the Borrowers in favor of each ABL Term Lender requesting an ABL Term Note;

(iii) a written opinion (addressed to the Administrative Agent, the Collateral Agent, the ABL Term Loan Agent, the Issuing Bank and the Lenders and dated the Second Amendment Effective Date) of Ropes & Gray LLP, counsel for the Loan Parties, and Holland & Knight LLP, substantially to the effect set forth in Exhibits K-1 and K-2 to the Credit Agreement, respectively;

(iv) (x) a copy of the certificate or articles of incorporation or organization (or similar organizational document), including all amendments thereto, of each Loan Party, certified, if applicable, as of a recent date by the Secretary of State of the state of its organization, and a certificate as to the good standing (where relevant) of each Loan Party as of a recent date from such Secretary of State or similar Governmental Authority; (y) a certificate of the Secretary or Assistant Secretary of each Loan Party dated the Second Amendment Effective Date and certifying (A) that attached thereto is a true and complete copy of the by-laws or operating (or limited liability company) agreement of such Loan Party as in effect on the Second Amendment Effective Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors (or equivalent governing body) of such Loan Party authorizing the execution, delivery and performance of the Amendment and the other documents executed in connection therewith to which such Person is a party and, in the case of the Borrowers, the borrowings hereunder, and that

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such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate or articles of incorporation or organization (or similar organization document) of such Loan Party have not been amended since the date of the last amendment thereto or filing with respect thereto shown on the certified certificate or articles of incorporation or organization furnished pursuant to clause (x) above, and (D) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection with the Amendment on behalf of such Loan Party; and (z) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to clause (y) above;

(v) the results of (x) searches of the Uniform Commercial Code filings (or equivalent filings) and (y) judgment and tax lien searches, made with respect to the Loan Parties in, with respect to searches in respect of clause (x), the states or other jurisdictions of formation of such Persons and, with respect to searches in respect of clause (y), such other locations as are satisfactory to the Administrative Agent and the ABL Term Loan Agent, together with copies of the financing statements (or, in the case of clause (y), similar or equivalent documents or filings) disclosed by such searches;

(vi) a solvency certificate, substantially in the form set forth in Exhibit J to the Credit Agreement, from the chief financial officer or other officer with equivalent duties of the Lead Borrower;

(vii) a Borrowing Base Certificate dated April 2, 2016, executed by a Financial Officer of the Lead Borrower, and the Administrative Agent and the ABL Term Loan Agent shall be satisfied that, both before and after giving effect to all borrowings to be made on the Second Amendment Effective Date, Availability (as such term is defined in the Existing Credit Agreement) shall not be less than $74,000,000;

(viii) an amendment and reaffirmation agreement of the other Loan Documents duly executed and delivered by each party thereto; and

(ix) such other items, documents, agreements, items or actions as the Administrative Agent or the Collateral Agent or the ABL Term Loan Agent may reasonably request in order to effectuate or in connection with the transactions contemplated hereby.

(b) Payment of Fees. (i) The Administrative Agent, the ABL Term Loan Agent, the Arranger and the Lenders shall have received all applicable fees and other amounts due and payable on or prior to the Second Amendment Effective Date and (ii) all Credit Party Expenses incurred by the Agents and the ABL Term Loan Agent, including all reasonable fees and expenses of counsel thereto, to the extent invoices have been presented on or prior to the Second Amendment Effective Date shall have been reimbursed or paid.

(c) No Default. On the Second Amendment Effective Date, after giving effect to this Amendment and the transaction contemplated hereby, no Default or Event of Default shall have occurred and be continuing.

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(d) No Material Adverse Effect. Since January 31, 2015, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

(e) Representations and Warranties. On the Second Amendment Effective Date, after giving effect to this Amendment and the transaction contemplated hereby, the representations and warranties set forth in Section 2 of this Amendment shall be true and correct.

Without limiting the generality of the provisions of the last paragraph of Section 8.06 of the Credit Agreement, for purposes of determining compliance with the conditions specified in this Section 5, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Second Amendment Effective Date specifying its objection thereto.

§6. Miscellaneous Provisions.

(a) Each of the Loan Parties hereby ratifies and confirms all of its Obligations to the Agents, the ABL Term Loan Agent the Issuing Bank and the Lenders under the Credit Agreement, as amended hereby, and the other Loan Documents, including, without limitation, the Revolving Credit Loans and other Credit Extensions, and each of the Loan Parties hereby affirms its absolute and unconditional promise to pay to the Lenders, the Issuing Bank, the Agents and the ABL Term Loan Agents, as applicable, the Revolving Credit Loans, other Credit Extensions, reimbursement obligations and all other amounts due or to become due and payable to the Lenders, the Issuing Bank, the Agents and the ABL Term Loan Agent, as applicable, under the Credit Agreement and the other Loan Documents, as amended hereby and it is the intent of the parties hereto that nothing contained herein shall constitute a novation or accord and satisfaction. Each of the Loan Parties hereby acknowledges and confirms that the Liens, pledges and security interests granted pursuant to the Security Documents and the other Loan Documents are and continue to be valid, enforceable and fully-perfect first priority Liens, pledges and security interests in the Collateral as security for the Obligations, in each case prior and superior in right to any other Person (subject only to (x) Permitted Encumbrances having priority under Applicable Law and (y) with respect to the Term Priority Collateral, the Intercreditor Agreement). Except as expressly amended hereby, each of the Credit Agreement and the other Loan Documents shall continue in full force and effect. This Amendment and the Credit Agreement shall hereafter be read and construed together as a single document, and all references in the Credit Agreement, any other Loan Document or any agreement or instrument related to the Credit Agreement shall hereafter refer to the Credit Agreement as amended by this Amendment. This Amendment shall constitute a Loan Document.

(b) The Loan Parties agree to pay on demand all costs and expenses, including reasonable attorneys’ fees and expenses, of the Administrative Agent and the ABL Term Loan Agent incurred in connection with this Amendment and the other Loan Documents.

(c) For purposes of determining withholding Taxes imposed under FATCA, from and after the effective date of this Amendment, the Loan Parties and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) the Credit Extensions as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i) (notwithstanding whether or not the grandfathering rules under such Treasury Regulations Section apply with respect to a particular Credit Extension).

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(d) EACH PARTY HERETO HEREBY AGREES THAT THE PROVISIONS OF SECTION 9.14 AND SECTION 9.15 OF THE CREDIT AGREEMENT SHALL APPLY TO THIS AMENDMENT.

(e) This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by telecopier or by electronic .pdf copy of an executed counterpart of a signature page to this Amendment shall be effective as delivery of an original executed counterpart of this Amendment. The Administrative Agent may also require that any such documents and signatures delivered by telecopier be confirmed by a manually signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by telecopier.

(f) The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the undersigned have duly executed this Amendment as of the date first set forth above.

THE GYMBOREE CORPORATION, as Lead Borrower and as a Borrower

By:	/s/ Andrew B. North
Name:	Andrew North
Title:	Chief Financial Officer

[GYMBOREE - SIGNATURE PAGE TO SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT]

BORROWERS (cont.):

GYMBOREE MANUFACTURING, INC., as a Borrower

By: /s/ Andrew B. North
Name: Andrew North
Title: Chief Financial Officer

GYMBOREE OPERATIONS, INC., as a Borrower

By: /s/ Andrew B. North
Name: Andrew North
Title: Chief Financial Officer

GYMBOREE PLAY PROGRAMS, INC., as a Borrower

By: /s/ Andrew B. North
Name: Andrew North
Title: Chief Financial Officer

GYMBOREE RETAIL STORES, INC., as a Borrower

By: /s/ Andrew B. North
Name: Andrew North
Title: Chief Financial Officer

[GYMBOREE - SIGNATURE PAGE TO SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT]

BORROWERS (cont.):

GYM-CARD, LLC, as a Borrower

By: /s/ Andrew B. North
Name: Andrew North
Title: Chief Financial Officer

GYM-MARK, INC., as a Borrower

By: /s/ Andrew B. North
Name: Andrew North
Title: Chief Financial Officer

S.C.C. WHOLESALE, INC., as a Borrower

By: /s/ Andrew B. North
Name: Andrew North
Title: Chief Financial Officer

[GYMBOREE - SIGNATURE PAGE TO SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT]

FACILITY GUARANTORS:

GIRAFFE INTERMEDIATE B, INC., as a Facility Guarantor

By: /s/ Andrew B. North
Name: Andrew North
Title: Chief Financial Officer

[GYMBOREE - SIGNATURE PAGE TO SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT]

BANK OF AMERICA, N.A., as Administrative Agent, Collateral Agent and Issuing Bank

By: /s/ Roger G. Malouf
Name: Roger G. Malouf
Title: Director

[GYMBOREE - SIGNATURE PAGE TO SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT]

PATHLIGHT CAPITAL LLC, as ABL Term Loan Agent

By: /s/ Katie Hendricks
Name: Katie Hendricks
Title: Director

[GYMBOREE - SIGNATURE PAGE TO SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT]

LENDERS: BANK OF AMERICA, N.A., as Swingline Lender and as a Revolving Credit Lender

By:	/s/ Roger G. Malouf
Name:	Roger G. Malouf
Title:	Director

[GYMBOREE - SIGNATURE PAGE TO SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT]

REVOLVING CREDIT LENDERS (cont.): SUNTRUST BANK, as a Revolving Credit Lender

By:	/s/ Virginia S. Singletary
Name:	Virginia S. Singletary
Title:	VP

[GYMBOREE - SIGNATURE PAGE TO SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT]

REVOLVING CREDIT LENDERS (cont.): TD BANK, N.A., as a Revolving Credit Lender

By:	/s/ Antimo Barbieri
Name:	Antimo Barbieri
Title:	Vice President

[SIGNATURE PAGE TO SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT]

REVOLVING CREDIT LENDERS (cont.): SIEMANS FINANCIAL SERVICES INC., as a Revolving Credit Lender

By:	/s/ Sharon Prusakowski
Name:	Sharon Prusakowski
Title:	VP

[SIGNATURE PAGE TO SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT]

REVOLVING CREDIT LENDERS (cont.): U.S. BANK NATIONAL ASSOCIATION, as a Revolving Credit Lender

By:	/s/ Thomas P. Chidester
Name:	Thomas P. Chidester
Title:	Vice President

[SIGNATURE PAGE TO SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT]

ABL TERM LENDERS: PATHLIGHT CAPITAL LLC, as an ABL Term Lender

By:	/s/ Katie Hendricks
Name:	Katie Hendricks
Title:	Director

[GYMBOREE - SIGNATURE PAGE TO SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT]

EXHIBIT I

Amendments to Existing Credit Agreement

Please see attached.

AMENDED AND RESTATED CREDIT AGREEMENT

dated as of

March 30, 2012,

as amended September 24, 2015

as further amended April 22, 2016

among

THE GYMBOREE CORPORATION,

as the Lead Borrower,

THE OTHER BORROWERS PARTY HERETO

GIRAFFE INTERMEDIATE B, INC.,

THE OTHER FACILITY GUARANTORS PARTY HERETO,

THE LENDERS PARTY HERETO

and

BANK OF AMERICA, N.A.,

as Administrative Agent and Collateral Agent

and

PATHLIGHT CAPITAL LLC,

as ABL Term Loan Agent

and

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

SUNTRUST ROBINSON HUMPHREY, INC., and

U.S. BANK NATIONAL ASSOCIATION

as Joint Lead Arrangers and Joint Bookrunners

U.S. BANK NATIONAL ASSOCIATION

as Syndication Agent

SUNTRUST BANK,

as Documentation Agent

TABLE OF CONTENTS

ARTICLE I DEFINITIONS[		~~1~~]

SECTION 1.01	Definitions	1

SECTION 1.02	Terms Generally	[~~60~~]65

SECTION 1.03	Accounting Terms	[~~61~~]66

SECTION 1.04	Rounding	[~~61~~]66

SECTION 1.05	Times of Day	[~~61~~]67

SECTION 1.06	Letter of Credit Amounts	[~~61~~]67

SECTION 1.07	Certifications	[~~62~~]67

SECTION 1.08	Currency Equivalents Generally	[~~62~~]67

SECTION 1.09	Change of Currency	[~~62~~]67

SECTION 1.10	Pro Forma Basis	[~~62~~]68

ARTICLE II AMOUNT AND TERMS OF CREDIT		[~~64~~]69

SECTION 2.01	Commitment of the Lenders	[~~64~~]69

SECTION 2.02	Increase in Total Commitments	[~~65~~]70

SECTION 2.03	Reserves; Changes to Reserves	[~~67~~]72

SECTION 2.04	Making of Revolving Credit Loans	[~~67~~]73

SECTION 2.05	Overadvances	[~~69~~]74

SECTION 2.06	Swingline Loans	[~~69~~]75

SECTION 2.07	Notes	[~~70~~]75

SECTION 2.08	Interest on [~~Revolving Credit~~ ]Loans	[~~70~~]76

SECTION 2.09	Conversion and Continuation of Loans	[~~71~~]77

SECTION 2.10	Alternate Rate of Interest for Loans	[~~72~~]78

SECTION 2.11	Change in Legality	[~~72~~]78

SECTION 2.12	Default Interest	[~~73~~]79

SECTION 2.13	Letters of Credit	[~~73~~]79

SECTION 2.14	Increased Costs	[~~78~~]84

SECTION 2.15	Termination or Reduction of Commitments	[~~79~~]85

SECTION 2.16	Optional Prepayment of Loans; Reimbursement of Lenders	[~~80~~]86

SECTION 2.17	Mandatory Prepayments; Commitment Termination; Cash Collateral	[~~81~~]88

SECTION 2.18	Cash Management	[~~82~~]89

SECTION 2.19	Fees	[~~85~~]92

SECTION 2.20	Maintenance of Loan Account; Statements of Account	[~~87~~]94

SECTION 2.21	Payments	[~~87~~]94

SECTION 2.22	Settlement Amongst Lenders	[~~88~~]95

SECTION 2.23	Taxes	[~~89~~]97

SECTION 2.24	Mitigation Obligations; Replacement of Lenders	[~~92~~]99

SECTION 2.25	Designation of Lead Borrower as Borrowers’ Agent	[~~93~~]100

SECTION 2.26	Canadian Credit Facility	[~~93~~]101

SECTION 2.27	Extensions of Commitments	[~~94~~]102

SECTION 2.28	Obligations of the Lenders Several	[~~96~~]104

SECTION 2.29	Cash Collateral Generally	[~~96~~]104

ARTICLE III REPRESENTATIONS AND WARRANTIES		[~~97~~]104

SECTION 3.01	Existence, Qualification and Power; Compliance with Laws[ ~~97~~]; EEA Financial Institutions	104

SECTION 3.02	Authorization; No Contravention	[~~97~~]105

SECTION 3.03	Governmental Authorization; Other Consents	[~~97~~]105

SECTION 3.04	Binding Effect	[~~98~~]105

SECTION 3.05	Financial Statements; No Material Adverse Effect.	[~~98~~]106

SECTION 3.06	Litigation	[~~99~~]106

SECTION 3.07	No Default	[~~99~~]106

SECTION 3.08	Ownership of Property; Liens	[~~99~~]107

SECTION 3.09	Environmental Compliance	[~~99~~]107

SECTION 3.10	Taxes	[~~101~~]108

SECTION 3.11	ERISA; Plan Compliance	[~~101~~]108

SECTION 3.12	Subsidiaries; Equity Interests	[~~101~~]109

SECTION 3.13	Margin Regulations; Investment Company Act	[~~102~~]109

SECTION 3.14	Disclosure	[~~102~~]110

SECTION 3.15	Intellectual Property; Licenses, Etc	[~~102~~]110

SECTION 3.16	Solvency	[~~103~~]110

SECTION 3.17	Subordination of Junior Financing	[~~103~~]111

SECTION 3.18	Labor Matters	[~~103~~]111

SECTION 3.19	Compliance with Laws and Agreements	[~~103~~]111

SECTION 3.20	Security Documents	[~~104~~]111

SECTION 3.21	Patriot Act; FCPA; OFAC	[~~104~~]112

ARTICLE IV CONDITIONS		[~~105~~]113

SECTION 4.01	Conditions of Effectiveness of Credit Agreement	[~~105~~]113

SECTION 4.02	Conditions Precedent to Each Revolving Credit Loan and Each Letter of Credit	[~~107~~]114

ARTICLE V AFFIRMATIVE COVENANTS		[~~107~~]115

SECTION 5.01	Financial Statements	[~~108~~]116

SECTION 5.02	Certificates; Other Information	[~~110~~]118

SECTION 5.03	Notices	[~~112~~]120

SECTION 5.04	Payment of Taxes, Etc	[~~113~~]121

SECTION 5.05	Preservation of Existence, Etc	[~~113~~]122

SECTION 5.06	Maintenance of Properties	[~~113~~]122

SECTION 5.07	Maintenance of Insurance	[~~113~~]122

SECTION 5.08	Compliance with Laws	[~~114~~]123

SECTION 5.09	Books and Records	[~~114~~]123

SECTION 5.10	Inspection Rights	[~~114~~]123

SECTION 5.11	Covenant to Become a Loan Party and Give Security	[~~116~~]125

SECTION 5.12	Compliance with Environmental Laws	[~~118~~]127

SECTION 5.13	Further Assurances and Post-Closing Conditions	[~~118~~]127

SECTION 5.14	Designation of Subsidiaries	[~~118~~]127

SECTION 5.15	Information Regarding Collateral	[~~119~~]128

SECTION 5.16	Physical Inventories	[~~119~~]128

SECTION 5.17	Use of Proceeds	[~~119~~]128

SECTION 5.18	[Reserved]	[~~120~~]129

SECTION 5.19	[Reserved]	[~~120~~]129

SECTION 5.20	Pension Plans	[~~120~~]129

ARTICLE VI NEGATIVE COVENANTS		[~~120~~]129

SECTION 6.01	Liens	[~~120~~]129

SECTION 6.02	Investments	[~~124~~]133

SECTION 6.03	Indebtedness	[~~126~~]135

SECTION 6.04	Fundamental Changes	[~~129~~]139

SECTION 6.05	Dispositions	[~~131~~]140

SECTION 6.06	Restricted Payments	[~~134~~]143

SECTION 6.07	Change in Nature of Business	[~~137~~]147

SECTION 6.08	Transactions with Affiliates	[~~138~~]147

SECTION 6.09	Burdensome Agreements	[~~138~~]148

SECTION 6.10	Accounting Changes	[~~139~~]149

SECTION 6.11	Prepayments, Etc., of Indebtedness	[~~140~~]149

SECTION 6.12	Equity Interests of the Lead Borrower and Restricted Subsidiaries	[~~141~~]150

SECTION 6.13	Amendment of Material Documents	[~~141~~]150

SECTION 6.14	Designated Account	[~~141~~]151

SECTION 6.15	Minimum Consolidated Fixed Charge Coverage Ratio	[~~141~~]151

SECTION 6.16	Availability Covenants	151

ARTICLE VII EVENTS OF DEFAULT		[~~142~~]152

SECTION 7.01	Events of Default	[~~142~~]152

SECTION 7.02	Remedies Upon Event of Default	[~~145~~]155

SECTION 7.03	Exclusion of Immaterial Subsidiaries	[~~145~~]156

SECTION 7.04	Application of Proceeds	[~~145~~]156

SECTION 7.05	Lead Borrower’s Right to Cure	[~~147~~]158

SECTION 7.06	DIP Financing; Proceedings under Debtor Relief Laws	159

ARTICLE VIII THE ADMINISTRATIVE AGENT		[~~148~~]160

SECTION 8.01	Appointment of Administrative Agent	[~~148~~]160

SECTION 8.02	Appointment of Collateral Agent	[~~148~~]161

SECTION 8.03	[~~Reserved 149~~]Administrative Agent May File Proofs of Claim	161

SECTION 8.04	Sharing of Excess Payments	[~~149~~]162

SECTION 8.05	Agreement of Applicable Lenders	[~~149~~]162

SECTION 8.06	Liability of Agents	[~~149~~]162

SECTION 8.07	Notice of Default	[~~150~~]163

SECTION 8.08	Credit Decisions	[~~150]~~164

SECTION 8.09	Reimbursement and Indemnification	[~~151~~]164

SECTION 8.10	Rights of Agents	[~~151~~]164

SECTION 8.11	Notice of Transfer	[~~152~~]165

SECTION 8.12	Successor Agents	[~~152~~]165

SECTION 8.13	Relation Among the Lenders	[~~152~~]165

SECTION 8.14	Reports and Financial Statements	[~~152~~]165

SECTION 8.15	Agency for Perfection	[~~153~~]166

SECTION 8.16	Delinquent Lender	[~~153~~]166

SECTION 8.17	Collateral Matters	[~~155~~]168

SECTION 8.18	Additional Secured Parties	[~~156~~]169

SECTION 8.19	Syndication Agent, Documentation Agent, Arranger and Joint Bookrunners	[~~156~~]169

SECTION 8.20	Intercreditor Agreements	[~~156~~]169

SECTION 8.21	Reserves	170

SECTION 8.22	Resignation of ABL Term Loan Agent	170

ARTICLE IX MISCELLANEOUS		[~~156~~]171

SECTION 9.01	Amendments, Etc	[~~156~~]171

SECTION 9.02	Notices and Other Communications; Facsimile Copies	[~~160~~]178

SECTION 9.03	No Waiver; Cumulative Remedies	[~~161~~]179

SECTION 9.04	Attorney Costs and Expenses	[~~161~~]180

SECTION 9.05	Indemnification by the Lead Borrower	[~~162~~]180

SECTION 9.06	Payments Set Aside	[~~163~~]181

SECTION 9.07	Successors and Assigns	[~~163~~]182

SECTION 9.08	Confidentiality	[~~166~~]185

SECTION 9.09	Setoff	[~~167~~]186

SECTION 9.10	Interest Rate Limitation	[~~167~~]186

SECTION 9.11	Counterparts	[~~168~~]186

SECTION 9.12	Integration	[~~168~~]186

SECTION 9.13	Severability	[~~168~~]187

SECTION 9.14	Governing Law	[~~168~~]187

SECTION 9.15	Waiver of Right to Trial by Jury	[~~169~~]187

SECTION 9.16	Binding Effect	[~~169~~]188

SECTION 9.17	Judgment Currency	[~~169~~]188

SECTION 9.18	Lender Action	[~~170~~]188

SECTION 9.19	USA PATRIOT ACT, ETC.; PROCEEDS OF CRIME ACT	[~~170~~]188

SECTION 9.20	No Advisory or Fiduciary Responsibility	[~~170~~]189

SECTION 9.21	Foreign Asset Control Regulations	[~~171~~]189

SECTION 9.22	Survival	[~~171~~]190

SECTION 9.23	Press Releases and Related Matters	[~~171~~]190

SECTION 9.24	Additional Waivers	[~~172~~]190

SECTION 9.25	Intercreditor Agreement	[~~174~~]193

SECTION 9.26	Assumption by Company	[~~174~~]193

SECTION 9.27	Transitional Arrangements	[~~174~~]193

SECTION 9.28	Ratification and Reaffirmation	[~~175~~]193

SECTION 9.29	Keepwell	[~~175~~]194

SECTION 9.30	Acknowledgment and Consent to Bail-In of EEA Financial Institutions	194

EXHIBITS

Exhibit A-1:	Form of Assignment and Acceptance (Tranche A)

Exhibit A-2:	Form of Assignment and Acceptance (FILO)

Exhibit A-3:	Form of Assignment and Acceptance (ABL Term Loan)

Exhibit B:	Form of Customs Broker Agreement

Exhibit C:	Form of Notice of Borrowing

Exhibit D-1:	Form of Revolving Credit Note

Exhibit D-2:	Form of ABL Term Note

Exhibit E:	Form of Swingline Note

Exhibit F:	Form of Joinder

Exhibit G:	Form of Credit Card Notification

Exhibit H:	Form of Compliance Certificate

Exhibit I:	Form of Borrowing Base Certificate

Exhibit J:	Form of Solvency Certificate

Exhibit K-1:	Form of Ropes & Gray LLP Legal Opinion

Exhibit K-2:	Form of Holland & Knight LLP Legal Opinion

Exhibit L:	Form of Foreign Lender Certificate

Exhibit M[ ~~ABL Term Loan Term Sheet~~]:	Form of EBITDA Certificate

SCHEDULES

Schedule 1.01:	Lenders and Commitments

Schedule 2.18(b):	Credit Card Arrangements

Schedule 2.18(c):	Blocked Accounts

Schedule 3.01:	Organization Information

Schedule 3.05(b):	Financial Performance Projections

Schedule 3.08(b)(i):	Owned Real Estate

Schedule 3.08(b)(ii):	Leased Real Estate

Schedule 3.09(b):	Environmental Matters

Schedule 3.09(d):	Environmental Investigation

Schedule 3.10:	Taxes

Schedule 3.11:	ERISA and Other Pension Matters

Schedule 3.12:	Subsidiaries; Equity Interests

Schedule 3.15:	Intellectual Property

Schedule 4.01(c):	Local Counsel Opinions

Schedule 5.02(f):	Reporting Requirements

Schedule 5.02:	Lead Borrower’s Website

Schedule 5.07:	Insurance

Schedule 5.14:	Unrestricted Subsidiaries

Schedule 6.01:	Permitted Encumbrances

Schedule 6.02:	Permitted Investments

Schedule 6.03:	Existing Indebtedness

Schedule 6.05:	Permitted Dispositions

Schedule 6.08:	Affiliate Transactions

Schedule 6.09:	Burdensome Agreements

AMENDED AND RESTATED CREDIT AGREEMENT

This AMENDED AND RESTATED CREDIT AGREEMENT dated as of March 30, 2012, is among THE GYMBOREE CORPORATION, a Delaware corporation (the “Lead Borrower”), the other Borrowers party hereto from time to time, GIRAFFE INTERMEDIATE B, INC., a Delaware corporation (“Holdings”), and the other Facility Guarantors party hereto from time to time, the Lenders (such term and each other capitalized term used but not defined in this introductory statement having the meaning given it in Article I) and BANK OF AMERICA, N.A., as administrative agent (in such capacity, including any successor thereto, the “Administrative Agent”) and as collateral agent (in such capacity, including any successor thereto, the “Collateral Agent”) for the Lenders and PATHLIGHT CAPITAL LLC, a Delaware limited liability company, as the ABL Term Loan Agent (in such capacity including any successor thereto, the “ABL Term Loan Agent”).

W I T N E S S E T H:

The Borrowers have previously entered into that certain Credit Agreement dated as of November 23, 2010 (as amended prior to the date hereof, the “Existing Credit Agreement”), among the Borrowers, the lenders party thereto (the “Existing Lenders”), the Facility Guarantors, the Administrative Agent and the Collateral Agent, pursuant to which the Existing Lenders have made loans and other extensions of credit to the Borrowers.

The Lenders are willing to amend and restate the Existing Credit Agreement and make loans and other extensions of credit to the Borrowers, all on the terms and conditions set forth herein.

In consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged (these recitals being an integral part of the Credit Agreement), the parties hereto hereby agree that, as of the Closing Date, the Existing Credit Agreement shall be amended and restated in its entirety and shall remain in full force and effect only as set forth herein and the parties hereto hereby agree as follows:

ARTICLE I

SECTION 1.01 Definitions.

As used in this Agreement, the following terms have the meanings specified below:

“ABL Default Rate” has the meaning provided in SECTION 2.12(b).

“ABL Priority Collateral” has the meaning set forth in the Intercreditor Agreement.

“ABL Term Borrowing Base” means[ ~~the ABL term borrowing base referred to in the ABL Term Loan Term Sheet.~~], at any time of calculation, an amount equal to:

(a) the face amount of Eligible Credit Card Receivables of the Loan Parties multiplied by the Credit Card Advance Rate for the ABL Term Borrowing Base;

plus

(b) the face amount Eligible Trade Receivables of the Loan Parties multiplied by the Trade Receivables Advance Rate for the ABL Term Borrowing Base; plus

(c) the face amount of Eligible Vendor Rebates and Duty Drawbacks of the Loan Parties multiplied by the Other A/R Advance Rate;

plus

(d) the Cost of Eligible Inventory of the Loan Parties (other than Eligible In-Transit Inventory), net of Inventory Reserves, multiplied by the Inventory Advance Rate for the ABL Term Borrowing Base, multiplied by the Appraised Value of Eligible Inventory of the Loan Parties;

plus

(e) the Cost of the Eligible In-Transit Inventory of the Loan Parties, net of Inventory Reserves, multiplied by the Inventory Advance Rate for the ABL Term Borrowing Base, multiplied by the Appraised Value of such Eligible In-Transit Inventory;

plus

(f) with respect to any Eligible Letter of Credit Inventory, the lesser of (x) the Cost of Eligible Letter of Credit Inventory, net of Inventory Reserves, multiplied by the Inventory Advance Rate for the ABL Term Borrowing Base for such Inventory when completed, multiplied by the Appraised Value of such Eligible Letter of Credit Inventory and (y) the Stated Amount of the Letter of Credit relating to such Eligible Letter of Credit Inventory, multiplied by the Inventory Advance Rate for the ABL Term Borrowing Base, multiplied by the Appraised Value of such Eligible Letter of Credit Inventory;

plus

(g) Eligible Bangladesh Inventory, net of Inventory Reserves, multiplied by the Other Inventory Advance Rate multiplied by the Appraised Value of such Eligible Bangladesh Inventory;

plus

(h) the lesser of (x) the aggregate amount in Dollars of Qualified Cash, multiplied by the Qualified Cash Advance Rate and (y) $10,000,000;

minus

(i) the then amount of all Availability Reserves and any other Reserves taken in accordance with SECTION 2.03 (b) hereof;

provided that, for every $1,000,000 in aggregate principal amount of the ABL Term Loans prepaid by the Lead Borrower, each of the Credit Card Advance Rate, the Trade Receivables Advance Rate and Inventory Advance Rate with respect to the ABL Term Borrowing Base shall be reduced based on a rate of 40 basis points for every $1,000,000 (e.g., if the amount of such prepayment was $500,000 and the relevant advance rate prior to such prepayment was 105%, such advance rate will be reduced to 104.8%); provided further that under no circumstance shall any such advance rate be reduced to a rate below 100%. Such reduction shall be effective on the next succeeding date following the date of the relevant prepayment on which a Borrowing Base Certificate is required to be delivered under SECTION 5.01(e).

“ABL Term Credit Party” means the ABL Term Loan Agent and the ABL Term Lenders and their respective successors and permitted assigns.

“ABL Term Lender” means, at any time, each Person that makes an ABL Term Loan to the Borrowers in the amount set forth [~~in the ABL Term Loan Amendment~~]opposite such Lender’s name on Schedule 1.01 hereto or as may be subsequently set forth in the Register from time to time.

“ABL Term Loan” means each ABL term loan made by each of the ABL Term Lenders to the Borrowers [~~in accordance with~~]on the Second Amendment Effective Date. The aggregate principal amount of the ABL Term Loan on the Second Amendment[~~.~~] Effective Date is $50,000,000.

“ABL Term Loan [~~Amendment~~]Agent” has the meaning [~~set forth in SECTION 9.01.~~]provided in the preamble to this Agreement.

“ABL Term Loan Event of Default” means (i) an Event of Default under SECTION 7.01(a) with respect to the ABL Term Loan, (ii) an Event of Default under SECTION 7.01(a) with respect to the Obligations (other than the ABL Term Obligations) as a result of failure of the Borrowers to pay all such Obligations then due and owing due on the Maturity Date or the Termination Date or (iii) an Event of Default under SECTION 7.01(b) or (c) (as applicable), but only to the extent such Event of Default arises from the Loan Parties’ failure to comply with the provisions of SECTION 5.01(a)(ii), (b) and (c), SECTION 5.01(e), SECTION 5.02(b)(ii) or SECTION 6.16.

“ABL Term Loan Fee Letter” means the Fee Letter dated April 22, 2016 by and among the Lead Borrower, the ABL Term Loan Agent and the other parties thereto, as amended, amended and restated, supplemented or replaced, and in effect from time to time.

“ABL Term Loan Percentage” shall mean, with respect to each ABL Term Lender, that percentage of the ABL Term Loans of all the ABL Term Lenders hereunder held by such ABL Term Lender, in the amount set forth [~~in the ABL Term Loan Amendment~~]opposite such Lender’s name on Schedule 1.01 hereto or as may be subsequently set forth in the Register from time to time, as the same may be increased or reduced from time to time pursuant to this Agreement.

“ABL Term Loan [~~Term Sheet” means~~]Prepayment Premium” shall have the meaning given to such term [~~sheet with respect to~~]in the ABL Term [~~Loans set forth on~~] ~~Exhibit Mattached hereto~~Loan Fee Letter.

“ABL Term Loan Rate” means, the rate per annum (rounded upwards, if necessary, to the nearest 1/100th), determined on the first day of each calendar month, appearing on Reuters Screen LIBOR01 Page (or on any successor or substitute page of such service, or any successor to or substitute for such service as determined by the ABL Term Loan Agent) as the London interbank offered rate for deposits in Dollars for an interest period of three (3) months as of such date (but if more than one rate is specified on such page, the rate will be an arithmetic average of all such rates).

“ABL Term Loan Standstill Period” means, with respect to an ABL Term Loan Event of Default, the period commencing on the date of the Administrative Agent’s and the Lead Borrower’s receipt of written notice from the ABL Term Loan Agent that an ABL Term Event of Default has occurred and is continuing and that the ABL Term Loan Agent is requesting the Agents to commence the enforcement of remedies, and ending on the earliest to occur of the date which is (i) thirty (30) days after receipt of such notice with respect to an ABL Term Loan Event of Default arising under SECTION 7.01(a) and (ii) forty-five (45) days after receipt of such notice with respect to any other ABL Term Loan Event of Default.

“ABL Term Notes” means the promissory notes of the Borrowers substantially in the form of Exhibit D-2, each payable to an ABL Term Lender, evidencing ABL Term Loans made to the Borrowers.

“ABL Term Obligations” means advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party and its Subsidiaries with respect to the ABL Term Loans, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including charges, interest, expenses, fees, attorneys’ fees, indemnities and other amounts that accrue after the commencement by or against any Loan Party or Subsidiary of any proceeding under the Bankruptcy Code or any other federal, state, or provincial bankruptcy, insolvency, receivership or similar law, naming such Person as the debtor in such proceeding, regardless of whether such charges, interest, expenses, fees, attorneys’ fees, indemnities and other amounts are allowed claims in such proceeding. Without limiting the generality of the foregoing, the ABL Term Obligations of the Loan Parties under the Loan Documents (and of their Subsidiaries to the extent they have obligations to the ABL Term Lenders under the Loan Documents) include the obligation (including guarantee obligations) to pay principal, interest, charges, expenses, fees, attorneys’ fees, indemnities and other amounts payable by any Loan Party or its Subsidiaries to the ABL Term Lenders under any Loan Document, including charges, interest, expenses, fees, attorneys’ fees, indemnities and other amounts that accrue after the commencement by or against any Loan Party or Subsidiary of any proceeding under the Bankruptcy Code or any other federal, state, or provincial bankruptcy, insolvency, receivership or similar law, naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“ABL Term Secured Party” means (a) each ABL Term Credit Party and (b) the successors and, subject to any limitations contained in this Agreement, assigns of each of the foregoing.

“ACH” means automated clearing house transfers.

“Accommodation Payment” has the meaning provided in SECTION 9.24.

“Account(s)” means “accounts” as defined in the UCC, and also means a right to payment of a monetary obligation, whether or not earned by performance, (a) for property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of, (b) for services rendered or to be rendered, or (c) arising out of the use of a credit or charge card or information contained on or for use with the card. The term “Account” does not include (a) rights to payment evidenced by chattel paper or an instrument, (b) commercial tort claims, (c) deposit accounts, (d) investment property, or (e) letter-of-credit rights or letters of credit.

“Account Debtor” means the customer of a Loan Party who is obligated on or under an Account.

“Acquisition” means, with respect to a specified Person, (a) an Investment in or a purchase of a fifty percent (50%) or greater interest in the Capital Stock of any other Person, (b) a purchase or acquisition of all or substantially all of the assets of any other Person, (c) a purchase or acquisition of a Real Estate portfolio or Stores from any other Person or assets constituting a business unit, line of business or division of any other Person, or (d) any merger, amalgamation or consolidation of such Person with any other Person or other transaction or series of transactions resulting in the acquisition of all or substantially all of the assets, or a fifty percent (50%) or greater interest in the Capital Stock of, any Person, in each case in any transaction or group of transactions which are part of a common plan.

“Additional Commitment Lender” shall have the meaning provided in SECTION 2.02(a).

“Adjusted LIBO Rate” means, with respect to any LIBO Borrowing for any Interest Period, an interest rate per annum equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate. The Adjusted LIBO Rate will be adjusted automatically as to all LIBO Borrowings then outstanding as of the effective date of any change in the Statutory Reserve Rate.

“Adjustment Date” has the meaning provided in clause (b) of the definition of “Applicable Margin.”

“Administrative Agent” has the meaning provided in the preamble to this Agreement.

“Advisory Fees” means management, monitoring, consulting, transaction and advisory fees (including termination fees) and related indemnities and expenses paid or accrued pursuant to the Sponsor Management Agreement.

“Affiliate” means, with respect to a specified Person, any other Person that directly or indirectly through one or more intermediaries Controls, is Controlled by or is under common Control with the Person specified.

“Agents” means collectively, the Administrative Agent and the Collateral Agent.

“Agreement” means this Amended and Restated Credit Agreement, as modified, amended, supplemented or restated, and in effect from time to time.

“Amendment Expenses” means any fees or expenses incurred or paid by Holdings or any of its Subsidiaries in connection with the negotiation, execution and delivery of this Agreement.

“Applicable Agreement” has the meaning provided in SECTION 6.06(e).

“Applicable Law” means as to any Person: (a) any and all federal, state, provincial, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, codes, ordinances, decrees, permits, concessions, grants, franchises, licenses, agreements, governmental restrictions or other requirements having the force of law; and (b) all court orders, decrees, judgments, injunctions, enforceable notices, binding agreements and/or rulings, in each case of or by any Governmental Authority which has jurisdiction over such Person, or any property of such Person.

“Applicable Lenders” means the Required Lenders, all Lenders or affected Lenders, in each case as applicable.

“Applicable Margin” means:

(a) With respect to Revolving Credit Loans, (i) from and after the Closing Date until the first Adjustment Date, the percentages set forth in Level II of the pricing grid below and (ii) on the first day of each Fiscal Quarter (each, an “Adjustment Date”), commencing with the Fiscal Quarter beginning on July 29, 2012, the Applicable Margin shall be determined from such pricing grid based upon Average Daily Availability Percentage for the most recently ended Fiscal Quarter immediately preceding such Adjustment Date.

Level	Average Daily Availability Percentage	Tranche A LIBO Applicable Margin	Tranche A Prime Rate Applicable Margin	FILO LIBO Applicable Margin	FILO Prime Rate Applicable Margin
I	Greater than 66%	1.50%	0.50%	3.00%	2.00%
II	Less than or equal to 66% but greater than or equal to 33%	1.75%	0.75%	3.25%	2.25%
III	Less than 33%	2.00%	1.00%	3.50%	2.50%

(b) [~~(i) the Applicable Margin with~~]With respect to any Class of Extended Commitments or Revolving Credit Loans or Swingline Loan made pursuant to any Extended Commitments shall be the applicable percentages per annum set forth in the relevant Extension Amendment[~~, and (ii) the Applicable Margin in respect of the ABL Term Loans, if any, shall be the applicable percentages per annum set forth in the ABL Term Loan Amendment~~].

“Applicable Unused Fee Rate” means:

(a) (i) From and after the Closing Date until the first Fee Adjustment Date, the percentage per annum set forth in Level I of the fee grid below and (ii) on the first day of each Fiscal Quarter (each, a “Fee Adjustment Date”), commencing with the Fiscal Quarter beginning on April 29, 2012, the applicable percentage per annum set forth below determined by reference to the Average Daily Used Commitment Percentage with respect to the Tranche A Commitments or the FILO Commitments, as the case may be, for the most recently ended Fiscal Quarter immediately preceding such Fee Adjustment Date:

Pricing Level	Average Daily Used Commitment Percentage	Applicable Unused Fee Rate
I	Less than 40%	0.375%
II	Greater than or equal to 40%	0.250%

(b) the Applicable Unused Fee Rate with respect to any Class of Extended Commitments shall be the applicable percentages per annum set forth in the relevant Extension Amendment.

“Appraised Value” means the net appraised recovery value of the Borrowers’ Inventory as set forth in the Borrowers’ stock ledger (expressed as a percentage of the Cost of such Inventory) as reasonably determined from time to time by reference to the most recent appraisal received by the Administrative Agent conducted by an independent appraiser reasonably satisfactory to the Administrative Agent.

“Approved Bank” has the meaning specified in clause (iii) of the definition of “Cash Equivalents.”

“Approved Fund” means, with respect to any Credit Party, any Fund that is administered or managed by (a) such Credit Party, (b) an Affiliate of such Credit Party, or (c) an entity or an Affiliate of an entity that administers or manages such Credit Party.

“Arranger” means MLPF&S, in its capacity as lead arranger and bookrunner.

“Assignment and Acceptance” means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by SECTION 9.07), and accepted by the Administrative Agent, in substantially the form of Exhibit A-[~~1 or~~]1, Exhibit A-2, or Exhibit A-3, as applicable, or any other form approved by the Administrative Agent.

“Assignment Taxes” shall have the meaning given to such term in SECTION 2.23(b).

“Attributable Indebtedness” means, on any date, in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP as in effect on the Initial Closing Date.

“Audited Financial Statements” means the audited consolidated balance sheet of the Lead Borrower and its Subsidiaries for the Fiscal Year ending January 29, 2011, and the related consolidated statements of income, stockholders’ equity and cash flows of the Lead Borrower and its Subsidiaries.

“Availability” means (x) for purposes of SECTION 6.16(b) (at all times such SECTION 6.16(b) is applicable) and for all purposes hereunder when no amount of the ABL Term Loan is outstanding, the lesser of (a) and (b), where:

(a) is the result of:

(i) The Revolving Credit Ceiling,

Minus

(ii) The aggregate outstanding amount of Revolving Credit Extensions to, or for the account of, the Borrowers; and

(b) is the result of the following, as applicable:

(i) if the FILO Commitments have been terminated and all FILO Loans repaid, the result of:

(A) The Tranche A Borrowing Base, as determined from the most recent Borrowing Base Certificate (delivered by the Lead Borrower to the Administrative Agent pursuant to SECTION 5.01(e) hereof (as may be adjusted from time to time pursuant to SECTION 2.03 hereof));

Minus

(B) The aggregate outstanding amount of Revolving Credit Extensions to, or for the account of, the Borrowers; or

(ii) as long as the FILO Commitments or any FILO Loans are outstanding, the result of:

(A) The FILO Borrowing Base, as determined from the most recent Borrowing Base Certificate (delivered by the Lead Borrower to the Administrative Agent pursuant to SECTION 5.01(e) hereof (as may be adjusted from time to time pursuant to SECTION 2.03 hereof)),

Minus

(B) The aggregate outstanding amount of Revolving Credit Extensions to, or for the account of, the Borrowers.

and (y) so long as any amount of the ABL Term Loan remains outstanding, for all purposes other than SECTION 6.16(b), the lesser of (a) Availability calculated pursuant to clause (x) above and (b) Combined Availability.

“Availability Reserves” means, without duplication of any other Reserves or items that are otherwise addressed or excluded through eligibility criteria, such reserves as the Administrative Agent, from time to time determines in its Permitted Discretion (a) to reflect any impediments to the realization upon the Collateral included in the Tranche A Borrowing Base[ ~~or~~], the FILO Borrowing Base or the ABL Term Borrowing Base (including, without limitation, claims and liabilities that the Administrative Agent determines will need to be satisfied in connection with the realization upon such Collateral), (b) to reflect events, conditions, contingencies or risks which adversely affect any component of the Tranche A Borrowing Base[ ~~or~~], the FILO Borrowing Base or the ABL Term Borrowing Base, the Collateral or the validity or enforceability of this Agreement or the other Loan Documents or any of the material rights or remedies of the Secured Parties hereunder or thereunder, and (c) to reflect any restrictions in the Senior Note Documents or the Term Loan Facility on the incurrence of Indebtedness by the Loan Parties, but only to the extent that such restrictions reduce, or with the passage of time could reduce, the amounts available to be borrowed hereunder (including, without limitation as a result of the Loan Parties’ receipt of net proceeds from asset sales) in order for the Loan Parties to comply with the Senior Note Documents or the Term Loan Facility. Availability Reserves shall include, without limitation, and without duplication, the Cash Management Reserves and Bank Product Reserves. Without limiting the foregoing, the initial Reserves in respect of leased locations as of the Closing Date shall be in an amount equal to the sum of (a) all past due rent for all of the Borrower’s leased locations plus (b) one (1) months’ rent for all of (x) the Borrowers’ leased locations in Landlord Lien States (which, as of the Closing Date, include the states of Washington, Virginia and Pennsylvania), and (y) all of the Borrowers’ distributions centers or warehouses, other than, in each case, such locations, distribution centers or warehouses with respect to which the Administrative Agent has received a Collateral Access Agreement in form and substance reasonably satisfactory to the Administrative Agent.

“Average Daily Availability Percentage” for any period, the average of the percentages calculated for each day during such period by dividing (a) Availability by (b) the lesser of (i) the FILO Borrowing Base (or if the FILO Commitments have been terminated, the Tranche A Borrowing Base) and (ii) the Revolving Credit Ceiling.

“Average Daily Used Commitment Percentage” for any period, the average of the percentages calculated for each day during such period by dividing (a) as to the Tranche A Lenders, (i) the sum of (A) the principal amount of Tranche A Loans (other than Swingline Loans) of the Borrowers then outstanding, and (B) the then Letter of Credit Outstandings by (ii) the then aggregate Tranche A Commitments; and (b) as to the FILO Lenders, (i) the principal amount of FILO Loans of the Borrowers then outstanding by (ii) the then aggregate FILO Commitments.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bank of America” means Bank of America, N.A., a national banking association, and its Subsidiaries and Affiliates.

“Bank Products” means, collectively, (a) any services or facilities (other than Cash Management Services) provided to any Loan Party or any of its Subsidiaries by any Revolving Credit Lender or any Affiliate of a Revolving Credit Lender on account of (i) credit cards, (ii) purchase cards, and (iii) merchant services constituting a line of credit, and (b) any Swap Contracts provided to any Loan Party or any of its Subsidiaries by any Swap Contract Secured Party, designated by the Lead Borrower at the time such Swap Contract is entered into or a reasonable period thereafter as being Obligations under this Agreement, provided that (x) any Bank Product for the benefit of any Foreign Subsidiary shall name a Borrower as the party thereto and (y) any Swap Contract provided by the Administrative Agent or its Affiliates shall automatically be Obligations under this Agreement and no designation shall be required on the part of the Lead Borrower.

“Bank Product Reserves” means such reserves as the Administrative Agent, from time to time after the occurrence and during the continuation of a Cash Dominion Event or as directed by the ABL Term Loan Agent in accordance SECTION 8.21(a), determines in its Permitted Discretion as being appropriate to reflect the reasonably anticipated liabilities and obligations of the Loan Parties with respect to Bank Products then provided or outstanding.

“Bankruptcy Code” means Title 11 of the United States Code (11 U.S.C. Section 101 et seq.) as now or hereafter in effect, or any successor thereto.

“Blocked Account” has the meaning provided in SECTION 2.18(c).

“Blocked Account Agreement” has the meaning provided in SECTION 2.18(c).

“Blocked Account Banks” means the banks with whom Material DDAs are maintained and with whom a Blocked Account Agreement has been, or is required to be, executed in accordance with the terms hereof.

“Borrower Materials” has the meaning given to such term in the last paragraph of SECTION 5.02.

“Borrower Notice” shall have the meaning given to such term in the definition of “Collateral and Guarantee Requirement”.

“Borrowers” means, collectively, the Lead Borrower, the Borrowers identified on the signature pages hereto and each other Person (other than an Excluded Subsidiary) who becomes a Borrower hereunder in accordance with the terms of this Agreement. For the avoidance of doubt, the Lead Borrower may cause any Restricted Subsidiary that is a wholly-owned Domestic Subsidiary to become a Borrower hereunder by causing such Restricted Subsidiary to execute a joinder to this Agreement and the other Loan Documents and taking such other actions, and delivering such other documents, agreements and certificates as shall reasonably be requested by the Administrative Agent, including under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the USA PATRIOT Act, and any applicable items described in SECTION 5.11(a), and any such Restricted Subsidiary shall, after such conditions have been satisfied, be treated as a Borrower hereunder for all purposes.

“Borrowing” means (a) the incurrence of Revolving Credit Loans (other than Swingline Loans) or ABL Term Loans[ ~~(if applicable)~~] of a single Type, on a single date, and having, in the case of LIBO Loans, a single Interest Period, or (b) a Swingline Loan.

“Borrowing Base Certificate” has the meaning provided in SECTION 5.01(e).

“Borrowing Request” means a request by the Lead Borrower on behalf of any of the Borrowers for a Borrowing in accordance with SECTION 2.04.

“Breakage Costs” has the meaning provided in SECTION 2.16(c).

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in Boston, Massachusetts and New York, New York are authorized or required by law to remain closed (or are in fact closed), provided, however, that when used in connection with a LIBO Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

“Canadian Credit Facility” shall have the meaning given to such term in SECTION 2.26.

“Canadian Subsidiary” means any Subsidiary that is organized under the laws of Canada or any province thereof.

“Capital Expenditures” means, for any period, the aggregate of (a) all amounts that would be reflected as additions to property, plant or equipment on a Consolidated statement of cash flows of the Lead Borrower and its Restricted Subsidiaries in accordance with GAAP and (b) the value of all assets under Capitalized Leases incurred by the Lead Borrower and its Restricted Subsidiaries during such period; provided that the term “Capital Expenditures” shall not include (i) any additions to property and equipment and other capital expenditures made with the proceeds of any equity securities issued or capital contributions received by any Loan Party or any Subsidiary, (ii) expenditures made in connection with the replacement, substitution, restoration or repair of assets to the extent financed with (x) insurance proceeds paid on account of the loss of or damage to the assets being replaced, substituted, restored or repaired or (y) awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced, (iii) the purchase price of equipment that is purchased substantially concurrently with the trade-in of existing equipment to the extent that the gross amount of such purchase price is reduced by the credit granted by the seller of such equipment for the equipment being traded in at such time, (iv) the purchase of plant, property or equipment to the extent financed with the proceeds of Dispositions that are not required to be applied to prepay the Obligations or the Term Loan Facility or any obligations under any Permitted Refinancing thereof, (v) expenditures that are accounted for as capital expenditures by the Lead Borrower or any Restricted Subsidiary and that actually are paid for by a Person other than the Lead Borrower or any Restricted Subsidiary and for which none of the Lead Borrower or any Restricted Subsidiary has provided or is required to provide or incur, directly or indirectly, any consideration or obligation to such Person or any other Person (whether before, during or after such period) other than rent and similar or related obligations or (vi) expenditures that constitute Permitted Acquisitions or other Investments permitted hereunder (but the term “Capital Expenditures” shall include all expenditures made with the proceeds of such Investments by the recipient thereof that would otherwise constitute Capital Expenditures).

“Capitalized Leases” means all leases that have been or should be, in accordance with GAAP as in effect on the Initial Closing Date, recorded as capitalized leases; provided that for all purposes hereunder the amount of obligations under any Capitalized Lease shall be the amount thereof accounted for as a liability in accordance with GAAP as in effect on the Initial Closing Date.

“Capital Stock” shall mean, as to any Person that is a corporation, the authorized shares of such Person’s capital stock, including all classes of common, preferred, voting and nonvoting capital stock, and, as to any Person that is not a corporation or an individual, the membership or other ownership interests in such Person, including, without limitation, the right to share in profits and losses, the right to receive distributions of cash and other property, and the right to receive allocations of items of income, gain, loss, deduction and credit and similar items from such Person, whether or not such interests include voting or similar rights entitling the holder thereof to exercise Control over such Person, collectively with, in any such case, all warrants, options and other rights to purchase or otherwise acquire, and all other instruments convertible into or exchangeable for, any of the foregoing.

“Carve Out” means, in connection with any proceeding with respect to Debtor Relief Laws by or against any Loan Party, any carve out amount granted with respect to professional fees and expenses, court costs, filing fees, and fees and costs of the Office of the United States Trustee as granted by the court or as agreed to by the Administrative Agent in its reasonable discretion.

“Cash Collateral Account” means an interest bearing account established by the Loan Parties with the Collateral Agent, for its own benefit and the benefit of the other Secured Parties, under the sole and exclusive dominion and control of the Collateral Agent, in the name of the Collateral Agent or as the Collateral Agent shall otherwise direct, in which deposits are required to be made in accordance with SECTION 2.13(j).

“Cash Dominion Event” means either (a) the occurrence and continuance of any Specified Default, or (b) the failure of the Borrowers to maintain Availability at least equal to the greater of (i) twelve and one-half percent (12.5)% of the lesser of (A) the then FILO Borrowing Base (or, if the FILO Commitments have been terminated, the then Tranche A Borrowing Base) and (B) the then Revolving Credit Ceiling, and (ii) $[~~25,000,000,~~]25,000,000 or, so long as any amount of the ABL Term Loan remains outstanding, $22,500,000, in each case of this clause (b), for five (5) consecutive Business Days. For purposes of this Agreement, the occurrence of a Cash Dominion Event shall be deemed continuing (unless the Administrative Agent otherwise agrees in its reasonable discretion that the circumstances surrounding such Specified Default cease to exist) (a) so long as such Specified Default is continuing or has not been waived, and/or (b) if the Cash Dominion Event arises as a result of the Borrowers’ failure to achieve Availability as required under clause (b) above, until Availability has exceeded the amount required by clause (b) above for thirty (30) consecutive days, in which case a Cash Dominion Event shall no longer be deemed to be continuing for purposes of this Agreement, provided that a Cash Dominion Event occurring under clause (b) above may not be so cured on more than three (3) occasions in any period of 365 consecutive days.

“Cash Equivalents” means any of the following types of Investments, to the extent owned by Holdings, the Lead Borrower or any Restricted Subsidiary:

(a) Dollars, Australian Dollars, Canadian Dollars and euros;

(b) in the case of any Foreign Subsidiary, such local currencies held by them from time to time in the ordinary course of business and not for speculation;

(c) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of issuance thereof;

(d) investments in commercial paper maturing within 270 days from the date of issuance thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s;

(e) investments in demand deposits, certificates of deposit, banker’s acceptances and time deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, the Administrative Agent or any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $500,000,000 and that issues (or the parent of which issues) commercial paper rated at least “Prime 1” (or the then equivalent grade) by Moody’s or “A 1” (or the then equivalent grade) by S&P;

(f) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (c) above and entered into with a financial institution satisfying the criteria of clause (e) above;

(g) investments in “money market funds” within the meaning of Rule 2a-7 of the Investment Company Act of 1940, as amended, substantially all of whose assets are invested in investments of the type described in clauses (a) through (e) above; and

(h) other short-term investments utilized by Foreign Subsidiaries in accordance with normal investment practices for cash management in investments of a type analogous to the foregoing.

“Cash Management Reserves” means such reserves as the Administrative Agent, from time to time after the occurrence and during the continuation of a Cash Dominion Event or as directed by the ABL Term Loan Agent in accordance SECTION 8.21(a), determines in its Permitted Discretion as being appropriate to reflect the reasonably anticipated liabilities and obligations of the Loan Parties with respect to Cash Management Services then provided or outstanding.

“Cash Management Services” means any one or more of the following types of services or facilities provided to any Loan Party or any of its Subsidiaries by any Revolving Credit Lender or any Affiliate of a Revolving Credit Lender: (a) ACH transactions, (b) treasury and/or cash management services, including, without limitation, controlled disbursement services, depository, overdraft and electronic funds transfer services, (c) foreign exchange facilities, (d) credit or debit cards, (e) deposit and other accounts, and (f) merchant services (other than those constituting a line of credit). For the avoidance of doubt, Cash Management Services do not include Swap Contracts.

“Cash Receipts” has the meaning provided in SECTION 2.18(d).

“Casualty Event” means any event that gives rise to the receipt by the Lead Borrower or any of its Restricted Subsidiaries of any insurance proceeds or condemnation awards in respect of any Inventory, equipment, fixed assets or Real Estate (including any improvements thereon).

“CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. § 9601 et seq.

“CERCLIS” means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.

“Change in Control” means any of the following:

(a) at any time prior to a Qualifying IPO, one or more Permitted Holders (taken collectively) shall fail to own beneficially (within the meaning of Rule 13d-5 of the Exchange Act as in effect on the Closing Date), directly or indirectly, in the aggregate Capital Stock representing at least a majority of the aggregate voting power represented by the issued and outstanding Capital Stock of Holdings; or

(b) at any time after a Qualifying IPO, (i) any Person (other than a Permitted Holder) or (ii) any Persons (other than one or more Permitted Holders) constituting a “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the Closing Date) shall have, directly or indirectly, acquired beneficial ownership of Capital Stock representing 35% or more of the aggregate voting power represented by the issued and outstanding Capital Stock of Holdings and the Permitted Holders shall own, directly or indirectly, less than such Person or “group” of the aggregate voting power represented by the issued and outstanding Capital Stock of Holdings or (ii) during each period of twelve consecutive months, the board of directors of Holdings shall not consist of a majority of the Continuing Directors; or

(c) any “Change in Control” (or any comparable term) in any document pertaining to the Term Loan Facility, the Senior Notes or any other Material Indebtedness; or

(d) the failure of Holdings to own one hundred percent (100%) of the Capital Stock of the Lead Borrower.

“Change in Law” means (a) the adoption of any Applicable Law after the Closing Date, (b) any change in any Applicable Law or in the interpretation or application thereof by any Governmental Authority after the Closing Date or (c) compliance by any Credit Party (or, for purposes of SECTION 2.14, by any lending office of such Credit Party or by such Credit Party’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Closing Date applicable to the Loan Parties. Notwithstanding anything herein to the contrary, (x) the Dodd Frank Wall Street Reform and Consumer Protection Act, and all requests, regulations, rules, guidelines and directives promulgated thereunder or issued in connection therewith and (y) all requests, regulations, rules, guideline and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to have been adopted after the Closing Date, regardless of the date enacted or adopted.

“Class” means (i) when used with respect to commitments, refers to whether such commitment is a Commitment or an Extended Commitment, (ii) when used with respect to Loans or a Borrowing, refers to whether such Loans, or the Loans comprising such Borrowing, are Revolving Credit Loans, Loans under Extended Commitments or ABL Term Loans and (iii) when used with respect to Lenders, refers to whether such Lenders have a commitment or Loan with respect to a particular Class of Loans or commitments.

“Closing Date” means March 30, 2012.

“Code” means the Internal Revenue Code of 1986 and the Treasury regulations promulgated thereunder, as amended from time to time.

“Collateral” means any and all “Collateral”, “Pledged Collateral” or words of similar intent as defined in any applicable Security Document.

“Collateral Access Agreement” means an agreement reasonably satisfactory in form and substance to the Collateral Agent executed by (a) a bailee or other Person in possession of Collateral, including, without limitation, any warehouseman and (b) a landlord of Real Estate leased by any Loan Party (including, without limitation, any warehouse or distribution center), pursuant to which such Person (i) acknowledges the Collateral Agent’s Lien on the Collateral, (ii) releases or subordinates such Person’s

Liens in the Collateral held by such Person or located on such Real Estate, (iii) agrees to furnish the Collateral Agent with access to the Collateral in such Person’s possession or on the Real Estate for the purposes of conducting a Liquidation, and (iv) makes such other agreements with the Collateral Agent as the Collateral Agent may reasonably require.

“Collateral Agent” has the meaning provided in the preamble to this Agreement.

“Collateral and Guarantee Requirement” means, at any time, the requirement that:

(a) on the Initial Closing Date, the Administrative Agent and the Collateral Agent shall have received each Security Document to the extent required to be delivered on the Initial Closing Date pursuant to SECTION 4.01(a) and SECTION 4.01(d) of the Existing Credit Agreement and this Agreement, duly executed by each Loan Party party thereto;

(b) at all times on and after the Initial Closing Date, the Obligations be secured by a perfected security interest in (i) all Capital Stock of (x) the Lead Borrower and (y) each Subsidiary of Holdings directly owned by any Loan Party and (ii) all intercompany debt directly owned by any Loan Party, in each case subject to exceptions and limitations otherwise set forth in this Agreement and the Security Documents (to the extent appropriate in the applicable jurisdiction);

(c) at all times on and after the Initial Closing Date, the Obligations be secured by a perfected security interest in, and mortgage lien on, substantially all tangible and intangible assets of the Lead Borrower and each Restricted Subsidiary that is a Loan Party (including Capital Stock and intercompany debt, accounts, inventory, equipment, investment property, contract rights, IP Rights, other general intangibles, Material Real Estate and proceeds of the foregoing), in each case, subject to exceptions and limitations otherwise set forth in this Agreement and the Security Documents (to the extent appropriate in the applicable jurisdiction);

(d) subject to limitations and exceptions of this Agreement and the Security Documents, to the extent a security interest in and mortgage lien on any Material Real Estate is required under SECTION 4.01 of the Existing Credit Agreement and this Agreement, or SECTION 5.11 (together with any Material Real Estate that is subject to a Mortgage on the Closing Date, each, a “Mortgaged Property”), the Collateral Agent shall have received (i) counterparts of a Mortgage with respect to such Mortgaged Property duly executed and delivered by the record owner of such property in form suitable for filing or recording in all filing or recording offices that the Collateral Agent may reasonably deem necessary or desirable in order to create a valid and subsisting perfected Lien on the property and/or rights described therein in favor of the Collateral Agent for the benefit of the Secured Parties, and evidence that all filing and recording taxes and fees have been paid or otherwise provided for in a manner reasonably satisfactory to the Collateral Agent (it being understood that if a mortgage tax will be owed on the entire amount of the indebtedness evidenced hereby, then the amount secured by the Mortgage shall be limited to 100% of the fair market value of the property at the time the Mortgage is entered into if such limitation results in such mortgage tax being calculated based upon such fair market value), (ii) fully paid policies of title insurance (or marked-up title insurance commitments having the effect of policies of title insurance) on the Mortgaged Property (the “Mortgage Policies”) issued by a nationally recognized title insurance company reasonably acceptable to the Collateral Agent in form and substance and in an amount reasonably acceptable to the Collateral Agent (not to exceed 100% of the fair market value of the Real Estate (or interest therein, as applicable) covered thereby), insuring the Mortgages to be valid subsisting Liens on the property described therein, free and clear of all Liens other than Liens permitted pursuant to SECTION 6.01 each of which shall (A) to the extent reasonably necessary, include such reinsurance arrangements (with provisions for direct access, if reasonably necessary) as shall be reasonably acceptable to the Collateral Agent, (B) contain a “tie-in” or “cluster” endorsement, if available under applicable law (i.e., policies which insure against losses regardless of location or allocated value of the insured property up to a stated maximum coverage amount), (C) have been supplemented by such endorsements (or where such endorsements are not available, opinions of special counsel, architects or other professionals reasonably acceptable to the Collateral Agent) as shall be reasonably requested by the Collateral Agent (including endorsements on matters relating to usury, first loss, last dollar, zoning, contiguity, revolving credit (if available after the applicable Loan Party uses commercially reasonable efforts), doing business, non-imputation, public road access, variable rate, environmental lien, subdivision, mortgage recording tax, separate tax lot and so-called comprehensive coverage over covenants and restrictions), (iii) either (1) an American Land Title Association/American Congress of Surveying and Mapping (ALTA/ACSM) form of survey for which all charges have been paid, dated a date, containing a certification and otherwise being in form and substance reasonably satisfactory to the Collateral Agent or (2) such documentation as is sufficient to omit the standard survey exception to coverage under the Mortgage Policy with respect to such Mortgaged Property and affirmative endorsements reasonably requested by the Collateral Agent, including “same as” survey and comprehensive endorsements, (iv) legal opinions, addressed to the Collateral Agent and the Secured Parties, reasonably acceptable to the Collateral Agent as to such matters as the Collateral Agent may reasonably request, and (v) in order to comply with the Flood Laws, the following documents (the “Pre-Close Flood Documents”): (A) a completed standard “life of loan” flood hazard determination form (a “Flood Determination Form”); (B) if any of the improvement(s) to the improved Material Real Property is located in a special flood hazard area, a notification thereof to the Lead Borrower (“Borrower Notice”) and (if applicable) notification to the Lead Borrower that flood insurance coverage under the National Flood Insurance Program (“NFIP”) is not available because the community in which the property is located does not participate in the NFIP; (C) documentation evidencing the Lead Borrower’s receipt of the Borrower Notice (e.g., countersigned Borrower Notice, return receipt of certified U.S. Mail, or overnight delivery); and (D) if the Borrower Notice is required to be given and flood insurance is available in the community in which the property is located, a copy of one of the following: the flood insurance policy, the Lead Borrower’s application for a flood insurance policy plus proof of premium payment, a declaration page confirming that flood insurance has been issued, or such other evidence of flood insurance reasonably satisfactory to the Collateral Agent (any of the foregoing being “Evidence of Flood Insurance”); and

(e) after the Closing Date, each Restricted Subsidiary of the Lead Borrower that is not an Excluded Subsidiary shall become a Borrower or a Facility Guarantor and signatory to this Agreement pursuant to a joinder agreement in accordance with SECTION 5.11 or SECTION 5.13; provided that notwithstanding the foregoing provisions, any Subsidiary of the Lead Borrower that Guarantees the Senior Notes, the Term Loan Facility or any Permitted Refinancing of any thereof shall be a Loan Party hereunder for so long as it Guarantees such Indebtedness.

Notwithstanding the foregoing provisions of this definition or anything in this Agreement or any other Loan Document to the contrary:

(A) the foregoing definition shall not require, unless otherwise stated in this clause (A), the creation or perfection of pledges of, security interests in, Mortgages on, or the obtaining of title insurance or taking other actions with respect to, (i) any fee owned Real Estate that is not Material Owned Real Estate or (ii) any leased Real Estate that is not Material Leased Real Estate, provided, that if the grant of a security interest in or Mortgage on any leased Real Estate requires the consent of a landlord, the grant of such security interest or Mortgage shall not be required if such consent shall not have been obtained notwithstanding the use by the Lead Borrower and its Restricted Subsidiaries of commercially reasonable efforts (which shall not include the provision of any economic or other material concession to such landlord to secure such consent), (iii) motor vehicles and other assets subject to certificates of title and commercial tort claims where the amount of damages claimed by the applicable Loan Party is less than $5,000,000 and letter of credit rights (it being understood that all such assets and proceeds thereof shall constitute Collateral, even though perfection beyond a UCC filing is not required hereunder, to the extent a security interest can be created therein without a specific description thereof, without delivery of a supplement to a Security Document or without the taking of any action or obtaining the consent of any Person, including any Governmental Authority), (iv) any particular asset, if the pledge thereof or the security interest therein is prohibited by Applicable Law other than to the extent such prohibition is deemed ineffective under the UCC or other Applicable Law notwithstanding such prohibition, (v) Capital Stock in any joint venture or in any Subsidiary that is not a wholly owned Subsidiary, other than proceeds thereof, but only to the extent that the creation of a security interest in such Capital Stock is prohibited or restricted by the Organization Documents of such Person or by any contractual restriction contained in any agreement with third party holders of the other Capital Stock in such Person which holders are not Affiliates of the Lead Borrower (except to the extent that any such prohibition or restriction is deemed ineffective under the UCC or other applicable law), (vi) any rights of a Loan Party arising under or evidenced by any contract, lease, instrument, license or other agreement to the extent the pledges thereof and security interests therein are prohibited or restricted by such contract, lease, instrument, license or other agreement, other than proceeds and receivables thereof, except to the extent the pledge of such rights is deemed effective under the UCC or other Applicable Law or principle of equity notwithstanding such prohibition or restriction, or such prohibition or restriction is deemed ineffective under the UCC or other Applicable Law or principle of equity, (vii) licenses and any other property and assets to the extent that the Collateral Agent may not validly possess a security interest therein under Applicable Laws (including, without limitation, rules and regulations of any Governmental Authority) or the pledge or creation of a security interest in which would require governmental consent, approval, license or authorization (except that cash proceeds of dispositions thereof in accordance with Applicable Law (including, without limitation, rules and regulations of any Governmental Authority) shall constitute Collateral), provided that Collateral shall include to the maximum extent permitted by Applicable Law all rights incident or appurtenant to such licenses, property and assets (except to the extent any Lien on such asset in favor of the Collateral Agent requires consent, approval or authorization from any Governmental Authority) and the right to receive all proceeds realized from the sale, assignment or transfer of such licenses, property and assets, (viii) IP Rights to the extent a security interest therein may not be perfected by filing of a UCC financing statement and/or a filing in the United States Patent and Trademark Office or the United States Copyright Office and (ix) any particular assets if, in the reasonable judgment of the Administrative Agent or the Collateral Agent evidenced in writing, determined in consultation with the Lead Borrower, the burden, cost or consequences of creating or perfecting such pledges or security interests in such assets is excessive in relation to the practical benefits to be obtained therefrom by the Lenders under the Loan Documents;

(B) (i) the foregoing definition shall not require control agreements (except as provided under SECTION 2.18) or, except with respect to Capital Stock or Indebtedness represented or evidenced by certificates or instruments and except as provided under SECTION 2.18 hereof, perfection by “control” with respect to any Collateral; (ii) no actions in any non-U.S. jurisdiction or required by the laws of any non-U.S. jurisdiction shall be required in order to create any security interests in assets located or titled outside of the U.S. or to perfect such security interests (it being understood that there shall be no security agreements or pledge agreements governed under the laws of any non-U.S. jurisdiction); and (iii) except to the extent that perfection and priority may be achieved (x) by the filing of a financing statement under the UCC with respect to any Borrower or Facility Guarantor, (y) with respect to Real Estate and the recordation of Mortgages in respect thereof, as contemplated by clauses (A) above or (z) with respect to Capital Stock or Indebtedness, by the delivery of certificates or instruments representing or evidencing such Capital Stock or Indebtedness along with appropriate undated instruments of transfer executed in blank, the Loan Documents shall not contain any requirements as to perfection or priority with respect to any assets or property described in clause (A) above and this clause (B);

(C) the Collateral Agent in its discretion may grant extensions of time for the creation or perfection of security interests in, and Mortgages on, or obtaining of title insurance or taking other actions with respect to, particular assets or any other compliance with the requirements of this definition where it reasonably determines in writing, in consultation with the Lead Borrower, that the creation or perfection of security interests and Mortgages on, or obtaining of title insurance or taking other actions, or any other compliance with the requirements of this definition cannot be accomplished without undue delay, burden or expense by the time or times at which it would otherwise be required by this Agreement, or the Security Documents; provided that on or prior to the Closing Date, (i) the Collateral Agent shall have received or previously received UCC financing statements in appropriate form for filing under the UCC in the jurisdiction of incorporation or organization of each Loan Party, and (ii) Term Loan Agent shall have received or previously received (subject to the Intercreditor Agreement) any certificates or instruments representing or evidencing Equity Interests of (x) the Lead Borrower and (y) each wholly owned Domestic Subsidiary of the Lead Borrower or any Loan Party that is not excluded from the Collateral, in each case accompanied by instruments of transfer and stock powers undated and endorsed in blank; and

(D) Liens required to be granted from time to time pursuant to the Collateral and Guarantee Requirement shall be subject to exceptions and limitations set forth in this Agreement and the Security Documents.

(E) For so long as the Term Loan Facility or any Permitted Refinancing thereof is outstanding, the Loan Parties shall only be required to grant Liens with respect to any Term Priority Collateral, to perfect the Collateral Agent’s security interest in any Term Priority Collateral or to take any other actions or deliver any documents with respect to such grant or perfection, to the extent that comparable actions have been taken or documents have been delivered to the Term Loan Agent (or any agent or trustee with respect to any Permitted Refinancing of the Term Loan Facility) with respect to such Term Priority Collateral.

“Combined Availability” means, at any time, an amount equal to (a) the ABL Term Borrowing Base minus (b) the sum of (i) the aggregate outstanding amount of Revolving Credit Extensions to, or for the account of, the Borrowers plus (ii) the aggregate outstanding principal amount of ABL Term Loans.

“Commercial Letter of Credit” means any Letter of Credit issued for the purpose of providing the primary payment mechanism in connection with the purchase of any materials, goods or services by a Borrower or a Restricted Subsidiary in the ordinary course of business of such Borrower or Restricted Subsidiary.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Commitment” shall mean, with respect to each Lender, the aggregate commitments of such Lender hereunder to make Revolving Credit Loans (including Tranche A Loans and FILO Loans) to the Borrowers and to participate in Letters of Credit and Swingline Loans in the amount set forth opposite its name on Schedule 1.01 hereto or as may subsequently be set forth in the Register from time to time, as the same may be increased or reduced from time to time pursuant to SECTIONS 2.02 and 2.15 of this Agreement.

“Commitment Increase” shall have the meaning provided in SECTION 2.02(a).

“Commitment Increase Date” shall have the meaning provided in SECTION 2.02(e).

“Commitment Percentage” shall mean, with respect to each Lender, that percentage of the Commitments of all Lenders hereunder to make Revolving Credit Extensions to the Borrowers and to participate in Letters of Credit and Swingline Loans, in the amount set forth opposite such Lender’s name on Schedule 1.01 hereto or as may subsequently be set forth in the Register from time to time, as the same may be increased or reduced from time to time pursuant to SECTIONS 2.02 and 2.15 of this Agreement, or if the Commitments have been terminated, such percentage as calculated immediately prior to such termination.

“Compliance Certificate” has the meaning provided in SECTION 5.02(b).

“Company” shall mean the Lead Borrower.

“Concentration Account” has the meaning provided in SECTION 2.18(d).

“Conforming DIP” has the meaning provided in SECTION 7.06(a)(i).

“Consolidated” means, when used to modify a financial term, test, statement, or report of a Person, the application or preparation of such term, test, statement or report (as applicable) based upon the consolidation, in accordance with GAAP, of the financial position, cash flows, or operating results of such Person and its Subsidiaries.

“Consolidated Depreciation and Amortization Expense” means with respect to any Person for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees of such Person and its Restricted Subsidiaries for such period on a Consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period

(a) increased (without duplication of either (1) any item described in any other clause, below, or (2) any item excluded in the calculation of Consolidated Net Income) by:

(i) provision for taxes based on income or profits or capital, including, without limitation, state, franchise and similar taxes (such as the Pennsylvania capital tax and Texas margin tax) and foreign withholding taxes of such Person paid or accrued during such period to the extent the same were deducted (and not added back) in computing Consolidated Net Income; plus

(ii) Consolidated Interest Expense of such Person for such period plus (A) amounts excluded from Consolidated Interest Expense as set forth in clauses (i) through (vii) of the definition thereof, to the extent the same were deducted (and not added back) in calculating such Consolidated Net Income and (B) to the extent not reflected in Consolidated Interest Expense, letter of credit fees and bank fees and costs of surety bonds in connection with financing activities (whether amortized or immediately expensed); plus

(iii) Consolidated Depreciation and Amortization Expense of such Person for such period to the extent the same were deducted (and not added back) in computing Consolidated Net Income; plus

(iv) any non-cash charges, including (i) any write offs or write downs, (ii) equity based awards compensation expense, (iii) losses on sales, disposals or abandonment of, or any impairment charges or asset write off, related to intangible assets, long-lived assets and investments in debt and equity securities, (iv) all losses from investments recorded using the equity method, and (v) other non-cash charges, non-cash expenses or non-cash losses reducing Consolidated Net Income for such period (provided that if any such non-cash charges referred to in clauses (i) through (v) of this clause represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period); plus

(v) the amount of any minority interest expense consisting of Subsidiary income attributable to minority equity interests of third parties in any non-wholly-owned Subsidiary deducted (and not added back) in such period in calculating Consolidated Net Income; plus

(vi) Advisory Fees paid or accrued in such period to the Sponsors to the extent otherwise permitted hereunder and deducted (and not added back) in such period in computing Consolidated Net Income; plus

(vii) the amount of net cost savings, operating expense reductions and synergies (other than with respect to Specified Transactions) projected by the Lead Borrower in good faith to be realized as a result of specified actions (1) taken during the period for which Consolidated EBITDA is being determined (“EBITDA Determination Period”) (but in any event taken no later than 24 months after the Initial Closing Date) or (2) committed or expected, prior to or during the EBITDA Determination Period, to be taken during such period or thereafter (but in any event taken no later than 24 months after the Initial Closing Date) (calculated on a Pro Forma Basis as though such cost savings operating expense reductions and synergies had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided that (w) such cost savings, operating expense reductions and synergies are reasonably identifiable, quantifiable and factually supportable in the good faith judgment of the Lead Borrower, (x) such actions are taken, committed to be taken or expected to be taken within 24 months after the Initial Closing Date, (y) no cost savings operating expense reductions and synergies, operating expense reductions and synergies shall be added pursuant to this clause (vii) to the extent duplicative of any expenses or charges otherwise added to Consolidated EBITDA, whether through a pro forma adjustment or otherwise, for such period and (z) the aggregate amount of such cost savings operating expense reductions and synergies do not exceed in the aggregate the greater of (A) $30,000,000 and (B) 10.0% of Consolidated EBITDA in any four consecutive Fiscal Quarters; provided further that projected amounts (and not yet realized) may no longer be added in calculating Consolidated EBITDA pursuant to this clause (a)(vii) to the extent occurring more than four full [~~fiscal quarters~~]Fiscal Quarters after the specified action taken in order to realize such projected cost savings; plus

(viii) any costs or expense incurred by the Lead Borrower or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of the Lead Borrower or net cash proceeds of an issuance of Capital Stock of the Lead Borrower (other than Disqualified Capital Stock); plus

(ix) any net loss from disposed or discontinued operations; plus

(x) cash receipts (or any netting arrangements resulting in reduced cash expenditures) not representing EBITDA or Net Income in any period to the extent non-cash gains relating to such income were deducted in the calculation of Consolidated EBITDA pursuant to clause (b) below for any previous period,

(b) decreased by (without duplication)

(i) non[~~-~~]-cash gains increasing Consolidated Net Income of such Person for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced Consolidated EBITDA in any prior period and any non-cash gains with respect to cash actually received in such period or received in a prior period so long as such cash did not increase EBITDA in such prior period; plus

(ii) any net income from disposed or discontinued operations; and

(c) increased or decreased by (without duplication), as applicable, any adjustments resulting from the application of FASB Interpretation No. 45 (Guarantees).

“Consolidated Fixed Charge Coverage Ratio” means, with respect to the Lead Borrower and its Restricted Subsidiaries for any period, the ratio of (a) (i) Consolidated EBITDA for such period, plus (ii) Net Proceeds of capital contributions received or Permitted Equity Issuances made during such period to the extent used to make payments on account of Debt Service Charges or Taxes, minus (iii) Capital Expenditures paid in cash during such period and which are not financed with Net Proceeds of Permitted Indebtedness (other than the Revolving Credit Loans) or equity issuances during such period, minus (iv) federal, state and foreign income Taxes paid in cash (net of cash refunds received) during such period to (b) the sum of (i) Debt Service Charges payable in cash during such period plus (ii) Restricted Payments permitted by SECTION 6.06(k) paid in cash to the holders of Capital Stock of the Lead Borrower during such period (but excluding Restricted Payments to the extent funded by an issuance by the Lead Borrower of Permitted Indebtedness, a Permitted Equity Issuance or a capital contribution to the Lead Borrower).

“Consolidated Interest Expense” means, with respect to the Lead Borrower and its Restricted Subsidiaries on a Consolidated basis for any period, determined in accordance with GAAP, (a) total interest expense payable in cash (including that attributable to obligations with respect to Capitalized Leases in accordance with GAAP in effect on the Initial Closing Date but excluding any imputed interest as a result of purchase accounting) of the Lead Borrower and its Restricted Subsidiaries on a Consolidated basis with respect to all outstanding Indebtedness of the Lead Borrower and its Restricted Subsidiaries, including, without limitation, the Obligations and all commissions, discounts and other fees and charges owed with respect thereto, but excluding (i) any non-cash interest or deferred financing costs, (ii) any amortization or write-down of deferred financing fees, debt issuance costs, discounted liabilities, commissions, fees and expenses, (iii) the accretion or accrual of discounted liabilities, (iv) all non-recurring cash interest expense including liquidated damages for failure to timely comply with registration rights obligations and any non-recurring expense or loss attributable to the early extinguishment or conversion of Indebtedness, (v) in connection with the determination of the Consolidated Fixed Charge Coverage Ratio for any purpose other than clause (vi) below, any expensing of bridge, commitment and other financing fees, (vi) in connection with the determination of the Consolidated Fixed Charge Coverage Ratio for the purpose of determining the amount available for Restricted Payments under SECTION 6.06 and for prepayments of Indebtedness under SECTION 6.11, any expensing of bridge, commitment and other financing fees only to the extent reasonably approved in good faith by the Administrative Agent (which approval for purposes of SECTION 6.06 and SECTION 6.11 only, shall not be required if Availability at the time of determination and after giving effect to the Specified Payment or RP Payment, as applicable, is greater than or equal to fifteen percent (15.00%) of the lesser of (x) the then FILO Borrowing Base (or if the FILO Commitments have been terminated, the then Tranche A Borrowing Base) or (y) the then Revolving Credit Ceiling), and (vii) penalties and interest related to Taxes, and reduced by interest income received or receivable in cash for such period. For purposes of the foregoing, interest expense of the Lead Borrower and its Restricted Subsidiaries shall be determined after giving effect to any net payments made or received by such Persons with respect to interest rate Swap Contracts.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided, however, that, without duplication,

(a) any after-tax effect of extraordinary, non-recurring or unusual gains or losses (less all fees and expenses relating thereto) or expenses; Transaction Expenses to the extent incurred on or prior to December 31 2011; Amendment Expenses; Public Company Costs; severance; relocation costs; integration costs; pre-opening, opening, consolidation and closing costs for facilities (including Stores); signing, retention or completion bonuses; transition costs; costs incurred in connection with acquisitions after the Initial Closing Date; restructuring costs; and curtailments or modifications to pension and post-retirement employee benefit plans shall be excluded; provided that in connection with the determination of the Consolidated Fixed Charge Coverage Ratio for the purpose of determining the amount available for Restricted Payments under SECTION 6.06 and for prepayments of Indebtedness under SECTION 6.11, any such items which are cash gains, losses, costs or expenses shall be excluded only to the extent reasonably approved in good faith by the Administrative Agent (which approval for purposes of SECTION 6.06 and SECTION 6.11 shall not be required if Availability at the time of determination and after giving effect to the Specified Payment or RP Payment, as applicable, is greater than or equal to fifteen percent (15.00%) of the lesser of (x) the then FILO Borrowing Base (or if the FILO Commitments have been terminated, the then Tranche A Borrowing Base) or (y) the then Revolving Credit Ceiling);

(b) the Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period,

(c) any net after-tax gains or losses on disposal of disposed, abandoned or discontinued operations shall be excluded,

(d) any after-tax effect of gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions other than in the ordinary course of business, as determined in good faith by the Lead Borrower, shall be excluded,

(e) the Net Income for such period of any Person that is not a Subsidiary, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be excluded; provided that Consolidated Net Income of the Lead Borrower shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) to the referent Person or a Restricted Subsidiary thereof in respect of such period by such Person,

(f) solely for the purpose of determining the amount available for Restricted Payments under SECTION 6.06 and for prepayments of Indebtedness under SECTION 6.11, the Net Income for such period of any Restricted Subsidiary (other than any Borrower or Facility Guarantor) shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived, provided that Consolidated Net Income of the Lead Borrower will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) to the Lead Borrower or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein,

(g) effects of fair value adjustments (including the effects of such adjustments pushed down to the Lead Borrower and its Restricted Subsidiaries) in the merchandise inventory, property and equipment, goodwill, intangible assets, deferred revenue and debt line items in such Person’s consolidated financial statements pursuant to GAAP resulting from the application of purchase accounting in relation to the Transactions or any consummated acquisition or the amortization or write-off or removal of revenue otherwise recognizable of any amounts thereof, net of taxes, shall be excluded or included in the case of lost revenue from fair value adjustments made to any deferred revenue or deferred credit accounts,

(h) any after-tax effect of income (loss) from the early extinguishment or conversion of Indebtedness or Swap Contracts or other derivative instruments shall be excluded, provided that in connection with the determination of the Consolidated Fixed Charge Coverage Ratio for the purpose of determining the amount available for Restricted Payments under SECTION 6.06 and for prepayments of Indebtedness under SECTION 6.11, any such items shall be excluded only to the extent reasonably approved in good faith by the Administrative Agent (which approval for purposes of SECTION 6.06 and SECTION 6.11 shall not be required if Availability at the time of determination and after giving effect to the Specified Payment or RP Payment, as applicable, is greater than or equal to fifteen percent (15.00%) of the lesser of (x) the then FILO Borrowing Base (or if the FILO Commitments have been terminated, the then Tranche A Borrowing Base) or (y) the then Revolving Credit Ceiling),

(i) any impairment charge or asset write-up, write-off or write-down, in each case, pursuant to GAAP and the amortization of intangibles arising pursuant to GAAP shall be excluded,

(j) any non[]-cash compensation charge or expense, including any such charge or expense arising from the grant of stock appreciation or similar rights, stock options, restricted stock or other equity-incentive programs and any cash charges associated with the rollover, acceleration or payment of management equity in connection with the Transactions shall be excluded,

(k) any fees and expenses incurred during such period, or any amortization or write-off thereof for such period, in connection with any Acquisition, Investment, Dispositions, issuance or repayment of Indebtedness, issuance of Capital Stock, refinancing transaction or amendment or modification of any debt instrument (in each case, including any such transaction consummated prior to the Closing Date and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction shall be excluded, provided that in connection with the determination of the Consolidated Fixed Charge Coverage Ratio for the purpose of determining the amount available for Restricted Payments under SECTION 6.06 and for prepayments of Indebtedness under SECTION 6.11, any such items which are cash fees, expenses, charges or costs shall be excluded only to the extent reasonably approved in good faith by the Administrative Agent (which approval for purposes of SECTION 6.06 and SECTION 6.11 shall not be required if Availability at the time of determination and after giving effect to the Specified Payment or RP Payment, as applicable, is greater than or equal to fifteen percent (15.00%) of the lesser of (x) the then FILO Borrowing Base (or if the FILO Commitments have been terminated, the then Tranche A Borrowing Base) or (y) the then Revolving Credit Ceiling),

(l) any net gain or loss resulting from currency translation gains or losses related to currency remeasurements of Indebtedness (including any net loss or gain resulting from hedge agreements for currency exchange risk) and any foreign currency translation gains or losses shall be excluded,

(m) any unrealized net gains and losses resulting from Swap Contracts and the application of Statement of Financial Accounting Standards No. 133 shall be excluded, and

(n) accruals and reserves that are established or adjusted within twelve months after the Initial Closing Date that are so required to be established as a result of the Transactions in accordance with GAAP or changes as a result of adoption or modification of accounting policies in accordance with GAAP shall be excluded.

In addition, to the extent not already included in the Net Income of such Person and its Restricted Subsidiaries, notwithstanding anything to the contrary in the foregoing, Consolidated Net Income shall include the amount of proceeds received from business interruption insurance and reimbursements of any expenses and charges that are covered by indemnification or other reimbursement provisions in connection with any Permitted Investment or any sale, conveyance, transfer or other disposition of assets permitted under this Agreement.

“Continuing Directors” means the directors of Holdings on the Closing Date, and each other director, if, in each case, such other directors’ nomination for election to the board of directors of Holdings is recommended by a majority of the then Continuing Directors or such other director receives the vote of the Sponsor in his or her election by the stockholders of Holdings.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. The terms “Controlling” and “Controlled” have meanings correlative thereto.

“Cost” means the cost of the Loan Parties’ Inventory as determined in accordance with the Lead Borrower’s accounting policies as in effect on the Closing Date and as reported on the Loan Parties’ stock ledger, as such policy may be modified with the consent of the Administrative Agent, whose consent will not be unreasonably withheld.

“Credit Card Advance Rate” means (a) for the Tranche A Borrowing Base and the FILO Borrowing Base, ninety percent (90%) and (b) for the ABL Term Borrowing Base, one hundred and five percent (105%).

“Credit Card Notifications” has the meaning provided in SECTION 2.18(c).

“Credit Extensions” as of any day, shall be equal to the sum of (a) the principal balance of all Revolving Credit Loans (including Swingline Loans) then outstanding, (b) the then amount of the Letter of Credit Outstandings and (c) if applicable, the principal balance of all ABL Term Loans then outstanding.

“Credit Party” means, without duplication, each of the ABL Term Credit Parties and each of the Revolving Credit Parties. Where reference is made to the applicable Credit Parties, such reference shall mean, as the context requires, the ABL Term Credit Parties or the Revolving Credit Parties.

“Credit Party Expenses” means, without limitation, all of the following to the extent incurred in connection with this Agreement and the other Loan Documents: (a) all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent, and the Arranger, including the reasonable fees, charges and disbursements of one counsel for the Administrative Agent, the Collateral Agent, and their Affiliates, taken as a whole (plus one local counsel in each other relevant jurisdiction to the extent reasonably necessary), outside consultants for the Administrative Agent and the Collateral Agent consisting of one inventory appraisal firm and one commercial finance examination firm in connection with the preparation and administration of the Loan Documents, the syndication of the credit facilities provided for herein, or any amendments, modifications or waivers requested by a Loan Party of the provisions hereof or thereof (whether or not any such amendments, modifications or waivers shall be consummated), (b) all reasonable out-of-pocket expenses incurred by the ABL Term Loan Agent including, without limitation, the reasonable fees, charges and disbursements of one counsel for the ABL Term Credit Parties in connection with the preparation and negotiation, execution and delivery of the Second

Amendment and the other Loan Documents or any amendments, modifications or waivers requested by a Loan Party of the provisions hereof or thereof (whether or not any such amendments, modifications or waivers shall be consummated), (c) all reasonable out-of-pocket expenses incurred by any Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, ([~~c~~]d) all reasonable out-of-pocket expenses incurred by the Administrative Agent or the Collateral Agent and, subject to the proviso below, any Lender and their respective Affiliates, other than the ABL Term Lenders, and branches, including the reasonable fees, charges and disbursements of one counsel for the Administrative Agent, the Collateral Agent, and their Affiliates, taken as a whole (plus one local counsel in each other relevant jurisdiction to the extent reasonably necessary), and outside consultants for the Administrative Agent and the Collateral Agent (including, without limitation, inventory appraisal firms and commercial finance examination firms) in connection with the enforcement and protection of their rights in connection with the Loan Documents, including all such out-of-pocket expenses incurred during any workout, restructuring or related negotiations in respect of such Loans or Letters of Credit[~~; provided that~~] and one counsel for the ABL Term Credit Parties in connection with the enforcement and protection of their rights in connection with the Loan Documents, including all such out-of-pocket expenses incurred during any workout, restructuring or related negotiations in respect of any ABL Term Loans; provided that (1) the Lenders (other than the ABL Term Lenders), the Administrative Agent or the Collateral Agent or Affiliates of the Administrative Agent or the Collateral Agent shall be entitled to reimbursement for no more than one counsel representing all such Credit Parties (absent a conflict of interest in which case the Credit Parties may engage and be reimbursed for additional counsel in each relevant jurisdiction to the affected Credit Parties similarly situated taken as a whole) and (2) the ABL Term Credit Parties shall be entitled to reimbursement for no more than one counsel representing all of the ABL Term Credit Parties (absent a conflict of interest in which case the ABL Term Credit Parties may engage and be reimbursed for additional counsel in each relevant jurisdiction to the affected ABL Term Credit Parties similarly situated taken as a whole). Credit Party Expenses shall not include the allocation of any overhead expenses of any Credit Party.

“Customer Credit Liabilities” means, at any time, the aggregate remaining balance reflected on the books and records of the Loan Parties at such time of (a) outstanding gift certificates and gift cards of the Loan Parties entitling the holder thereof to use all or a portion of the gift certificate or gift card to pay all or a portion of the purchase price for any Inventory, and (b) outstanding merchandise credits and customer deposits of the Loan Parties.

“Customs Broker Agreement” means an agreement in substantially the form attached hereto as Exhibit B (or such other form as may be reasonably satisfactory to the Administrative Agent) among a Loan Party, a customs broker or other carrier, and the Collateral Agent, in which the customs broker or other carrier acknowledges that it has control over and holds the documents evidencing ownership of, or other shipping documents relating to, the subject Inventory or other property for the benefit of the Collateral Agent, and agrees, upon notice from the Collateral Agent (which notice shall be delivered only upon the occurrence and during the continuance of an Event of Default), to hold and dispose of the subject Inventory and other property solely as directed by the Collateral Agent.

“DDAs” means any checking or other demand deposit account maintained by the Loan Parties. All funds in such DDAs shall be conclusively presumed to be Collateral and proceeds of Collateral and the Agents or the Lenders shall have no duty to inquire as to the source of the amounts on deposit in the DDAs.

“Debt Service Charges” means, for any period, the sum of (a) Consolidated Interest Expense required to be paid or paid in cash, plus (b) scheduled principal payments made or required to be made on account of Indebtedness for borrowed money, including the full amount of any non-recourse Indebtedness (after giving effect to any prepayments paid in cash that reduce the amount of such required payments)

(excluding the Revolving Obligations and any AHYDO Amount as defined in the indenture for the Senior Notes, but including, without limitation, obligations with respect to Capitalized Leases) for such period, plus (c) scheduled mandatory payments on account of Disqualified Capital Stock (whether in the nature of dividends, redemption, repurchase or otherwise) required to be made during such period, in each case determined in accordance with GAAP.

“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” means any event or condition described in SECTION 7.01 that constitutes an Event of Default or that upon notice, lapse of any cure period set forth in SECTION 7.01, or both, would, unless cured or waived, become an Event of Default.

[~~“Default Rate” has the meaning provided in~~ ][~~SECTION 2.12~~][~~.~~]

“Delinquent Lender” has the meaning provided in SECTION 8.16.

“Deteriorating Lender” means any Delinquent Lender or any Lender as to which the Administrative Agent and either of the Issuing Bank or the Swingline Lender reasonably determines that such Lender has defaulted in fulfilling its obligations under one or more other syndicated credit facilities.

“Designated Account” has the meaning provided in SECTION 2.18(d).

“DIP Financing” shall mean, in connection with a proceeding under any Debtor Relief Laws with respect to a Loan Party, the consensual use of cash collateral by, or the provision of financing or financial accommodations to such Loan Party (including, in either event, all of the terms and conditions established and/or approved in connection with the consensual use of cash collateral, financing or financial accommodations) by one or more Credit Parties, permitted under and subject to Applicable Law, and pursuant to an order of a court of competent jurisdiction.

“Disbursement Accounts” has the meaning provided in SECTION 2.18(g).

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property (including, without limitation, any Capital Stock of any other Person held by a specified Person) by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Disqualified Capital Stock” means any Capital Stock which, by its terms (or by the terms of any security or other Capital Stock into which it is convertible or for which it is exchangeable), is putable or exchangeable, or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Capital Stock (other than Disqualified Capital Stock)), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of all Obligations and the termination of the Commitments), (b) is redeemable at the option of the holder thereof (other than solely for Capital Stock (other than Disqualified Capital Stock)), in whole or in part, (c) provides for the scheduled payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Capital Stock that would constitute Disqualified Capital Stock, in each case, prior to the date that is ninety-one (91) days after the then Latest Maturity Date.

“Documentation Agent” means SunTrust Bank, in its capacity as Documentation Agent.

“Documents” has the meaning assigned to such term in the Security Agreement.

“Dollars” or “$” refers to lawful money of the United States of America.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of the United States, any state thereof or the District of Columbia The term “Domestic Subsidiary” shall exclude (x) Gymboree Island, LLC, a Puerto Rico entity, and (y) Gymboree, Inc. (a corporation organized under the laws of the province of New Brunswick)/Gymboree Canada, Inc. (a Delaware corporation), a dual status entity.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee” means a commercial bank, insurance company, or company engaged in the business of making commercial loans or a commercial finance company, and with respect to any Revolving Credit Loans which Person, together with its Affiliates, has a combined capital and surplus in excess of $1,000,000,000, or any Affiliate of any Credit Party under common control with such Credit Party, or an Approved Fund of any Credit Party, provided that in any event, “Eligible Assignee” shall not include (x) any Loan Party, (y) any natural person or (z) any member of the Sponsor Group or any of their respective Affiliates; provided further that, members of the Sponsor Group may make purchases of Loans to the extent that, after giving effect thereto, the members of the Sponsor Group, collectively, would not hold in the aggregate more than 20% of the then outstanding (i) Commitments, or if the Commitments have terminated, Revolving Credit Extensions or (ii) ABL Term Loans, and provided still further that, any member of the Sponsor Group that holds Credit Extensions shall be subject to the restrictions contained in the definition of Sponsor Lender Limitations.

“Eligible Bangladesh Inventory” means Inventory in transit from Bangladesh that meets all of the requirements of the definition of Eligible In-Transit Inventory.

“Eligible Credit Card Receivables” means, as of any date of determination, Accounts due to a Borrower or a Subsidiary Facility Guarantor from major credit card and debit card processors (including, but not limited to, JCB, VISA, Mastercard, American Express, Diners Club, DiscoverCard, Interlink, NYCE, Star/Mac, Tyme, Pulse, Accel, AFF, Shazam, CU244, Alaska Option and Maestro) of the Borrower and any Subsidiary Facility Guarantor, as arise in the ordinary course of business and which have been earned by performance and that are not excluded as ineligible by virtue of one or more of the criteria set forth below (without duplication of any Reserves established by the Administrative Agent). None of the following shall be deemed to be Eligible Credit Card Receivables:

(a) Accounts due from major credit card and debit card processors that have been outstanding for more than five (5) Business Days from the date of sale, or for such longer period(s) as may be approved by the Administrative Agent in its Permitted Discretion;

(b) Accounts due from major credit card and debit card processors with respect to which a Borrower or a Subsidiary Facility Guarantor does not have good, valid and marketable title thereto, free and clear of any Lien (other than Liens granted to the Collateral Agent, for its own benefit and the benefit of the other Secured Parties pursuant to the Security Documents, Liens in favor of the Term Loan Agent and/or any other agent or trustee under the Term Loan Facility or any Permitted Refinancing thereof, and Permitted Encumbrances);

(c) Accounts due from major credit card and debit card processors that are not subject to a first priority security interest in favor of the Collateral Agent for its own benefit and the benefit of the other Secured Parties (other than Permitted Encumbrances having priority by operation of Applicable Law over the Lien of the Collateral Agent) (the foregoing not being intended to limit the ability of the Administrative Agent to change, establish or eliminate any Reserves in its Permitted Discretion on account of any such Liens);

(d) Accounts due from major credit card and debit card processors which are disputed, or with respect to which a claim, counterclaim, offset or chargeback (other than chargebacks in the ordinary course by the credit card processors) has been asserted, by the related credit card processor (but only to the extent of such dispute, counterclaim, offset or chargeback);

(e) Except as otherwise approved by the Administrative Agent, Accounts due from major credit card and debit card processors as to which the credit card processor or debit card processor has the right under certain circumstances to require a Borrower or a Subsidiary Facility Guarantor to repurchase the Accounts from such credit card or debit card processor;

(f) Except as otherwise approved by the Administrative Agent in its Permitted Discretion, Accounts arising from any private label credit card program of a Borrower or a Subsidiary Facility Guarantor; and

(g) Accounts due from major credit card and debit card processors (other than JCB, Visa, Mastercard, American Express, Diners Club, DiscoverCard, Interlink, NYCE, Star/Mac, Tyme, Pulse, Accel, AFF, Shazam, CU244, Alaska Option and Maestro) which the Administrative Agent determines in its Permitted Discretion and upon notice to the Lead Borrower to be unlikely to be collected.

“Eligible In-Transit Inventory” means, as of any date of determination, without duplication of other Eligible Inventory or Eligible Letter of Credit Inventory, Inventory of a Borrower or a Subsidiary Facility Guarantor which meets the following criteria, as determined from time to time by the Administrative Agent in its Permitted Discretion: (a) such Inventory has been shipped from any foreign location for receipt by a Borrower or a Subsidiary Facility Guarantor within sixty (60) days of the date of determination and has not yet been received by a Borrower or a Subsidiary Facility Guarantor[~~,~~]; (b) the purchase order for such Inventory is in the name of a Borrower or a Subsidiary Facility Guarantor and, except with respect to the ABL Term Borrowing Base, title has passed to a Borrower or a Subsidiary Facility Guarantor[~~,~~]; (c) [~~either (i) such~~]with respect to Inventory[ ~~is~~] subject to a negotiable document of title, (i) with respect to the Tranche A Borrowing Base and the FILO Borrowing Base, except as otherwise agreed by the

Administrative Agent: (A) such negotiable document of title is in form reasonably satisfactory to the Administrative Agent, [~~which shall~~]~~, except as otherwise agreed by the Administrative Agent in its Permitted Discretion~~[~~, have been endorsed to the Administrative Agent or an agent acting on its behalf or (ii) such Inventory is evidenced by~~](B) such negotiable document of title shall have been endorsed to a Borrower or a Subsidiary Facility Guarantor in a manner reasonably satisfactory to the Administrative Agent, and no further endorsement to, or grant of control to, another Person with respect to such negotiable document of title shall have occurred, and (C) either (1) such negotiable document exists only in electronic form and a Borrower or a Subsidiary Facility Guarantor has received by electronic transaction a copy of such negotiable document or (2) such negotiable document of title shall have been physically received by a Borrower or a Subsidiary Facility Guarantor in the United States of America, and (ii) with respect to the ABL Term Borrowing Base, such negotiable document of title is in form reasonably satisfactory to the Administrative Agent; (d) with respect to Inventory subject to a non-negotiable document of title ~~in form reasonably acceptable to the Administrative Agent~~[~~,~~ ]or other shipping document reasonably acceptable to the Administrative Agent, [~~which~~](i) such document is in form reasonably acceptable to the Administrative Agent and (ii) such document names a Borrower or a Subsidiary Facility Guarantor as consignee[~~,~~]; ([~~d~~]e) (i) each relevant freight carrier, freight forwarder, customs broker, shipping company or other Person in possession of such Inventory and/or the documents relating to such Inventory, and/or who has generated such documents, in each case, as reasonably requested by Administrative Agent, shall have entered into a Customs Broker Agreement and (ii) as reasonably requested by the Administrative Agent, the documents relating to such Inventory shall be in the possession of the Administrative Agent or an agent (or sub-agent) acting on its behalf[~~, (e) [reserved],~~]; (f) such Inventory is insured in accordance with the provisions of this Agreement and the other Loan Documents, including, without limitation marine cargo insurance[~~, (g)~~]; (g) except solely with respect to the ABL Term Borrowing Base to the extent directly relating to title not having passed to a Borrower or a Subsidiary Facility Guarantor as provided in clause (b), such Inventory is subject, to the reasonable satisfaction of the Administrative Agent, to a first priority perfected security interest in and lien upon such Inventory in favor of the Collateral Agent (subject to Permitted Encumbrances having priority by operation of Applicable Law, and except for any possessory lien upon such goods in the possession of a freight carrier or shipping company securing only the freight charges for the transportation of such goods to such Borrower or Subsidiary Facility Guarantor) (the foregoing not being intended to limit the ability of the Administrative Agent to change, establish or eliminate any Reserves in its Permitted Discretion on account of any such Liens)[~~, and (h)~~]; and (h) except solely with respect to the ABL Term Borrowing Base to the extent directly relating to title not having passed to a Borrower or a Subsidiary Facility Guarantor as provided in clause (b), such Inventory is not excluded from the definition of Eligible Inventory; provided that the Administrative Agent may, in its Permitted Discretion and upon notice to the Lead Borrower, exclude any particular Inventory from the definition of “Eligible In-Transit Inventory” in the event that the Administrative Agent determines in its Permitted Discretion and upon notice to the Lead Borrower that such Inventory is subject to any Person’s right or claim which is (or is capable of being) senior to, or pari passu with, the Lien of the Collateral Agent (such as, without limitation, a right of reclamation or stoppage in transit), as applicable, or may otherwise adversely impact the ability of the Collateral Agent to realize upon such Inventory. Eligible In-Transit Inventory shall not include Inventory accounted for as “in transit” by the Lead Borrower by virtue of such Inventory’s being in transit between the Loan Parties’ locations or in storage trailers at Loan Parties’ locations; rather such Inventory shall be treated as “Eligible Inventory” if it satisfies the conditions therefor.

“Eligible Inventory” means, as of any date of determination, items of Inventory of a Borrower or a Subsidiary Facility Guarantor that are finished goods, merchantable and readily saleable to the public in the ordinary course that are not excluded as ineligible by virtue of one or more of the criteria set forth below (without duplication of any Reserves established by the Administrative Agent) and which Inventory does not constitute Eligible Letter of Credit Inventory or Eligible In-Transit Inventory. None of the following shall be deemed to be Eligible Inventory:

(a) Inventory with respect to which a Borrower or a Subsidiary Facility Guarantor does not have good, valid and marketable title thereto, free and clear of any Lien (other than Liens granted to the Collateral Agent, for its own benefit and the benefit of the other Secured Parties pursuant to the Security Documents, Liens in favor of the Term Loan Agent and/or any other agent or trustee under the Term Loan Facility or any Permitted Refinancing thereof, and Permitted Encumbrances (other than those described in SECTION 6.01(k)(ii))), or is leased by or is on consignment to a Borrower or a Subsidiary Facility Guarantor, or that is not solely owned by a Borrower or a Subsidiary Facility Guarantor;

(b) Inventory (other than any Eligible In-Transit Inventory) that (i) is not located in the United States of America, (ii) at a location that is not owned or leased by a Borrower or a Subsidiary Facility Guarantor, except to the extent that a Borrower or a Subsidiary Facility Guarantor has furnished the Collateral Agent with (A) any UCC financing statements, registration statements or other filings that the Collateral Agent may reasonably determine to be necessary to perfect its security interest in such Inventory at such location, and (B) unless otherwise agreed by the Administrative Agent (such agreement not to be unreasonably withheld), a Collateral Access Agreement executed by the Person owning any such location on terms reasonably acceptable to the Collateral Agent or (iii) except as otherwise approved by the Administrative Agent in its Permitted Discretion, is located at a play and music location or owned by Gymboree Play Programs, Inc.;

(c) Inventory that represents goods which (i) are damaged, defective, “seconds,” or otherwise unmerchantable, (ii) are to be returned to the vendor and which is no longer reflected in a Borrower’s or a Subsidiary Facility Guarantor’s stock ledger, (iii) are special-order items, work in process, raw materials, or that constitute spare parts, shipping materials or supplies used or consumed in a Borrower’s or a Subsidiary Facility Guarantor’s business, or (iv) are bill and hold goods;

(d) Except as otherwise agreed by the Administrative Agent in its Permitted Discretion, Inventory that represents goods that do not conform in all material respects to the representations and warranties contained in this Agreement or any of the Security Documents;

(e) Inventory that is not subject to a perfected first priority security interest in favor of the Collateral Agent for its own benefit and the benefit of the other Secured Parties (subject only to Permitted Encumbrances having priority by operation of Applicable Law) (the foregoing not being intended to limit the ability of the Administrative Agent to change, establish or eliminate any Reserves in its Permitted Discretion on account of any such Liens);

(f) Inventory which consists of samples, labels, bags, packaging materials, and other similar non-merchandise categories (for greater clarity, display models are not deemed a non-merchandise category);

(g) Inventory as to which casualty insurance in compliance with the provisions of SECTION 5.07 hereof is not in effect;

(h) Inventory which has been sold but not yet delivered or Inventory to the extent that a Borrower or a Subsidiary Facility Guarantor has accepted a deposit therefor and which is no longer reflected in a Borrower’s or a Subsidiary Facility Guarantor’s stock ledger; and

(i) Inventory acquired in a Permitted Acquisition, unless the Administrative Agent shall have received or conducted (A) appraisals, from appraisers reasonably satisfactory to the Administrative Agent, of such Inventory to be acquired in such Acquisition and (B) such other due diligence as the Administrative Agent may reasonably require, all of the results of the foregoing to be reasonably satisfactory to the Administrative Agent. As long as the Administrative Agent has received reasonable prior notice of such Permitted Acquisition and the Borrowers and the Subsidiary Facility Guarantors reasonably cooperate (and cause the Person being acquired to reasonably cooperate) with the Administrative Agent, the Administrative Agent shall use reasonable best efforts to complete such due diligence and a related appraisal on or prior to the closing date of such Permitted Acquisition.

“Eligible Letter of Credit Inventory” means, as of any date of determination thereof, a Commercial Letter of Credit issued under this Agreement which supports the purchase of Inventory, (i) which Inventory does not constitute Eligible Inventory or Eligible In-Transit Inventory and for which no documents of title have then been issued; (ii) which Inventory when the purchase thereof is completed would otherwise constitute Eligible In-Transit Inventory, (iii) which Commercial Letter of Credit has an expiry, subject to the proviso hereto, that is 120 days or less from the date of determination, provided that ninety percent (90%) of the maximum Stated Amount of all such Commercial Letters of Credit shall not, at any time, have an initial expiry greater than ninety (90) days after the original date of issuance of such Commercial Letters of Credit, and (iv) which Commercial Letter of Credit provides that it may be drawn only after the Inventory is completed and after documents of title have been issued for such Inventory reflecting a Borrower or a Subsidiary Facility Guarantor or the Collateral Agent as consignee of such Inventory; provided that the Administrative Agent may, in its Permitted Discretion and upon notice to the Lead Borrower, exclude any particular Inventory from the definition of “Eligible Letter of Credit Inventory” in the event the Administrative Agent reasonably determines that such Inventory is subject to any Person’s right or claim which is (or is capable of being) senior to, or pari passu with, the Lien of the Collateral Agent (such as, without limitation, a right of reclamation or stoppage in transit) or may otherwise adversely impact the ability of the Collateral Agent to realize upon such Inventory.

“Eligible Trade Receivables” means an Account owing to a Borrower or a Subsidiary Facility Guarantor that arises in the ordinary course of business from the sale of goods or rendition of services, is payable in Dollars and are not excluded as ineligible by one or more of the criteria set forth below. No Account shall be an Eligible Trade Receivable if:

(a) it is unpaid for more than 30 days after the original due date, or more than 60 days after the original invoice date;

(b) 30% or more of the Accounts owing by the Account Debtor are not Eligible Trade Receivables under the foregoing clause;

(c) when aggregated with other Accounts owing by the Account Debtor, it exceeds 10% of the aggregate Eligible Trade Receivables (or such higher percentage as the Administrative Agent may, in its Permitted Discretion, establish for the Account Debtor from time to time) (it being understood that ineligibility shall be limited to the amount of such excess);

(d) it does not conform in all material respects with representations and warranties contained in the Loan Documents;

(e) it is owing by a creditor or supplier (unless such Person has waived any right of setoff in a manner reasonably acceptable to the Administrative Agent), or is otherwise subject to a potential offset, counterclaim, dispute, deduction, discount, recoupment, reserve, defense, chargeback, credit or allowance (but in each case, ineligibility shall be limited to the amount thereof);

(f) a proceeding under the Bankruptcy Code or other insolvency proceeding has been commenced by or against the Account Debtor; or the Account Debtor has failed, has suspended or ceased doing business, is liquidating, dissolving or winding up its affairs, or is not solvent; or the relevant Borrower or Subsidiary Facility Guarantor is not able to bring suit or enforce remedies against the Account Debtor through judicial process;

(g) the Account Debtor is organized or has its principal offices or assets outside the United States, unless such Account is backed by a letter of credit reasonably acceptable to the Administrative Agent (which issued by a bank reasonably acceptable to the Administrative Agent) and such letter of credit is subject to a first priority perfected Lien in favor of the Collateral Agent (subject to Permitted Encumbrances having priority by operation of Applicable Law) (the foregoing not being intended to limit the ability of the Administrative Agent to change, establish or eliminate any Reserves in its Permitted Discretion on account of any such Liens);

(h) it is owing by a Government Authority, unless the Account Debtor is the United States or any department, agency or instrumentality thereof and the Account has been assigned to the Collateral Agent in compliance with the Assignment of Claims Act;

(i) it is not subject to a duly perfected, first priority Lien in favor of the Collateral Agent (subject to Permitted Encumbrances having priority by operation of Applicable Law) (the foregoing not being intended to limit the ability of the Administrative Agent to change, establish or eliminate any Reserves in its Permitted Discretion on account of any such Liens), or is subject to any other Lien (other than a Lien in favor of the Term Loan Agent and/or an agent or trustee under the Term Loan Facility or any Permitted Refinancing thereof (subject to the Intercreditor Agreement) and Permitted Encumbrances);

(j) the goods giving rise to it have not been delivered to and accepted by the Account Debtor, the services giving rise to it have not been accepted by the Account Debtor, or it otherwise does not represent a final sale;

(k) it is evidenced by chattel paper or an instrument of any kind, or has been reduced to judgment;

(l) its payment has been extended, the Account Debtor has made a partial payment, or it arises from a sale on a cash-on-delivery basis;

(m) it arises from (x) a sale to an Affiliate (including Holdings and its Restricted Subsidiaries, but excluding any other portfolio company of the Sponsor (subject to the requirements of SECTION 6.08(b)), (y) a sale on a bill-and-hold, guaranteed sale, sale-or-return, sale-on-approval, consignment, or other repurchase or return basis, or (z) a sale to a Person for personal, family or household purposes;

(n) it represents a progress billing or retainage, or relates to services for which a performance, surety or completion bond or similar assurance has been issued;

(o) it includes a billing for interest, fees or late charges, but ineligibility shall be limited to the extent thereof; [~~or~~]

(p) except with respect to the ABL Term Borrowing Base (and in such event only to the extent otherwise constituting an Eligible Trade Receivable hereunder), it arises in connection with the Borrower’s Play & Music business or constitutes an Account arising from third-party gift card companies; or

(q) it represents a construction allowance.

In calculating delinquent portions of Accounts under clauses (a) and (b), credit balances more than 90 days old will be excluded.

“Eligible Vendor Rebates and Duty Drawbacks” means rebates due from vendors of a Borrower or a Subsidiary Facility Guarantor to such Borrower or such Subsidiary Facility Guarantor and the refund due to a Borrower or a Subsidiary Facility Guarantor for customs duties or for taxes imposed by the United States Internal Revenue Service that were lawfully collected at the applicable importation point and paid by or on behalf of such Borrower or such Subsidiary Facility Guarantor.

“Environmental Laws” means all Applicable Laws relating to pollution, the protection of the environment, natural resources, or, to the extent relating to exposure to Hazardous Materials, human health or to the release of any materials into the environment, including those related to Hazardous Materials, air emissions and discharges to waste or public systems.

“Environmental Liability” means any liability, contingent or otherwise (including, without limitation, any liability for damages, natural resource damage, costs of environmental remediation, administrative oversight costs, fines, penalties or indemnities), of any Loan Party directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time and the regulations promulgated thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with Lead Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means in the case of a Plan or Multiemployer Plan subject to ERISA, (a) any “reportable event”, as defined in Section 4043 of ERISA with respect to a Plan (other than an event for which the notice is waived); (b) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA) that would reasonably be expected to result in a Material Adverse Effect, whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Lead Borrower or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Lead Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Lead Borrower or any ERISA Affiliate of any liability that would reasonably be expected to result in a Material Adverse Effect with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Lead Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Lead Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability that would reasonably be expected to result in a Material Adverse Effect or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” has the meaning provided in SECTION 7.01.

“Evidence of Flood Insurance” shall have the meaning given to such term in the definition of “Collateral and Guarantee Requirement”.

“Excess Amount” has the meaning provided in SECTION 2.13(f).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Subsidiary” means (a) any Subsidiary that is not a wholly owned Subsidiary of a Loan Party, (b) any Subsidiary of the Lead Borrower that does not have total assets or annual revenues in excess of $20,000,000 individually; provided that the aggregate amount of assets or annual revenues of subsidiaries constituting Excluded Subsidiaries pursuant to this clause (b) shall not at any time exceed $20,000,000, (c) any Subsidiary that is prohibited by Applicable Law or contractual obligations existing on the Closing Date (or, in the case of any newly acquired Subsidiary, in existence at the time of acquisition but not entered into in contemplation thereof) from Guaranteeing the Obligations or if Guaranteeing the Obligations would require governmental (including regulatory) consent, approval, license or authorization, (d) any other Subsidiary with respect to which, in the reasonable judgment of the Administrative Agent, in consultation with the Lead Borrower, the burden or cost or other consequences (including any material adverse tax consequences) of providing a Guarantee of the Obligations shall be excessive in view of the benefits to be obtained by the Lenders therefrom, (e) any Foreign Subsidiary of the Lead Borrower or of any other direct or indirect Domestic Subsidiary or Foreign Subsidiary, (f) any Unrestricted Subsidiary, (g) any special purpose securitization vehicle (or similar entity), (h) any direct or indirect Domestic Subsidiary (x) that is treated as a disregarded entity for federal income tax purposes and (y) substantially all of the assets of which is the Capital Stock of a Foreign Subsidiary and (i) any Domestic Subsidiary that is a Subsidiary of a Foreign Subsidiary that is a controlled foreign corporation within the meaning of Section 957 of the Code.

“Excluded Swap Obligation” means, with respect to any Loan Party, any Swap Obligation if, and to the extent that, all or a portion of the guarantee of such Loan Party under the Facility Guarantee or other Loan Document of, or the grant under a Loan Document by such Loan Party of a security interest to secure, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to SECTION 9.29 hereof and any other “keepwell, support or other agreement” for the benefit of such Loan Party and any and all guarantees of such Loan Party’s Swap Obligations by other Loan Parties) at the time the guarantee of such Loan Party, or grant by such Loan Party of a security interest, becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one Swap Contract, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to the Swap Contacts for which such guarantee or security interest is or becomes illegal.

“Excluded Taxes” means, with respect to any Credit Party or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder, (a) income or franchise Taxes imposed on (or measured by) its gross or net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or imposed as a result of any present or former connection between the jurisdiction imposing such Tax and such recipient other than a connection arising solely as a result of such recipient having performed its obligations or received payment hereunder or under any Loan Document, or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits Taxes imposed by the United States of America or any similar Tax imposed by any other jurisdiction in which any Borrower or Facility Guarantor, as applicable, is located, (c) other than with respect to any Credit Party that is an assignee pursuant to a request by a Borrower under SECTION 2.24, any United States Tax that is imposed on amounts payable to such Credit Party at the time it becomes a party to this Agreement (or, in the case of a Foreign Lender, designates a New Lending Office other than the designation of a New Lending Office pursuant to SECTION 2.24), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a New Lending Office (or assignment), to receive additional amounts from the Borrowers with respect to such Tax pursuant to SECTION 2.23(a), (d) Taxes attributable to a failure to comply with SECTION 2.23(e), (e) Taxes imposed by a jurisdiction as a result of any connection between such party and such jurisdiction other than any connection arising from executing, delivering, being a party to, engaging in any transactions pursuant to, performing its obligations under, or enforcing any Loan Document, or (f) any U.S. federal withholding Taxes imposed pursuant to FATCA.

“Existing Credit Agreement” has the meaning provided in the introductory statement to this Agreement.

“Existing Lenders” has the meaning provided in the introductory statement to this Agreement.

“Extended Commitments” has the meaning provided in SECTION 2.27(a).

“Extending Lenders” has the meaning provided in SECTION 2.27(a).

“Extension” has the meaning provided in SECTION 2.27(a).

“Extension Amendment” has the meaning set forth in SECTION 2.27(d).

“Extension Offer” has the meaning provided in SECTION 2.27(a).

“Facility Guarantee” means any Guarantee of the Obligations executed by any of the Loan Parties in favor of the Agents and the other Secured Parties.

“Facility Guarantors” means any Person (other than a Borrower) executing a Facility Guarantee, but in all events shall not include the Excluded Subsidiaries. As of the Closing Date, Holdings is the Facility Guarantor. For the avoidance of doubt, the Lead Borrower may cause any Restricted Subsidiary to become a Facility Guarantor hereunder by causing such Restricted Subsidiary to execute a joinder to this Agreement and the other Loan Documents and taking such other actions, and delivering such other documents, agreements and certificates as shall reasonably be requested by the Administrative Agent, including under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the USA PATRIOT Act, and any applicable items described in SECTION 5.11(a), and any such Restricted Subsidiary shall be treated as a Facility Guarantor hereunder for all purposes.

“FATCA” shall mean Sections 1471 through 1474 of the Code, as in effect on the date hereof (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), and any applicable Treasury regulation promulgated thereunder or published administrative guidance implementing such Sections whether in existence on the Closing Date or promulgated or published thereafter.

“FCCR Initial Test Date” means the date upon which an FCCR Trigger Event occurs.

“FCCR Test Period” means, for any date of determination under this Agreement, the most recent period of four consecutive Fiscal Quarters of the Lead Borrower ended on or prior to such date.

“FCCR Trigger Event” means, at any time, the failure of the Borrowers to maintain Availability at least equal to the greater of (i) ten percent (10.0%) of the lesser of (A) the then FILO Borrowing Base (or, if the FILO Commitments have been terminated, the then Tranche A Borrowing Base) and (B) the then Revolving Credit Ceiling, and (ii) $20,000,000. For purposes of this Agreement, the occurrence of a FCCR Trigger Event shall be deemed continuing until Availability has exceeded the amount required by the first sentence of this definition for thirty (30) consecutive days, in which case a FCCR Trigger Event shall no longer be deemed to be continuing for purposes of this Agreement.

“Federal Funds Effective Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Effective Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Effective Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

“Fee Letter” means the Fee Letter dated March 2, 2012 by and among the Lead Borrower, Bank of America, Merrill Lynch, Pierce, Fenner & Smith Incorporated and the other parties thereto, as amended, amended and restated, supplemented or replaced, and in effect from time to time.

“FILO Borrowing Base” means, at any time of calculation, an amount equal to:

(a) the face amount of Eligible Credit Card Receivables of the Loan Parties multiplied by the Credit Card Advance Rate for the FILO Borrowing Base;

plus

(b) the face amount of Eligible Trade Receivables of the Loan Parties multiplied by the Trade Receivables Advance Rate for the FILO Borrowing Base;

plus

(c) the Cost of Eligible Inventory of the Loan Parties (other than Eligible In-Transit Inventory), net of Inventory Reserves, multiplied by the Inventory Advance Rate for the FILO Borrowing Base multiplied by the Appraised Value of Eligible Inventory of the Loan Parties;

plus

(d) the Cost of Eligible In-Transit Inventory of the Loan Parties, net of Inventory Reserves, multiplied by the Inventory Advance Rate for the FILO Borrowing Base multiplied by the Appraised Value of Eligible In-Transit Inventory of the Loan Parties;

plus

(e) with respect to any Eligible Letter of Credit Inventory, the lesser of (x) the Cost of such Eligible Letter of Credit Inventory, net of Inventory Reserves, multiplied by the Inventory Advance Rate for the FILO Borrowing Base for such Inventory when completed, multiplied by the Appraised Value of such Eligible Letter of Credit Inventory or (y) the Stated Amount of the Letter of Credit relating to such Eligible Letter of Credit Inventory, multiplied by the Inventory Advance Rate for the FILO Borrowing Base, multiplied by the Appraised Value of such Eligible Letter of Credit Inventory;

minus

(f) the then amount of all Availability Reserves and any other Reserves taken in accordance with SECTION 2.03(b).

“FILO Commitment” shall mean, with respect to each FILO Lender, the commitment of such FILO Lender hereunder set forth as its FILO Commitment opposite its name on Schedule 1.01 hereto (as it may be amended from time to time) or as may subsequently be set forth in the Register from time to time, as the same may be reduced from time to time pursuant to this Agreement. On the Closing Date, the aggregate FILO Commitments are $12,000,000 and, effective as of and on the First Amendment Effective Date, the aggregate FILO Commitments are $6,000,000.

“FILO Commitment Percentage” shall mean, with respect to each FILO Lender, that percentage of the FILO Commitments of all Lenders hereunder to make FILO Loans to the Borrowers in the amount set forth opposite its name on Schedule 1.01 hereto or as may subsequently be set forth in the Register from time to time, as the same may be reduced from time to time pursuant to SECTION 2.15, or if the FILO Commitments have been terminated, such percentage as calculated immediately prior to such termination.

“FILO Credit Extensions” means FILO Loans and, if then applicable, the Excess Amount of Letters of Credit issued hereunder.

“FILO Lender” means each Lender which holds a FILO Commitment and any other Person who becomes a “FILO Lender” in accordance with the provisions of this Agreement.

“FILO Loan” means, collectively, the Revolving Credit Loans made by the FILO Lenders pursuant to SECTION 2.01(a)(vi).

“Financial Performance Projections” means (i) the projected consolidated balance sheets, statements of income, and cash flows of the Lead Borrower and its Restricted Subsidiaries, (ii) the projected FILO Borrowing Base and Tranche A Borrowing Base and (iii) Availability forecasts, in each case, prepared by Holdings and the Lead Borrower (x) on a monthly basis for the 2012 Fiscal Year and (y) on an annual basis for each of the 2013, 2014 and 2015 Fiscal Years.

“Financial Officer” means, with respect to any Loan Party, the chief financial officer, chief accounting officer, treasurer, assistant treasurer, controller, assistant controller or other financial officer of such Loan Party.

“First Amendment Effective Date” means September 24, 2015.

“Fiscal Month” means any fiscal month of any Fiscal Year, which month shall generally consist of either four (4) or five (5) weeks and shall generally end on the last Saturday of each calendar month in accordance with the fiscal accounting calendar of the Lead Borrower and its Subsidiaries.

“Fiscal Quarter” means any fiscal quarter of any Fiscal Year, which quarters shall generally consist of thirteen (13) weeks or fourteen (14) weeks and shall generally end on the last Saturday of each April, July, October and January of such Fiscal Year in accordance with the fiscal accounting calendar of the Lead Borrower and its Subsidiaries.

“Fiscal Year” means any period of twelve (12) consecutive months ending on the Saturday closest to January 31 of any calendar year.

“Flood Determination Form” shall have the meaning given to such term in the definition of “Collateral and Guarantee Requirement”.

“Flood Laws” means the National Flood Insurance Reform Act of 1994 and related legislation (including the regulations of the Board).

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than the United States of America or any State thereof or the District of Columbia.

“Foreign Subsidiary” means any Subsidiary that is organized under the laws of a jurisdiction other than the United States of America or any State thereof or the District of Columbia. For greater certainty, each of (a) Gymboree Island, LLC, an entity organized under the laws of Puerto Rico, and (b) Gymboree, Inc. (a corporation organized under the laws of the province of New Brunswick)/Gymboree Canada, Inc. (a Delaware corporation), a dual status entity, shall be a Foreign Subsidiary for the purposes of the Loan Documents (other than for the purposes of a pledge of Gymboree, Inc.’s Equity Interest by the Loan Parties).

“FRB” means the Board of Governors of the Federal Reserve System of the United States of America.

“Fronting Fee” shall have the meaning set forth in SECTION 2.19(e) hereof.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time; provided, however, that if the Lead Borrower notifies the Administrative Agent that the Lead Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Lead Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith; provided, further that GAAP as applied herein with respect to Attributable Indebtedness and Capitalized Leases shall be GAAP as in effect on the Initial Closing Date.

“General Intangibles” has the meaning assigned to such term in the Security Agreement.

“Governmental Authority” means any nation or government, any state, provincial, municipal or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantee” means, as to any Person, without duplication, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other monetary obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance of such Indebtedness or other monetary obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other monetary obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other monetary obligation of any other Person, whether or not such Indebtedness or other monetary obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien); or (c) to be an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided that the term “Guarantee” shall not include endorsements for collection or deposit, in either case in the ordinary course of business, or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or Disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, mold, fungi or similar bacteria, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Holdings” has the meaning given to such term in the preamble to this Agreement. The primary purpose of Holdings is to own one hundred percent (100%) of the Capital Stock of the Lead Borrower.

“Immaterial Subsidiary” means any Subsidiary of the Lead Borrower that did not, as of the last day of the most recent completed Fiscal Quarter of the Lead Borrower, have assets with a fair market value in excess of $75,000,000 and did not, as of the four quarter period ending on the last day of such Fiscal Quarter, have revenues exceeding 5% of the total revenues of the Lead Borrower and its Restricted Subsidiaries (it being agreed that all Restricted Subsidiaries affected by any event or circumstance referred to in any such clause shall be considered together, as a single consolidated Restricted Subsidiary, for purposes of determining whether the condition specified above is satisfied).

“Incremental Availability” means the additional amount available to be borrowed by the Borrowers based upon the difference between the FILO Borrowing Base and the Tranche A Borrowing Base, as reflected on the most recent Borrowing Base Certificate delivered by the Lead Borrower to the Administrative Agent pursuant to SECTION 5.01(e) hereof.

“Inadvertent Overadvances” means the funding of any Loan or the issuance, renewal or amendment of a Letter of Credit which did not result in an Overadvance or the Borrowers failing to be in compliance with Section 6.16 when made based upon the most recent Borrowing Base Certificate received by the Administrative Agent prior to such funding or issuance, renewal or amendment of a Letter of Credit but which has, on the relevant date of determination, become an Overadvance or caused the Borrowers to not be in compliance with Section 6.16 as the result of circumstances beyond the reasonable control of the Administrative Agent or the other Revolving Credit Parties (including as the result of the entry of an adverse order for use of cash collateral by the United States Bankruptcy Court), including (i) a decline in the value of the Collateral included in the Tranche A Borrowing Base or the FILO Borrowing Base, (ii) errors or fraud on a Borrowing Base Certificate, (iii) components of the Tranche A Borrowing Base or the FILO Borrowing Base on any date thereafter being deemed ineligible, (iv) the return of uncollected checks or other items of payment applied to the reduction of Loans or other similar involuntary or unintentional actions, (v) the imposition of any Reserve or a reduction in advance rates after the funding of any Loan or the issuance, renewal or amendment of a Letter of Credit or (vi) any other circumstance beyond the reasonable control of the Administrative Agent or the other Revolving Credit Parties which reduces availability or the amount that can be borrowed under this Agreement.

“Indebtedness” means as to any Person at a particular time, without duplication, all of the following:

(a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b) the maximum amount (after giving effect to any prior drawings which may have been reimbursed or reductions) of all Letters of Credit (including Standby Letters of Credit and Commercial Letters of Credit), bankers’ acceptances, bank guaranties, surety bonds, performance bonds and similar instruments issued or created by or for the account of such Person;

(c) net obligations of such Person under any Swap Contract;

(d) all obligations of such Person to pay the deferred purchase price of property or services (other than (i) trade payables in the ordinary course of business, (ii) any earn-out obligation until such earn-out obligation becomes due and payable and only to the extent that the contingent consideration relating to such earn-out is not paid within 30 days after such date and (iii) liabilities accrued in the ordinary course);

(e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements and mortgage, industrial revenue bond, industrial development bond and similar financings), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f) all Attributable Indebtedness;

(g) all obligations of such Person in respect of Disqualified Capital Stock;

(h) the principal and interest portions of all rental obligations of such Person under any Synthetic Lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP;

whether or not the foregoing would constitute indebtedness or a liability in accordance with GAAP; and

(i) to the extent not otherwise included above, all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, except to the extent such Person’s liability for such Indebtedness is otherwise limited. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of Indebtedness of any Person for purposes of clause (e) that is limited in recourse to the property encumbered thereby shall be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness and (ii) the fair market value of the property encumbered thereby as determined by such Person in good faith.

“Indemnified Taxes” means Taxes other than (A) Excluded Taxes and (B) Other Taxes.

“Indemnitee” has the meaning provided in SECTION 9.05.

“Information” has the meaning provided in SECTION 9.08.

“Initial Closing Date” means November 23, 2010.

“Instruments” has the meaning assigned to such term in the Security Agreement.

“Intellectual Property” means all present and future: trade secrets, know-how and other proprietary information; trademarks, Internet domain names, service marks, trade dress, trade names, business names, designs, logos, slogans (and all translations, adaptations, derivations and combinations of the foregoing), indicia and other source and/or business identifiers, all of the goodwill related thereto, and all registrations and applications for registrations thereof; works of authorship and other copyrighted works (including copyrights for computer programs), and all registrations and applications for registrations thereof; inventions (whether or not patentable) and all improvements thereto; patents and patent applications, together with all continuances, continuations, divisions, revisions, extensions, reissuances, and reexaminations thereof; industrial design applications and registered industrial designs; books, records, writings, computer tapes or disks, flow diagrams, specification sheets, computer software, source codes, object codes, executable code, data, databases and other physical manifestations, embodiments or incorporations of any of the foregoing; all other intellectual property; all rights to sue and recover at law or in equity for any past, present or future infringement, dilution or misappropriation, or other violation thereof; and all common law and other rights throughout the world in and to all of the foregoing.

“Intercreditor Agreement” means (i) that certain Intercreditor Agreement dated as of the Initial Closing Date by and among the Administrative Agent, the Collateral Agent and Credit Suisse AG, Cayman Islands Branch as administrative agent under the Term Loan Facility, and the Loan Parties, as amended, amended and restated, supplemented or otherwise modified and in effect from time to time, or (ii) any other intercreditor agreement among the Administrative Agent, the Collateral Agent and any agent or trustee with respect to the Term Loan Facility or any Permitted Refinancing thereof on terms no less favorable in any material respect to the Secured Parties than those contained in the intercreditor agreement described in clause (i) of this definition.

“Interest Payment Date” means (a) with respect to any Prime Rate Loan (including a Swingline Loan), the first Business Day of each calendar quarter, and (b) with respect to any LIBO Loan, the last day of the Interest Period applicable to the Borrowing of which such LIBO Loan is a part, and in the case of a LIBO Loan with an Interest Period of more than three months’ duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months’ duration been applicable to such LIBO Loan.

“Interest Payment Date for ABL Term Loans” means with respect to any ABL Term Loan, the last day of each calendar month.

“Interest Period” means, as to each LIBO Loan, the period commencing on the date such LIBO Loan is disbursed or converted to or continued as a LIBO Loan and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is one (1), two (2), three (3) or six (6) months thereafter (or, such other period that is twelve (12) months or less requested by the Lead Borrower and consented to by all of the applicable Lenders providing such LIBO Loan), as selected by the Lead Borrower in its Borrowing Request ; provided that:

(a)	if any Interest Period that would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(b)	any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c)	no Interest Period shall extend beyond the Maturity Date.

Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

“Inventory” has the meaning assigned to such term in the Security Agreement.

“Inventory Advance Rate” means (a) for the Tranche A Borrowing Base, (x) during the period commencing on September 15th of any year and ending on December 15th of such year, ninety-two and one-half percent (92.5%) and (y) at all other times, ninety percent (90%)[ ~~and~~], (b) for the FILO Borrowing Base, (x) during the period commencing on September 15th of any year and ending on December 15th of such year, ninety-five percent (95.0%) and (y) at all other times, ninety-two and one-half percent (92.5%) and (c) for the ABL Term Borrowing Base, one hundred and five percent (105%).

“Inventory Reserves” means such reserves as may be established from time to time by the Administrative Agent, in its Permitted Discretion, with respect to changes in the determination of the salability, at retail, of the Eligible Inventory or which reflect such other factors as negatively affect the market value of the Eligible Inventory.

“Investment” means, as to any Person, any direct or indirect Acquisition or investment by such Person, whether by means of (a) the purchase or other Acquisition of Capital Stock or debt or other securities or equity interests of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of Indebtedness of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person or (c) any other Acquisition. Notwithstanding the foregoing, neither the creation of accounts receivable, credit card receivables and debit card receivables due to a Loan Party nor the obtaining of trade credit and the deferred payment of other expenses, in each case, incurred in the ordinary course of business, nor the incurrence of contingent obligations or performance guaranties in the ordinary course of business in respect of obligations not constituting Indebtedness, shall be deemed “Investments.” For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment less all cash returns, cash dividends and cash distributions (or the fair market value of any non-cash returns, dividends and distributions) received by such Person).

“Investor” means any one of the Sponsor and the Management Stockholders.

“IP Rights” shall have the meaning given such term in SECTION 3.15.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Issuing Bank” means Bank of America and no more than one other Lender selected by the Lead Borrower which have agreed to become an Issuing Bank hereunder and have been approved by the Administrative Agent in its reasonable discretion. Any Issuing Bank may, in its reasonable discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

“Joinder Agreement” shall mean an agreement, in substantially the form attached hereto as Exhibit F, pursuant to which, among other things, a Person becomes a party to, and bound by the terms of, this Agreement and/or the other Loan Documents in the same capacity and to the same extent as either a Borrower or a Facility Guarantor, as the Administrative Agent may determine.

“Joint Bookrunners” means, collectively, SunTrust Robinson Humphrey, Inc. and U.S. Bank National Association, in their respective capacity as Joint Bookrunners.

“Junior Financing” shall mean any other Indebtedness that is required to be subordinated to the Obligations pursuant to the terms of the Loan Documents. For avoidance of doubt, (i) Subordinated Debt constitutes Junior Financing and (ii) the ABL Term [~~Loans~~]Loan shall not constitute a Junior Financing.

“Landlord Lien State” means any state in which a landlord’s claim for rent has priority by operation of Applicable Law over the lien of the Collateral Agent in any of the Collateral.

“Latest Maturity Date” shall mean, at any date of determination, the latest maturity or expiration date applicable to any Commitment hereunder at such time, including the latest maturity or expiration date of any Extended Commitment as extended in accordance with this Agreement from time to time.

“Lead Borrower” has the meaning set forth in the preamble to this Agreement.

“Lease” means any agreement pursuant to which a Loan Party is entitled to the use or occupancy of any space in a structure, land, improvements or premises for any period of time.

“Lenders” means the Lenders having Commitments or holding ABL Term Loans[ ~~(if any)~~] from time to time or at any time, and each assignee that becomes a party to this Agreement as set forth in SECTION 9.07 and each Additional Commitment Lender that becomes a party to this Agreement as set forth in Section 2.02.

“Letter of Credit” means (a) each Existing Letter of Credit, (b) a letter of credit that (i) is issued by an Issuing Bank pursuant to this Agreement for the account of a Borrower or a Restricted Subsidiary, (ii) constitutes a Standby Letter of Credit or Commercial Letter of Credit (and for which such Issuing Bank is not otherwise prohibited from issuing such letter of credit due to the internal general policies of such Issuing Bank), and (iii) is in form reasonably satisfactory to such Issuing Bank and (c) a bankers’ acceptance or time draft issued by the Issuing Bank to a beneficiary of any letter of credit described in foregoing clauses (a) or (b), in form reasonably satisfactory to such Issuing Bank.

“Letter of Credit Disbursement” means a payment made by any Issuing Bank to the beneficiary of, and pursuant to, a Letter of Credit.

“Letter of Credit Fees” means the fees payable in respect of Letters of Credit pursuant to SECTION 2.19.

“Letter of Credit Outstandings” means, at any time, the sum of (a) the Stated Amount of all Letters of Credit outstanding at such time, plus, without duplication, (b) all amounts theretofore drawn or paid under Letters of Credit for which the applicable Issuing Bank has not then been reimbursed.

“Letter-of-Credit Rights” has the meaning assigned to such term in the Security Agreement.

“Letter of Credit Sublimit” means, at any time, $88,000,000, as such amount may be increased or reduced in accordance with the provisions of this Agreement. The Letter of Credit Sublimit is part of, and not in addition to, the Commitments.

“LIBO Borrowing” means a Borrowing comprised of LIBO Loans.

“LIBO Loan” shall mean any Loan bearing interest at a rate determined by reference to the Adjusted LIBO Rate in accordance with the provisions of Article II.

“LIBO Rate” means:

(a) for any Interest Period with respect to a LIBO Loan, the rate per annum equal to the London Interbank Offered Rate (“LIBOR”) or a comparable or successor rate, which rate is approved by the Administrative Agent, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, or

(b) for any interest calculation with respect to a Prime Rate Loan on any date, the rate per annum equal to LIBOR, at or about 11:00 a.m., London time determined two Business Days prior to such date for Dollar deposits with a term of one month commencing that day; and

(c) if the LIBO Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement;

provided that to the extent a comparable or successor rate is approved by the Administrative Agent in connection herewith, the approved rate shall be applied in a manner consistent with market practice; provided, further that to the extent such market practice is not administratively feasible for the Administrative Agent, such approved rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any Capitalized Lease having substantially the same economic effect as any of the foregoing) whether or not filed, recorded or perfected under Applicable Law, and in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Liquidation” means the exercise by the Administrative Agent or the Collateral Agent of those rights and remedies accorded to the Administrative Agent or the Collateral Agent under the Loan Documents and Applicable Law as a creditor of the Loan Parties, including (after the occurrence and during the continuation of an Event of Default) the conduct by any or all of the Loan Parties, acting with the consent of the Administrative Agent, of any public, private or “Going-Out-Of-Business Sale” or other Disposition of Collateral for the purpose of liquidating the Collateral. Derivations of the word “Liquidation” (such as “Liquidate”) are used with like meaning in this Agreement.

“Loans” means all Revolving Credit Loans (including Tranche A Loans and FILO Loans), Swingline Loans and the ABL Term Loans[ ~~(if applicable)~~].

“Loan Account” has the meaning provided in SECTION 2.20.

“Loan Documents” means this Agreement, the Notes, the Letters of Credit, the Fee Letter, the ABL Term Loan Fee Letter, all Borrowing Base Certificates, the Blocked Account Agreements, the Credit Card Notifications, the Security Documents, the Facility Guarantees, and the Intercreditor Agreement, each as amended and in effect from time to time.

“Loan Party” or “Loan Parties” means the Borrowers and the Facility Guarantors.

“Management Stockholders” shall mean the members of management of Holdings, the Lead Borrower or any of its Subsidiaries who are investors in Holdings or any direct or indirect parent thereof.

“Margin Stock” has the meaning assigned to such term in Regulation U.

“Master Agreement” has the meaning specified in the definition of “Swap Contract.”

“Material Adverse Effect” means any event, facts, development, circumstances, or effect that, individually or in the aggregate with all other facts, events, circumstances, developments, and effects has a material adverse effect on (i) the business, operations, assets, liabilities (actual or contingent) or financial condition of the Loan Parties taken as a whole, or (ii) the validity or enforceability of this Agreement or the other Loan Documents, taken as a whole, or the rights or remedies of the Secured Parties hereunder or thereunder, taken as a whole.

“Material DDA” has the meaning given to such term in SECTION 2.18(c)(ii).

“Material Indebtedness” means Indebtedness (other than the Obligations) of the Loan Parties, individually or in the aggregate, having an aggregate principal amount exceeding $25,000,000. In any event, all Indebtedness under the Senior Notes and the Term Loan Facility shall be deemed Material Indebtedness, regardless of the outstanding balance thereunder from time to time.

“Material Leased Real Estate” means Real Estate (x) that is subject to a Lien in favor of the Term Loan Agent (or any other agent or trustee with respect to any Permitted Refinancing of the Term Loan Facility) or (y) in the event that the Term Loan Facility or any Permitted Refinancing thereof is no longer outstanding, (i) that is leased by any Loan Party, (ii) that is located in the United States and, (iii) that is used as a distribution center in connection with the business of the Lead Borrower and its Restricted Subsidiaries and (iv) the failure of which to operate could reasonably be expected to materially and adversely affect the ordinary conduct of the business of the Lead Borrower and its Restricted Subsidiaries, taken as a whole.

“Material Owned Real Estate” means Real Estate (x) that is subject to a Lien in favor of the Term Loan Agent (or any other agent or trustee with respect to any Permitted Refinancing of the Term Loan Facility) or (y) in the event that the Term Loan Facility or any Permitted Refinancing thereof is no longer outstanding, (i) that is owned in fee by a Loan Party, (ii) is located in the United States and (iii) has a fair market value in excess of $5,000,000, with respect to any newly acquired Real Estate, at the time of its acquisition or, with respect to any Real Estate owned by an entity that becomes a Loan Party, at the time such Person becomes a Loan Party, in each case, as reasonably estimated by the Lead Borrower in good faith.

“Material Real Estate” shall mean any Material Owned Real Estate or Material Leased Real Estate.

“Maturity Date” means (a) with respect to the Commitments, the earlier of (x) to the extent the Term Loan Facility (and any Permitted Refinancing thereof) and the Senior Notes (and any Permitted Refinancing thereof) have not been paid off in full, the date that is 60 days prior to the earliest scheduled final maturity date of any tranche under the Term Loan Facility (or any Permitted Refinancing thereof) or the Senior Notes (or any Permitted Refinancing thereof) (as any such scheduled final maturity date may be extended from time to time in accordance with the terms of the Term Loan Facility (or any Permitted Refinancing thereof) or the Senior Notes (or any Permitted Refinancing thereof), as applicable, and this Agreement) (provided that the scheduled final maturity date for any tranche (such tranche, the “Subject Tranche”) under the Term Loan Facility (or any Permitted Refinancing thereof) or the Senior Notes (or any Permitted Refinancing thereof) shall be disregarded for purposes of this clause (x) so long as the aggregate outstanding principal amount of all tranches under the Term Loan Facility (or any Permitted Refinancing thereof) and the Senior Notes (or any Permitted Refinancing thereof) (including the Subject Tranche and any otherwise disregarded tranche) scheduled to mature on or prior to such Subject Tranche’s scheduled final maturity date is equal to or less than $25,000,000) and (y) September 24, 2020; provided that, the Administrative Agent may on any date establish and maintain a Reserve in an amount equal to the aggregate outstanding amount of each tranche under the Term Loan Facility (or any Permitted Refinancing thereof) or Senior Notes (or any Permitted Refinancing thereof) with a scheduled final maturity date (as then in effect) that is 60 days or less from such date; (b) with respect to any Class of Extended Commitments, the final maturity date as specified in the applicable Extension Offer accepted by the respective Lender or Lenders; and (c) with respect to the ABL Term Loans, the [~~later of (x~~]earlier of (i) the date provided in the immediately preceding clause (a) and (ii) September 24, 2020[ ~~and (y) the maturity date set forth in the ABL Term Loan Amendment~~]; provided that, in each case, if any such day is not a Business Day, the applicable Maturity Date shall be the Business Day immediately succeeding such day.

“Maximum Rate” has the meaning provided in SECTION 9.10.

“Maximum Revolving Insolvency Amount” means the sum of (i) the lesser of (A) the FILO Borrowing Base (or, if the FILO Commitments have been terminated and the FILO Loans repaid, the then Tranche A Borrowing Base), minus the minimum Availability required to be maintained under SECTION 6.16(b), and (B) the ABL Term Borrowing Base, minus the minimum Combined Availability required to be maintained under SECTION 6.16(a) minus the then outstanding principal amount of the ABL Term Obligations, plus (ii) Permitted Overadvances that satisfy the requirements contained in clauses (a), (b), or (c), and (d)(ii) and (e) of the definition thereof, plus (iii) in addition to the Permitted Overadvances described in clause (ii), Permitted Overadvances described that satisfy the requirements contained in clauses (a), (b), or (c), and (d)(ii) of the definition thereof to fund (A) payroll in an amount not to exceed the aggregate amount required (and actually used) to fund payroll requests of the Loan Parties for a two-week period and (B) rent at the Loan Parties’ distribution centers and warehouses for a one-month period, plus (iv) after the commencement of any proceeding with respect to Debtor Relief Laws by or against any Loan Party, an amount not to exceed the result of (1) five percent (5.0%) of the FILO Borrowing Base (or, if the FILO Commitments have been terminated and the FILO Loans repaid, the then Tranche A Borrowing Base) minus (2) the then outstanding amount of any Permitted Overadvances, provided that the amount set forth in this clause (iv) shall not be less than zero, plus (v) the amount of all Inadvertent Overadvances.

“Merger” has the meaning provided in the Existing Credit Agreement.

“Merger Agreement” means that certain Agreement and Plan of Merger, dated as of October 11, 2010, by and among Giraffe Holding, Inc., Merger Sub and the Company.

“Merger Sub” means Giraffe Acquisition Corporation.

“Minimum Extension Condition” has the meaning provided in SECTION 2.27(c).

“Minority Lenders” has the meaning provided in SECTION 9.01.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Mortgage Policies” shall have the meaning given to such term in the definition of “Collateral and Guarantee Requirement”.

“Mortgaged Property” shall have the meaning given to such term in the definition of “Collateral and Guarantee Requirement”.

“Mortgages” means the mortgages, charge/mortgage of land, collateral mortgages, immovable hypothecs, and deeds of trust and any other security documents granting a Lien on Real Estate between the Loan Party owning the Real Estate encumbered thereby and the Collateral Agent for its own benefit and the benefit of the other Secured Parties.

“MLPF&S” means Merrill Lynch, Pierce, Fenner & Smith Incorporated, and its Subsidiaries and Affiliates.

“Multiemployer Plan” means any multiemployer plan, as defined in Section 4001(a)(3) of ERISA and subject to the provisions of Title IV of ERISA, to which any Loan Party or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Restricted Payments.

“Net Proceeds” means,

(a) with respect to the Disposition of any asset by the Lead Borrower or any Restricted Subsidiary or any Casualty Event, the excess, if any, of (i) the sum of cash and Cash Equivalents received in connection with such Disposition or Casualty Event (including any cash or Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received and, with respect to any Casualty Event, any insurance proceeds or condemnation awards in respect of such Casualty Event actually received by or paid to or for the account of the Lead Borrower or any Restricted Subsidiary) over (ii) the sum of (A) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness that is secured by the asset subject to such Disposition or Casualty Event, but only to the extent that the Lien securing such Indebtedness is senior to the Lien of the Collateral Agent and that is required to be repaid (and is timely repaid) in connection with such Disposition or Casualty Event (other than Indebtedness under the Loan Documents), (B) the out-of-pocket expenses (including attorneys’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, other expenses and brokerage, consultant and other fees) actually incurred by the Lead Borrower or such Restricted Subsidiary in connection with such Disposition or Casualty Event, (C) taxes paid or reasonably estimated to be actually payable in connection therewith (provided, that, if the amount of any estimated taxes exceeds the amount of taxes actually required to be paid in cash, the aggregate amount of such excess shall constitute Net Proceeds at the time such taxes are actually paid), provided that the Administrative Agent may, in its commercially reasonable discretion, establish an Availability Reserve in the amount of any taxes so deducted in calculating Net Proceeds, and (D) any reserve for adjustment in respect of (x) the sale price of such asset or assets established in accordance with GAAP and (y) any liabilities associated with such asset or assets and retained by the Lead Borrower or any Restricted Subsidiary after such sale or other Disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction and it being understood that “Net Proceeds” shall include any cash or Cash Equivalents (i) received upon the Disposition of any non-cash consideration received by the Lead Borrower or any Restricted Subsidiary in any such Disposition and (ii) upon the reversal (without the satisfaction of any applicable liabilities in cash in a corresponding amount) of any reserve described in clause (D) of the preceding sentence or, if such liabilities have not been satisfied in cash and such reserve is not reversed within three hundred and sixty-five (365) days after such Disposition or Casualty Event, the amount of such reserve; and

(b) with respect to the incurrence or issuance of any Capital Stock or Indebtedness by the Lead Borrower or any Restricted Subsidiary, the excess, if any, of (i) the sum of the cash received in connection with such incurrence or issuance over (ii) the sum of (a) the investment banking fees, underwriting discounts, commissions, costs and other out-of-pocket expenses and other expenses, incurred by the Lead Borrower or such Restricted Subsidiary in connection with such incurrence or issuance and (b) taxes paid or reasonably estimated to be actually payable in connection therewith, provided, that, if the amount of any such estimated taxes exceeds the amount of taxes actually required to be paid in cash in respect of such Disposition or Casualty Event, the aggregate amount of such excess shall constitute Net Proceeds at the time such taxes are actually paid.

“New Lending Office” shall have the meaning provided in SECTION 2.23(e)(i).

“NFIP” shall have the meaning given to such term in the definition of “Collateral and Guarantee Requirement”.

“Noncompliance Notice” shall have the meaning provided in SECTION 2.06(b).

“Non-Core Business Segment” means any business segment or separate department of the Loan Parties which contributed less than 5% of Consolidated EBITDA of the Loan Parties as of the Fiscal Year immediately prior to the date of such calculation.

“Non-Extended Commitments” shall have the meaning provided in SECTION 2.27(b).

“Notes” means, collectively, (i) Revolving Credit Notes, (ii) the Swingline Note, and (iii) ABL Term Notes[ ~~(if applicable)~~], each as may be amended, supplemented or modified from time to time.

“Not Otherwise Applied” means, with reference to any amount of Net Proceeds of any transaction or event, that such amount (a) was not required to be applied to prepay the Loans pursuant to SECTION 2.17, and (b) was not previously applied in determining the permissibility of a transaction under the Loan Documents where such permissibility was (or may have been) contingent on receipt of such amount or utilization of such amount for a specified purpose. The Lead Borrower shall promptly notify the Administrative Agent of any application of such amount as contemplated by (b) above.

“NPL” means the National Priorities List under CERCLA.

“Obligations” means (i) prior to the [~~effectiveness of the ABL Term Loan~~]Second Amendment Effective Date, the Revolving Obligations and (ii) after the [~~effectiveness of the ABL Term Loan~~]Second Amendment Effective Date, collectively, the Revolving Obligations and the ABL Term Obligations, provided that the Obligations shall exclude any Excluded Swap Obligations.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; (c) with respect to any unlimited liability company, the memorandum of association, and (d) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other A/R Advance Rate” means from the Second Amendment Effective Date until the earlier of (a) the occurrence of a Specified Default; and (b) November 29, 2016, one hundred and five percent (105%) and on and after the earlier to occur of (a) a Specified Default; or (b) November 30, 2016, zero percent (0%).

“Other Inventory Advance Rate” means one hundred and five percent (105%) provided that, and subject to the immediately following sentence, if (a) a Specified Default occurs; or (b) (i) Availability is less than $50,000,000 at any time and (ii) Consolidated EBITDA on a trailing twelve month basis as shown on the most recently delivered EBITDA Certificate delivered as provided in SECTION 5.02(b)(ii), (x) as at the end of any Fiscal Month during the period from the Second Amendment Effective Date to January 28, 2017, is less than $60,000,000, or (y) as at the end of any Fiscal Month thereafter is less than $85,000,000, then on the first date thereafter that either (a) or both (b)(i) and (ii) have occurred the ABL Term Borrowing Base and the Borrowing Base Certificate shall be deemed automatically amended and the Administrative Agent will take the appropriate action to reflect that such rate will thereafter be zero percent (0%); provided that the Administrative Agent shall not be responsible for taking such action in the absence of written notice from a Lender or the ABL Term Loan Agent. Notwithstanding the foregoing, if (i) Availability has exceeded the amount required in clause (b)(i) above for forty-five (45) consecutive days and (ii) Consolidated EBITDA has exceeded the amount required under clause (b)(ii) above for sixty (60) consecutive days, then, on the date that such first occurs, the “Other Inventory Advance Rate” shall revert to advance rate in effect immediately prior to such reduction to zero percent (0%).

“Other Liabilities” means outstanding liabilities with respect to or arising from (a) any Cash Management Services furnished to any of the Loan Parties or any of their Subsidiaries and/or (b) any transaction which arises out of any Bank Product entered into with any Loan Party or any of their Subsidiaries, as each may be amended from time to time.

“Other Secured Swap Providers” means Credit Suisse AG, Cayman Islands Branch, Credit Suisse Securities (USA) LLC, and Morgan Stanley Capital Services Inc.

“Other Taxes” means any and all current or future stamp or documentary Taxes or any other excise or property Taxes, charges or similar levies in the nature of a Tax arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document, but not including, for the avoidance of doubt, any Excluded Taxes.

“Overadvance” means a Revolving Credit Loan, advance, or providing of credit support (such as the issuance of a Letter of Credit) to the Borrowers to the extent that, immediately after the making of such loan or advance or the providing of such credit support, Availability is less than zero.

“Participant” shall have the meaning provided in SECTION 9.07(d).

“Payment Conditions” means, at the time of determination with respect to a Specified Payment, that (a) no Event of Default then exists or would arise as a result of the entering into such transaction or the making of such payment, (b) the Pro Forma Availability Condition shall have been satisfied after giving effect to such Specified Payment, and (c) after giving effect to such Specified Payment, the Consolidated Fixed Charge Coverage Ratio, on a Pro Forma Basis for the four Fiscal Quarters most recently preceding such transaction or payment (provided that, if any such transaction or payment is to be consummated within thirty (30) days after the end of any Fiscal Quarter, such calculation shall be made with respect to the four Fiscal Quarters most recently preceding such transaction or payment for which financial statements have been required to be delivered pursuant to SECTIONS 5.01(a) and (b) hereof), is equal to or greater than 1.00:1.00. In accordance with SECTION 5.02(i) hereof, at least five (5) Business Days prior to the making of any Specified Payment, the Loan Parties shall deliver to the Administrative Agent evidence reasonably satisfactory to the Administrative Agent that the conditions contained in clauses (b) and (c) have been satisfied. Notwithstanding anything to the contrary contained in this definition, the Loan Parties shall not be required to comply with the requirements of clause (c) contained herein in order to satisfy the “Payment Conditions” if Availability following, and immediately after giving effect to, such Specified Payment, will be greater than twenty-five percent (25%) of the lesser of (x) the then FILO Borrowing Base [~~(~~]or, if the FILO Commitments have been terminated, the then Tranche A Borrowing Base[~~),~~] and (y) the then Revolving Credit Ceiling.

“Payment Intangibles” has the meaning assigned to such term in the Security Agreement.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Permitted Acquisition” means an Acquisition in which each of the following conditions are satisfied:

(a) No Event of Default then exists or would arise from the consummation of such Acquisition;

(b) If the Acquisition is an Acquisition of Capital Stock, the Person being acquired shall become a Subsidiary of the Lead Borrower and, unless such Subsidiary is designated as an Unrestricted Subsidiary in accordance with SECTION 5.14, such Subsidiary shall (i) become a Loan Party and (ii) provide security to the Collateral Agent, in each of (i) and (ii), if and to the extent required by SECTION 5.11;

(c) Any material assets acquired shall be utilized in, and if the Acquisition involves a merger, amalgamation, consolidation or stock acquisition, the Person which is the subject of such Acquisition shall be engaged in, a business otherwise permitted to be engaged in by a Borrower under this Agreement; and

(d) The Borrowers shall have satisfied the Payment Conditions.

“Permitted Discretion” means a determination made by the Administrative Agent or the Collateral Agent (as applicable) in good faith in the exercise of its reasonable (from the perspective of an asset-based lender) business judgment.

“Permitted Disposition” shall have the meaning set forth in SECTION 6.05.

“Permitted Encumbrances” has the meaning set forth in SECTION 6.01.

“Permitted Equity Issuance” means any sale or issuance of any Capital Stock of Lead Borrower to the extent permitted hereunder (including any capital contribution).

“Permitted Holder” means any of the Investors; provided that if the Management Stockholders own beneficially or of record more than ten percent (10%) of the outstanding voting stock of Holdings in the aggregate at any time, for purposes of any determination of Permitted Holders (including pursuant to the definition of “Change of Control”) at such time, the Management Stockholders shall be deemed to hold ten percent (10%) of the outstanding voting stock of Holdings at such time.

“Permitted Indebtedness” has the meaning set forth in SECTION 6.03.

“Permitted Investments” has the meaning set forth in SECTION 6.02.

“Permitted Overadvance” means an [~~Overadvance~~]extension of credit hereunder (whether in the form of a Revolving Credit Loan, the issuance of a Letter of Credit, or an advance made by the Administrative Agent), in its reasonable discretion, which:

(a) Is made to maintain, protect or preserve the Collateral and/or the Revolving Secured Parties’ rights under the Loan Documents or which is otherwise for the benefit of the Revolving Secured Parties; or

(b) Is made to enhance the likelihood of, or maximize the amount of, repayment of any Revolving Obligation; or

(c) Is made to pay any other amount chargeable to any Borrower hereunder;[ ~~and~~ ]

(d) after giving effect to such extension of credit, either (i) an Overadvance would exist or (ii) the Borrowers would not be in compliance with Section 6.16; and

(e) Together with all other Permitted Overadvances then outstanding, shall not (i) exceed five percent (5%) of the then FILO Borrowing Base (or, if the FILO Commitments have been terminated and all FILO Loans have been repaid, the then Tranche A Borrowing Base) each at the time, in the aggregate outstanding at any time or (ii) unless a Liquidation is taking place, remain outstanding for more than forty-five (45) consecutive Business Days;

provided however, that the foregoing shall not (i) modify or abrogate any of the provisions of (A) SECTION 2.13(e) regarding any Revolving Credit Lender’s obligations with respect to Letter of Credit Disbursements, or (B) SECTION 2.06 and SECTION 2.22 regarding any Revolving Credit Lender’s obligations with respect to participations in Swingline Loans and settlements thereof, or (ii) result in any claim or liability against the Administrative Agent (regardless of the amount of any Overadvance) for “inadvertent Overadvances” (i.e., where an Overadvance results from changed circumstances beyond the control of the Administrative Agent (such as a reduction in the collateral value)), and further provided that in no event shall the Administrative Agent make an Overadvance, if after giving effect thereto, the principal amount of the Revolving Credit Extensions would exceed the aggregate of the Commitments (as in effect prior to any termination of the Commitments pursuant to SECTION 7.01 hereof).

“Permitted Refinancing” means, with respect to any Person, any modification, refinancing, refunding, renewal or extension of any Indebtedness of such Person; provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed or extended except by an amount equal to unpaid accrued interest and premium thereon (including tender premiums) plus other amounts paid, and fees and expenses incurred (including upfront fees and original issue discount), in connection with such modification, refinancing, refunding, renewal or extension and by an amount equal to any existing commitments unutilized thereunder, (b) other than with respect to a Permitted Refinancing in respect of Indebtedness permitted pursuant to SECTION 6.03(e), such modification, refinancing, refunding, renewal or extension has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, refunded, renewed or extended (except by virtue of prior amortization or prior prepayments of the Indebtedness being modified, refinanced, refunded, renewed or extended), (c) other than with respect to a Permitted Refinancing in respect of Indebtedness permitted pursuant to SECTION 6.03(e), at the time thereof, no Event of Default shall have occurred and be continuing, (d) such modification, refinancing, refunding, renewal or extension shall not include: (i) Indebtedness of a Subsidiary of the Lead Borrower that is not a Facility Guarantor or a Borrower that refinances Indebtedness of the Lead Borrower; (ii) Indebtedness of a Subsidiary of the Lead Borrower that is not a Facility Guarantor or a Borrower that refinances Indebtedness of a Facility Guarantor or a Borrower; or (iii) Indebtedness of the Lead Borrower or a Restricted Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary, (e) the collateral, if applicable, granted pursuant to any such refinancing Indebtedness is the same or less than the collateral under the Indebtedness being extended, renewed or replaced, (f) to the extent such Indebtedness being modified, refinanced, refunded, renewed or extended is subordinated in right of payment to the Obligations, (i) such modification, refinancing, refunding, renewal or extension is subordinated in right of payment to the Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed or extended, and (ii) the terms and conditions (including, if applicable, as to collateral but excluding as to subordination, interest rate, redemption premium and optional prepayment or optional redemption) of any such modified, refinanced, refunded, renewed or extended Indebtedness, taken as a whole, are not materially less favorable to the Loan Parties and/or the Lenders than the terms and conditions of the Indebtedness being modified, refinanced, refunded, renewed or extended and (g) to the extent that the holders of such Indebtedness being modified, refinanced, refunded, renewed or extended are subject to an intercreditor agreement or arrangement with the Lenders, the holders of such refinancing Indebtedness shall enter into a similar intercreditor agreement or arrangement with the Lenders on terms no less favorable to the Lenders as those contained in the intercreditor agreement or arrangement governing the Indebtedness being modified, refinanced, refunded, renewed or extended (as determined by the Administrative Agent in its reasonable discretion).

“Person” means any natural person, corporation, limited liability company, unlimited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by any Loan Party or any ERISA Affiliate or to which any Loan Party or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five (5) plan years.

“Platform” has the meaning given to such term in the last paragraph of SECTION 5.02.

“Pre-Close Flood Documents” shall have the meaning given to such term in the definition of “Collateral and Guarantee Requirement”.

“Prime Rate” means, as to any applicable Borrowing existing on or after the Closing Date for any day, the highest of: (a) the variable annual rate of interest then most recently announced by Bank of America, N.A. at its head office in Charlotte, North Carolina as its “prime rate”; (b) the Federal Funds Effective Rate in effect on such day plus one-half of one percent (0.50%) per annum; or (c) the Adjusted LIBO Rate (calculated utilizing the LIBO Rate for a one-month Interest Period as determined on such day) plus one percent (1.00%) per annum. The “prime rate” is a reference rate and does not necessarily represent the lowest or best rate being charged by Bank of America, N.A. to any customer. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate or the LIBO Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations thereof in accordance with the terms hereof, the Prime Rate shall be determined without regard to clauses (b) or (c), as applicable, of the first sentence of this definition, until the circumstances giving rise to such inability no longer exist. Any change in the Prime Rate due to a change in Bank of America’s “prime rate”, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective on the effective date of such change in Bank of America’s Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, respectively.

“Prime Rate Loan” means any[ ~~Revolving Credit~~] Loan bearing interest at a rate determined by reference to the Prime Rate in accordance with the provisions of Article II.

“Pro Forma Availability” shall mean, for any date of calculation, Availability as of the date of any Specified Payment or RP Payment, as applicable, and the projected Availability at the end of each Fiscal Month during any projected six (6) Fiscal Months. For certainty, so long as any amount of the ABL Term Loan remains outstanding, Availability shall be calculated for the purposes of this definition as the lesser of (a) “Availability” calculated pursuant to clause (x) of the definition thereof and (b) Combined Availability, in each case, with respect to each applicable measurement period for determining Pro Forma Availability.

“Pro Forma Availability Condition” shall mean, for any date of calculation with respect to any Specified Payment or RP Payment, as applicable, the Pro Forma Availability following, and after giving effect to, such Specified Payment or RP Payment, as applicable, will be equal to or greater than the greater of (a) fifteen percent (15%) of the lesser of (x) the then FILO Borrowing Base [~~(~~]or if the FILO Commitments have been terminated, the then Tranche A Borrowing Base[~~)~~], and (y) the then Revolving Credit Ceiling and (b) $35,000,000.

“Pro Forma Basis” and “Pro Forma Compliance” shall have the meanings given such terms in SECTION 1.10.

“Pro Rata Percentage” means, with respect to each Lender, at any time the percentage (carried out to the ninth decimal place) of the sum of the Commitments and the ABL Term Loan represented by such Lender’s Commitments and ABL Term Loan at such time (or if the Commitments have been terminated, the percentage of Credit Extensions).

“Projections” shall have the meaning given such term in SECTION 5.01(d).

“Public Company Costs” means costs relating to compliance with the Sarbanes-Oxley Act of 2002, as amended, and other expenses arising out of or incidental to the Company’s status as a public company prior to November 23, 2010, including costs, fees and expenses (including legal, accounting and other professional fees) relating to compliance with provisions of the Securities Act and the Exchange Act, as applicable to companies with equity securities held by the public, the rules of national securities exchange companies with listed equity securities, directors’ compensation, fees and expense reimbursement, shareholder meetings and reports to shareholders, directors’ and officers’ insurance and other executive costs, legal and other professional fees, and listing fees in each case incurred or accrued prior to November 23, 2010.

“Purchase Option Event” has the meaning provided in SECTION 9.01.

“Public Lender” has the meaning given to such term in the last paragraph of SECTION 5.02.

“Qualified Capital Stock” means any Capital Stock that is not Disqualified Capital Stock.

“Qualified Cash” means unrestricted cash or Cash Equivalents of the Loan Parties that are subject to the valid, enforceable and first priority perfected security interest of the Collateral Agent in a concentration account maintained by the Administrative Agent at Bank of America as to which access is restricted on terms and conditions reasonably acceptable to the Administrative Agent and the ABL Term Loan Agent.

“Qualified Cash Advance Rate” means one hundred percent (100%).

“Qualified ECP Guarantor” shall mean, at any time, each Loan Party with total assets exceeding $10,000,000 or that qualifies at such time as an “eligible contract participant” under the Commodity Exchange Act and can cause another person to qualify as an “eligible contract participant” at such time under §1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Qualifying IPO” means the issuance by Holdings, any direct or indirect parent thereof or the Lead Borrower of its common Capital Stock in an underwritten primary public offering (other than a public offering pursuant to a registration statement on Form S-8) pursuant to an effective registration statement filed with the SEC in accordance with the Securities Act (whether alone or in connection with a secondary public offering).

“Real Estate” means all Leases and all land, tenements, hereditaments and any estate or interest therein, together with the buildings, structures, parking areas, and other improvements thereon (including all fixtures), now or hereafter owned by any Loan Party, including all easements, rights-of-way, and similar rights relating thereto and all leases, tenancies, and occupancies thereof.

“Register” has the meaning provided in SECTION 9.07(c).

“Regulation U” means Regulation U of the FRB as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation X” means Regulation X of the FRB as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective partners, directors, officers, employees, agents, trustees and advisors of such Person and such Person’s Affiliates.

“Release” has the meaning provided in Section 101(22) of CERCLA.

“Reports” has the meaning provided in SECTION 8.14.

“Required Lenders” means, at any time, Lenders (other than Delinquent Lenders) having Commitments and holding ABL Term Loans aggregating more than fifty percent (50%) of the sum of the Total Commitments and the principal amount of the ABL Term Loans outstanding, or if the Commitments have been terminated, Lenders (other than Delinquent Lenders) whose percentage of the outstanding Credit Extensions (calculated assuming settlement and repayment of all Swingline Loans by the Revolving Credit Lenders) aggregate more than fifty percent (50%) of all such Credit Extensions.

“Required Revolving Lenders” means, at any time, Revolving Credit Lenders (other than Delinquent Lenders) having Commitments aggregating more than fifty percent (50%) of the sum of the Total Commitments, or if the Commitments have been terminated, Revolving Credit Lenders (other than Delinquent Lenders) whose percentage of the outstanding Revolving Credit Extensions (calculated assuming settlement and repayment of all Swingline Loans by the Revolving Credit Lenders) aggregate more than fifty percent (50%) of all such Revolving Credit Extensions.

“Required Term Lenders” means, at any time, ABL Term Lenders holding ABL Term Loans aggregating more than fifty percent (50%) of the sum of the principal balance of all ABL Term Loans outstanding.

“Reserves” means all (if any) Inventory Reserves, Availability Reserves, Cash Management Reserves, Bank Product Reserves, reserves for Customer Credit Liabilities and reserves imposed pursuant to the definition of “Maturity Date”.

“Responsible Officer” means the chief executive officer, president, vice president, chief financial officer, treasurer or assistant treasurer, director of treasury or other similar officer of a Loan Party and, as to any document delivered on the Closing Date, any secretary or assistant secretary of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Capital Stock of the Lead Borrower or any Restricted Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such Capital Stock, or on account of any return of capital to the Lead Borrower’s or any Restricted Subsidiary’s stockholders, partners or members (or the equivalent Persons thereof).

“Restricted Subsidiary” means any Subsidiary of Holdings other than an Unrestricted Subsidiary.

“Revolving Credit Ceiling” means the amount of the Total Commitments from time to time in effect. On the Closing Date, the Revolving Credit Ceiling is $225,000,000, as such amount may be increased or reduced in accordance with the terms of this Agreement.

“Revolving Credit Extensions” as of any day, shall be equal to the sum of (a) the principal balance of all Revolving Credit Loans (including Swingline Loans) then outstanding, and (b) the then amount of the Letter of Credit Outstandings.

“Revolving Credit Lender” means, at any time, any Lender that has a Commitment at such time, or, if the Commitments have terminated, Revolving Credit Extensions.

“Revolving Credit Loans” means all loans at any time made by any Revolving Credit Lender (including, without limitation, Tranche A Loans and FILO Loans) pursuant to Article II and, to the extent applicable, shall include Swingline Loans made by the Swingline Lender pursuant to SECTION 2.06.

“Revolving Credit Notes” means the promissory notes of the Borrowers substantially in the form of Exhibit D-1, each payable to a Revolving Credit Lender, evidencing the Revolving Credit Loans made to the Borrowers.

“Revolving Credit Party” means (a) the Revolving Credit Lenders, (b) the Administrative Agent and the Collateral Agent and their respective Affiliates and branches, (c) each Issuing Bank, (d) the Arranger and its Affiliates and branches and (e) the successors and permitted assigns of each of the foregoing.

“Revolving Default Rate” has the meaning provided in SECTION 2.12(a).

“Revolving Obligations” means (x) advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party and its Subsidiaries arising under any Loan Document (or otherwise) with respect to any Revolving Credit Loan, Swingline Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including charges, interest, expenses, fees, attorneys’ fees, indemnities and other amounts that accrue after the commencement by or against any Loan Party or Subsidiary of any proceeding under the Bankruptcy Code or any other federal, state, or provincial bankruptcy, insolvency, receivership or similar law, naming such Person as the debtor in such proceeding, regardless of whether such charges, interest, expenses, fees, attorneys’ fees, indemnities and other amounts are allowed claims in such proceeding, and (y) obligations of any Loan Party and its Subsidiaries arising with respect to any Other Liabilities, provided that the Revolving Obligations shall exclude any Excluded Swap Obligations. Without limiting the generality of the foregoing, the Revolving Obligations of the Loan Parties under the Loan Documents (and of their Subsidiaries to the extent they have obligations to the Revolving Credit Parties under the Loan Documents) include (a) the obligation (including guarantee obligations) to pay principal, interest, Letter of Credit commissions, reimbursement obligations, charges, expenses, fees, attorneys’ fees, indemnities and other amounts payable by any Loan Party or its Subsidiaries under any Loan Document to any Revolving Credit Party, including charges, interest, expenses, fees, attorneys’ fees, indemnities and other amounts that accrue after the commencement by or against any Loan Party or Subsidiary of any proceeding under the Bankruptcy Code or any other federal, state, or provincial bankruptcy, insolvency, receivership or similar law, naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding, and (b) the obligation of any Loan Party or any of its Subsidiaries to reimburse any amount in respect of any of the foregoing that any Revolving Credit Party, in its sole discretion, may elect to pay or advance on behalf of such Loan Party or such Subsidiary in accordance with, and to the extent permitted, by the Loan Documents, provided that the Revolving Obligations shall exclude any Excluded Swap Obligations.

“Revolving Purchase Date” has the meaning provided in SECTION 9.01.

“Revolving Purchase Notice” has the meaning provided in SECTION 9.01.

“Revolving Purchasing Creditors” has the meaning provided in SECTION 9.01.

“Revolving Secured Party” means (a) each Revolving Credit Party, (b) any Person providing Cash Management Services or entering into or furnishing any Bank Products to or with any Loan Party or any of their Subsidiaries, (c) the beneficiaries of each indemnification obligation in respect of the Revolving Credit Facility undertaken by any Loan Party under any Loan Document, and (d) the successors and, subject to any limitations contained in this Agreement, assigns of each of the foregoing.

“RP Payment” means any Restricted Payment or other transaction made subject to satisfaction of the RP Payment Conditions or any component thereof.

“RP Payment Conditions” means, at the time of determination with respect to an RP Payment, that (a) no Event of Default then exists or would arise as a result of the making of such RP Payment, (b) the Pro Forma Availability Condition shall have been satisfied after giving effect to such RP Payment, and (c) after giving effect to such RP Payment, the Consolidated Fixed Charge Coverage Ratio, on a Pro Forma Basis for the four Fiscal Quarters most recently preceding such RP Payment (provided that, if any such RP Payment is to be consummated within thirty (30) days after the end of any Fiscal Quarter, such calculation shall be made with respect to the four Fiscal Quarters most recently preceding such RP Payment for which financial statements have been required to be delivered pursuant to SECTIONS 5.01(a) and (b) hereof), is equal to or greater than 1.10:1.00. In accordance with SECTION 5.02(i) hereof, at least five (5) Business Days prior to the making of any RP Payment, the Loan Parties shall deliver to the Administrative Agent evidence reasonably satisfactory to the Administrative Agent that the conditions contained in clauses (b) and (c) have been satisfied. Notwithstanding anything to the contrary contained in this definition, the Loan Parties shall not be required to comply with the requirements of clause (c) contained herein in order to satisfy the “RP Payment Conditions” if Availability following, and immediately after giving effect to, such RP Payment, will be greater than twenty-five percent (25%) of the lesser of ([~~x~~]A) the then FILO Borrowing Base [~~(~~]or, if the FILO Commitments have been terminated, the then Tranche A Borrowing Base[~~),~~] and ([~~y~~]B) the then Revolving Credit Ceiling.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended.

“Sanction(s)” means any sanction administered or enforced by the United States Department of State or OFAC.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.

“SEC” means the Securities and Exchange Commission or any Governmental Authority succeeding to any of its principal functions.

“Second Amendment” means the Second Amendment to Amended and Restated Credit Agreement, dated as of April 22, 2016, by and among the Borrowers, the Facility Guarantors, the Lenders, the Agents, the ABL Term Loan Agent and the other parties party thereto.

“Second Amendment Effective Date” means April 22, 2016.

“Secured Party” means each ABL Term Secured Party and each Revolving Secured Party. Where reference is made to the applicable Secured Parties, such reference shall mean, as the context requires, the ABL Term Secured Parties or the Revolving Secured Parties.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Agreement” means the Security Agreement dated as of the Initial Closing Date among the Loan Parties and the Collateral Agent for its benefit and for the benefit of the other Secured Parties, as amended and in effect from time to time.

“Security Documents” means the Security Agreement, the Mortgages, the Facility Guarantee and each other security agreement, pledge agreement or other instrument or document executed and delivered pursuant to this Agreement or any other Loan Document that creates a Lien in favor of the Collateral Agent or Administrative Agent to secure any of the Obligations.

“Senior Note Documents” shall mean the indenture under which the Senior Notes are issued and all other instruments, agreements and other documents evidencing or governing the Senior Notes or providing for any Guarantee or other right in respect thereof.

“Senior Notes” means the 9.125% Senior Notes due 2018 issued by the Lead Borrower.

“Settlement Date” has the meaning provided in SECTION 2.22(b).

“Shares” shall mean the shares of common stock, $0.001 par value per share, of the Company.

“Software” has the meaning assigned to such term in the Security Agreement.

“Specified Default” means the occurrence of any Event of Default specified in SECTION 7.01(a), SECTION 7.01(b) (but only with respect to (i) SECTION 2.18(d), (ii) [~~SECTION 2.18(e)~~]SECTION 2.18(e)SECTION 2.18(f), (iii) [~~SECTION 2.18(f)~~][~~, (iv)~~]the third sentence of SECTION 2.18(h), (iv) SECTION 5.01(e), (v) [~~SECTION 5.01(e)~~]SECTION 5.02(b) (solely to the extent arising from the failure to timely deliver an EBITDA Certificate), (vi) SECTION 5.07 (but only with respect to casualty, loss and extended coverage policies maintained with respect to any Collateral), (vii) SECTION 5.17, (viii) [~~SECTION 5.18~~]SECTION 6.15, (ix) SECTION [~~5.19,~~]6.16(a) or (x) [~~SECTION 6.15~~]SECTION 6.16(b), SECTION 7.01(d) (but only with respect to any representation made or deemed to be made by or on behalf of any Loan Party in any Borrowing Base Certificate or any Compliance Certificate), SECTION 7.01(f) or SECTION 7.01(g) hereof.

“Specified Event” means the occurrence of any of the following events:

(a) Any sale, transfer or other Disposition (including pursuant to a sale and leaseback transaction) of any Collateral (other than the transfer of any Collateral among Stores and other locations of the Loan Parties) unless the proceeds therefrom are required to be paid to the holder of a Lien on such property or asset having priority over the Lien of the Collateral Agent; or

(b) Any Casualty Event unless the proceeds therefrom are required to be paid to the holder of a Lien on such property or asset having priority over the Lien of the Collateral Agent.

“Specified Equity Contribution” means any cash contribution to the common equity of the Lead Borrower and/or any purchase or investment in the Capital Stock of the Lead Borrower other than Disqualified Capital Stock.

“Specified Loan Party” means any Loan Party that is not an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to SECTION 9.29).

“Specified Payment” means any Permitted Acquisition, Investment, loan, advance, incurrence of or payment with respect to Indebtedness or other transaction made subject to satisfaction of the Payment Conditions or any component thereof.

“Specified Release Paragraph” has the meaning provided in SECTION 9.01.

“Specified Transaction” shall mean any Investment that results in a Person becoming a Restricted Subsidiary or an Unrestricted Subsidiary, any Permitted Acquisition, any Disposition that results in a Restricted Subsidiary ceasing to be a Subsidiary of the Lead Borrower, any Investment constituting an acquisition of assets constituting a business unit, line of business or division of another Person or a Store or any Disposition of a business unit, line of business or division or a Store of the Lead Borrower or a Restricted Subsidiary, in each case whether by merger, consolidation, amalgamation or otherwise.

“Sponsor” means any of Bain Capital Partners, LLC and its Affiliates, and any fund or partnership managed or advised by any such Person, but not including, however, any portfolio companies of any of the foregoing.

“Sponsor Group” means the Sponsor and the Sponsor Related Parties.

“Sponsor Lender Limitations” means, with respect to the Sponsor Group or any of their respective Affiliates (other than Sponsor Related Investment Funds) that becomes an assignee of any portion of the Obligations, such Person(s) shall have executed and delivered to the Administrative Agent a representation and warranty to the effect that it is not in possession of any information that has not been made available to Lenders generally that could reasonably be expected to be material to a decision to sell such Loans at the time of such assignment in form and substance reasonably satisfactory to the Administrative Agent and a waiver in form and substance reasonably satisfactory to the Administrative Agent pursuant to which such Person(s) acknowledges and agrees that (a) for purposes of any amendment, waiver or modification of any Loan Document or any plan of reorganization that does not in each case adversely affect such Person as its capacity as a Lender in any material respect as compared to other Lenders, such Person will be deemed to have voted in the same proportion as non-affiliated Lenders voting on such matter and (b) it shall have no right (i) to require the Agents or any Lender to undertake any action (or refrain from taking any action) with respect to any Loan Document, (ii) to attend any meeting with the Agents or any Lender or receive any information from the Agents or any Lender, (iii) to the benefit of any advice provided by counsel to the Agents or the other Lenders or to challenge the attorney-client privilege of the communications between the Agents, such other Lenders and such counsel, or (iv) to make or bring any claim, in its capacity as Lender, against any Agent with respect to the fiduciary duties of such Agent or Lender and the other duties and obligations of the Agents hereunder; except, that, no amendment, modification or waiver to any Loan Document shall, without the consent of the Sponsor Group or any of their respective Affiliates, deprive any such Person, as assignee, of its pro rata share of any payments to which the Lenders as a group are otherwise entitled hereunder.

“Sponsor Management Agreement” shall mean that certain Management Agreement, dated as of October 23, 2010, by and among Giraffe Holding, Inc., Merger Sub and Bain Capital Partners, LLC, as in effect on the Initial Closing Date and as the same may be amended, supplemented or otherwise modified in a manner not prohibited hereunder.

“Sponsor Related Investment Funds” means a Sponsor Related Party or an Affiliate thereof which is an investment vehicle that is engaged in making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course and with respect to which Bain Capital Partners, LLC and investment vehicles managed or advised by Bain Capital Partners, LLC that are not engaged primarily in making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course do not, directly or indirectly, make investment decisions for such entity.

“Sponsor Related Parties” means, with respect to any Person, (a) any Controlling stockholder or partner (including, in the case of an individual Person who possesses Control, the spouse or immediate family member of such Person; provided that such Person retains Control of the voting rights, by stockholders agreement, trust agreement or otherwise of the Capital Stock owned by such spouse or immediate family member) or 80% (or more) owned Subsidiary, or (b) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding a 51% or more Controlling interest of which consist of such Person and/or such Persons referred to in the immediately preceding clause (a), or (c) the limited partners of the Sponsors; provided further that “Sponsor Related Parties” does not include Holdings nor any Person in which Holdings holds a Controlling interest.

“Standby Letter of Credit” means any Letter of Credit other than a Commercial Letter of Credit.

“Stated Amount” means at any time the maximum amount for which a Letter of Credit may be honored.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the FRB to which the Administrative Agent is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the FRB). Such reserve percentages shall include those imposed pursuant to such Regulation D. LIBO Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Stockholders’ Agreement” means the Stockholders’ Agreement, dated as of the Initial Closing Date, by and among Giraffe Holding, Inc., Giraffe Intermediate A, Inc., Holdings, the Company, Bain Capital Fund X L.P. and the other investors from time to time party thereto, as in effect on the Initial Closing Date and as the same may be amended, supplemented or otherwise modified in accordance with its terms.

“Store” means any retail store (which includes any real property, fixtures, equipment, inventory and other property related thereto) operated, or to be operated, by any Loan Party or a Restricted Subsidiary.

“Subordinated Indebtedness” means Indebtedness which is expressly subordinated in right of payment to the prior payment in full of the Obligations on terms reasonably acceptable to the Administrative Agent.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company, unlimited liability company, or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise Controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of Holdings.

“Subsidiary Facility Guarantors” means any Person (other than a Borrower) executing a Facility Guarantee which is a Subsidiary of the Lead Borrower, but in all events shall not include (x) the Excluded Subsidiaries and (y) Holdings. As of the Closing Date, there are no Subsidiary Facility Guarantors.

“Successor Lead Borrower” shall have the meaning given to such term in SECTION 6.04(g).

“Supermajority Consent of the FILO Lenders” means the consent of FILO Lenders (other than Delinquent Lenders) holding at least sixty-six and two-thirds percent (66.67%) of the FILO Commitments (other than FILO Commitments held by a Delinquent Lender), or if the FILO Commitments have been terminated, the consent of FILO Lenders (other than Delinquent Lenders) holding at least sixty-six and two-thirds percent (66.67%) of the outstanding FILO Loans (to the extent applicable, calculated assuming settlement and repayment of all Swingline Loans by the FILO Lenders).

“Supermajority Consent of the Revolving Lenders” means the consent of Revolving Credit Lenders (other than Delinquent Lenders) holding at least sixty-six and two-thirds percent (66.67%) of the Commitments (other than Commitments held by a Delinquent Lender), or if the Commitments have been terminated, the consent of Revolving Credit Lenders (other than Delinquent Lenders) holding at least sixty-six and two-thirds percent (66.67%) of the outstanding Revolving Credit Extensions (calculated assuming settlement and repayment of all Swingline Loans by the Revolving Credit Lenders).

“Supporting Obligations” has the meaning assigned to such term in the Security Agreement.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Contract Secured Parties” means, with respect to any Swap Contract, collectively, (a) the Administrative Agent or an Affiliate of the Administrative Agent, (b) any Revolving Credit Lender or any Affiliate of a Revolving Credit Lender, (c) any Person who (i) was a Revolving Credit Lender or an Affiliate of a Revolving Credit Lender at the time such Swap Contract was entered into and who is no longer a Revolving Credit Lender or an Affiliate of a Revolving Credit Lender, and (ii) is, and at all times remains, in compliance with the provisions of SECTION 8.14(a) and (iii) agrees in writing that the Administrative Agent, Collateral Agent and the other Revolving Secured Parties shall have no duty to such Person (other than the payment of any amounts to which such Person may be entitled under SECTION 7.04) and acknowledges that the Administrative Agent, Collateral Agent and the other Revolving Secured Parties may deal with the Loan Parties and the Collateral as they deem appropriate (including the release of any Loan Party or all or any portion of the Collateral) without notice or consent from such Person, whether or not such action impairs the ability of such Person to be repaid its Other Liabilities) and agrees to be bound by SECTION 8.18, and (d) any Other Secured Swap Provider or Affiliate of any Other Secured Swap Provider who (i) is, and at all times remains, in compliance with the provisions of SECTION 8.14(a) and (ii) agrees in writing that the Administrative Agent, Collateral Agent and the other Revolving Secured Parties shall have no duty to such Person (other than the payment of any amounts to which such Person may be entitled under SECTION 7.04) and acknowledges that the Administrative Agent, Collateral Agent and the other Revolving Secured Parties may deal with the Loan Parties and the Collateral as they deem appropriate (including the release of any Loan Party or all or any portion of the Collateral) without notice or consent from such Person, whether or not such action impairs the ability of such Person to be repaid its Other Liabilities) and agrees to be bound by SECTION 8.18.

“Swap Obligations” means with respect to any Loan Party, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Swingline Lender” means Bank of America, N.A., in its capacity as lender of Swingline Loans hereunder to the Borrowers hereunder.

“Swingline Loan” means a Revolving Credit Loan made by the Swingline Lender to the Borrowers pursuant to SECTION 2.06.

“Swingline Loan Ceiling” means $30,000,000, as such amount may be increased or reduced in accordance with the provisions of this Agreement.

“Swingline Note” means the promissory note of the Borrowers substantially in the form of Exhibit E, payable to the Swingline Lender, evidencing the Swingline Loans made by the Swingline Lender to the Borrowers.

“Syndication Agent” means U.S. Bank National Association, in its capacity as Documentation Agent.

“Synthetic Lease” means any lease or other agreement for the use or possession of property creating obligations which do not appear as Indebtedness on the balance sheet of the lessee thereunder but which, upon the insolvency or bankruptcy of such Person, may be characterized as Indebtedness of such lessee without regard to the accounting treatment.

“Taxes” means any and all current or future taxes, levies, imposts, duties (including stamp duties), deductions, charges (including ad valorem charges) or withholdings in the nature of taxes imposed by any Governmental Authority, and any and all interest and penalties related thereto.

“Tender Offer” means a tender offer by Merger Sub to purchase for cash all of the outstanding shares of common stock of the Company, in accordance with the Tender Offer Documents.

“Tender Offer Documents” means (a) the Offer to Purchase for Cash, dated as of October 25, 2010, from Merger Sub to the holders of the outstanding shares of common stock of the Company and (b) all agreements and documents required to be entered into or delivered pursuant to or in connection with such Offer to Purchase for Cash or in connection with the Tender Offer.

“Term Loan Agent” means Credit Suisse AG, Cayman Islands Branch as administrative agent under the Term Loan Facility, and its successors and assigns in such capacity.

“Term Loan Agreement” means that certain Credit Agreement dated as of the Initial Closing Date by and among the Lead Borrower, as borrower, Holdings and the other guarantors party thereto, Credit Suisse AG, Cayman Islands Branch as administrative agent and the lenders identified therein.

“Term Loan Facility” means the term loan facility established pursuant to the Term Loan Agreement, as amended, modified, or supplemented from time to time to the extent permitted pursuant to SECTION 6.13 hereof and pursuant to the Intercreditor Agreement.

“Term Loan Lenders” means the lenders under the Term Loan Facility.

“Term Priority Collateral” has the meaning set forth in the Intercreditor Agreement.

“Termination Date” means (a) with respect to the Revolving Obligations, the earlier to occur of (i) the Maturity Date of the Commitments, or (ii) the date on which the maturity of the Revolving Obligations (other than the Other Liabilities) is accelerated (or deemed accelerated) and the Commitments are irrevocably terminated (or deemed terminated) in accordance with Article VII, and (b) with respect to the ABL Term Obligations, the earlier to occur of (i) the Maturity Date of the ABL Term Loans, or (ii) the date on which the maturity of the ABL Term Obligations is accelerated (or deemed accelerated) in accordance with Article VII.

“Total Commitments” means the aggregate of the Commitments of all Revolving Credit Lenders. The Total Commitments on the Closing Date and on the First Amendment Effective Date are $225,000,000.

“Trade Receivables Advance Rate” means (a) for the Tranche A Borrowing Base and the FILO Borrowing Base, eighty-five percent (85%) and (b) for the ABL Term Borrowing Base, one hundred and five percent (105%).

“Tranche A Borrowing Base” means, at any time of calculation, an amount equal to:

(a) the face amount of Eligible Credit Card Receivables of the Loan Parties multiplied by the Credit Card Advance Rate for the Tranche A Borrowing Base;

plus

(b) the face amount of Eligible Trade Receivables of the Loan Parties multiplied by the Trade Receivables Advance Rate for the Tranche A Borrowing Base;

plus

(c) the Cost of Eligible Inventory of the Loan Parties (other than Eligible In-Transit Inventory), net of Inventory Reserves, multiplied by the Inventory Advance Rate for the Tranche A Borrowing Base multiplied by the Appraised Value of Eligible Inventory of the Loan Parties;

plus

(d) the Cost of Eligible In-Transit Inventory of the Loan Parties, net of Inventory Reserves, multiplied by the Inventory Advance Rate for the Tranche A Borrowing Base multiplied by the Appraised Value of Eligible In-Transit Inventory of the Loan Parties;

plus

(e) with respect to any Eligible Letter of Credit Inventory, the lesser of (x) the Cost of such Eligible Letter of Credit Inventory, net of Inventory Reserves, multiplied by the Inventory Advance Rate for the Tranche A Borrowing Base for such Inventory when completed, multiplied by the Appraised Value of such Eligible Letter of Credit Inventory or (y) the Stated Amount of the Letter of Credit relating to such Eligible Letter of Credit Inventory, multiplied by the Inventory Advance Rate for the Tranche A Borrowing Base, multiplied by the Appraised Value of such Eligible Letter of Credit Inventory;

minus

(f) the then amount of all Availability Reserves and any other Reserves taken in accordance with SECTION 2.03(b).

“Tranche A Commitment” shall mean, with respect to each Tranche A Lender, the commitment of such Tranche A Lender hereunder set forth as its Tranche A Commitment opposite its name on Schedule 1.01 hereto (as it may be amended from time to time) or as may subsequently be set forth in the Register from time to time, as the same may be increased or reduced from time to time pursuant to this Agreement. The aggregate Tranche A Commitments on the Closing Date are $213,000,000 and, effective as of and on the First Amendment Effective Date, the aggregate Tranche A Commitments are $219,000,000.

“Tranche A Commitment Percentage” shall mean, with respect to each Tranche A Lender, that percentage of the Tranche A Commitments of all Lenders hereunder to make Tranche A Loans to the Borrowers in the amount set forth opposite its name on Schedule 1.01 hereto or as may subsequently be set forth in the Register from time to time, as the same may be increased or reduced from time to time pursuant to SECTION 2.02 or SECTION 2.15, or if the Tranche A Commitments have been terminated, such percentage as calculated immediately prior to such termination.

“Tranche A Credit Extensions” means Tranche A Loans and Letters of Credit issued hereunder.

“Tranche A Lender” means each Lender which holds a Tranche A Commitment and any other Person who becomes a “Tranche A Lender” in accordance with the provisions of this Agreement.

“Tranche A Loans” means collectively, the Revolving Credit Loans (including Swingline Loans) made by the Lenders pursuant to Article II, other than FILO Loans.

“Transactions” means, collectively, (a) the consummation of the Tender Offer and the Merger and the other transactions contemplated by the Tender Offer Documents and the Merger Agreement on or prior to the Initial Closing Date, (b) the execution and delivery by the Lead Borrower and the Subsidiaries party thereto of the Senior Note Documents and the issuance of the Senior Notes on or prior to the Initial Closing Date, (c) the execution and delivery by the Loan Parties of the Loan Documents to which they are a party and the making of the Revolving Credit Loans and the issuance of Letters of Credit (if any) on the Initial Closing Date, (d) the execution and delivery by Holdings, the Lead Borrower and the Subsidiaries party thereto of the Term Loan Documents and the funding under the Term Loan Facility on the Initial Closing Date, (e) the repayment of all amounts due or outstanding under or in respect of, and the termination of the commitments under, the Existing Credit Agreement (as such term is defined in the Existing Credit Agreement) on the Initial Closing Date and (f) the payment of the Transaction Expenses.

“Transaction Expenses” shall mean any fees or expenses incurred or paid by Holdings or any of its Subsidiaries in connection with the Transactions (including in connection with this Agreement and the other Loan Documents).

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Prime Rate, as applicable.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York provided, however, that if a term is defined in Article 9 of the Uniform Commercial Code differently than in another Article thereof, the term shall have the meaning set forth in Article 9; provided further that, if by reason of mandatory provisions of law, perfection, or the effect of perfection or non-perfection, of a security interest in any Collateral or the availability of any remedy hereunder is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “Uniform Commercial Code” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or availability of such remedy, as the case may be.

“Unaudited Financial Statements” means the unaudited consolidated balance sheets and related statements of income and cash flows of the Lead Borrower and its Subsidiaries for (a) the Fiscal Quarter ending October 29, 2011 and (b) the Fiscal Months ending November 26, 2011 and December 31, 2011.

“Uncontrolled Cash” means [~~an amount equal~~](a) so long as any amount under the ABL Term Loan remains outstanding: (i) amounts on deposit in the Loan Parties’ deposit accounts at Bank of America, N.A. ending in -22816 and -12981 (or any replacement deposit account therefor) solely in connection with gift card obligations and benefit plans which are funded by the Loan Parties (and into which the Loan Parties have deposited no other amounts) in an aggregate amount not to exceed $5,000,000, plus (ii) an additional $2,000,000, and (b) at all times thereafter, an amount equal to $10,000,000.

“Unfunded Pension Liability” means, at a point in time, the excess of a Plan’s benefit liabilities, over the current value of that Plan’s assets, determined in accordance with the assumptions used for funding the Plan pursuant to applicable laws for the applicable plan year and includes any unfunded liability or solvency deficiency as determined for the purposes of the PBA.

“United States” and “U.S.” mean the United States of America.

“Unrestricted Subsidiaries” means (i) each Subsidiary of the Lead Borrower listed on Schedule 5.14 and (ii) any Subsidiary of the Lead Borrower designated by the board of directors of the Lead Borrower as an Unrestricted Subsidiary pursuant to SECTION 5.14 subsequent to the date hereof, provided that no Subsidiary may be designated as an Unrestricted Subsidiary if any of its assets are included in the calculation of the Tranche A Borrowing Base[ ~~or~~], the FILO Borrowing Base or the ABL Term Borrowing Base immediately prior to such Subsidiary’s being designated as an Unrestricted Subsidiary.

“Unused Commitment” shall mean, on any day, (a) as to the Tranche A Lenders, except as provided in SECTION 2.19(b) or 2.19(c), (i) the then aggregate Tranche A Commitments, minus (ii) the sum of (A) the principal amount of Tranche A Loans (other than Swingline Loans) of the Borrowers then outstanding, and (B) the then Letter of Credit Outstandings; and (b) as to the FILO Lenders, (i) the then aggregate FILO Commitments, minus (ii) the principal amount of FILO Loans of the Borrowers then outstanding.

“Unused Fee” has the meaning provided in SECTION 2.19(b).

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (ii) the then outstanding principal amount of such Indebtedness; provided, that for purposes of determining the Weighted Average Life to Maturity of any Indebtedness that is being modified, refinanced, refunded, renewed, replaced or extended (the “Applicable Indebtedness”), the effects of any amortization of or prepayments made on such Applicable Indebtedness prior to the date of the applicable modification, refinancing, refunding, renewal, replacement or extension shall be disregarded.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part 1 of Subtitle E of Title IV of ERISA.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

SECTION 1.02 Terms Generally.

With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (vii) all references to “$” or “dollars” or to amounts of money and all calculations of Availability, Tranche A Borrowing Base, FILO Borrowing Base, ABL Term Borrowing Base, permitted “baskets” and other similar matters shall be deemed to be references to the lawful currency of the United States of America, and (viii) references to “knowledge” of any Loan Party means the actual knowledge of a Responsible Officer.

(b) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c) [Reserved];

(d) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

(e) This Agreement and the other Loan Documents are the result of negotiation among, and have been reviewed by counsel to, among others, the Loan Parties and the Administrative Agent and are the product of discussions and negotiations among all parties. Accordingly, this Agreement and the other Loan Documents are not intended to be construed against the Administrative Agent or any of the Lenders merely on account of the Administrative Agent’s or any Lender’s involvement in the preparation of such documents.

(f) For purposes of determining compliance with SECTION 6.01, SECTION 6.02, SECTION 6.03, SECTION 6.05, SECTION 6.06, SECTION 6.08, SECTION 6.09 and SECTION 6.11, in the event that any Lien, Investment, Indebtedness, Disposition, Restricted Payment, affiliate transaction, contractual obligation or prepayment of Indebtedness meets the criteria of more than one of the categories of transactions permitted pursuant to any clause of such SECTION 6.01, SECTION 6.02, SECTION 6.03, SECTION 6.05, SECTION 6.06, SECTION 6.08, SECTION 6.09 and SECTION 6.11, such transaction (or portion thereof) at any time shall be permitted under one or more of such clauses as determined by the Lead Borrower in its sole discretion at such time.

SECTION 1.03 Accounting Terms.

(a) All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, except as otherwise specifically prescribed herein.

(b) The principal amount of any non-interest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP.

SECTION 1.04 Rounding.

Any financial ratios required to be maintained by the Lead Borrower pursuant to this Agreement (or required to be satisfied in order for a specific action to be permitted under this Agreement) shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

SECTION 1.05 Times of Day.

Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

SECTION 1.06 Letter of Credit Amounts.

Unless otherwise specified, all references herein to the amount of a Letter of Credit at any time shall be deemed to mean the maximum face amount of such Letter of Credit after giving effect to all increases thereof contemplated by such Letter of Credit, whether or not such maximum face amount is in effect at such time.

SECTION 1.07 Certifications.

All certifications to be made hereunder by an officer or representative of a Loan Party shall be made by such person in his or her capacity solely as an officer or a representative of such Loan Party, on such Loan Party’s behalf and not in such person’s individual capacity.

SECTION 1.08 Currency Equivalents Generally.

(a) Any amount specified in this Agreement (other than in Article 2) or any of the other Loan Documents to be in Dollars shall also include the equivalent of such amount in any currency other than Dollars, such equivalent amount to be determined at the rate of exchange quoted by the Reuters World Currency Page for the applicable currency at 11:00 a.m. (London time) on such day (or, in the event such rate does not appear on any Reuters World Currency Page, by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Lead Borrower, or, in the absence of such agreement, such rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about 10:00 a.m. (New York City time) on such date for the purchase of Dollars for delivery two Business Days later). Notwithstanding the foregoing, for purposes of determining compliance with SECTION 6.01, SECTION 6.02, SECTION 6.03, SECTION 6.05 and SECTION 6.06, (i) any amount in a currency other than Dollars will be converted to Dollars based on the exchange rate for such currency as determined above, and (ii) no Default shall be deemed to have occurred solely as a result of changes in rates of exchange occurring after the time any transaction described in any of such Sections is consummated; provided that, for the avoidance of doubt, the foregoing provisions of this SECTION 1.08 shall otherwise apply to such Sections, including with respect to determining whether any such transaction described in such Sections may be consummated at any time under such Sections.

(b) Notwithstanding the foregoing, for purposes of determining the Fixed Charge Coverage Ratio, amounts denominated in a currency other than Dollars will be converted to Dollars at the currency exchange rates used in preparing the Lead Borrower’s financial statements for the period referred to in the definition of “FCCR Test Period”.

SECTION 1.09 Change of Currency.

Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify with the Lead Borrower’s consent to appropriately reflect a change in currency of any country and any relevant market conventions or practices relating to such change in currency.

SECTION 1.10 Pro Forma Basis.

(a) Notwithstanding anything to the contrary herein, the Consolidated Fixed Charge Coverage Ratio shall be calculated in the manner prescribed by this SECTION 1.10; provided, that notwithstanding anything to the contrary in clauses (b), (c) or (d) of this SECTION 1.10, when calculating the Consolidated Fixed Charge Coverage Ratio for purposes of determining actual compliance (and not compliance on a Pro Forma Basis) with SECTION 6.15, the events described in this SECTION 1.10 that occurred subsequent to the end of the applicable FCCR Test Period shall not be given pro forma effect.

(b) For purposes of calculating the Consolidated Fixed Charge Coverage Ratio, Specified Transactions (and the incurrence or repayment of any Indebtedness in connection therewith) that have been made (i) during the applicable FCCR Test Period or (ii) subsequent to such FCCR Test Period and prior to or simultaneously with the event for which the calculation of the Consolidated Fixed Charge Coverage Ratio is made shall be calculated on a pro forma basis assuming that all such Specified Transactions (and any increase or decrease in Consolidated EBITDA and the component financial definitions used therein attributable to any Specified Transaction) had occurred on the first day of the applicable FCCR Test Period. If since the beginning of any applicable FCCR Test Period any Person that subsequently became a Restricted Subsidiary or was merged, amalgamated or consolidated with or into the Lead Borrower or any of its Restricted Subsidiaries since the beginning of such FCCR Test Period shall have made any Specified Transaction that would have required adjustment pursuant to this SECTION 1.10, then the Consolidated Fixed Charge Coverage Ratio shall be calculated to give pro forma effect thereto in accordance with this SECTION 1.10.

(c) Whenever pro forma effect is to be given to a Specified Transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Lead Borrower and may include, for the avoidance of doubt, the amount of cost savings, operating expense reductions and synergies projected by the Lead Borrower in good faith to be realized as a result of specified actions taken, committed to be taken, or expected to be taken (calculated on a pro forma basis as though such cost savings, operating expense reductions and synergies had been realized on the first day of such period and as if such cost savings, operating expense reductions and synergies were realized during the entirety of such period) relating to such Specified Transaction, net of the amount of actual benefits realized during such period from such actions; provided, that (A) such amounts are reasonably identifiable, quantifiable and factually supportable in the good faith judgment of the Lead Borrower, (B) such actions are taken, committed to be taken or expected to be taken no later than 24 months after the date of such Specified Transaction, (C) any cost savings, operating expense reductions and synergies that are not actually realized during such period may no longer be added pursuant to this clause (c) after the end of the fourth full [~~fiscal quarter~~]Fiscal Quarter ending after the date of such Specified Transaction, and (D) no amounts shall be added pursuant to this clause (c) to the extent duplicative of any amounts that are otherwise added back in computing Consolidated EBITDA, whether through a pro forma adjustment or otherwise, with respect to such period. Notwithstanding the foregoing, (A) all pro forma adjustments under this clause (c) shall not increase pro forma Consolidated EBITDA by more than 10% for any FCCR Test Period and (B) no pro forma adjustments under this clause (c) shall be made in respect of the Transactions (the foregoing not being intended to limit the operation of paragraph (a)(vii) of the definition of “Consolidated EBITDA”).

(d) In the event that the Lead Borrower or any Restricted Subsidiary incurs (including by assumption or guarantees) or repays (including by redemption, repayment, retirement or extinguishment) any Indebtedness included in the calculation of the Consolidated Fixed Charge Coverage Ratio (in each case, other than Indebtedness incurred or repaid under this Agreement in the ordinary course of business for working capital purposes), (i) during the applicable FCCR Test Period or (ii) subsequent to the end of the applicable FCCR Test Period and prior to or simultaneously with the event for which the calculation of the Consolidated Fixed Charge Coverage Ratio is made, then the Consolidated Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence or repayment of Indebtedness, to the extent required, as if the same had occurred on the first day of the applicable FCCR Test Period. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of the event for which the calculation of the Consolidated Fixed Charge Coverage Ratio is made had been the applicable rate for the entire period (taking into account any hedging obligations applicable to such Indebtedness). Interest on a Capitalized Lease shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Lead Borrower to be the rate of interest implicit in such Capitalized Lease in accordance with GAAP. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a London interbank offered rate, or other rate, shall be determined to have been based upon the rate actually chosen, or if none, then based upon such optional rate chosen as the Lead Borrower or Restricted Subsidiary may designate.

(e) Whenever any provision of this Agreement requires the Lead Borrower to be in compliance on a Pro Forma Basis (or in Pro Forma Compliance) with a specified Consolidated Fixed Charge Coverage Ratio in connection with any action to be taken the Lead Borrower hereunder, the Lead Borrower shall deliver to the Administrative Agent a certificate of a Responsible Officer setting forth in reasonable detail the calculations demonstrating such compliance.

ARTICLE II

Amount and Terms of Credit

SECTION 2.01 Commitment of the Lenders.

(a) Each Revolving Credit Lender, severally and not jointly with any other Lender, agrees, upon the terms and subject to the conditions herein set forth, to make Revolving Credit Extensions to or for the benefit of the Borrowers, on a revolving basis, subject in each case to the following limitations:

(i) The aggregate outstanding amount of the Revolving Credit Extensions to the Borrowers shall not at any time cause Availability to be less than zero;

(ii) Letters of Credit shall be available from the Issuing Banks to the Borrowers and their Restricted Subsidiaries, provided that the Borrowers shall not at any time permit the aggregate Letter of Credit Outstandings at any time to exceed the Letter of Credit Sublimit; and provided further that any Letter of Credit issued for the benefit of any Foreign Subsidiary shall be issued naming the Lead Borrower as the account party on any such Letter of Credit but such Letter of Credit may contain a statement that it is being issued for the benefit of such Foreign Subsidiary;

(iii) No Revolving Credit Lender shall be obligated to make any Revolving Credit Extension to the Borrowers in excess of such Revolving Credit Lender’s Tranche A Commitment or FILO Commitment, as applicable;

(iv) The aggregate outstanding amount of the Tranche A Credit Extensions shall not exceed the lesser of the Tranche A Commitments or the Tranche A Borrowing Base;

(v) The aggregate outstanding amount of the FILO Credit Extensions shall not exceed the lesser of the FILO Commitments or Incremental Availability;

(vi) The Lead Borrower shall not request, and the Tranche A Lenders shall be under no obligation to fund, any Tranche A Loan unless the Borrowers have borrowed the full amount of the lesser of the FILO Commitments or Incremental Availability (to the extent that such FILO Commitments have not been terminated). Except as otherwise provided in SECTION 2.13(f), all FILO Credit Extensions shall be FILO Loans and all Letters of Credit and Swingline Loans shall constitute Tranche A Credit Extensions; and

(vii) Subject to all of the other provisions of this Agreement, Revolving Credit Loans to the Borrowers that are repaid may be reborrowed prior to the Termination Date.

(b) Except as provided in SECTION 2.01(a)(vi), each Borrowing of Revolving Credit Loans to the Borrowers (other than Swingline Loans) shall be made by the Revolving Credit Lenders pro rata in accordance with their respective Tranche A Commitments or FILO Commitments, as applicable. The failure of any Revolving Credit Lender to make any Revolving Credit Loan to the Borrowers shall neither relieve any other Revolving Credit Lender of its obligation to fund its Revolving Credit Loan to the Borrowers in accordance with the provisions of this Agreement nor increase the obligation of any such other Revolving Credit Lender.

(c) On the [~~date specified in the ABL Term Loan~~]Second Amendment Effective Date, and subject to the terms and conditions set forth herein and therein, each ABL Term Lender shall make an ABL Term Loan to the Lead Borrower in an aggregate amount [~~not~~]equal to[ ~~exceed~~] the amount set forth opposite such ABL Term Lender’s name set forth [~~therein~~]on Schedule 1.01 hereto. Amounts borrowed under this SECTION 2.01(c) and repaid or prepaid may not be reborrowed.

SECTION 2.02 Increase in Total Commitments.

(a) Increase of Tranche A Commitments. At any time and from time to time on or after the Closing Date, so long as no Default or Event of Default exists or would arise therefrom, but without duplication of any increase permitted pursuant to SECTION 2.02(c) hereof, the Lead Borrower shall have the right to request an increase of the aggregate of the then outstanding Tranche A Commitments by an amount not to exceed in the aggregate $125,000,000 minus the initial aggregate principal amount of the ABL Term Loans, if any (or, if less, the amount permitted by (x) the Term Loan Facility and (y) the Senior Notes). The Administrative Agent and the Lead Borrower shall determine the effective date of such requested increase and any such requested increase shall be first made available to all Tranche A Lenders on a pro rata basis. To the extent that, on or before the tenth day following such request for an increase hereunder, such Tranche A Lenders decline to increase their Tranche A Commitments, or decline to increase their Tranche A Commitments to the amount requested by the Lead Borrower, the Lead Borrower may arrange (or request the Administrative Agent, the Arranger or any of its respective Affiliates to arrange) for other Persons to become a Tranche A Lender hereunder and to issue commitments in an amount equal to the amount of the increase in the Tranche A Commitments requested by the Lead Borrower and not accepted by the existing Tranche A Lenders (each such increase by either means, a “Commitment Increase,” and each Person issuing, or Lender increasing, its Tranche A Commitment, an “Additional Commitment Lender”), provided, however, that (i) no Tranche A Lender shall be obligated to provide a Commitment Increase as a result of any such request by the Lead Borrower, (ii) any Additional Commitment Lender which is not an existing Tranche A Lender shall be subject to the approval of the Administrative Agent, the Issuing Banks, the Swingline Lender and the Lead Borrower (which approval shall not be unreasonably withheld), and (iii) without the consent of the Administrative Agent, at no time shall the Tranche A Commitment of any Additional Commitment Lender under this Agreement be less than $5,000,000. Each Commitment Increase shall be in a minimum aggregate amount of at least $25,000,000 and in integral multiples of $5,000,000 in excess thereof. Each Additional Commitment Lender agreeing to provide a Commitment Increase pursuant to this SECTION 2.02(a) shall be on the same terms and with the same maturity as provided for the Lenders other than any upfront, underwriting, arrangement or similar fees as the Lead Borrower and the Persons participating in the Commitment Increase (and the arrangement thereof) shall agree.

(b) Reserved.

(c) Increase of Tranche A Commitments after Termination of FILO Commitments. At the time of any reduction or termination of the FILO Commitments as set forth in SECTION 2.15(c) hereof, but without duplication of any increase permitted pursuant to SECTION 2.02(a) hereof, the FILO Commitments so reduced or terminated may be added, in whole or in part, at the Lead Borrower’s option, to the then outstanding Tranche A Commitments and shall thereafter become part of the Tranche A Commitments, and the Tranche A Commitments of the Lenders whose FILO Commitments are being so reduced or terminated shall be automatically increased by the amount so reduced or terminated.

(d) Conditions to Effectiveness of each Commitment Increase. No Commitment Increase shall become effective unless and until each of the following conditions has been satisfied or waived:

(i) The Borrowers, the Administrative Agent, and any Additional Commitment Lender shall have executed and delivered a joinder to the Loan Documents in such form as the Administrative Agent shall reasonably require;

(ii) The Borrowers shall have paid such fees and other compensation to the Additional Commitment Lenders and MLPF&S as the Lead Borrower and such Additional Commitment Lenders and MLPF&S shall agree; provided, that MLPF&S shall only be entitled to a fee or compensation, or to agree to the fees and compensation paid by the Lead Borrower under this clause (ii), if it has arranged the Commitment Increase;

(iii) If requested by the Administrative Agent, the Borrowers shall deliver to the Administrative Agent and the Lenders an opinion or opinions, in form and substance reasonably satisfactory to the Administrative Agent, from counsel to the Borrowers and dated such date;

(iv) A Revolving Credit Note (to the extent requested) will be issued at the Borrowers’ expense, to each such Additional Commitment Lender, to be in conformity with requirements of SECTION 2.07 (with appropriate modification) to the extent necessary to reflect the new Tranche A Commitment of each Additional Commitment Lender;

(v) The Borrowers and each Additional Commitment Lender shall have delivered such other instruments, documents and agreements as the Administrative Agent may reasonably have requested in order to effectuate the foregoing; and

(vi) All representations and warranties contained in this Agreement and the other Loan Documents or otherwise made in writing in connection herewith or therewith shall be true and correct in all material respects on and as of the effective date of each Commitment Increase with the same effect as if made on and as of such date, other than representations and warranties that relate solely to an earlier date, which shall be true and correct in all material respects as of such earlier date, provided that any representation and warranty which is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects on such respective dates.

(e) Notification by Administrative Agent. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Commitment Increase (with each date of such effectiveness being referred to herein as a “Commitment Increase Date”), and at such time (i) the Tranche A Commitments under, and for all purposes of, this Agreement shall be increased by the aggregate amount of such Commitment Increases, (ii) Schedule 1.01 shall be deemed modified, without further action, to reflect the revised Tranche A Commitment Percentages and Commitment Percentages of the relevant Tranche A Lenders, and (iii) this Agreement shall be deemed amended, without further action, to the extent necessary to reflect such increased Tranche A Commitments.

(f) Other Provisions. In connection with Commitment Increases hereunder, the Lenders and the Borrowers agree that, notwithstanding anything to the contrary in this Agreement, (i) the Borrowers shall, in coordination with the Administrative Agent, (x) repay outstanding Tranche A Loans of certain Tranche A Lenders, and obtain Tranche A Loans from certain other Tranche A Lenders (including the Additional Commitment Lenders), or (y) take such other actions as reasonably may be required by the Administrative Agent, in each case to the extent necessary so that all of the Tranche A Lenders effectively participate in each of the outstanding Tranche A Loans pro rata on the basis of their Tranche A Commitment Percentages (determined after giving effect to any increase in the Tranche A Commitments pursuant to this SECTION 2.02), and (ii) the Borrowers shall pay to the Tranche A Lenders any costs of the type referred to in SECTION 2.16(c) in connection with any repayment and/or Tranche A Loans required pursuant to preceding clause (i). Without limiting the obligations of the Borrowers provided for in this SECTION 2.02, the Administrative Agent and the Tranche A Lenders agree that they will use their commercially reasonable efforts to attempt to minimize the costs of the type referred to in SECTION 2.16(c) which the Borrowers would otherwise incur in connection with the implementation of an increase in the Tranche A Commitments. In connection with any Commitment Increase hereunder, upon the request of the Lead Borrower, the Letter of Credit Sublimit may be increased with the approval of the Issuing Banks and the Administrative Agent by an amount not to exceed the amount of such Commitment Increase.

SECTION 2.03 Reserves; Changes to Reserves.

(a) The initial Inventory Reserves and Availability Reserves as of the [~~Closing~~]Second Amendment Effective Date shall be as set forth in the Borrowing Base Certificate dated [~~March 9, 2012~~]April 2, 2016 and delivered to the Administrative Agent [~~pursuant to SECTION 4.01(i) hereof~~]and to the ABL Term Loan Agent as a condition to the occurrence of the Second Amendment Effective Date.

(b) The Administrative Agent may hereafter establish additional Reserves or change any of the Reserves set forth in the Borrowing Base Certificate referred to in clause (a) above, in its Permitted Discretion; provided that such Reserves shall not be established or changed except upon not less than six (6) Business Days’ notice to the Lead Borrower (during which period the Administrative Agent shall be available to discuss any such proposed Reserve with the Lead Borrower and the Borrowers may take such action as may be required so that the event, condition or matter that is the basis for such Reserve no longer exists, in a manner and to the extent reasonably satisfactory to the Administrative Agent); provided further that no such prior notice shall be required for changes to any Reserves resulting solely by virtue of mathematical calculations of the amount of the Reserve in accordance with the methodology of calculation previously utilized (such as, but not limited to, rent and Customer Credit Liabilities). The amount of any Reserve established by the Administrative Agent shall have a reasonable relationship to the event, condition or other matter that is the basis for the Reserve. Notwithstanding anything herein to the contrary, Reserves shall not duplicate eligibility criteria contained in the definition of Eligible Credit Card Receivables, Eligible In-Transit Inventory, Eligible Inventory, Eligible Letter of Credit Inventory, Eligible Trade Receivables or reserves or criteria deducted in computing the Appraised Value of Eligible Inventory.

SECTION 2.04 Making of Revolving Credit Loans.

(a) Except as set forth in SECTION 2.09, SECTION 2.10 and SECTION 2.11, Revolving Credit Loans (other than Swingline Loans) shall be either Prime Rate Loans or LIBO Loans as the Lead Borrower on behalf of the Borrowers may request (which request shall substantially be made in the form attached hereto as Exhibit C) subject to and in accordance with this SECTION 2.04. All Swingline Loans shall be only Prime Rate Loans. All Revolving Credit Loans made pursuant to the same Borrowing shall, unless otherwise specifically provided herein, be Revolving Credit Loans of the same Type. Each Lender may fulfill its Commitment with respect to any Revolving Credit Loan by causing any lending office of such Lender to make such Revolving Credit Loan; provided, however, that any such use of a lending office shall not affect the obligation of the Borrowers to repay such Revolving Credit Loan in accordance with the terms of the applicable Revolving Credit Note. Each Lender shall, subject to its overall policy considerations, use reasonable efforts to select a lending office which will not result in the payment of increased costs by the Borrowers. Subject to the other provisions of this SECTION 2.04 and the provisions of SECTION 2.10 and SECTION 2.11, Borrowings of Revolving Credit Loans of more than one Type may be incurred at the same time[~~, but in any event no more than ten (10) Borrowings of LIBO Loans may be outstanding at any time~~].

(b) The Lead Borrower shall give the Administrative Agent (x) two (2) Business Days’ prior telephonic notice (thereafter confirmed in writing) of each Borrowing of LIBO Loans, and (y) prior telephonic notice (thereafter confirmed in writing) of each Borrowing of Prime Rate Loans by the Borrowers on the same Business Day requested for such Borrowing. Any such notice, to be effective, must be received by the Administrative Agent not later than 1:00 p.m. on the second Business Day in the case of LIBO Loans, and not later than 1:00 p.m. on the same Business Day in the case of Prime Rate Loans, prior to or on, as the case may be, the date on which such Borrowing is to be made. Such notice shall be irrevocable (except to the extent set forth in SECTION 2.10 or SECTION 2.11 hereof), shall contain disbursement instructions and shall specify: (i) whether the Borrowing then being requested is to be a Borrowing of Prime Rate Loans or LIBO Loans and, if LIBO Loans, the Interest Period with respect thereto; (ii) the amount of the proposed Borrowing (which shall be in an integral multiple of $1,000,000, but not less than $5,000,000 in the case of LIBO Loans); and (iii) the date of the proposed Borrowing (which shall be a Business Day). If no election of Interest Period is specified in any such notice for a Borrowing of LIBO Loans, such notice shall be deemed a request for an Interest Period of one (1) month. If no election is made as to the Type of Revolving Credit Loan, such notice shall be deemed a request for Borrowing of Prime Rate Loans. The Administrative Agent shall promptly notify each Lender of its proportionate share of such Borrowing, the date of such Borrowing, the Type of Borrowing being requested and the Interest Period or Interest Periods applicable thereto, as appropriate. On the borrowing date specified in such notice, each Lender shall make its share of the Borrowing available at the office of the Administrative Agent at 100 Federal Street, Boston, Massachusetts 02110 (or such other place as the Administrative Agent may request) no later than 3:00 p.m., in immediately available funds. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with this SECTION 2.04 and may, in reliance upon such assumption, make available to the Borrowers a corresponding amount. In the event a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrowers severally agree to pay to the Administrative Agent, forthwith on demand such corresponding amount, with interest thereon for each day from and including the date such amount is made available to the Borrowers to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, or (ii) in the case of the Borrowers, the interest rate applicable to Prime Rate Loans determined by reference to the Prime Rate. If such Lender pays such amount to the

Administrative Agent, then such amount shall constitute such Lender’s Revolving Credit Loan included in such Borrowing. Upon receipt of the funds made available by the Lenders to fund any borrowing hereunder, the Administrative Agent shall disburse such funds in the manner specified in the notice of borrowing delivered by the Lead Borrower and shall use reasonable efforts to make the funds so received from the Lenders available to the Borrowers no later than 5:00 p.m.

(c) Notwithstanding anything to the contrary herein contained, all Revolving Credit Loans to the Borrowers shall be FILO Loans (without regard to minimum or integral amounts for such Loans) until the outstanding principal amount of such Revolving Credit Loans equal the lesser of Incremental Availability or the then FILO Commitments. If any FILO Loan is prepaid in part pursuant to SECTION 2.16(b), any Revolving Credit Loans to the Borrowers thereafter requested shall be FILO Loans until the maximum principal amount of FILO Loans outstanding equals the lesser of Incremental Availability or FILO Commitments and thereafter all Revolving Credit Loans shall be Tranche A Loans.

(d) To the extent not paid by the Borrowers when due (after taking into consideration any applicable grace period), the Administrative Agent, without the request of the Lead Borrower, may advance any interest or fee payable pursuant to SECTION 2.19 or other payment to which any Credit Party is entitled from the Loan Parties pursuant hereto, any other Loan Document or any other Obligations, and may charge the same to the Loan Account notwithstanding that an Overadvance may result thereby; provided that the Administrative Agent may not charge amounts owing in respect of Other Liabilities to the Loan Account to the extent that an Overadvance may result thereby. The Administrative Agent shall advise the Lead Borrower of any such advance or charge promptly after the making thereof. Such action on the part of the Administrative Agent shall not constitute a waiver of the Administrative Agent’s rights and the Borrowers’ obligations under SECTION 2.17(a) or SECTION 2.17(b). Any amount which is added to the principal balance of the Loan Account as provided in this SECTION 2.04(d) shall bear interest at the interest rate then and thereafter applicable to Prime Rate Loans determined by reference to the Prime Rate.

SECTION 2.05 Overadvances.

(a) None of the Administrative Agent, the Collateral Agent and the Revolving Credit Lenders shall have any obligation to make any Revolving Credit Loan (including, without limitation, any Swingline Loan) or to provide any Letter of Credit if an Overadvance would result.

(b) The Administrative Agent may, in its discretion, make Permitted Overadvances to the Borrowers without the consent of the Lenders and each Lender shall be bound thereby. Any Permitted Overadvances may constitute Swingline Loans. The making of a Permitted Overadvance is for the benefit of the Borrowers and shall constitute a Revolving Credit Loan and a Revolving Obligation. Each Revolving Credit Lender shall participate in each Permitted Overadvance (including each Permitted Overadvance made under SECTION 2.06(a) through the settlement thereof pursuant to SECTION 2.22). The obligation of each Revolving Credit Lender to participate in each Permitted Overadvance shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Administrative Agent, any Issuing Bank, the Swingline Lender, the Borrower or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default, or (iii) any other occurrence, event or condition (including the failure to satisfy any condition set forth in SECTION 4.02). The making of any such Permitted Overadvance on any one occasion shall not obligate the Administrative Agent or any Revolving Credit Lender to make or permit any Permitted Overadvance on any other occasion or to permit such Permitted Overadvances to remain outstanding, nor shall the making of any such Permitted Overadvance modify or abrogate the Borrowers’ obligations under SECTION 2.17(a) and SECTION 2.17(b) hereof.

(c) The making by the Administrative Agent of a Permitted Overadvance shall not modify or abrogate any of the provisions of (i) SECTION 2.13(g) regarding the Revolving Credit Lenders’ obligations to purchase participations with respect to Letter of Credit Disbursements, or (ii) SECTION 2.06 and SECTION 2.22 regarding the Revolving Credit Lenders’ obligations with respect to participations in Swingline Loans and settlements thereof.

SECTION 2.06 Swingline Loans.

(a) The Swingline Lender is authorized by the Revolving Credit Lenders to, and may in its sole discretion make, Swingline Loans at any time (subject to SECTION 2.06(b)) to the Borrowers up to the amount of the sum of (i) the Swingline Loan Ceiling, upon a notice of Borrowing from Lead Borrower received by the Administrative Agent and the Swingline Lender (which notice, at the Swingline Lender’s discretion, may be submitted prior to 3:00 p.m. on the Business Day on which such Swingline Loan is requested), plus (ii) any Permitted Overadvances; provided that the Swingline Lender shall not be obligated to make any Swingline Loan. Swingline Loans shall be Prime Rate Loans bearing interest with reference to the Prime Rate and shall be subject to periodic settlement with the Lenders under SECTION 2.22 below. The Lead Borrower may request, and the Swingline Lender may make, a Swingline Loan notwithstanding that the Borrowers have not borrowed the full amount of the lesser of the FILO Commitments or Incremental Availability at the time of such request. Any Swingline Loan advanced by the Swingline Lender is made in reliance on the agreements of the other Revolving Credit Lenders set forth in this Agreement.

(b) The Lead Borrower’s request for a Swingline Loan shall be deemed a representation that the applicable conditions for borrowing under SECTION 4.02 are satisfied (unless such conditions have been waived). If the conditions for borrowing under SECTION 4.02 cannot in fact be fulfilled, (x) the Lead Borrower shall give immediate notice (a “Noncompliance Notice”) thereof to the Administrative Agent and the Swingline Lender, and the Administrative Agent shall promptly provide each Revolving Credit Lender with a copy of the Noncompliance Notice, and (y) the Required Revolving Lenders may direct the Swingline Lender to, and the Swingline Lender thereupon shall, cease making Swingline Loans (other than Permitted Overadvances) until such conditions can be satisfied or are waived in accordance with SECTION 9.01. Unless the Required Revolving Lenders so direct the Swingline Lender, the Swingline Lender may, but is not obligated to, continue to make Swingline Loans commencing one (1) Business Day after the Noncompliance Notice is furnished to the Revolving Credit Lenders. Notwithstanding the foregoing, no Swingline Loans (other than Permitted Overadvances) shall be made pursuant to this SECTION 2.06(b) if the Tranche A Credit Extensions and/or the aggregate outstanding amount of the Revolving Credit Extensions and Swingline Loans would exceed the limitations set forth in SECTION 2.01.

(c) Immediately upon the making of a Swingline Loan, each Tranche A Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swingline Lender a risk participation in such Swingline Loan in an amount equal to the product of such Tranche A Lender’s Tranche A Commitment Percentage times the amount of such Swingline Loan.

SECTION 2.07 Notes.

(a) Upon the request of any Lender, the Loans made by such Lender shall be evidenced by a Revolving Credit Note or ABL Term Note, as applicable, duly executed on behalf of the Borrowers, dated the Closing Date or the [~~date of effectiveness of the ABL Term Loan~~]Second Amendment Effective Date, payable to such Lender in an aggregate principal amount equal to such Lender’s Commitment or the original principal amount of such Lender’s ABL Term Loan, as applicable.

(b) Upon the request of the Swingline Lender, the Revolving Credit Loans made by the Swingline Lender with respect to Swingline Loans shall be evidenced by a Swingline Note, duly executed on behalf of the Borrowers, dated the Closing Date, payable to the Swingline Lender, in an aggregate principal amount equal to the Swingline Loan Ceiling.

(c) Each Lender is hereby authorized by the Borrowers to endorse on a schedule attached to each Note delivered to such Lender (or on a continuation of such schedule attached to such Note and made a part thereof), or otherwise to record in such Lender’s internal records, an appropriate notation evidencing the date and amount of each Loan from such Lender, each payment and prepayment of principal of any such Loan, each payment of interest on any such Loan and the other information provided for on such schedule; provided, however, that the failure of any Lender to make such a notation or any error therein shall not affect the obligation of any Borrower to repay the Loans made by such Lender in accordance with the terms of this Agreement and the applicable Notes.

(d) Upon receipt of an affidavit and indemnity of a Lender as to the loss, theft, destruction or mutilation of such Lender’s Note and upon cancellation of such Note, the Borrowers will issue, in lieu thereof, a replacement Note in favor of such Lender, in the same principal amount thereof and otherwise of like tenor at such Lender’s expense.

SECTION 2.08 Interest on[ ~~Revolving Credit~~] Loans.

(a) Interest on Revolving Credit Loans.

(i) Subject to SECTION 2.12, each Revolving Credit Loan that is a Prime Rate Loan made by a Revolving Credit Lender shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as applicable) at a rate per annum that shall be equal to the then Prime Rate plus the Applicable Margin for Revolving Credit Loans that are Prime Rate Loans.

(ii) Subject to SECTION 2.09 through SECTION 2.12, each Revolving Credit Loan that is a LIBO Loan made by a Revolving Credit Lender shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal, during each Interest Period applicable thereto, to the Adjusted LIBO Rate for such Interest Period, plus the Applicable Margin for Revolving Credit Loans that are LIBO Loans.

(b) Interest on ABL Term Loans.

(i) Subject to SECTION 2.12, each ABL Term Loan made by an ABL Term Lender shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum that shall be equal to the ABL Term Loan Rate, plus ten and one quarter percent (10.25%) per annum provided that if the ABL Term Loan Agent cannot determine the ABL Term Loan Rate as provided in SECTION 2.10 below, then such rate shall be equal to the Prime Rate plus nine and one quarter percent (9.25%) per annum. The ABL Term Loan Rate for any monthly payment shall be determined on the first day of the calendar month for which such rate is applicable and will apply for the month then being paid.

(c) Accrued interest on all [~~Revolving Credit~~ ]Loans other than the ABL Term Loans shall be payable in arrears on each Interest Payment Date applicable thereto and in the case of ABL Term Loans, all accrued interest thereon shall be payable in arrears on each Interest Payment Date for ABL Term Loans, and in each case, at the Termination Date and after such Termination Date, on demand.

SECTION 2.09 Conversion and Continuation of Loans.

(a) The Lead Borrower shall have the right at any time, on three (3) Business Days’ prior notice to the Administrative Agent (which notice, to be effective, must be received by the Administrative Agent not later than 1:00 p.m. on the third Business Day preceding the date of any conversion), (i) to convert any outstanding Borrowings of Prime Rate Loans to Borrowings of LIBO Loans, or (ii) to continue an outstanding Borrowing of LIBO Loans for an additional Interest Period, or (iii) to convert any outstanding Borrowings of LIBO Loans to a Borrowing of Prime Rate Loans, subject in each case to the following:

(i) No Borrowing of Loans may be converted into, or continued as, LIBO Loans at any time when any Event of Default has occurred and is continuing (nothing contained herein being deemed to obligate the Borrowers to incur Breakage Costs upon the occurrence and during the continuance of an Event of Default unless the Obligations are accelerated);

(ii) If less than a full Borrowing of Loans is converted, such conversion shall be made pro rata among the Lenders based upon their Tranche A Commitment Percentages (or FILO Commitment Percentages, or ABL Term Loan Percentages, as the case may be) in accordance with the respective principal amounts of the Loans comprising such Borrowing held by such Lenders immediately prior to such conversion;

(iii) The aggregate principal amount of Prime Rate Loans being converted into or continued as LIBO Loans shall be in an integral of $1,000,000 and at least $5,000,000 (or $1,000,000, in the case of ABL Term Loans);

(iv) Each Lender shall effect each conversion by applying the proceeds of its new LIBO Loan or Prime Rate Loan, as the case may be, to its Loan being so converted;

(v) The Interest Period with respect to a Borrowing of LIBO Loans effected by a conversion or in respect to the Borrowing of LIBO Loans being continued as LIBO Loans shall commence on the date of conversion or the expiration of the current Interest Period applicable to such continuing Borrowing, as the case may be;

(vi) A Borrowing of LIBO Loans may not be converted prior to the last day of an Interest Period applicable thereto, unless the applicable Borrower pays all Breakage Costs incurred in connection with such conversion;[ ~~and~~]

(vii) Each request for a conversion or continuation of a Borrowing of LIBO Loans which fails to state an applicable Interest Period shall be deemed to be a request for an Interest Period of one (1) month; and

(viii) After giving effect to all Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than ten (10) Interest Periods in effect at any one time under this Agreement.

(b) If the Lead Borrower does not give notice to convert any Borrowing of LIBO Loans, or does not give notice to continue, or does not have the right to continue, any Borrowing as LIBO Loans, in each case as provided in SECTION 2.09(a) above, such Borrowing shall automatically be converted to, or continued as, as applicable, a Borrowing of LIBO Loans with an Interest Period of one (1) month, at the expiration of the then-current Interest Period, provided that if an Event of Default then exists and is continuing, such Borrowing shall be converted to, or continued as a Prime Rate Loan. The Administrative Agent shall, after it receives notice from the Lead Borrower, promptly give each Lender notice of any conversion, in whole or part, of any Loan made by such Lender.

SECTION 2.10 Alternate Rate of Interest for Loans.

If prior to the commencement of any Interest Period for a LIBO Borrowing, the Administrative Agent, or if prior to the first day of a calendar month regarding any reference to the ABL Term Loan Rate, the ABL Term Loan Agent:

(a) Reasonably determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate (in accordance with the terms of the definition thereof) for such Interest Period or the ABL Term Loan Rate, respectively; or

(b) Is advised by the Required Lenders that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Required Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then (1) in the case of a LIBO Borrowing, the Administrative Agent, shall give notice thereof to the Lead Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Lead Borrower and the applicable Lenders that the circumstances giving rise to such notice no longer exist (which notice the Administrative Agent shall deliver promptly upon obtaining knowledge of the same), (i) any Borrowing Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a LIBO Borrowing shall be ineffective[ ~~and~~], (ii) if any Borrowing Request requests a LIBO Borrowing, such Borrowing shall be made as a Borrowing of Prime Rate Loans unless withdrawn by the Lead Borrower and (2) in the case of the interest rate regarding a ABL Term Loan, the ABL Term Loan Agent shall give notice thereof to the Lead Borrower by telephone or telecopy as promptly as practicable thereafter and, until the ABL Term Loan Agent notifies the Lead Borrower that the circumstances giving rise to such notice no longer exist (which notice the ABL Term Loan Agent shall deliver promptly upon obtaining knowledge of the same) the ABL Term Loans shall bear interest with reference to the Prime Rate and such interest shall be calculated as provided in SECTION 2.08(b).

SECTION 2.11 Change in Legality.

(a) Notwithstanding anything to the contrary contained elsewhere in this Agreement, if any Change in Law occurring after the Closing Date shall make it unlawful for a Lender to make or maintain a LIBO Loan or to give effect to its obligations as contemplated hereby with respect to a LIBO Loan, then, by written notice to the Lead Borrower, such Lender may (x) declare that LIBO Loans will not thereafter be made by such Lender hereunder, whereupon any request by the Lead Borrower for a LIBO Borrowing shall, as to such Lender only, be deemed a request for a Prime Rate Loan unless such declaration shall be subsequently withdrawn; and (y) require that all outstanding LIBO Loans made by such Lender be converted to Prime Rate Loans, in which event all such LIBO Loans shall be automatically converted to Prime Rate Loans as of the effective date of such notice as provided in SECTION 2.09(b). In the event any Lender shall exercise its rights hereunder, all payments and prepayments of principal which would otherwise have been applied to repay the LIBO Loans that would have been made by such Lender or the converted LIBO Loans of such Lender, shall instead be applied to repay the Prime Rate Loans made by such Lender in lieu of, or resulting from the conversion of, such LIBO Loans.

(b) For purposes of this SECTION 2.11, a notice to the Lead Borrower pursuant to SECTION 2.11(a) above shall be effective, if lawful, and if any LIBO Loans shall then be outstanding, on the last day of the then-current Interest Period; and otherwise such notice shall be effective on the date of receipt by the Lead Borrower.

SECTION 2.12 Default Interest.

(a) Effective upon written notice from the Administrative Agent (which notice shall be given only at the direction of the Required Revolving Lenders after the occurrence of any Specified Default), or automatically when an Event of Default under SECTION 7.01(f) exists, and at all times thereafter while such Specified Default is continuing, interest shall accrue on all overdue amounts [~~(other than on any ABL Term Loans, if applicable)~~]constituting Revolving Obligations owing by the Borrowers (after as well as before judgment, as and to the extent permitted by law) at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days as applicable) (the “Revolving Default Rate”) equal to the rate (including the Applicable Margin for Tranche A Loans or FILO Loans, as applicable) in effect from time to time plus two percent (2.00%) per annum and such interest shall be payable on each Interest Payment Date (or any earlier maturity of the Revolving Credit Loans).

[~~(ii) The ABL Term Loans shall have such provisions with respect to default interest as set forth in the ABL Term Loan Amendment.~~    ]

(b) ]Effective upon written notice from the Administrative Agent (which notice shall be given only at the direction of the Required Term Lenders after the occurrence of any Specified Default), or automatically when an Event of Default under SECTION 7.01(f) exists, and at all times thereafter while such Specified Default is continuing, interest shall accrue on all overdue amounts constituting ABL Term Obligations owing by the Borrowers (after as well as before judgment, as and to the extent permitted by law) at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days as applicable) (the “ABL Default Rate”) equal to the ABL Term Loan Rate plus two percent (2.00%) per annum and such interest shall be payable on each Interest Payment Date for ABL Term Loans (or any earlier maturity of the ABL Term Loans).

SECTION 2.13 Letters of Credit.

(a) Upon the terms and subject to the conditions herein set forth, at any time and from time to time after the date hereof and prior to the Termination Date, the Lead Borrower on behalf of the Borrowers may request an Issuing Bank to issue, and subject to the terms and conditions contained herein and in reliance on the agreement of the Lenders set forth in this SECTION 2.13, the applicable Issuing Bank shall issue, for the account of the Lead Borrower or a Restricted Subsidiary, one or more Letters of Credit; provided, however, that no Letter of Credit shall be issued if after giving effect to such issuance (i) the aggregate Letter of Credit Outstandings shall exceed the Letter of Credit Sublimit, or (ii) the Tranche A Credit Extensions and/or the aggregate Revolving Credit Extensions (including Swingline Loans) would exceed the limitations set forth in SECTION 2.01(a); provided, further, that no Letter of Credit shall be issued unless an Issuing Bank shall have received notice from the Administrative Agent that the conditions to such issuance have been met (such notice shall be deemed given if the Issuing Bank has not received notice that the conditions have not been met within two Business Days of the initial request to the Issuing Bank and the Administrative Agent pursuant to SECTION 2.13(h); provided further that any Letter of Credit issued for the benefit of any Restricted Subsidiary that is not a Borrower shall be issued naming the Lead Borrower as the account party on any such Letter of Credit but such Letter of Credit may contain a statement that it is being issued for the benefit of such Restricted Subsidiary; provided further that an Issuing Bank shall not be required to issue any such Letter of Credit in its reasonable discretion if: (A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Bank from issuing such Letter of Credit, or any Applicable Law relating to the Issuing

Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Bank shall prohibit, or request that the Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Bank is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the Issuing Bank in good faith deems material to it, (B) the issuance of such Letter of Credit would violate one or more policies of the Issuing Bank applicable to letters of credit generally, or (C) any Lender is at such time a Deteriorating Lender hereunder, unless the Issuing Bank has entered into reasonably satisfactory arrangements with the Borrowers or such Lender to eliminate the Issuing Bank’s risk of full reimbursement with respect to such Letter of Credit and all other Letters of Credit as to which the Issuing Banks has actual or potential fronting exposure with respect to such Deteriorating Lender (as determined by each Issuing Bank in its sole discretion). A permanent reduction of the Tranche A Commitments shall not require a corresponding pro rata reduction in the Letter of Credit Sublimit; provided, however, that if the Tranche A Commitments are reduced to an amount less than the Letter of Credit Sublimit, then the Letter of Credit Sublimit shall be reduced to an amount equal to (or, at Lead Borrower’s option, less than) the Tranche A Commitments. Any Issuing Bank (other than Bank of America or any of its Affiliates) shall notify the Administrative Agent in writing on each Business Day of all Letters of Credit issued on the prior Business Day by such Issuing Bank. If the conditions for borrowing under SECTION 4.02 cannot in fact be fulfilled, the Required Revolving Lenders may direct the Issuing Banks to, and the Issuing Banks thereupon shall, cease issue Letters of Credit (other than Permitted Overadvances) until such conditions can be satisfied or are waived in accordance with SECTION 9.01.

(b) Each Standby Letter of Credit shall expire at or prior to the close of business on the earlier of the date which is (i) one (1) year after the date of the issuance of such Letter of Credit (or such other longer period of time as the Administrative Agent and the applicable Issuing Bank may agree) (or, in the case of any renewal or extension thereof, one (1) year after such renewal or extension) and (ii) unless cash collateralized or otherwise credit supported to the reasonable satisfaction of the Administrative Agent and the applicable Issuing Bank (in which case, the expiry may extend no longer than twelve (12) months after the then Latest Maturity Date), five (5) Business Days prior to the then Latest Maturity Date; provided, however, that each Standby Letter of Credit may, upon the request of the Lead Borrower, include a provision whereby such Letter of Credit shall be renewed automatically (unless the applicable Issuing Bank notifies the beneficiary thereof at least thirty (30) days prior to the then-applicable expiration date that such Letter of Credit will not be renewed) for additional consecutive periods of twelve (12) months or less (but not beyond the date that is five (5) Business Days prior to the then Latest Maturity Date, unless cash collateralized or otherwise credit supported to the reasonable satisfaction of the Administrative Agent and the applicable Issuing Bank (in which case, the expiry may extend no longer than twelve (12) months after the then Latest Maturity Date)).

(c) Each Commercial Letter of Credit shall expire at or prior to the close of business on the earlier of the date which is (i) one (1) year after the date of the issuance of such Commercial Letter of Credit (or such other period as may be acceptable to the Administrative Agent and the applicable Issuing Bank) and (ii) unless cash collateralized or otherwise credit supported to the reasonable satisfaction of the Administrative Agent and the applicable Issuing Bank (in which case, the expiry may extend no longer than twelve (12) months after the then Latest Maturity Date), five (5) Business Days prior to the then Latest Maturity Date.

(d) Drafts drawn under each Letter of Credit shall be reimbursed by the Borrowers by paying to the Administrative Agent an amount equal to such drawing not later than 1:00 p.m. on the second Business Day immediately following the day that the Lead Borrower receives notice of such drawing and demand for payment by the applicable Issuing Bank, provided that (i) in the absence of written notice to the contrary from the Lead Borrower, and subject to the other provisions of this Agreement, such payments shall be financed when due with a Prime Rate Loan or Swingline Loan to the applicable Borrower in an equivalent amount and, to the extent so financed, the respective Borrower’s obligation to make such payment shall be discharged and replaced by the resulting Prime Rate Loan or Swingline Loan, and (ii) in the event that the Lead Borrower has notified the Administrative Agent that it will not so finance any such payments, the applicable Borrowers will make payment directly to the applicable Issuing Bank when due. The Administrative Agent shall promptly remit the proceeds from any Loans made pursuant to clause (i) above in reimbursement of a draw under a Letter of Credit to the applicable Issuing Bank. Such Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. Such Issuing Bank shall promptly notify the Administrative Agent and the Lead Borrower by telephone (confirmed by telecopy) of such demand for payment and whether such Issuing Bank has made or will make payment thereunder; provided, however, that any failure to give or delay in giving such notice shall not relieve the Borrowers of their obligation to reimburse such Issuing Bank and the Lenders with respect to any such payment.

(e) If any Issuing Bank shall make any Letter of Credit Disbursement, then, unless the applicable Borrowers shall reimburse such Issuing Bank in full on the date provided in SECTION 2.13(d) above, the unpaid amount thereof shall bear interest at the rate per annum then applicable to Prime Rate Loans determined by reference to the Prime Rate for each day from and including the date such payment is made to, but excluding, the date that such Borrowers reimburse such Issuing Bank therefor, provided, however, that, if such Borrowers fail to reimburse any Issuing Bank when due pursuant to SECTION 2.13(d), then interest shall accrue at the Revolving Default Rate. Interest accrued pursuant to this paragraph shall be for the account of, and promptly remitted by the Administrative Agent, upon receipt to, the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to SECTION 2.13(g) to reimburse such Issuing Bank shall be for the account of such Lender to the extent of such payment.

(f) Immediately upon the issuance of any Letter of Credit by any Issuing Bank (or the amendment of a Letter of Credit increasing the amount thereof), and without any further action on the part of such Issuing Bank, such Issuing Bank shall be deemed to have sold to each Tranche A Lender, and each such Tranche A Lender shall be deemed unconditionally and irrevocably to have purchased from such Issuing Bank, without recourse or warranty, an undivided interest and participation, to the extent of such Tranche A Lender’s Tranche A Commitment Percentage, in such Letter of Credit, each drawing thereunder and the obligations of the Borrowers under this Agreement and the other Loan Documents with respect thereto. Upon any change in the Tranche A Commitments pursuant to SECTION 2.02, SECTION 2.15, SECTION 2.17 or SECTION 9.07 of this Agreement, it is hereby agreed that with respect to all Letter of Credit Outstandings, there shall be an automatic adjustment to the participations hereby created to reflect the new Tranche A Commitment Percentages of the assigning and assignee Tranche A Lenders and the Additional Commitment Lenders, if applicable. If any Letter of Credit Outstandings remain upon the termination of the Tranche A Commitments, and if the lesser of (i) FILO Commitments (determined without regard to any concurrent termination of such FILO Commitments) or (ii) Incremental Availability exceeds the FILO Credit Extensions (the “Excess Amount”), then upon such termination of the Tranche A Commitments, the Tranche A Lenders shall be deemed to have sold to each FILO Lender, and each FILO Lender shall be deemed unconditionally and irrevocably to have so purchased from the Tranche A Lenders, without recourse or warranty, an undivided interest and participation, to the extent of such FILO Lender’s FILO Commitment Percentage in the lesser of such Excess Amount or such undivided interest and participation of each Tranche A Lender in the Letter of Credit Outstandings, each drawing thereunder and the obligations of the Borrowers under this Agreement and the other Loan Documents with respect thereto. Any action taken or omitted by any Issuing Bank under or in connection with a Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for such Issuing Bank any resulting liability to any Lender.

(g) In the event that any Issuing Bank makes any Letter of Credit Disbursement and the Borrowers shall not have reimbursed such amount in full to such Issuing Bank pursuant to this SECTION 2.13, such Issuing Bank shall promptly notify the Administrative Agent, which shall promptly notify each Tranche A Lender (or FILO Lender, with respect to the Excess Amount, if applicable), of such failure, and each Tranche A Lender (or FILO Lender, with respect to the Excess Amount, if applicable) shall promptly and unconditionally pay to the Administrative Agent, for the account of such Issuing Bank the amount of such Tranche A Lender’s (or FILO Lender’s, with respect to the Excess Amount, if applicable) Tranche A Commitment Percentage (or FILO Commitment Percentage, with respect to the Excess Amount, if applicable) of such unreimbursed payment in Dollars and in same day funds. If the applicable Issuing Bank so notifies the Administrative Agent and the Administrative Agent so notifies the Tranche A Lenders (or FILO Lender, with respect to the Excess Amount, if applicable) prior to 11:00 a.m. on any Business Day, each such Tranche A Lender (or FILO Lender, with respect to the Excess Amount, if applicable) shall make available to the applicable Issuing Bank such Tranche A Lender’s (or FILO Lender’s, with respect to the Excess Amount, if applicable) Tranche A Commitment Percentage (or FILO Commitment Percentage, with respect to the Excess Amount, if applicable) of the amount of such payment on such Business Day in same day funds (or if such notice is received by the Tranche A Lenders (or FILO Lender, with respect to the Excess Amount, if applicable) after 11:00 a.m. on the day of receipt, payment shall be made on the immediately following Business Day in same day funds). If and to the extent such Tranche A Lender (or FILO Lender, with respect to the Excess Amount, if applicable) shall not have so made its Tranche A Commitment Percentage (or FILO Commitment Percentage, with respect to the Excess Amount, if applicable) of the amount of such payment available to the applicable Issuing Bank, such Tranche A Lender (or FILO Lender, with respect to the Excess Amount, if applicable) agrees to pay to such Issuing Bank forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Administrative Agent for the account of such Issuing Bank at the Federal Funds Effective Rate. Each Tranche A Lender (or FILO Lender, with respect to the Excess Amount, if applicable) agrees to fund its Tranche A Commitment Percentage (or FILO Commitment Percentage, with respect to the Excess Amount, if applicable) of such unreimbursed payment notwithstanding a failure to satisfy any applicable lending conditions or the provisions of SECTION 2.01 or SECTION 2.06, or the occurrence of the Termination Date. The failure of any Tranche A Lender (or FILO Lender, with respect to the Excess Amount, if applicable) to make available to the applicable Issuing Bank its Tranche A Commitment Percentage (or FILO Commitment Percentage, with respect to the Excess Amount, if applicable) of any payment under any Letter of Credit shall neither relieve any Tranche A Lender (or FILO Lender, with respect to the Excess Amount, if applicable) of its obligation hereunder to make available to such Issuing Bank its Tranche A Commitment Percentage (or FILO Commitment Percentage, with respect to the Excess Amount, if applicable) of any payment under any Letter of Credit on the date required, as specified above, nor increase the obligation of such other Tranche A Lender (or FILO Lender, with respect to the Excess Amount, if applicable). Whenever any Tranche A Lender (or FILO Lender, with respect to the Excess Amount, if applicable) has made payments to any Issuing Bank in respect of any reimbursement obligation for any Letter of Credit, such Tranche A Lender (or FILO Lender, with respect to the Excess Amount, if applicable) shall be entitled to share ratably, based on its Tranche A Commitment Percentage (or FILO Commitment Percentage, with respect to the Excess Amount, if applicable), in all payments and collections thereafter received on account of such reimbursement obligation.

(h) Whenever the Lead Borrower desires that any Issuing Bank issue a Letter of Credit (or the amendment, renewal or extension (other than automatic renewal or extensions) of an outstanding Letter of Credit), the Lead Borrower shall give to the applicable Issuing Bank and the Administrative Agent at least two (2) Business Days’ prior written (including, without limitation, by telegraphic, telex, facsimile or cable communication) notice (or such shorter period as may be agreed upon in writing by such Issuing Bank and the Lead Borrower) specifying the date on which the proposed Letter of Credit is to be issued, amended, renewed or extended (which shall be a Business Day), the Stated Amount of the Letter of Credit

so requested, the expiration date of such Letter of Credit, the name and address of the beneficiary thereof, and the provisions thereof. If requested by the applicable Issuing Bank, the Lead Borrower shall also submit documentation on such Issuing Bank’s standard form in connection with any request for the issuance, amendment, renewal or extension of a Letter of Credit, provided that in the event of a conflict or inconsistency between the terms of such documentation and this Agreement, the terms of this Agreement shall supersede any inconsistent or contrary terms in such documentation and this Agreement shall control.

(i) Subject to the limitations set forth below, the obligations of the Borrowers to reimburse the Issuing Banks for any Letter of Credit Disbursement shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including, without limitation (it being understood that any such payment by the Borrowers shall be without prejudice to, and shall not constitute a waiver of, any rights the Borrowers might have or might acquire hereunder as a result of the payment by the applicable Issuing Bank of any draft or the reimbursement by the Borrowers thereof): (i) any lack of validity or enforceability of a Letter of Credit; (ii) the existence of any claim, setoff, defense or other right which a Borrower may have at any time against a beneficiary of any Letter of Credit or against any Issuing Bank or any of the Lenders, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction; (iii) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged or fraudulent in any respect or any statement therein being untrue or inaccurate in any respect; (iv) payment by any Issuing Bank of any Letter of Credit against presentation of a demand, draft or certificate or other document which does not strictly comply with the terms of such Letter of Credit; (v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this SECTION 2.13, constitute a legal or equitable discharge of, or provide a right of setoff against, any Loan Party’s obligations hereunder; or (vi) the fact that any Event of Default shall have occurred and be continuing; provided that the Borrowers shall have no obligation to reimburse any Issuing Bank to the extent that such payment was made in error due to the gross negligence, bad faith or willful misconduct of such Issuing Bank (as determined by a court of competent jurisdiction or another independent tribunal having jurisdiction). No Credit Party shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the applicable Issuing Bank, provided that the foregoing shall not be construed to excuse such Issuing Bank from liability to the Borrowers to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrowers to the extent permitted by Applicable Law) suffered by the Borrowers that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence, bad faith or willful misconduct on the part of any Issuing Bank (as determined by a court of competent jurisdiction or another independent tribunal having jurisdiction), such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented that appear on their face to be in compliance with the terms of a Letter of Credit, the applicable Issuing Bank may, in its reasonable discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(j) If any Specified Default shall occur and be continuing, on the Business Day that the Lead Borrower receives notice from the Administrative Agent (which notice may be given at the election of the Administrative Agent or at the direction of the Required Revolving Lenders) demanding the deposit of cash collateral pursuant to this paragraph, the applicable Loan Parties shall immediately deposit in the applicable Cash Collateral Account an amount in cash equal to 103% of the Letter of Credit Outstandings owing by such Loan Parties as of such date, plus any accrued and unpaid interest thereon. Each such deposit shall be held by the Collateral Agent for the payment and performance of the Revolving Obligations. The Collateral Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such Cash Collateral Account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and in the sole discretion of the Administrative Agent (at the request of the Lead Borrower and at the Borrowers’ risk and expense), such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such Cash Collateral Account shall be applied by the Administrative Agent to reimburse the Issuing Banks for payments on account of drawings under Letters of Credit for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrowers for the Letter of Credit Outstandings at such time or, if the maturity of the Revolving Credit Loans has been accelerated, shall be applied to satisfy the other respective Revolving Obligations of the applicable Borrower. If the applicable Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence and continuance of a Specified Default, such amount (to the extent not applied as aforesaid) shall be returned promptly to the respective Borrower but in no event later than two (2) Business Days after all Specified Defaults have been cured or waived.

(k) [Reserved].

(l) Unless otherwise expressly agreed by the Issuing Bank and the Lead Borrower when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), (i) the rules of the ISP shall apply to each Standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance shall apply to each Commercial Letter of Credit.

SECTION 2.14 Increased Costs.

(a) If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any holding company of any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or any Issuing Bank; or

(ii) impose on any Lender or any Issuing Bank or the London interbank market any other condition affecting LIBO Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost in any material amount in excess of those incurred by similarly situated lenders to such Lender of making or maintaining any LIBO Loan (or of maintaining its obligation to make any such Loan) or to increase the cost in any material amount in excess of those incurred by similarly situated lenders to such Lender or any Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount in any material respect of any sum received or receivable by such Lender or such Issuing Bank hereunder (whether of principal, interest or otherwise), then the Borrowers will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

(b) If any Lender or any Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or such Issuing Bank’s capital or on the capital of such Lender’s or such Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Revolving Credit Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company would have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to capital adequacy), then from time to time the Borrowers will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction suffered.

(c) A certificate of a Lender or any Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or such Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this SECTION 2.14 and setting forth in reasonable detail the manner in which such amount or amounts were determined shall be delivered to the Lead Borrower and shall be conclusive absent manifest error. The Borrowers shall pay such Lender or such Issuing Bank, as the case may be, the amount shown as due on any such certificate within fifteen (15) Business Days after receipt thereof.

(d) Failure or delay on the part of any Lender or any Issuing Bank to demand compensation pursuant to this SECTION 2.14 shall not constitute a waiver of such Lender’s or such Issuing Bank’s right to demand such compensation, provided that the Borrowers shall not be required to compensate a Lender or any Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 90 days prior to the date that such Lender or such Issuing Bank, as the case may be, notifies the Borrowers of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such Issuing Bank’s intention to claim compensation therefor, and provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 90 day period referred to above shall be extended to include the period of retroactive effect thereof.

SECTION 2.15 Termination or Reduction of Commitments.

(a) Termination or Reduction of Tranche A Commitments. Upon at least two (2) Business Days’ prior written notice to the Administrative Agent, the Lead Borrower may, at any time, in whole permanently terminate, or from time to time in part permanently reduce, the Tranche A Commitments. Each such reduction shall be in the principal amount of $5,000,000 or any integral multiple thereof. Each such reduction or termination shall (i) be applied ratably to the Tranche A Commitments of each Lender and (ii) be irrevocable at the effective time of any such termination or reduction. The Borrowers shall pay to the Administrative Agent for application as provided herein (i) at the effective time of any such termination (but not any partial reduction), all earned and unpaid fees under the Fee Letter and all Unused Fees accrued on the Tranche A Commitments so terminated, and (ii) at the effective time of any such reduction or termination, all Breakage Costs incurred in connection therewith and any amount by which the Tranche A Credit Extensions to the Borrowers outstanding on such date exceed the amount to which the Tranche A Commitments are to be reduced effective on such date.

(b) Termination of ABL Term Commitments. The commitment of each ABL Term Lender with respect to its ABL Term Loan shall be automatically and permanently reduced to $0 upon the funding of such ABL Term Loan to be made by it on the [~~date set forth in the ABL Term Loan~~]Second Amendment Effective Date.

(c) Termination or Reduction of FILO Commitments after Closing Date. Upon at least two (2) Business Days’ prior written notice to the Administrative Agent, the Lead Borrower may reduce or terminate the FILO Commitments at any time following the Closing Date and, notwithstanding any provisions of this Agreement to the contrary, prepay the FILO Loans then outstanding without first repaying the Tranche A Loans then outstanding, provided that after giving pro forma effect to such termination and prepayment, and on a projected basis (on a month-end basis) as of the end of each of the six (6) Fiscal Months thereafter, Availability shall be greater than fifteen percent (15%) of the lesser of (i) the then FILO Borrowing Base (or, if the FILO Commitments have been terminated in whole, the then Tranche A Borrowing Base), and (ii) the then Revolving Credit Ceiling. Each reduction of the FILO Commitments shall be in the principal amount of $3,000,000 or any integral multiple thereof. The Borrowers shall pay to the Administrative Agent for application as provided herein (i) at the effective time of any such termination (but not any partial reduction), all Unused Fees accrued on the FILO Commitments so terminated, and (ii) at the effective time of any such reduction or termination, all Breakage Costs incurred in connection therewith and any amount by which the FILO Credit Extensions to the Borrowers outstanding on such date exceed the amount to which the FILO Commitments are to be reduced effective on such date.

(d) Termination of FILO Commitments Contemporaneously With Termination of Tranche A Commitments. Notwithstanding the foregoing, in the event that all of the Tranche A Commitments are terminated, the FILO Commitments shall be terminated contemporaneously therewith, without further action by the Administrative Agent, the Lead Borrower or any other Person.

(e) Termination Date. Upon the Termination Date[~~,~~] with respect to the Revolving Obligations, (i) the Commitments of the Revolving Credit Lenders shall be terminated in full, and (ii) subject to the other provisions of this Agreement (including, without limitation, SECTION 2.18 and SECTION 7.04), the Borrowers shall pay, in full and in cash, all outstanding Revolving Credit Loans and all other outstanding Revolving Obligations then owing by them to the Revolving [~~Credit Lenders~~]Secured Parties (including, without limitation, all Breakage Costs incurred in connection therewith) and deliver cash collateral for Letter of Credit Outstandings. Upon the Termination Date with respect to the ABL Term Obligations, subject to the other provisions of this Agreement (including, without limitation, SECTION 2.18 and SECTION 7.04), the Borrowers shall pay, in full and in cash, all outstanding ABL Term Loans and all other outstanding ABL Term Obligations then owing by them to the ABL Term Secured Parties (including, without limitation, all Breakage Costs incurred in connection therewith).

SECTION 2.16 Optional Prepayment of Loans; Reimbursement of Lenders.

(a) Subject to the provisions of SECTION 2.16(b) and SECTION 2.16([~~a~~]e)[~~(i)(B) and~~ ][~~SECTION 2.16(b)~~], the Borrowers shall have the right at any time and from time to time to prepay without premium or penalty (but subject to payment of Breakage Costs as provided herein) (in the case of prepayments of Revolving Credit Loans, without a reduction in the Total Commitments) outstanding Loans in whole or in part, (x) with respect to LIBO Loans, upon at least two (2) Business Days’ prior written, telex or facsimile notice to the Administrative Agent, prior to 1:00 p.m., and (y) with respect to Prime Rate Loans and ABL Term Loans, on the same Business Day as such notice is furnished to the Administrative Agent, prior to 1:00 p.m., subject in each case to the following limitations:

(i) [~~(A)~~ ]Subject to SECTION 2.17, all prepayments of any Class or Classes of Revolving Credit Loans shall be paid to the Administrative Agent for application (except as otherwise directed by the applicable Borrower), first, to the prepayment of outstanding Swingline Loans, second, to the prepayment of other outstanding Tranche A Loans (other than Swingline Loans) ratably in accordance with each Tranche A Lender’s Tranche A Commitment Percentage of such Class(es) of Commitments, third, to the prepayment of other outstanding FILO Loans ratably in accordance with each FILO Lender’s FILO Commitment Percentage of such Class(es) of Commitments and fourth, if a Specified Default then exists, to the funding of a cash collateral deposit in the Cash Collateral Account in an amount equal to 103% of all Letter of Credit Outstandings;

[~~(B) No prepayments by the Borrowers of any ABL Term Loans at any time outstanding shall be permitted under this Section 2.16 if the Payment Conditions are not satisfied at such time after giving effect to such prepayment.~~]

(ii) Subject to the foregoing, outstanding Prime Rate Loans of the Borrowers shall be prepaid before outstanding LIBO Loans of the Borrowers are prepaid (except as otherwise directed by the Lead Borrower). Each partial prepayment of LIBO Loans shall be in an integral multiple of $1,000,000 (but in no event less than $5,000,000[ ~~(or $1,000,000, in the case of ABL Term Loans)~~]). No prepayment of LIBO Loans shall be permitted pursuant to this SECTION 2.16 prior to the last day of an Interest Period applicable thereto, unless the Borrowers reimburse the Lenders for all Breakage Costs associated therewith within five (5) Business Days of receiving a written demand for such reimbursement which sets forth the calculation of such Breakage Costs in reasonable detail. No partial prepayment of a Borrowing of LIBO Loans shall result in the aggregate principal amount of the LIBO Loans remaining outstanding pursuant to such Borrowing being less than $5,000,000[ ~~(or $1,000,000, in the case of ABL Term Loans)~~] (unless all such outstanding LIBO Loans are being prepaid in full); and

(iii) Each notice of prepayment shall specify the prepayment date, the principal amount, Class(es) and Type of the Loans to be prepaid and, in the case of LIBO Loans, the Borrowing or Borrowings pursuant to which such Loans were made. Each notice of prepayment shall be revocable, provided that, within five (5) Business Days of receiving a written demand for such reimbursement which sets forth the calculation of such Breakage Costs in reasonable detail, the Borrowers shall reimburse the Lenders for all Breakage Costs associated with the revocation of any notice of prepayment. The Administrative Agent shall, promptly after receiving notice from the Lead Borrower hereunder, notify each applicable Lender of the principal amount and Type of the Loans held by such Lender which are to be prepaid, the prepayment date and the manner of application of the prepayment.

(b) Notwithstanding the provisions of SECTION 2.16(a) which generally permit voluntary prepayments of the Revolving Credit Loans, except as provided in SECTION 2.15(c) or SECTION 2.17, only if all Tranche A Loans are repaid in full may the Borrowers repay or prepay amounts owed with respect to the FILO Loans, provided, however, that any such repayment or prepayment shall not reduce or terminate the FILO Commitments except to the extent provided in such Sections. In addition, the Borrowers shall also repay the FILO Loans as required (i) under SECTION 2.17 hereof, and (ii) upon any reduction or termination of the FILO Commitments in accordance with the provisions of SECTION 2.15(d) hereof.

(c) The Borrowers shall reimburse each Lender as set forth below for any loss incurred or to be incurred by the Lenders in the reemployment of the funds (i) resulting from any prepayment (for any reason whatsoever, including, without limitation, conversion to Prime Rate Loans or acceleration by virtue of, and after, the occurrence and during the continuance of an Event of Default) of any LIBO Loan required or permitted under this Agreement, if such Loan is prepaid prior to the last day of the Interest Period for such Loan or (ii) in the event that after the Lead Borrower delivers a notice of borrowing under SECTION 2.04 in respect of LIBO Loans, such Loans are not made on the first day of the Interest Period specified in such notice of borrowing for any reason other than a breach by such Lender of its obligations hereunder or the delivery of any notice pursuant to SECTION 2.09, SECTION 2.10 or SECTION 2.11, or (iii) in the event that after a Borrower delivers a notice of commitment reduction under SECTION 2.15 or a notice of prepayment under SECTION 2.16 in respect of LIBO Loans, such commitment reductions or such prepayments are not made on the day specified in such notice of reduction or prepayment. Such loss shall be the amount (herein, collectively, “Breakage Costs”) as reasonably determined by such Lender as the excess, if any, of (A) the amount of interest which would have accrued to such Lender on the amount so paid, not prepaid or not borrowed at a rate of interest equal to the Adjusted LIBO Rate for such Loan (but specifically excluding any Applicable Margin), for the period from the date of such payment or failure to borrow or failure to prepay to the last day (x) in the case of a payment or refinancing of a LIBO Loan with Prime Rate Loans prior to the last day of the Interest Period for such Loan or the failure to prepay a LIBO Loan, of the then current Interest Period for such Loan or (y) in the case of such failure to borrow, of the Interest Period for such LIBO Loan which would have commenced on the date of such failure to borrow, over (B) the amount of interest which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the London interbank market. Any Lender demanding reimbursement for such loss shall deliver to the Lead Borrower from time to time one or more certificates setting forth the amount of such loss as determined by such Lender and setting forth in reasonable detail the manner in which such amount was determined and such amounts shall be due within ten (10) Business Days after the receipt of such notice.

(d) Whenever any partial prepayment of Loans are to be applied to LIBO Loans, such LIBO Loans shall be prepaid in the chronological order of their Interest Payment Dates or as the Lead Borrower may otherwise designate in writing.

(e) If the Payment Conditions are satisfied after giving effect to such payment, the Borrower may prepay outstanding ABL Term Loans in minimum amounts of $1,000,000, upon at least five (5) Business Days’ prior written or facsimile notice to the ABL Term Loan Agent and the Administrative Agent, prior to 1:00 p.m., provided that each such prepayment is accompanied by the applicable ABL Term Loan Prepayment Premium, if any, required by the ABL Term Loan Fee Letter and all accrued but unpaid interest thereon. All such prepayments shall be applied in inverse order of maturity.

SECTION 2.17 Mandatory Prepayments; Commitment Termination; Cash Collateral.

The outstanding[ ~~Revolving~~] Obligations shall be subject to mandatory prepayment as follows:

(a) If at any time the amount of the Tranche A Credit Extensions by the Tranche A Lenders exceeds the lesser of the aggregate Tranche A Commitments or the Tranche A Borrowing Base, the Borrowers will, immediately upon notice from the Administrative Agent: (x) prepay the Tranche A Loans (including Swingline Loans) in an amount necessary to eliminate such deficiency; and (y) if, after giving effect to the prepayment in full of all outstanding Tranche A Loans such deficiency has not been eliminated, deposit cash into the Cash Collateral Account in an amount equal to 103% of the Letter of Credit Outstandings.

(b) If at any time the amount of the Revolving Credit Extensions by the Revolving Credit Lenders causes Availability to be less than zero, the Borrowers will, immediately upon notice from the Administrative Agent: (x) prepay the Tranche A Loans in an amount necessary to eliminate such deficiency; and (y) if, after giving effect to the prepayment in full of all outstanding Tranche A Loans such deficiency has not been eliminated, prepay the FILO Loans in an amount necessary to eliminate such deficiency, and (z) if, after giving effect to the prepayment in full of all outstanding Tranche A Loans and FILO Loans such deficiency has not been eliminated, deposit cash into the Cash Collateral Account in an amount equal to 103% of the Letter of Credit Outstandings.

(c) During the continuance of a Cash Dominion Event, the Revolving Credit Loans shall be repaid daily in accordance with (and to the extent required under) the provisions of SECTION 2.18 and SECTION 7.04.

(d) So long as a Liquidation has not been commenced and the conditions set forth in SECTION 4.02 have been satisfied by the Loan Parties or waived by the Administrative Agent, at the time of the delivery of each Borrowing Base Certificate, Tranche A Loans shall be made by the Tranche A Lenders (without regard to minimum or integral amounts for such Loans) to repay the FILO Credit Extensions to extent the FILO Credit Extensions exceed the lesser of the FILO Commitments or Incremental Availability as reflected in such Borrowing Base Certificate.

(e) Except during the continuance of a Cash Dominion Event, any Net Proceeds, Cash Receipts and other payments received by the Administrative Agent shall be applied as the Lead Borrower shall direct the Administrative Agent in writing, subject to the other provisions of this[ ~~Credit~~] Agreement (including, without limitation, SECTION 2.16(a), SECTION 2.16(b) and SECTION 7.04).

(f) Subject to the foregoing, except as otherwise directed by the Lead Borrower (whose direction may be given only if a Cash Dominion Event has not occurred and is not continuing), outstanding Prime Rate Loans shall be prepaid before outstanding LIBO Loans are prepaid. No prepayment of LIBO Loans shall be permitted pursuant to this SECTION 2.17 prior to the last day of an Interest Period applicable thereto, unless the Borrowers reimburse the Lenders for all Breakage Costs associated therewith within five (5) Business Days of receiving a written demand for such reimbursement which sets forth the calculation of such Breakage Costs in reasonable detail. In order to avoid such Breakage Costs, as long as no Specified Default has occurred and is continuing, at the request of the Lead Borrower, the Administrative Agent shall hold all amounts required to be applied to LIBO Loans in the Cash Collateral Account and will apply such funds to the applicable LIBO Loans at the end of the then pending Interest Period therefor (provided that the foregoing shall in no way limit or restrict the Administrative Agent’s or the Collateral Agent’s rights upon the occurrence and during the continuance of any other Event of Default). No partial prepayment of a Borrowing of LIBO Loans shall result in the aggregate principal amount of the LIBO Loans remaining outstanding pursuant to such Borrowing being less than $[~~5,000,000 (or $1,000,000, in the case of a Borrowing of ABL Term Loans).~~]5,000,000. A prepayment of the Revolving Credit Loans pursuant to SECTION 2.16 or SECTION 2.17 shall not permanently reduce the Total Commitments.

(g) The Borrowers shall repay the[ ~~Revolving~~] Obligations as required pursuant to SECTION 2.15(e).

(h) The Borrowers shall pay to the Administrative Agent, for the account of the ABL Term Lenders, the principal amount of $625,000 of ABL Term Loans on the last day of each Fiscal Quarter commencing on July 31, 2016. If an event described in SECTION 7.04 shall have occurred and is continuing, all amounts paid, or to be paid, pursuant to this SECTION 2.17(h) shall be subject to, and applied in accordance, with SECTION 7.04.

SECTION 2.18 Cash Management.

(a) Within thirty (30) days of the occurrence of a Specified Default that is continuing, or immediately upon the occurrence of any other Cash Dominion Event, the Borrowers, upon the request of the Administrative Agent, shall deliver to the Administrative Agent a schedule of all DDAs, that to the knowledge of the Responsible Officers of the Loan Parties, are maintained by the Loan Parties, which schedule includes, with respect to each depository (i) the name and address of such depository; (ii) the account number(s) maintained with such depository; and (iii) a contact person at such depository.

(b) Annexed hereto as Schedule 2.18(b) is a list describing, as of the Closing Date, all arrangements to which any Loan Party is a party with respect to the payment to such Loan Party of the proceeds of all credit card and debit card charges for sales by such Loan Party.

(c) To the extent not previously delivered, each Loan Party shall:

(i) on or prior to the thirty (30) day anniversary of the Closing Date or such later date as the Administrative Agent shall agree in writing, deliver to the Collateral Agent notifications (each, a “Credit Card Notification”) substantially in the form attached hereto as Exhibit G which have been executed on behalf of such Loan Party and addressed to such Loan Party’s credit card and debit card clearinghouses and processors listed on Schedule 2.18(b); and

(ii) on or prior to the ninety (90) day anniversary of the Closing Date or such later date as the Administrative Agent shall agree in writing, in its sole discretion (such date, the “Blocked Account Date”), enter into a blocked account agreement (each, a “Blocked Account Agreement”), reasonably satisfactory to the Administrative Agent, with any Blocked Account Bank with respect to the DDAs in which material amounts (as reasonably determined by the Administrative Agent) of funds of any of the Loan Parties from one or more DDAs are concentrated (excluding, for the avoidance of doubt, the Designated Account (as defined below) and petty cash, payroll, trust and tax withholding accounts subject to the limitations set forth in clause (d) below) (including those existing as of the Closing Date and listed on Schedule 2.18(c) attached hereto) (collectively, the “Material DDAs” and, to the extent, subject to a Blocked Account Agreement, collectively, the “Blocked Accounts”); provided that in the event that any DDA listed on Schedule 2.18(c) is not subject to a Blocked Account Agreement on or prior to Blocked Account Date, then not later than sixty (60) days after the Blocked Account Date or such later date as the Administrative Agent shall agree in writing, in its sole discretion, the Loan Parties shall cause any DDA which is not a Blocked Account to be closed and have all funds therein transferred to a Blocked Account, and all future deposits made to, a Blocked Account with the Collateral Agent or another Lender.

(d) Each Credit Card Notification and Blocked Account Agreement entered into by a Loan Party shall require (after delivery of notice to the Blocked Account Bank from the Collateral Agent (which notice may (or shall at the direction of the Required Revolving Lenders) be given by the Collateral Agent during the continuance of a Cash Dominion Event)) the ACH or wire transfer on each Business Day (and whether or not there is then an outstanding balance in the Loan Account) of all available cash receipts (the “Cash Receipts”) (other than Uncontrolled Cash which may be deposited into a segregated DDA which the Lead Borrower designates in writing to the Administrative Agent as being the “Uncontrolled Cash Account” (the “Designated Account “)) to the concentration account maintained by the Administrative Agent at Bank of America (the “Concentration Account”), from:

(i) the sale of Inventory and other Collateral (but excluding, until the Term Loan Facility is repaid in full, any Term Priority Collateral);

(ii) all proceeds of collections of Accounts;

(iii) all Net Proceeds on account of any Specified Event (other than, until the Term Loan Facility or any Permitted Refinancing thereof is repaid in full, a Specified Event arising in connection with the Term Priority Collateral);

(iv) each Blocked Account (including all cash deposited therein from each DDA, net of any minimum balance as may be required to be kept in such DDA by the institution at which such DDA is maintained to the extent set forth in the applicable Blocked Account Agreement); and

(v) the cash proceeds of all credit card and debit card charges.

If any cash or Cash Equivalents owned by any Loan Party (other than (i) amounts on deposit in the Designated Account, which funds, shall not be funded from, or when withdrawn from the Designated Account, shall not be replenished by, funds constituting proceeds of Collateral so long as any Cash Dominion Event continues, (ii) petty cash accounts funded in the ordinary course of business, the deposits in which shall not aggregate more than $10,000,000 or exceed $2,000,000 with respect to any one account (or in each case, such greater amounts to which the Administrative Agent may agree in its sole discretion), and (iii) payroll, trust and tax withholding accounts funded in the ordinary course of business and required by Applicable Law) are deposited to any account, or held or invested in any manner, otherwise than in a Blocked Account (or a DDA which is swept daily to a Blocked Account), then (a) the Borrowers shall cause all funds in such accounts or so held or so invested to be transferred with such frequency as may be reasonably required by the Administrative Agent to a Blocked Account (or a DDA which is swept daily to a Blocked Account) and (b) the Collateral Agent may require the applicable Loan Party to close such account and have all funds therein transferred to a Blocked Account, and all future deposits made to a Blocked Account. In addition to the foregoing, during the continuance of a Cash Dominion Event, the Loan Parties shall provide the Collateral Agent with an accounting of the contents of the Blocked Accounts, which shall identify, to the reasonable satisfaction of the Collateral Agent, the proceeds from the Term Priority Collateral which were deposited into a Blocked Account and swept to the Concentration Account. Upon the receipt of (x) the contents of the Blocked Accounts, and (y) such accounting, the Collateral Agent agrees to promptly remit to the agent under the Term Loan Facility or any Permitted Refinancing thereof the proceeds of the Term Priority Collateral received by the Administrative Agent.

(e) [Reserved].

(f) The Loan Parties may close Material DDAs or Blocked Accounts and/or open new Material DDAs or Blocked Accounts, subject to the execution and delivery to the Collateral Agent of appropriate Blocked Account Agreements (unless expressly waived by the Collateral Agent) consistent with the provisions of this SECTION 2.18 and otherwise reasonably satisfactory to the Collateral Agent (provided that, the Loan Parties shall not be required to deliver a Blocked Account Agreement with respect to any Material DDA acquired by a Loan Party in connection with a Permitted Acquisition until the date that is ninety (90) days (or such later date as the Administrative Agent may agree) after the consummation of such Permitted Acquisition). The Loan Parties shall furnish the Collateral Agent with prior written notice of their intention to open or close a Material DDA and the Collateral Agent shall promptly notify the Lead Borrower as to whether the Collateral Agent shall require a Blocked Account Agreement with the Person with whom such account will be maintained. Unless consented to in writing by the Collateral Agent, the Borrowers shall not enter into any agreements with credit card or debit card processors other than the ones expressly contemplated herein unless contemporaneously therewith, a Credit Card Notification, is executed and delivered to the Collateral Agent. The Borrowers may also maintain one or more disbursement accounts (the “Disbursement Accounts”) to be used by the Borrowers for disbursements and payments (including payroll) in the ordinary course of business or as otherwise permitted hereunder.

(g) The Loan Parties shall establish and maintain cash management arrangements and procedures, including Blocked Accounts, reasonably satisfactory to the Administrative Agent.

(h) The Concentration Account shall at all times be under the sole dominion and control of the Collateral Agent. Each Borrower hereby acknowledges and agrees that (i) such Borrower has no right of withdrawal from the Concentration Account, (ii) the funds on deposit in the Concentration Account shall at all times continue to be collateral security for all of the Obligations, and (iii) the funds on deposit in the Concentration Account shall be applied as provided in this Agreement. In the event that, notwithstanding the provisions of this SECTION 2.18, during the continuation of a Cash Dominion Event, any Borrower receives or otherwise has dominion and control of any such proceeds or collections, such proceeds and collections shall be held in trust by such Borrower for the Collateral Agent, shall not be commingled with any of such Borrower’s other funds or deposited in any account of such Borrower and shall promptly be deposited into the Concentration Account or dealt with in such other fashion as such Borrower may be instructed by the Collateral Agent.

(i) Any amounts received in the Concentration Account at any time when all of the Revolving Obligations then due have been and remain fully repaid shall be remitted to the operating account of the Borrowers maintained with the Administrative Agent.

(j) The Collateral Agent shall promptly (but in any event within one Business Day) furnish written notice to each Person with whom a Blocked Account is maintained of any termination of a Cash Dominion Event.

(k) The following shall apply to deposits and payments under and pursuant to this Agreement, subject to clause (i) hereof:

(i) Funds shall be deemed to have been deposited to the Concentration Account on the Business Day on which deposited, provided that such deposit is available to the Administrative Agent by 4:00 p.m. on that Business Day (except that if the Revolving Obligations are being paid in full, by 2:00 p.m. Boston time, on that Business Day);

(ii) Funds paid to the Administrative Agent, other than by deposit to the Concentration Account, shall be deemed to have been received on the Business Day when they are good and collected funds, provided that such payment is available to the Administrative Agent by 4:00 p.m. on that Business Day (except that if the Revolving Obligations are being paid in full, by 2:00 p.m. Boston time, on that Business Day);

(iii) If a deposit to the Concentration Account or payment is not available to the Administrative Agent until after 4:00 p.m. on a Business Day, such deposit or payment shall be deemed to have been made at 9:00 a.m. on the then next Business Day;

(iv) If any item deposited to the Concentration Account and credited to the Loan Account is dishonored or returned unpaid for any reason, whether or not such return is rightful or timely, the Administrative Agent shall have the right to reverse such credit and charge the amount of such item to the applicable Loan Account and the Borrowers shall indemnify the Secured Parties against all out-of-pocket claims and losses resulting from such dishonor or return;

(v) All amounts received under this SECTION 2.18 shall be applied in the manner set forth in SECTION 7.04.

SECTION 2.19 Fees.

(a) The Borrowers shall pay to the Administrative Agent and MLPF&S[] for their respective accounts, the fees set forth in the Fee Letter as and when payment of such fees is due as therein set forth.

(b) The Borrowers shall pay the Administrative Agent, for the account of the Revolving Credit Lenders, an aggregate fee (the “Unused Fee”) equal to the Applicable Unused Fee Rate per annum (on the basis of actual days elapsed in a year of 360 days) of the average daily balance of the Revolving Credit Lenders’ respective Unused Commitment during the Fiscal Quarter just ended (or relevant period with respect to the payment being made on the Termination Date). The Unused Fee shall be paid in arrears, on the first day of each Fiscal Quarter after the execution of this Agreement and on the Termination Date. The Administrative Agent shall pay the Unused Fee to the Revolving Credit Lenders upon the Administrative Agent’s receipt of the Unused Fee based upon each Revolving Credit Lender’s pro rata share of the average daily balance of the Lenders’ Unused Commitment.

(c) [Reserved].

(d) The Borrowers shall pay the Administrative Agent, for the account of the Revolving Credit Lenders who are then participating in the Letters of Credit, on the first day of each Fiscal Quarter and on demand after the Termination Date, in arrears, a fee calculated on the basis of a 360 day year, as applicable and actual days elapsed (each, a “Letter of Credit Fee”), equal to the following per annum percentages of the average face amount of the following categories of Letters of Credit outstanding during the three month period then ended:

(i) Standby Letters of Credit: for the account of each Lender in accordance with its Tranche A Commitment Percentage, at a per annum rate equal to the then Applicable Margin for Tranche A Loans that are LIBO Loans;

(ii) Commercial Letters of Credit: for the account of each Lender in accordance with its Tranche A Commitment Percentage, at a per annum rate equal to fifty percent (50%) of the then Applicable Margin for Tranche A Loans that are LIBO Loans;

(iii) After the occurrence and during the continuance of a Specified Default, at any time that the Administrative Agent is not holding in the Cash Collateral Account an amount in cash equal to 103% of the Letter of Credit Outstandings, as of such date, plus accrued and unpaid interest on any unreimbursed drawings of such Letter of Credit Outstandings, effective upon written notice from the Administrative Agent (which notice may be given at the election of the Administrative Agent or at the direction of the Required Revolving Lenders after the occurrence of any Specified Default), the Letter of Credit Fees set forth in clauses (i) and (ii) of this SECTION 2.19(d) shall be increased, at the option of the Administrative Agent or the Required Revolving Lenders, by an amount equal to two percent (2%) per annum.

(e) The Borrowers shall pay to each Issuing Bank, in addition to all Letter of Credit Fees otherwise provided for herein, (i) the reasonable and customary fees and charges of such Issuing Bank in connection with the negotiation, settlement and amendment of each Letter of Credit issued by such Issuing Bank, and (ii) a fronting fee (each, a “Fronting Fee”) equal to one-eighth of one percent (0.125%) on the aggregate Stated Amount of all Letters of Credit. Each such Fronting Fee shall be payable on the first day of each Fiscal Quarter and on demand after the Termination Date, in arrears. In addition, the Borrowers shall pay directly to each Issuing Bank for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such Issuing Bank relating to letters of credit as from time to time in effect.

(f) All fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for the account of the Administrative Agent and [~~other~~]the applicable Credit Parties as provided herein. Once due, all fees shall be fully earned and shall not be refundable under any circumstances.

(g) The Borrowers shall pay to the ABL Term Loan Agent, the fees set forth in the ABL Term Loan Fee Letter as and when payment of such fees is due as therein set forth and for the account of the parties specified therein.

SECTION 2.20 Maintenance of Loan Account; Statements of Account.

(a) The Administrative Agent shall maintain an account on its books in the name of the Borrowers (each, the “Loan Account”) which will reflect (i) all Loans and other advances made by the Lenders to the Borrowers or for the Borrowers’ account, (ii) all Letter of Credit Disbursements, fees and interest that have become payable as herein set forth, and (iii) any and all other monetary Obligations that have become payable.

(b) The Loan Account will be credited with all amounts received by the Administrative Agent from the Borrowers or from other Persons for the Borrowers’ account, including all amounts received in the Concentration Account from the Blocked Account Banks, and the amounts so credited shall be applied as set forth in and to the extent required by SECTION 2.17 or SECTION 7.04, as applicable. After the end of each month, the Administrative Agent shall send to the Borrowers a statement accounting for the charges (including interest), loans, advances and other transactions occurring among and between the Administrative Agent, the Lenders and the Borrowers during that month. The monthly statements, absent manifest error, shall be deemed presumptively correct.

SECTION 2.21 Payments.

(a) The Borrowers shall make each payment required to be made hereunder or under any other Loan Document (whether of principal, interest, fees or reimbursement of drawings under Letters of Credit, of amounts payable under SECTION 2.14, SECTION 2.15(c), SECTION 2.16(c), SECTION 2.23, SECTION 9.04, SECTION 9.05 or otherwise) prior to 2:00 p.m. on the date when due, in immediately available funds, without condition or deduction for any defense, recoupment, setoff or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 100 Federal Street, Boston, Massachusetts (or such other place as the Administrative Agent may direct), except payments to be made directly to each Issuing Bank or Swingline Lender as expressly provided herein and except that payments pursuant to SECTION 2.14[~~, SECTION 2.15(a),~~ ][~~SECTION 2.15(c)~~][~~,~~ ][~~SECTION 2.15(e)~~], SECTION 2.16(c), SECTION 2.23, SECTION 9.04 and SECTION 9.05 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. For the avoidance of doubt, all payments of principal in respect of the ABL Term Loans shall be made to the Administrative Agent for application to the ABL Term Loans in accordance with the terms of this Agreement. Subject to SECTION 2.22, the Administrative Agent shall distribute any such payments to the appropriate recipient promptly following receipt thereof. If any payment under any Loan Document shall be due on a day that is not a Business Day, except with respect to LIBO Borrowings, the date for payment shall be extended to the next succeeding Business Day, and, if any payment due with respect to LIBO Borrowings shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, unless that succeeding Business Day is in the next calendar month, in which event, the date of such payment shall be on the last Business Day of subject calendar month, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.

(b) All funds received by and available to the Administrative Agent to pay principal, unreimbursed drawings under Letters of Credit, interest, fees and other amounts then due hereunder, shall be applied in accordance with the provisions of SECTION 2.17 or SECTION 7.04 ratably among the parties entitled thereto in accordance with the amounts of principal, unreimbursed drawings under Letters of Credit, interest, fees and other amounts then due to such respective parties, except to the extent that such payments hereunder are provided to be made solely to the FILO Lenders under [~~SECTION 2.15~~]SECTION 2.15(c). For purposes of calculating interest due to a Lender, that Lender shall be entitled to receive interest on the actual amount contributed by that Lender towards the principal balance of the Revolving Credit Loans outstanding during the applicable period covered by the interest payment made by the Borrowers. Any net principal reductions to the Revolving Credit Loans received by the Administrative Agent in accordance with the Loan Documents during such period shall not reduce such actual amount so contributed, for purposes of calculation of interest due to that Lender, until the Administrative Agent has distributed to the applicable Lender its Commitment Percentage thereof. All credits against the Obligations shall be conditioned upon final payment to the Administrative Agent of the items giving rise to such credits. If any item credited to the Loan Account is dishonored or returned unpaid for any reason, whether or not such return is rightful or timely, the Administrative Agent shall have the right to reverse such credit and charge the amount of such item to the Loan Account and the Borrowers shall indemnify the Secured Parties against all claims and losses resulting from such dishonor or return.

(c) Unless the Administrative Agent shall have received notice from the Lead Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Banks hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the applicable Issuing Bank, as the case may be, the amount due. In such event, if the Borrowers have not in fact made such payment, then each of the Lenders or the applicable Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(d) In accordance with the provisions of SECTION 8.16, if any Lender shall fail to make any payment required to be made by it pursuant to this Agreement, then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Section.

SECTION 2.22 Settlement Amongst Lenders.

(a) The Swingline Lender may, at any time (but, in any event shall weekly, as provided in SECTION 2.22(b)), on behalf of the Borrowers (which hereby authorize the Swingline Lender to act on their behalf in that regard) request the Administrative Agent to cause the Tranche A Lenders to make a Tranche A Loan (which shall be a Prime Rate Loan) in an amount equal to such Lender’s Tranche A Commitment Percentage of the outstanding amount of Swingline Loans made in accordance with SECTION 2.06, which request may be made regardless of whether the conditions set forth in Article IV have been satisfied but subject to the last sentence of this SECTION 2.22(a). Upon such request, each Tranche A Lender shall make available to the Administrative Agent the proceeds of such Tranche A Loan for the account of the Swingline Lender. If the Swingline Lender requires a Tranche A Loan to be made by the Tranche A Lenders and the request therefor is received prior to 1:00 p.m. on a Business Day, such transfers shall be made in immediately available funds no later than 3:00 p.m. that day; and, if the request therefor is received after 1:00 p.m., then no later than 3:00 p.m. on the next Business Day. The obligation of each such Tranche A Lender to transfer such funds is irrevocable, unconditional and without recourse to or warranty by the Administrative Agent or the Swingline Lender. If and to the extent any Tranche A Lender shall not have so made its transfer to the Administrative Agent, such Tranche A Lender agrees to pay to the Administrative Agent, forthwith on demand, such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. In the event that the Borrowers have not borrowed the full amount of the lesser of the FILO Commitments or Incremental Availability, the Administrative Agent may (notwithstanding any contrary provision of this Agreement but subject to SECTION 2.22(b)) require a settlement of any Swingline Loan: first, from the making of FILO Loans, and thereupon the settlement provisions of this SECTION 2.22(a) shall apply to such settlement by FILO Lenders, mutatis mutandis, and second, from the making of Tranche A Revolving Loans. If for any reason any Swingline Loan cannot be refinanced by a Tranche A Loan in accordance with this SECTION 2.22(a) (including because the conditions set forth in Article IV have not been satisfied), the request submitted by the Swingline Lender as set forth above shall be deemed to be a request by the Swingline Lender that each of the Tranche A Lenders fund its risk participation in the relevant Swingline Loan and each Tranche A Lender’s payment to the Administrative Agent for the account of the Swingline Lender described above shall be deemed payment in respect of such participation.

(b) The amount of each Revolving Credit Lender’s Tranche A Commitment Percentage or FILO Commitment Percentage of outstanding Revolving Credit Loans (including outstanding Swingline Loans) shall be computed weekly (or more frequently in the Administrative Agent’s discretion) and shall be adjusted upward or downward based on all Revolving Credit Loans (including Swingline Loans) and repayments of Revolving Credit Loans (including Swingline Loans) received by the Administrative Agent as of 3:00 p.m. on the first Business Day (such date, the “Settlement Date”) following the end of the period specified by the Administrative Agent.

(c) The Administrative Agent shall deliver to each of the Revolving Credit Lenders promptly after a Settlement Date a summary statement of the amount of outstanding Revolving Credit Loans (including Swingline Loans) for the period and the amount of repayments received for the period. As reflected on the summary statement, (i) the Administrative Agent shall transfer to each Tranche A Lender or FILO Lender, as applicable, its Tranche A Commitment Percentage or FILO Commitment Percentage of repayments, and (ii) each Revolving Credit Lender shall transfer to the Administrative Agent (as provided below) or the Administrative Agent shall transfer to each Revolving Credit Lender, such amounts as are necessary to insure that, after giving effect to all such transfers, the amount of Revolving Credit Loans made by each Tranche A Lender or FILO Lender, as applicable, with respect to Revolving Credit Loans to the Borrowers (including Swingline Loans) shall be equal to such Tranche A Lender’s Tranche A Commitment Percentage, or FILO Lender’s FILO Commitment Percentage of Revolving Credit Loans, as applicable (including Swingline Loans) outstanding as of such Settlement Date. If the summary statement requires transfers to be made to the Administrative Agent by the Revolving Credit Lenders and is received prior to 1:00 p.m. on a Business Day, such transfers shall be made in immediately available funds no later than 3:00 p.m. that day; and, if received after 1:00 p.m., then no later than 3:00 p.m. on the next Business Day. The obligation of each Revolving Credit Lender to transfer such funds is irrevocable, unconditional and without recourse to or warranty by the Administrative Agent. If and to the extent any Revolving Credit Lender shall not have so made its transfer to the Administrative Agent, such Revolving Credit Lender agrees to pay to the Administrative Agent, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Administrative Agent, at the Federal Funds Effective Rate.

SECTION 2.23 Taxes.

(a) Except as otherwise expressly provided in this SECTION 2.23, any and all payments by or on account of any obligation of the Loan Parties hereunder or under any other Loan Document shall be made free and clear of and without deduction or withholding for any Indemnified Taxes or Other Taxes; provided, however, that if a Loan Party or an Agent shall be required to deduct, withhold or remit any such Taxes from such payments, then (i) in the case of any Indemnified Taxes or Other Taxes, the sum payable shall be increased as necessary so that after making all required deductions, withholdings, or remittances for such Taxes (including deductions or withholdings applicable to additional sums payable under this SECTION 2.23) the applicable Credit Party receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (ii) the applicable withholding agent shall make such deductions or withholdings, (iii) the applicable withholding agent shall pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and (iv) within thirty (30) days after the date of such payment (or, if receipts or evidence are not available within thirty (30) days, as soon as possible thereafter), if a Borrower or any Facility Guarantor is the applicable withholding agent, the applicable withholding agent shall furnish to such Agent or Lender (as the case may be) the original or a copy of a receipt evidencing payment thereof or other evidence acceptable to such Agent or Lender.

(b) In addition, the Loan Parties shall pay any Other Taxes to the relevant Governmental Authority in accordance with Applicable Law, excluding, in each case, such amounts that result from a Lender’s assignment, grant of a participation, transfer or assignment to or designation of a new applicable New Lending Office or other office for receiving payments under any Loan Document (collectively, “Assignment Taxes”), except for Assignment Taxes resulting from assignment or participation that is requested or required in writing by the Borrower.

(c) (i) The Loan Parties shall indemnify each Credit Party, within ten (10) days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid or payable by such Credit Party on or with respect to any payment by or on account of any obligation of the Loan Parties hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this SECTION 2.23) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto; provided that if any Loan Party reasonably believes that such Taxes were not correctly or legally asserted, each Lender will use reasonable efforts to cooperate with such Loan Party to obtain a refund of such Taxes so long as such efforts would not, in the sole determination of such Lender, result in any unreimbursed additional costs, expenses or risks or be otherwise disadvantageous to it; provided further, that the Loan Parties shall not be required to compensate any Lender pursuant to this SECTION 2.23 for any amounts incurred in any [~~fiscal year~~]Fiscal Year for which such Lender is claiming compensation if such Lender does not furnish notice of such claim within six (6) months from the end of such [~~fiscal year~~]Fiscal Year; provided further, that if the circumstances giving rise to such claim have a retroactive effect, then the beginning of such six (6) month period shall be extended to include such period of retroactive effect. A certificate as to the amount of such payment or liability delivered to the Lead Borrower by a Credit Party, or by the Administrative Agent on its own behalf or on behalf of any other Credit Party, setting forth in reasonable detail the manner in which such amount was determined, shall be conclusive absent manifest error.

(ii) Without limiting the provisions of subsection (a) or (b) above, each Lender and the Issuing Bank shall, and does hereby, indemnify each Loan Party and each Agent, and shall make payment in respect thereof within 10 days after demand therefor, against any and all Excluded Taxes and any and all related losses, claims, liabilities, penalties, interest and expenses (including the fees, charges and disbursements of any counsel for such Loan Party or such Agent) incurred by or asserted against such Loan Party or such Agent by any Governmental Authority. Each Lender and the Issuing Bank hereby authorizes each Agent and Loan Party to set off and apply any and all amounts at any time owing to such Lender or the Issuing Bank, as the case may be, under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this SECTION 2.23(e)(ii). The agreements in this SECTION 2.23(e)(ii) shall survive the resignation and/or replacement of any Agent, any assignment of rights by, or the replacement of, a Lender or the Issuing Bank, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.

(d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by a Loan Party to a Governmental Authority, the Lead Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e) (i) Each Lender (with respect to the relevant lending office) and Agent shall, if reasonably requested by a Loan Party, deliver such documentation prescribed by Applicable Law or as reasonably requested by such Loan Party, as will enable such Loan Party to determine whether such Lender (with respect to the relevant lending office) is subject to withholding under Applicable Law, is entitled to an exemption from such withholding or is eligible for a reduced rate of withholding with respect to payments to be made to such Lender under the Loan Documents. In addition, each Lender (with respect to the relevant lending office) and Agent shall deliver updated or appropriate documentation (including any new documentation reasonably requested by the applicable withholding agent) promptly upon the obsolescence or invalidity of any documentation previously delivered by such party or promptly notify the Borrower. In addition, each Lender (with respect to the relevant lending office) shall deliver to the Borrowers and the Administrative Agent such other tax forms or other documents as shall be prescribed by Applicable Law, to the extent applicable, (x) to demonstrate that payments to such Lender (with respect to the relevant lending office) under this Agreement and the other Loan Documents are exempt from any United States federal withholding tax imposed pursuant to FATCA or (y) to allow the Borrower and the Administrative Agent to determine the amount to deduct or withhold under FATCA from a payment hereunder. Solely for purposes of the preceding sentence, “FATCA” shall include any amendments made to FATCA after the date of this Agreement. Without limiting the foregoing:

(ii) Any Foreign Lender (with respect to the relevant lending office) and other Credit Party shall deliver to the Lead Borrower and the Administrative Agent two (2) originals of (i) either United States Internal Revenue Service Form W-8BEN (claiming a treaty benefit) or Form W-8ECI, in each case, together with such other documentation as is required under the Code, or any subsequent versions thereof or successors thereto, or, (ii) in the case of a Foreign Lender (with respect to the relevant lending office) claiming exemption from or reduction in U.S. federal withholding Tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest” a (A) an appropriate Form W-8, or any subsequent versions thereof or successors thereto and (B) a certificate in the form attached hereto as Exhibit L, representing that such Foreign Lender (with respect to the relevant lending office) or Credit Party (1) is not a bank for purposes of Section 881(c) of the Code, (2) is not a 10 percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of any Loan Party and (3) is not a controlled foreign corporation related to the Loan Parties (within the meaning of Section 864(d)(4) of the Code)), in all cases, properly completed and duly executed by such Foreign Lender or Credit Party claiming, as applicable, complete exemption from or reduced rate of, U.S. federal withholding tax on payments by the Loan Parties under this Agreement and the other Loan Documents. Such forms shall be delivered by each Foreign Lender (with respect to the relevant lending office) on or before the date it becomes a party to this Agreement and on or before the date, if any, a Foreign Lender changes its applicable lending office or uses an office not previously used to fund a Revolving Credit Loan under this Agreement by designating a different lending office (a “New Lending Office”). In addition, each such party shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by it. Notwithstanding any other provision of this SECTION 2.23(e), a Lender shall not be required to deliver any form pursuant to this SECTION 2.23(e) that such Lender is not legally able to deliver.

(iii) Each Lender and other Credit Party that is a “United States person” as defined under Section 7701(a)(30) of the Code (a “U.S. Lender”) shall deliver to the Lead Borrower and the Administrative Agent such form or forms, certificates or documentation, including two original copies of United States Internal Revenue Service Form W-9, as reasonably requested by any Borrower to confirm or establish that such Credit Party is not subject to deduction, withholding, or backup withholding of United States federal income Tax with respect to any payments to such Credit Party. Such forms shall be delivered by each Credit Party to the Borrower on or before the date such Credit Party becomes a party to this Agreement.

(f) [Reserved].

(g) If any Loan Party shall be required pursuant to this SECTION 2.23 to pay any additional amount to, or to indemnify, any Credit Party, such Credit Party shall use reasonable efforts to avoid or minimize any amounts which might otherwise be payable pursuant to this SECTION 2.23(g); provided, however, that such efforts shall not include the taking of any actions by such Credit Party that would result in any Tax, costs or other expense to such Credit Party (other than a Tax, cost or other expense for which such Credit Party shall have been reimbursed or indemnified by the Loan Parties pursuant to this Agreement or otherwise) or any action which would or might in the reasonable opinion of such Credit Party have an adverse effect upon its business, operations or financial condition or otherwise be disadvantageous to such Credit Party.

(h) [Reserved].

(i) If any Credit Party reasonably determines that it has actually and finally realized, by reason of a refund, deduction or credit of any Taxes paid or reimbursed by the Loan Parties pursuant to subsection (a), (b) or (c) above in respect of payments under the Loan Documents (which refund, deduction or credit is provided by the jurisdiction imposing such Taxes), a current monetary benefit that it would otherwise not have obtained and that would result in the total payments under this SECTION 2.23 exceeding the amount needed to make such Credit Party whole, such Credit Party shall pay to the Lead Borrower, with reasonable promptness following the date upon which it actually realizes such benefit, an amount equal to the amount of such refund, deduction or credit, net of all out of pocket expenses incurred in securing such refund, deduction or credit. This SECTION 2.23(i) shall not be construed to require any Credit Party to make available its Tax returns (or any other confidential information relating to its Taxes) to any Loan Party.

SECTION 2.24 Mitigation Obligations; Replacement of Lenders.

(a) If any Lender requests compensation under SECTION 2.14 or cannot make Loans under SECTION 2.11, or if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to SECTION 2.23, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to SECTION 2.14 or SECTION 2.23, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment; provided, however, that the Borrowers shall not be liable for such costs and expenses of a Lender requesting compensation if (i) such Lender becomes a party to this Agreement on a date after the Closing Date and (ii) the relevant Change in Law occurs on a date prior to the date such Lender becomes a party hereto.

(b) (i) If any Lender requests compensation under SECTION 2.14 or cannot make Loans under SECTION 2.11 for thirty (30) consecutive days, or (ii) if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to SECTION 2.23, or (iii) if any Lender becomes a Delinquent Lender or otherwise defaults in its obligation to fund Loans hereunder, then the Borrowers may, at their sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in SECTION 9.07), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided, however, that (i) the Lead Borrower shall have received the prior written consent of the Administrative Agent, the Issuing Banks and the Swingline Lender, which consent shall not be unreasonably withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in unreimbursed drawings under Letters of Credit and Swingline Loans, if any, accrued interest thereon, accrued fees and all other amounts payable to it hereunder from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under SECTION 2.14 or payments required to be made pursuant to SECTION 2.23, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.

SECTION 2.25 Designation of Lead Borrower as Borrowers’ Agent.

(a) Each Borrower hereby irrevocably designates and appoints the Lead Borrower as such Borrower’s agent to obtain Loans and Letters of Credit, the proceeds of which shall be available to each Borrower for such uses as are permitted under this Agreement. As the disclosed principal for its agent, each Borrower shall be obligated to the Administrative Agent and each Lender on account of Loans so made and Letters of Credit so issued as if made directly by the Lenders to such Borrower, notwithstanding the manner by which such Loans and Letters of Credit are recorded on the books and records of the Lead Borrower and of any other Borrower.

(b) Each Borrower represents to the Credit Parties that it is an integral part of a consolidated enterprise, and that each Loan Party will receive direct and indirect benefits from the availability of the joint credit facility provided for herein, and from the ability to access the collective credit resources of the consolidated enterprise which the Loan Parties comprise. Each Borrower recognizes that credit available to it hereunder is in excess of and on better terms than it otherwise could obtain on and for its own account and that one of the reasons therefor is its joining in the credit facility contemplated herein with all other Borrowers. Consequently, each Borrower hereby assumes and agrees to discharge all Obligations of each of the other Borrowers as if the Borrower which is so assuming and agreeing were each of the other Borrowers.

(c) The Lead Borrower shall act as a conduit for each Borrower (including itself, as a Borrower) on whose behalf the Lead Borrower has requested a Loan. None of the Agents nor any other Credit Party shall have any obligation to see to the application of such proceeds.

(d) The authority of the Lead Borrower to request Loans and Letters of Credit on behalf of, and to bind, the Borrowers, shall continue unless and until the Administrative Agent actually receives written notice of: (i) the termination of such authority, and (ii) the subsequent appointment of a successor Lead Borrower, which notice is signed by the respective Financial Officers of each Borrower; and (iii) written notice from such successive Lead Borrower accepting such appointment and acknowledging that from and after the date of such appointment, the newly appointed Lead Borrower shall be bound by the terms hereof, and that as used herein, the term “Lead Borrower” shall mean and include the newly appointed Lead Borrower.

SECTION 2.26 Canadian Credit Facility.

(a) Notwithstanding anything to the contrary contained in this Agreement, at any time after the Closing Date, the Lead Borrower may request that one or more of its Canadian Subsidiaries join this[] Agreement as Canadian borrower(s) pursuant to a separate Canadian credit facility provided by Canadian lenders holding Canadian commitments that are subject to a separate Canadian borrowing base (collectively, the “Canadian Credit Facility”); provided that the Canadian Credit Facility (A) may be guaranteed by the Loan Parties so long as the obligations in respect of any guarantee of the Canadian Credit Facility are subordinate to the Obligations (other than any Cash Management Services, Bank Products and other outstanding Other Liabilities) under SECTION 7.04; provided, however, that if the Canadian Credit Facility is guaranteed by the Loan Parties then the final maturity date of the Canadian Credit Facility shall not be earlier than the then Latest Maturity Date; (B) shall be on terms and conditions as determined by the Lead Borrower, the Canadian lenders and any collateral agent for the Canadian lenders, subject to the approval of the Administrative Agent (it being understood that (x) such terms and conditions may include, without limitation, Canadian Credit Facility-specific borrowing base, representations, warranties, covenants and Events of Default, interest rates, fees, final maturity date, required prepayment provision as to the Canadian borrowing base and post-Cash Dominion Event “waterfall” provisions with respect to Canadian collateral and amendment and waiver provisions and (y) any upfront, underwriting, arrangement or similar fees in respect of the Canadian Credit Facility shall be agreed to by Lead Borrower and the Persons participating in the Canadian Credit Facility and the arrangement thereof); (C) shall be subject to closing conditions as may be determined by the Administrative Agent, the Collateral Agent (or any of their respective Affiliates), the Canadian lenders providing the Canadian Credit Facility and the Lead Borrower; (D) shall be subject to the condition precedent that no Default shall have occurred and be continuing immediately before or after giving effect thereto; (E) the aggregate amount of the Canadian commitments under the Canadian Credit Facility shall not exceed $50,000,000 and (F) all documentation in respect of the Canadian Credit Facility shall be consistent with the foregoing and in form and substance reasonably satisfactory to the Administrative Agent; and provided, further, that no Lender shall be obligated to participate in the Canadian Credit Facility.

(b) The Lenders hereby irrevocably authorize the Administrative Agent and the Collateral Agent to enter into amendments to (including amendments and restatements of) this Agreement and the other Loan Documents with the Loan Parties, the Canadian Subsidiaries and the lenders participating in the Canadian Credit Facility as may be necessary or desirable in order to establish the Canadian Credit Facility, in each case on terms consistent with this SECTION 2.26. Notwithstanding the foregoing, each of the Administrative Agent and the Collateral Agent shall have the right (but not the obligation) to seek the advice or concurrence of the Required Revolving Lenders with respect to the Canadian Credit Facility and any matter contemplated by this SECTION 2.26 and, if either the Administrative Agent or the Collateral Agent seeks such advice or concurrence, it shall be permitted to enter into such amendments in accordance with any instructions actually received by such Required Revolving Lenders and shall also be entitled to refrain from entering into such amendments unless and until it shall have received such advice or concurrence; provided, however, that whether or not there has been a request by the Administrative Agent or the Collateral Agent for any such advice or concurrence, all such amendments entered into by the Administrative Agent or the Collateral Agent under this SECTION 2.26 shall be binding and conclusive on the Lenders.

SECTION 2.27 Extensions of Commitments.

(a) Notwithstanding anything to the contrary in this Agreement, pursuant to one or more offers (each, an “Extension Offer”) made from time to time by the Lead Borrower to all Lenders holding Tranche A Commitments or FILO Commitments, as the case may be, with a like Maturity Date on a pro rata basis (based on the aggregate Tranche A Commitments or FILO Commitments, as applicable, of all Lenders with the same Maturity Date) and on the same terms to each such Lender, the Lead Borrower may from time to time with the consent of any Lender that shall have accepted such offer extend the maturity date of any Tranche A Commitments or FILO Commitments, as the case may be, and otherwise modify the terms of such Tranche A Commitments or FILO Commitments of such Lender pursuant to the terms of the relevant Extension Offer (including, without limitation, by increasing the interest rate or fees payable in respect of such Tranche A Commitments or FILO Commitments and Credit Extensions made thereunder) (each, an “Extension”, and each group of Tranche A Commitments or FILO Commitments as so extended, as well as the original Tranche A Commitments or FILO Commitments not so extended, being a “Class”; any Extended Commitments (as defined below) shall constitute a separate Class of Commitments from the Class of Commitments from which they were converted), so long as the following terms are satisfied: (i) no Default shall have occurred and be continuing at the time the offering document in respect of an Extension Offer is delivered to the Lenders or prior to or after giving effect to any Extended Commitments, (ii) except as to interest rates, fees, final maturity date, premium, required prepayment dates and participation in prepayments (which shall, subject to immediately succeeding clauses (iii) and (iv), be determined by the Lead Borrower and MLPF&S and set forth in the relevant Extension Offer), the Tranche A Commitments or FILO Commitments of any Lender (an “Extending Lender”) extended pursuant to any Extension (any such Tranche A Commitments or FILO Commitments, “Extended Commitments”) shall have the same terms as the Class of Commitments subject to such Extension Offer, (iii) the final maturity date of any Extended Commitments shall be no earlier than the then Latest Maturity Date, (iv) any Extended Commitments may participate on a pro rata basis or a less than pro rata basis (but not greater than a pro rata basis) in any voluntary or mandatory repayments or prepayments hereunder, in each case as specified in the respective Extension Offer, (v) if the aggregate amount of Tranche A Commitments or FILO Commitments in respect of which Lenders shall have accepted the relevant Extension Offer shall exceed the maximum aggregate amount of Tranche A Commitments or FILO Commitments offered to be extended by the Borrowers pursuant to such Extension Offer, then the Tranche A Commitments or FILO Commitments (as applicable) of such Lenders shall be extended ratably up to such maximum amount based on the respective principal amounts (but not to exceed actual holdings of record) with respect to which such Lenders have accepted such Extension Offer, (vi) all documentation in respect of such Extension shall be consistent with the foregoing and in form and substance reasonably satisfactory to the Administrative Agent, (vii) any applicable Minimum Extension Condition shall be satisfied unless waived by the Borrowers and (viii) any such Extension and Extended Commitments (and the terms thereof) shall have been approved by the Administrative Agent.

(b) If, at the time any Extension becomes effective, not all of the Commitments that were subject to the applicable Extension Offer shall have been extended (such non-extended Commitments with respect to any Extension, the “Non-Extended Commitments”), then if the “effective interest rate” (which, for this purpose, shall be reasonably determined by the Administrative Agent and shall take into account any interest rate floors or similar devices and be deemed to include (without duplication) all fees, including upfront or similar fees or original issue discount (amortized over the shorter of (x) the life of such new Extended Commitments and (y) the four years following the date of the respective Extension) payable to Lenders with such new Extended Commitments, but excluding any arrangement, structuring or other fees payable in connection therewith that are not generally shared with the relevant extending Lenders) in respect of extensions of credit under such new Extended Commitments shall at any time (over the life of such new Extended Commitments) exceed the “effective interest rate” applicable to extensions of credit under the applicable Non-Extended Commitments by more than 1.00% (determined on the same basis as provided in the first parenthetical in this sentence), then the Applicable Margin applicable to extensions of credit under such Non-Extended Commitments shall be increased to the extent necessary so that at all times thereafter such Non-Extended Commitments do not receive less “effective interest rate” than the “effective interest rate” applicable to extensions of credit under such new Extended Commitments minus 1.00%

(c) With respect to all Extensions consummated by the Lead Borrower pursuant to this SECTION 2.27, (i) such Extensions shall not constitute voluntary or mandatory payments or prepayments for purposes of SECTION 2.16 or SECTION 2.17 and (ii) no Extension Offer is required to be in any minimum amount or any minimum increment, provided that the Lead Borrower may at its election specify as a condition (a “Minimum Extension Condition”) to consummating any such Extension that a minimum amount (to be determined and specified in the relevant Extension Offer in the Borrowers’ sole discretion and may be waived by the Borrowers) of Tranche A Commitments or FILO Commitments (as applicable) of any or all applicable tranches be tendered. The Lenders hereby consent to the Extensions and the other transactions contemplated by this SECTION 2.27 (including, for the avoidance of doubt, payment of any interest, fees or premium in respect of any Extended Commitments on such terms as may be set forth in the relevant Extension Offer) and hereby waive the requirements of any provision of this Agreement or any other Loan Document that may otherwise prohibit any such Extension or any other transaction contemplated by this SECTION 2.27.

(d) The Lenders hereby irrevocably authorize the Administrative Agent and the Collateral Agent to enter into amendments to this Agreement and the other Loan Documents with the Borrowers and the other Loan Parties as may be necessary in order to establish new tranches or sub-tranches in respect of Commitments so extended and such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrowers in connection with the establishment of such new tranches or sub-tranches, in each case on terms consistent with this SECTION 2.27 (the amendment establishing such Extension, an “Extension Amendment”). Notwithstanding the foregoing, each of the Administrative Agent and the Collateral Agent shall have the right (but not the obligation) to seek the advice or concurrence of the Required Revolving Lenders with respect to any matter contemplated by this SECTION 2.27(d) and, if either the Administrative Agent or the Collateral Agent seeks such advice or concurrence, it shall be permitted to enter into such amendments with the Borrowers in accordance with any instructions actually received by such Required Revolving Lenders and shall also be entitled to refrain from entering into such amendments with the Borrowers unless and until it shall have received such advice or concurrence; provided, however, that whether or not there has been a request by the Administrative Agent or the Collateral Agent for any such advice or concurrence, all such amendments entered into with the Lead Borrower by the Administrative Agent or the Collateral Agent hereunder shall be binding and conclusive on the Lenders. Without limiting the foregoing, in connection with any Extensions the respective Loan Parties shall (at their expense) amend (and the Collateral Agent is hereby directed to amend) any Mortgage that has a maturity date prior to the then Latest Maturity Date so that such maturity date is extended to the then Latest Maturity Date (or such later date as may be advised by local counsel to the Collateral Agent).

(e) In connection with any Extension, the Lead Borrower shall provide the Administrative Agent at least 5 Business Days’ (or such shorter period as may be agreed by the Administrative Agent in its sole discretion) prior written notice thereof, and shall agree to such procedures, if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this SECTION 2.27.

(f) This SECTION 2.27 shall supersede any provisions in SECTION 2.21 or SECTION 9.01 to the contrary.

SECTION 2.28 Obligations of the Lenders Several.

The obligations of the Lenders hereunder to make Loans, to fund participations in Letters of Credit and Swingline Loans and to make payments pursuant to hereunder are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment hereunder on any date required under this Agreement shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment hereunder.

SECTION 2.29 Cash Collateral Generally.

All cash collateral required to be maintained pursuant to SECTION 2.13, SECTION 2.16, SECTION 2.17, or SECTION 7.02 with respect to Letters of Credit, or pursuant to SECTION 8.16 with respect to a Delinquent Lender (other than credit support not constituting funds subject to deposit) shall be maintained in a cash collateral account. Each of the Loan Parties, and to the extent provided by any Lender, such Lender, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the Issuing Banks and the Lenders (including the Swingline Lender), and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral, and in all proceeds of the foregoing, all as security for the obligations to which such cash collateral may be applied. If at any time the Administrative Agent determines that such cash collateral is subject to any right or claim of any Person other than the Administrative Agent as herein provided, or that the total amount of such cash collateral is less than the applicable obligations secured thereby, the Loan Parties or the relevant Delinquent Lender will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional cash collateral in an amount sufficient to eliminate such deficiency. Notwithstanding anything to the contrary contained in this Agreement, cash collateral provided under hereunder in respect of Letters of Credit or Swingline Loans shall be held and applied to the satisfaction of the specific obligations to fund participations in Letters of Credit or Swingline Loans (including, as to cash collateral provided by a Delinquent Lender, any interest accrued on such obligation) and other obligations for which the cash collateral was so provided, prior to any other application of such property as may be provided for herein.

ARTICLE III

Representations and Warranties

To induce the Credit Parties to make the Loans (including Swingline Loans) and to issue Letters of Credit, the Loan Parties, jointly and severally, make the following representations and warranties to each Credit Party with respect to each Loan Party:

SECTION 3.01 Existence, Qualification and Power; Compliance with Laws; EEA Financial Institutions.

Each Loan Party and each of its Restricted Subsidiaries (a) is a Person duly organized or formed, validly existing and in good standing under the Applicable Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party (including, with respect to the Borrowers, to borrow money and request Letters of Credit hereunder), (c) is duly qualified and in good standing under the Applicable Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, (d) is in compliance with all Applicable Laws, orders, writs, injunctions and orders and (e) has all requisite governmental licenses, authorizations, consents and approvals to operate its business as currently conducted; except in each case referred to in clause (c), (d) or (e), to the extent that failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Schedule 3.01 annexed hereto sets forth, as of the [~~Closing~~]Second Amendment Effective Date, each Loan Party’s name as it appears in official filings in its state of incorporation or organization, its state of incorporation or organization, organization type, organization number, if any, issued by its state of incorporation or organization, and its federal employer identification number. Neither the Lead Borrower nor any Loan Party is an EEA Financial Institution.

SECTION 3.02 Authorization; No Contravention.

The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is a party (a) are within such Loan Party’s corporate or other powers and have been duly authorized by all necessary corporate or other organizational action, and (b) do not and will not (i) contravene the terms of any of such Person’s Organization Documents, (ii) conflict with or result in any breach or contravention of, or the creation of (or requirement to create) any Lien (other than Liens permitted under SECTION 6.01) under or require any payment to be made under (x) any contractual obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Restricted Subsidiaries or (y) any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (iii) violate any material Applicable Law; except with respect to any conflict, breach or contravention or payment (but not creation of Liens) referred to in clause (ii)(x), to the extent that such conflict, breach, contravention or payment, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

SECTION 3.03 Governmental Authorization; Other Consents.

No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Security Documents, (c) the perfection or maintenance of the Liens created under the Security Documents (including the priority thereof) or (d) the exercise by the Administrative Agent, the Collateral Agent or any Lender of their rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Security Documents, except for (i) filings necessary to perfect the Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties, (ii) the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect (except to the extent not required to be obtained, taken, given or made or to be in full force and effect pursuant the Collateral and Guarantee Requirement) and (iii) those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

SECTION 3.04 Binding Effect.

This Agreement and each other Loan Document has been duly executed and delivered by each Loan Party that is party thereto. This Agreement and each other Loan Document constitutes, a legal, valid and binding obligation of each such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and by general principles of equity.

SECTION 3.05 Financial Statements; No Material Adverse Effect.

(a) (i) [Reserved].

(ii) The Audited Financial Statements fairly present in all material respects the financial condition of the Lead Borrower and its Subsidiaries as of the dates thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the periods covered thereby, except as otherwise expressly noted therein.

(iii) The Unaudited Financial Statements fairly present in all material respects the financial condition of the Lead Borrower and its Subsidiaries as of the dates thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the periods covered thereby, except as otherwise expressly noted therein.

(b) The Financial Performance Projections attached hereto as Schedule 3.05(b) (which includes pro forma consolidated balance sheets, statements of income and cash flows, the FILO Borrowing Base[~~,~~] and the Tranche A Borrowing Base and Availability prepared (i) on a monthly basis for the 2012 Fiscal Year and (ii) on an annual basis for the 2013, 2014 and 2015 Fiscal Years), which have been furnished to the Administrative Agent prior to the Closing Date, have been prepared in good faith on the basis of the assumptions stated therein, which assumptions were believed to be reasonable at the time of preparation of such forecasts, it being understood that actual results may vary from such forecasts and that such variations may be material.

(c) Since the January 29, 2011, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

(d) As of the [~~Closing~~]Second Amendment Effective Date, neither Holdings, the Lead Borrower nor any Restricted Subsidiary has any Indebtedness or other obligations or liabilities, direct or contingent (other than (i) the liabilities reflected on Schedule 6.03, (ii) obligations arising under this Agreement and the other Loan Documents, (iii) the Term Loan Facility and the Senior Notes, and (iv) liabilities incurred in the ordinary course of business) that, either individually or in the aggregate, have had or could reasonably be expected to have a Material Adverse Effect.

SECTION 3.06 Litigation.

There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of any Loan Party, threatened in writing or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against Holdings, the Lead Borrower or any of its Restricted Subsidiaries or against any of their properties or revenues that (a) either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, or (b) involve any of the Loan Documents, which could reasonably be expected to have a Material Adverse Effect.

SECTION 3.07 No Default.

Neither Holdings, the Lead Borrower nor any Restricted Subsidiary is in default under or with respect to, or a party to, any contractual obligation or Material Indebtedness that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

SECTION 3.08 Ownership of Property; Liens.

(a) Each Loan Party and each of its Restricted Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, or easements or other limited property interests in, all real property necessary in the ordinary conduct of its business, free and clear of all Liens except (i) for minor defects in title that do not materially interfere with its ability to conduct its business or to utilize such assets for their intended purposes, (ii) Liens permitted by SECTION 6.01 and except (iii) where the failure to have such title could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b) Schedule 3.08(b)(i) sets forth the address (including county) of all Real Estate that is owned by the Loan Parties as of the [~~Closing~~]Second Amendment Effective Date. Schedule 3.08(b)(ii) sets forth the address of all Real Estate that is leased by the Loan Parties as of the [~~Closing~~]Second Amendment Effective Date. Except as would not reasonably be expected to result in a Material Adverse Effect, to the knowledge of the Responsible Officers of the Loan Parties each of such Leases is in full force and effect and the Loan Parties are not in default of the terms thereof.

(c) As of the [~~Closing~~]Second Amendment Effective Date, except as otherwise disclosed in writing to the Collateral Agent, (i) no Loan Party has received any notice of, nor has any knowledge of, the occurrence (and still pending as of the [~~Closing~~]Second Amendment Effective Date) or pendency or contemplation of any Casualty Event affecting all or any portion of a Mortgaged Property, and (ii) no Mortgage encumbers improved Mortgaged Property that is located in an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards within the meaning of the Flood Laws unless Evidence of Flood Insurance has been delivered to the Collateral Agent.

SECTION 3.09 Environmental Compliance.

(a) There are no claims, actions, suits, or proceedings alleging potential liability or responsibility for violation of, or otherwise relating to, any Environmental Law that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) Except as specifically disclosed in Schedule 3.09(b) or except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) none of the properties currently or formerly owned, leased or operated by any Loan Party or any of its Restricted Subsidiaries is listed or proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state, provincial or local list or is adjacent to any such property; (ii) to the knowledge of the Loan Parties, there are no, and never have been, any underground or aboveground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed of on any property currently owned, leased or operated by any Loan Party or any of its Restricted Subsidiaries or, to its knowledge, on any property formerly owned or operated by any Loan Party or any of its Restricted Subsidiaries; (iii) to the knowledge of the Loan Parties, there is no asbestos or asbestos-containing material, the renewal or remediation of which is required by any Environmental Law, on any property currently owned or operated by any Loan Party or any of its Restricted Subsidiaries; and (iv) to the knowledge of the Loan Parties, Hazardous Materials have not been released, discharged or disposed of by any Person on any property currently or formerly owned, leased or operated by any Loan Party or any of its Restricted Subsidiaries and Hazardous Materials have not otherwise been released, discharged or disposed of by any of the Loan Parties and their Restricted Subsidiaries at any other location.

(c) The properties owned, leased or operated by the Loan Parties and their Restricted Subsidiaries do not contain any Hazardous Materials in amounts or concentrations which (i) constitute, or constituted a violation of, (ii) require remedial action under, or (iii) could give rise to liability under, Environmental Laws, which violations, remedial actions and liabilities, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

(d) Except as specifically disclosed in Schedule 3.09(d), neither any Loan Party nor any of their Restricted Subsidiaries is undertaking, or has completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law except for such investigation or assessment or remedial or response action that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(e) All Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries have been disposed of in a manner not reasonably expected to result, individually or in the aggregate, in a Material Adverse Effect.

(f) Except as would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect, none of the Loan Parties and their Subsidiaries has contractually assumed any liability or obligation under or relating to any Environmental Law.

(g) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not require any notification, registration, filing, reporting, disclosure, investigation, remediation or cleanup pursuant to any applicable Environmental Law, except for any requirement the noncompliance with which could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(h) As of the [~~Closing~~]Second Amendment Effective Date, the Lead Borrower has made available to the Administrative Agent and the Lenders all material documents, studies, and reports in the possession, custody or control of the Loan Parties concerning compliance with or liability under Environmental Law, including those concerning the actual or suspected existence of Hazardous Material at Real Estate or facilities currently or formerly owned, operated, leased or used by the Loan Parties which could reasonably be expected to have a Material Adverse Effect.

SECTION 3.10 Taxes.

Except as set forth in Schedule 3.10 and except as could not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, Holdings, the Lead Borrower and its Restricted Subsidiaries have timely filed all federal, state, provincial and other tax returns and reports required to be filed, and have timely paid all federal, state, provincial and other Taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate actions diligently conducted and for which adequate reserves have been provided in accordance with GAAP. There is no proposed Tax deficiency or assessment known to any Loan Party against any Loan Party or any Restricted Subsidiary that would, if made, individually or in the aggregate, have a Material Adverse Effect.

SECTION 3.11 ERISA; Plan Compliance.

(a) Except as set forth in Schedule 3.11 or as could not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each Plan is in compliance in with the applicable provisions of ERISA, the Code and other federal or state Applicable Laws (and the regulations and published interpretations thereunder).

(b) (i) As of the [~~Closing~~]Second Amendment Effective Date, no Plan is a Multiemployer Plan; nor is any Plan subject to Section 302 or Title IV of ERISA or Section 412 of the Code; and (ii) as of the [~~Closing~~]Second Amendment Effective Date, neither any Loan Party nor any ERISA Affiliate nor any predecessor thereof has in the past six years (A) sponsored, maintained or contributed to, any Plan subject to Title IV of ERISA or (B) contributed to any Multiemployer Plan.

(c) (i) No Plan has an “accumulated funding deficiency” (as defined in Section 412 of the Code), whether or not waived; (ii) neither any Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iii) neither any Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (iv) neither any Loan Party nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA, except, with respect to each of the foregoing clauses of this SECTION 3.11(c), as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(d) The Loan Parties are in compliance with the applicable provisions of ERISA, the Code, and other federal or state Applicable Laws with respect to each Plan, except where the failure to so comply would not reasonably be expected to have a Material Adverse Effect. No fact or situation that may reasonably be expected to result in a Material Adverse Effect exists in connection with any Plan.

SECTION 3.12 Subsidiaries; Equity Interests.

As of the [~~Closing~~]Second Amendment Effective Date, neither the Lead Borrower nor any Loan Party has any Subsidiaries other than those specifically disclosed in Schedule 3.12, and all of the outstanding Capital Stock in their respective Subsidiaries has been validly issued, is fully paid and nonassessable and all Capital Stock owned by the Lead Borrower or a Loan Party is owned free and clear of all Liens except (i) those created under the Security Documents, (ii) those to secure the Term Loan Facility (which Liens shall be subject to the Intercreditor Agreement), and (iii) any nonconsensual Lien that is permitted under SECTION 6.01. As of the [~~Closing~~]Second Amendment Effective Date, Schedule 3.12 (a) sets forth the name and jurisdiction of each Subsidiary, and (b) sets forth the ownership interest of the Lead Borrower and any other Subsidiary in each Subsidiary, including the percentage of such ownership.

SECTION 3.13 Margin Regulations; Investment Company Act.

(a) No Loan Party or Restricted Subsidiary is engaged nor will it engage, principally or as one of its important activities, in the business of purchasing or carrying Margin Stock, or extending credit for the purpose of purchasing or carrying Margin Stock and no proceeds of any Revolving Credit Loan (including Swingline Loans) or drawings under any Letter of Credit will be used for the purpose of purchasing or carrying Margin Stock, or any other purpose that violates Regulation U. The value of the Margin Stock at any time owned by the Loan Parties and their Subsidiaries at any time a Credit Extension constitutes a “purpose credit” (within the meaning of Regulation U) does not exceed twenty-five percent (25%) of the value of the assets of the Loan Parties and their Subsidiaries taken as a whole.

(b) None of Holdings, the Lead Borrower or any Subsidiary is or is required to be registered as an “investment company”, or is subject to regulation (with respect to which it is not otherwise exempt), under the Investment Company Act of 1940.

SECTION 3.14 Disclosure.

No report, financial statement, confidential information, memorandum, certificate or other written information furnished by or on behalf of any Loan Party (other than information of a general economic nature) to any Credit Party in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (as modified or supplemented by other information so furnished) when taken as a whole contains or will contain any material misstatement of fact or omits or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were or will be made, not materially misleading; provided that with respect to projected financial information and pro forma financial information, each of Holdings and the Lead Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time of preparation; it being understood that such projections may vary from actual results and that such variances may be material.

SECTION 3.15 Intellectual Property; Licenses, Etc.

Schedule 3.15 sets forth, as of the [~~Closing~~]Second Amendment Effective Date, with respect to each Loan Party a list of all of the registered Intellectual Property owned by such Loan Party and all applications for the registrations or issuance thereof. Each such registration and application that is reasonably necessary to the business of such Loan Party is subsisting. Each of the Loan Parties and their Subsidiaries own, license or possess the right to use, all of the trademarks, service marks, trade names, domain names, copyrights, patents, patent rights, licenses, technology, software, know-how database rights, design rights and other intellectual property rights (collectively, “IP Rights”) that are reasonably necessary for the operation of their respective businesses as currently conducted, and, without conflict with the rights of any Person, except to the extent that such conflicts, or the failure to own, license or possess the right to use such IP Rights, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. No IP Rights, advertising, product, process, method, substance, part or other material used by any Loan Party or any Subsidiary in the operation of their respective businesses as currently conducted infringes upon any rights held by any Person except for such infringements, individually or in the aggregate, which could not reasonably be expected to have a Material Adverse Effect. No claim or litigation regarding any of the IP Rights, is pending or, to the knowledge of the Lead Borrower, threatened against any Loan Party or Subsidiary, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

SECTION 3.16 Solvency.

Immediately after giving effect to the consummation of the transactions contemplated hereby to occur on the [~~Closing~~]Second Amendment Effective Date, and on or about the date of the making of each[ ~~Revolving Credit~~] Loan and the issuance of each Letter of Credit hereunder, and immediately after giving effect to the application of the proceeds of all such extensions of credit, (a) the fair value of the assets of the Lead Borrower and its Subsidiaries, on a consolidated basis, exceeds, on a consolidated basis, their debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of the Lead Borrower and its Subsidiaries, on a consolidated basis, is greater than the amount that will be required to pay the probable liability, on a consolidated basis, of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) the Lead Borrower and its Subsidiaries, on a consolidated basis, are able to pay their debts and liabilities, subordinated, contingent or otherwise, as such liabilities become absolute and matured; and (d) the Lead Borrower and its Subsidiaries, on a consolidated basis, are not engaged in, and are not about to engage in, business for which they have unreasonably small capital. For purposes of this SECTION 3.16, the amount of any contingent liability at any time shall be computed as the amount that would reasonably be expected to become an actual and matured liability.

SECTION 3.17 Subordination of Junior Financing.

The Obligations are “Senior Debt,” “Senior Indebtedness,” “Guarantor Senior Debt” “Designated Senior Indebtedness” or “Senior Secured Financing” (or any comparable term) under, and as defined in, any Junior Financing.

SECTION 3.18 Labor Matters.

Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect or as disclosed in the Audited Financial Statements: (a) there are no strikes or other labor disputes against any of Holdings, the Lead Borrower or its Subsidiaries pending or, to the knowledge of the Lead Borrower, threatened; (b) hours worked by and payment made to employees of each of Holdings, the Lead Borrower or its Restricted Subsidiaries have not been in violation of the Fair Labor Standards Act or any other Applicable Laws dealing with such matters; and (c) all payments due from any of Holdings, the Lead Borrower or its Restricted Subsidiaries on account of employee health and welfare insurance have been paid or accrued as a liability on the books of the relevant party. Except as disclosed in the Audited Financial Statements, as of the [~~Closing~~]Second Amendment Effective Date no Loan Party is a party to or bound by any collective bargaining agreement or any similar agreement. As of the [~~Closing~~]Second Amendment Effective Date, there are no representation proceedings pending or, to the actual knowledge of any Responsible Officer of any Loan Party, threatened to be filed with the National Labor Relations Board or other applicable Governmental Authority, and no labor organization or group of employees of any Loan Party has made a pending demand in writing for recognition. As of the [~~Closing~~]Second Amendment Effective Date, the consummation of the transactions contemplated by the Loan Documents will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which any Loan Party is bound to the extent that such would be reasonably expected to result in a Material Adverse Effect.

SECTION 3.19 Compliance with Laws and Agreements.

Each Loan Party is in compliance with all Applicable Law, except where the failure to comply, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. Without limiting the generality of the foregoing, each Loan Party has obtained all permits, licenses and other authorizations which are required with respect to the ownership and operations of its business, except where the failure to obtain such permits, licenses or other authorizations, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Each Loan Party is in compliance with all terms and conditions of all such permits, licenses, orders and authorizations, except where the failure to comply with such terms or conditions, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

SECTION 3.20 Security Documents.

(a) The Security Documents (other than the Mortgages) create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral described therein as security for the Obligations to the extent that a legal, valid, binding and enforceable security interest in such Collateral may be created under any Applicable Law of the United States of America and any states thereof, including, without limitation, the applicable Uniform Commercial Code, and the Security Documents constitute, or will upon the filing of financing statements and the obtaining of “control”, in each case, as applicable, with respect to the relevant Collateral as required under the applicable Uniform Commercial Code, the creation of a fully perfected first priority Lien on, and security interest in, all right, title and interest of the Borrowers and each Facility Guarantor thereunder in such Collateral, in each case prior and superior in right to any other Person (other than (x) Permitted Encumbrances having priority under Applicable Law and (y) with respect to the Term Priority Collateral, which shall be subject to the Intercreditor Agreement), except as permitted hereunder or under any other Loan Document, in each case to the extent that a security interest may be perfected by the filing of a financing statement under the applicable Uniform Commercial Code, or by obtaining “control”.

(b) Upon recording thereof in the appropriate recording office, each Mortgage is effective to create, in favor of the Collateral Agent, for its benefit and the benefit of the Secured Parties, legal, valid and enforceable perfected Liens on, and a security interest in, all of the Loan Parties’ right, title and interest in and to the Mortgaged Property thereunder and the proceeds thereof, subject only to Liens permitted hereunder, and when such Mortgage is filed in the offices specified on SECTION I.H. to the Perfection Certificate dated the Initial Closing Date (or, in the case of any Mortgage executed and delivered after the date thereof in accordance with the provisions of SECTIONS 5.11 and 5.13, when such Mortgage is filed in the offices specified in the local counsel opinion delivered with respect thereto in accordance with the provisions of SECTIONS 5.11 and 5.13), such Mortgage shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Party to such Mortgage in the Mortgaged Property described therein and the proceeds thereof, in each case prior and superior in right to any other person, other than Liens expressly permitted by SECTION 6.01.

Notwithstanding anything herein (including this SECTION 3.20) or in any other Loan Document to the contrary, neither the Lead Borrower nor any other Loan Party makes any representation or warranty as to (A) the effects of perfection or non-perfection, the priority or the enforceability of any pledge of or security interest in (other than with respect to those pledges and security interests made under the laws of the jurisdiction of formation of the applicable Foreign Subsidiary) any Equity Interests of any Foreign Subsidiary, or as to the rights and remedies of the Agents or any Lender with respect thereto, under foreign law, or (B) the pledge or creation of any security interest, or the effects of perfection or non-perfection, the priority or the enforceability of any pledge of or security interest to the extent such pledge, security interest, perfection or priority is not required pursuant to the Collateral and Guarantee Requirement.

SECTION 3.21 Patriot Act; FCPA; OFAC.

(a) Each of the Loan Parties and their Subsidiaries are in compliance, in all material respects, with the PATRIOT Act. The proceeds of the Credit Extensions will not be used by the Loan Parties and their Subsidiaries in violation of the PATRIOT Act in any material respect.

(b) To the extent applicable, each of the Loan Parties and their Subsidiaries are in compliance, in all material respects, with the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto.

(c) No part of the proceeds of any Credit Extension will be used by any Loan Party or any of their Subsidiaries, directly or, to the knowledge of the Borrowers, indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

(d) Neither any Loan Party, nor any of their Subsidiaries, nor, to the knowledge of the Borrowers and their Subsidiaries, any director, officer or employee thereof, is an individual or entity that is, or is owned or controlled by any individual or entity that is (i) included on OFAC’s list of “Specially Designated Nationals and Blocked Persons” or (ii) currently the subject of any Sanctions; and the Borrowers will not directly or, to the knowledge of the Borrowers, indirectly use the proceeds of any Credit Extension, or otherwise knowingly make available such proceeds to any Person, for the purpose of financing the activities of any Person currently subject to any Sanctions.

ARTICLE IV

Conditions

SECTION 4.01 Conditions of Effectiveness of Credit Agreement.

The effectiveness of this Agreement on the Closing Date is subject to the satisfaction by the Loan Parties or the waiver of each of the following conditions precedent:

(a) The Administrative Agent (or its counsel) shall have received from each Loan Party and each Lender either (i) a counterpart of this Agreement and an amendment and reaffirmation of the other Loan Documents (each in form and substance reasonably satisfactory to the Administrative Agent and each Lender) signed on behalf of each such party thereto or (ii) written evidence reasonably satisfactory to the Administrative Agent (which may include telecopy transmission or electronic .pdf copy of a signed signature page of this Agreement or any other relevant Loan Document) that each such party has signed a counterpart of this Agreement and all other Loan Documents to which it is a party.

(b) The Administrative Agent shall have received a written opinion (addressed to the Administrative Agent, the Collateral Agent and the Lenders and dated the Closing Date) of Ropes & Gray LLP, counsel for the Loan Parties and each local counsel to the Loan Parties set forth on Schedule 4.01(c), substantially to the effect set forth in Exhibits K-1 and K-2, respectively. The Loan Parties hereby request such counsel to deliver such opinions.

(c) The Administrative Agent shall have received (i) a copy of the certificate or articles of incorporation or organization (or similar organizational document), including all amendments thereto, of each Loan Party, certified, if applicable, as of a recent date by the Secretary of State of the state of its organization, and a certificate as to the good standing (where relevant) of each Loan Party as of a recent date, from such Secretary of State or similar Governmental Authority; (ii) a certificate of the Secretary or Assistant Secretary of each Loan Party dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the by-laws or operating (or limited liability company) agreement of such Loan Party as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors (or equivalent governing body) of such Loan Party authorizing the execution, delivery and performance of the Loan Documents to which such Person is a party and, in the case of the Borrowers, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate or articles of incorporation or organization (or similar organization document) of such Loan Party have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (i) above, and (E) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party; and (iii) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to clause (ii) above.

(d) (i) The Administrative Agent shall have received the results of (x) searches of the Uniform Commercial Code filings (or equivalent filings) and (y) judgment and tax lien searches, made with respect to the Loan Parties in the states or other jurisdictions of formation of such Person and with respect to such other locations and names listed on the Perfection Certificate, together with (in the case of clause (y)) copies of the financing statements (or similar documents) disclosed by such search, and (ii) the Collateral Agent or the collateral agent under the Term Loan Facility (pursuant to the Intercreditor Agreement) shall have received (x) certificates, if any, representing the Pledged Equity of the Borrowers and Subsidiary Facility Guarantors accompanied by undated stock powers executed in blank (provided that, notwithstanding the foregoing, the Lead Borrower shall be permitted to deliver the certificate(s) representing the Capital Stock of Gymboree Hong Kong Services Limited that constitute Pledged Equity, and all related stock powers, to the Collateral Agent or the collateral agent under the Term Loan Facility (pursuant to the Intercreditor Agreement) within thirty (30) days following the Closing Date or such longer period as the Collateral Agent may agree in its Permitted Discretion) and (y) documents and instruments to be recorded or filed that the Collateral Agent may deem reasonably necessary to satisfy the Collateral and Guarantee Requirement;

(e) The Administrative Agent shall have received a solvency certificate, substantially in the form set forth in Exhibit J, from the chief financial officer or other officer with equivalent duties of the Lead Borrower.

(f) The Administrative Agent shall have received, at least 5 days prior to the Closing Date (or such later date as the Administrative Agent shall agree in writing), all documentation and other information about the Loan Parties required under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the USA PATRIOT Act, that has been requested in writing at least 10 days prior to the Closing Date.

(g) The Arranger shall have received the Audited Financial Statements, the Unaudited Financial Statements and the Projected Financial Statements.

(h) Since January 29, 2011, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expect to have a Material Adverse Effect.

(i) The Administrative Agent shall have received a Borrowing Base Certificate dated March 9, 2012, executed by a Financial Officer of the Lead Borrower, and the Administrative Agent shall be satisfied that, both before and after giving effect to all borrowings to be made on the Closing Date, Availability shall not be less than $75,000,000.

(j) The Administrative Agent, the Arranger and the Lenders shall have received all applicable fees and other amounts due and payable on or prior to the Closing Date, including, to the extent invoiced at least two Business Days prior to the Closing Date (except as otherwise reasonably agreed by the Lead Borrower), reimbursement or payment of all out of pocket expenses required to be reimbursed or paid by the Borrowers hereunder or under any other Loan Document.

Without limiting the generality of the provisions of the last paragraph of SECTION 8.06, for purposes of determining compliance with the conditions specified in this SECTION 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

SECTION 4.02 Conditions Precedent to Each Revolving Credit Loan and Each Letter of Credit.

The obligation of the Lenders to make each Revolving Credit Loan and of the Issuing Banks to issue each Letter of Credit is subject to the satisfaction by the Loan Parties or the waiver of each of the following conditions precedent:

(a) The Administrative Agent shall have received a notice with respect to such Borrowing or issuance, as the case may be, as required by Article II, and in the case of the issuance of a Letter of Credit, the applicable Issuing Bank shall have received notice with respect thereto in accordance with SECTION 2.13.

(b) All representations and warranties contained in this Agreement and the other Loan Documents or otherwise made in writing in connection herewith or therewith shall be true and correct in all material respects on and as of the date of each Borrowing or the issuance of each Letter of Credit hereunder with the same effect as if made on and as of such date, other than representations and warranties that relate solely to an earlier date, which shall be true and correct in all material respects as of such earlier date, provided that any representation and warranty which is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects on such respective dates.

(c) Both before and after giving effect to each Borrowing or issuance of each Letter of Credit hereunder, no Default or Event of Default shall have occurred and be continuing.

The request by the Lead Borrower for, and the acceptance by any Borrower of, each extension of credit hereunder shall be deemed to be a representation and warranty by the Loan Parties that the conditions specified in this SECTION 4.02 have been satisfied at that time and that after giving effect to such extension of credit the Borrowers shall continue to be in compliance with the then FILO Borrowing Base (or, if the FILO Commitments have been terminated, the then Tranche A Borrowing Base) and the ABL Term Borrowing Base. The conditions set forth in this SECTION 4.02 are for the sole benefit of the Administrative Agent and each other Credit Party and may be waived by the Administrative Agent, in whole or in part, without prejudice to the rights of the Administrative Agent or any other Credit Party. Notwithstanding the immediately preceding sentence, other than in connection with (i) Permitted Overadvances that satisfy the requirements contained in clauses (a), (b), or (c), and (d)(ii) and (e) of the definition thereof and (ii) a Conforming DIP, the Administrative Agent will not waive any condition in this SECTION 4.02 if it knows that the Loan Parties would breach SECTION 6.16 after giving effect to the applicable extension of credit.

ARTICLE V

Affirmative Covenants

Until (i) the Commitments have expired or been terminated, (ii) the principal of and interest on each Loan (including Swingline Loans) and all fees and other Obligations (other than contingent indemnity obligations with respect to then unasserted claims and the Other Liabilities) shall have been paid in full, (iii) all Letters of Credit shall have expired or terminated (or been cash collateralized or backstopped in a manner reasonably satisfactory to the applicable Issuing Bank) and (iv) all Letter of Credit Outstandings have been reduced to zero (or cash collateralized or backstopped in a manner reasonably satisfactory to the applicable Issuing Bank), the Lead Borrower shall and shall (except in the case of the covenants set forth in SECTION 5.01, SECTION 5.02, SECTION 5.03, SECTION 5.14 and SECTION 5.15) cause each of its Restricted Subsidiaries to:

SECTION 5.01 Financial Statements.

Deliver to the Administrative Agent for prompt further distribution to each Lender:

(a) (i) as soon as available, but in any event within ninety (90) days after the end of each Fiscal Year of the Lead Borrower, a Consolidated balance sheet of the Lead Borrower and its Subsidiaries as at the end of such Fiscal Year, and the related Consolidated statements of income or operations, stockholders’ equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of Deloitte & Touche LLP or any other independent registered public accounting firm of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit (except as may be required solely as a result of the impending maturity of any Indebtedness, provided that the exception with respect to the impending maturity of any Indebtedness set forth in this parenthetical shall only be effective (and may only be relied on by the Lead Borrower) to the extent that Section 6.01 of the Term Loan Agreement contains a corresponding exception with respect to the impending maturity of such Indebtedness); and (ii) as soon as available, but within fifty (50) days of the end of each Fiscal Year of the Lead Borrower, a draft Consolidated balance sheet of the Lead Borrower and its Subsidiaries as at the end of such Fiscal Year and the related Consolidated statements of income or operations for such Fiscal Year and Consolidated statements of cash flows for such Fiscal Year, all in reasonable detail and certified by a Responsible Officer of the Lead Borrower as being prepared in good faith on the basis of the assumptions stated therein, which assumptions were believed to be reasonable at the time of preparation of such financial statements (it being acknowledged and agreed that (i) the audited financial statements delivered pursuant to clause (a)(i) herein may vary from such financial statements delivered in clause (a)(ii) herein and that such variations may be material, (ii) the Lead Borrower shall be required to update prior calculations of the trailing twelve month Consolidated EBITDA previously delivered with respect to any Fiscal Year, simultaneously with the delivery of the audited financial statements required under Section 5.01(a)(i) for such Fiscal Year by delivery of an updated EBITDA Certificate, and any such redetermination shall not, in and of itself, constitute a Default or Event of Default hereunder unless such redetermination gives rise to an independent Default or Event of Default, and (iii) all such financial statements and such certifications are subject to the confidentiality provisions of SECTION 9.08);

(b) as soon as available, but in any event within forty-five (45) days after the end of each of the first three (3) Fiscal Quarters of each Fiscal Year of the Lead Borrower, a Consolidated balance sheet of the Lead Borrower and its Subsidiaries as at the end of such Fiscal Quarter, and the related (A) Consolidated statements of income or operations for such Fiscal Quarter and for the portion of the Fiscal Year then ended and (B) Consolidated statements of cash flows for the portion of the Fiscal Year then ended, setting forth in each case in comparative form the figures for the corresponding Fiscal Quarter of the previous Fiscal Year and the corresponding portion of the previous Fiscal Year, all in reasonable detail and certified by a Responsible Officer of the Lead Borrower as fairly presenting in all material respects the financial condition, results of operations and cash flows of the Lead Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes;

(c) as soon as available, but in any event within thirty-five (35) days after the end of each of the first two (2) Fiscal Months of each Fiscal Quarter of the Lead Borrower, a consolidated balance sheet of the Lead Borrower and its Subsidiaries as at the end of such Fiscal Month, and the related (i) consolidated statements of income or operations for such Fiscal Month and for the portion of the Fiscal Year then ended and (ii) consolidated statements of cash flows for the portion of the Fiscal Year then ended, setting forth in each case in comparative form the figures for the corresponding Fiscal Month of the previous Fiscal Year and the corresponding portion of the previous Fiscal Year, all in reasonable detail and certified by a Responsible Officer of the Lead Borrower as fairly presenting in all material respects the financial condition, results of operations and cash flows of the Lead Borrower and its Subsidiaries;

(d) as soon as available, and in any event no later than ninety (90) days after the end of each Fiscal Year of the Lead Borrower, a reasonably detailed consolidated budget by quarter (or, if the ABL Term Loan is outstanding, by month) for the following Fiscal Year (including a projected consolidated balance sheet of the Lead Borrower and its Subsidiaries as of the end of each quarter (or, as applicable, each month) of the following Fiscal Year, the related consolidated statements of projected cash flow[ ~~and~~], projected income and projected ABL Term Borrowing Base (if applicable), FILO Borrowing Base and Tranche A Borrowing Base and a summary of the material underlying assumptions applicable thereto), (collectively, the “Projections”), which Projections shall in each case be accompanied by a certificate of a Responsible Officer stating that such Projections are based on estimates, information and assumptions believed to be reasonable and that such Responsible Officer has no reason to believe that such Projections are incorrect or misleading in any material respect;

(e) On the 10th Business Day of each month (or on Wednesday of each week (or, if Wednesday is not a Business Day, on the next succeeding Business Day) if the Lead Borrower shall so elect, subject to the proviso below), a certificate in the form of Exhibit I (a “Borrowing Base Certificate”) showing the Tranche A Borrowing Base and the FILO Borrowing Base and, to the extent ABL Term Loans are outstanding, showing the ABL Term Borrowing Base, as of the close of business on the immediately preceding Fiscal Month (or in the case of a voluntary delivery of a Borrowing Base Certificate at the election of the Borrowers on a weekly basis, as of the close of business on the immediately preceding Saturday), each Borrowing Base Certificate, to be certified as complete and correct in all material respects on behalf of the Lead Borrower by a Responsible Officer of the Lead Borrower, provided that if (x) any Specified Default has occurred and is continuing or (y) Availability is less than the greater of (A) twelve and one-half percent (12.5%) of the lesser of ([~~X~~]1) the then FILO Borrowing Base [~~(~~]or, if the FILO Commitments have been terminated, the then Tranche A Borrowing Base[~~)~~] and ([~~Y~~]2) the then Revolving Credit Ceiling[~~,~~] and (B) $25,000,000, in each case for this clause (y), for five (5) consecutive Business Days, then such Borrowing Base Certificate shall be furnished on Wednesday of each week (or, if Wednesday is not a Business Day, on the next succeeding Business Day), as of the close of business on the immediately preceding Saturday until the date on which, in the case of clause (x) above, such Specified Default is waived or cured or, in the case of clause (y) above, Availability has been greater than the greater of (A) twelve and one-half percent (12.5%) of the lesser of ([~~X~~]1) the then FILO Borrowing Base [~~(~~]or, if the FILO Commitments have been terminated, the then Tranche A Borrowing Base[~~)~~] and ([~~Y~~]2) the then Revolving Credit Ceiling[~~,~~] and (B) $25,000,000, in each case for thirty (30) consecutive calendar days; provided further that if the Borrowers elect to furnish the Administrative Agent with a Borrowing Base Certificate on a weekly basis, then the Lead Borrower shall continue to furnish a Borrowing Base Certificate on such weekly basis from the date of such election through the remainder of the Fiscal Year in which such election was made;

(f) simultaneously with the delivery of each set of Consolidated financial statements referred to in SECTION 5.01(a)(i), SECTION 5.01(b) and SECTION 5.01(c) above, the related consolidating financial statements (which may be in footnote form) reflecting the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such Consolidated financial statements; and

(g) promptly upon receipt thereof, copies of all management letters from the Lead Borrower’s independent certified public accountants submitted by such accountants to management in connection with their annual audit (i) commenting on any material weakness in the Lead Borrower’s internal controls[~~,~~] and (ii) subject to the consent of such accountants (which consent the Lead Borrower shall in good faith seek to obtain), commenting on any other matters relating to the Lead Borrower’s internal controls.

Notwithstanding the foregoing, the obligations in paragraphs (a), (b) and (c) of this SECTION 5.01 may be satisfied with respect to financial information of the Lead Borrower and its Restricted Subsidiaries by furnishing (A) the Consolidated financial statements of Holdings, the Lead Borrower (or any direct or indirect parent thereof), or (B) the Lead Borrower’s or Holdings’ (or any direct or indirect parent thereof), as applicable, Form 10-K or 10-Q, as applicable, filed with the SEC, provided that to the extent that such information relates to Holdings (or any direct or indirect parent thereof), such information is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to Holdings (or any direct or indirect parent thereof) and its Subsidiaries, on the one hand, and the Lead Borrower and its Restricted Subsidiaries on the other hand, and (ii) to the extent such information is in lieu of information required to be provided under SECTION 5.01(a)(i), such materials are accompanied by a report and opinion of Deloitte & Touche LLP or any other independent registered public accounting firm of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit (except as may be required solely as a result of the impending maturity of any Indebtedness, provided that the exception with respect to the impending maturity of any Indebtedness set forth in this parenthetical shall only be effective (and may only be relied on by the Lead Borrower) to the extent that Section 6.01 of the Term Loan Agreement contains a corresponding exception with respect to the impending maturity of such Indebtedness).

SECTION 5.02 Certificates; Other Information.

Deliver to the Administrative Agent for prompt further distribution to each Lender:

(a) [Reserved]

(b) (i) contemporaneously with the delivery of the financial statements referred to in SECTION 5.01(a)(i) and SECTION 5.01(b), a duly completed Compliance Certificate signed by a Responsible Officer of the Lead Borrower in the form of Exhibit H hereto (a “Compliance Certificate”) ([~~i~~]A) certifying as to whether a Default or Event of Default has occurred and, if a Default or Event of Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, ([~~ii~~]B) setting forth reasonably detailed calculations with respect to the Consolidated Fixed Charge Coverage Ratio for such period, ([~~iii~~]C) detailing all Store openings and Store closings during the immediately preceding fiscal period, and stating the aggregate number of the Loan Parties’ Stores as of the first day of the current fiscal period, ([~~iv~~]D) setting forth in reasonable detail the status of rental payments for each of the Loan Parties’ ([~~A~~]1) warehouses and distribution centers, and ([~~B~~]2) other leased locations in the Landlord Lien States designated by the Administrative Agent in its commercially reasonable judgment (which, as of the Closing Date, are Washington, Pennsylvania and Virginia), and ([~~v~~]E) stating whether any change in GAAP or in the application thereof has occurred since the date of the Lead Borrower’s most recent audited financial statements and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such Compliance Certificate; and (ii) so long as any amount of the ABL Term Loan remains outstanding, contemporaneously with the delivery of the financial statements referred to in SECTION 5.01(a)(ii), SECTION 5.01(b) and SECTION 5.01(c), or, if earlier, the date on which such financial statements are required to be delivered, a duly completed EBITDA Certificate in the form of Exhibit M attached hereto (an “EBITDA Certificate”) signed by a Responsible Officer of the Lead Borrower certifying the calculation of the trailing twelve month Consolidated EBITDA as of the last day of the most recently ended Fiscal Month covered by the financial statements delivered pursuant to SECTION 5.01(a)(ii), SECTION 5.01(b), or SECTION 5.01(c), as applicable (it being acknowledged and agreed that the Lead Borrower shall be required to update prior calculations of the trailing twelve month Consolidated EBITDA previously delivered with respect to any Fiscal Year simultaneously with the delivery of the audited financial statements required under SECTION 5.01(a)(i) for such Fiscal Year to reflect changes between GAAP line items that were incorporated into such prior calculations of Consolidated EBITDA and any final GAAP line items set forth in such financial statements that are included in the determination of Consolidated EBITDA by delivery of an EBITDA Certificate and any such redetermination shall not, in and of itself, constitute a Default or Event of Default hereunder, unless such redetermination gives rise to an independent Default or Event of Default);

(c) promptly after the same are publicly available, copies of all annual, regular, periodic and special reports and registration statements which the Lead Borrower or Holdings files with the SEC or with any Governmental Authority that may be substituted therefor (other than amendments to any registration statement (to the extent such registration statement, in the form it became effective, is delivered), exhibits to any registration statement and, if applicable, any registration statement on Form S-8) and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto;

(d) promptly after the furnishing thereof, copies of any material requests or material notices received by the Lead Borrower or any of its Restricted Subsidiaries (other than in the ordinary course of business) or material statements or material reports (other than in connection with any board observer rights) furnished to any holder of Material Indebtedness of the Lead Borrower or of any of its Restricted Subsidiaries, including pursuant to the terms of the Senior Notes, the Term Loan Facility, any Junior Financing or any Permitted Refinancing thereof, and not otherwise required to be furnished to the Lenders pursuant to any other clause of this SECTION 5.02;

(e) together with the delivery of each Compliance Certificate pursuant to SECTION 5.02(b), (i) a report setting forth the information required by SECTION 4.02(e) of the Security Agreement or confirming that there has been no change in such information since the Closing Date or the date of the last such report, and (ii) a list of each Subsidiary that identifies each Subsidiary as a Restricted Subsidiary or an Unrestricted Subsidiary as of the date of delivery of such Compliance Certificate;

(f) the financial and collateral reports described on Schedule 5.02(f) hereto, at the times set forth in such Schedule 5.02(f); and

(g) after the occurrence and during the continuance of a Cash Dominion Event, a detailed summary of all Net Proceeds received from any Specified Event, in each case within five (5) Business Days after receipt of such Net Proceeds other than from sales of Inventory in the ordinary course of business;

(h) promptly when available, (i) a copy of the acquisition agreement and other acquisition documents relating to any Permitted Acquisition and (ii) updated schedules to this Agreement and the Security Agreement after giving effect to such Permitted Acquisition, appropriate financial statements of the Person which is the subject of such Permitted Acquisition and financial statements prepared on a Pro Forma Basis (to the extent available) after giving effect to such Permitted Acquisition (including balance sheets, cash flows and income statements);

(i) at least five (5) Business Days (or such shorter period as the Administrative Agent shall agree in writing) prior to the making of any Specified Payment or RP Payment, a detailed calculation of the Consolidated Fixed Charge Coverage Ratio (to the extent that a minimum Consolidated Fixed Charge Coverage Ratio is a condition to the making of such Specified Payment or RP Payment) and the Pro Forma Availability Condition and all components thereof, with such supporting documentation as the Administrative Agent may reasonably request; and

(j) promptly, such additional information regarding the business, legal, financial or corporate affairs of any Loan Party or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender through the Administrative Agent may from time to time reasonably request.

Documents required to be delivered pursuant to SECTION 5.01(a), SECTION 5.01(b), SECTION 5.01(c) or SECTION 5.02(d) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Lead Borrower posts such documents, or provides a link thereto on the Lead Borrower’s website on the Internet at the website address listed on Schedule 5.02; or (ii) on which such documents are posted on the Lead Borrower’s behalf on IntraLinks/IntraAgency or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) upon written request by the Administrative Agent, the Lead Borrower shall deliver paper copies of such documents to the Administrative Agent for further distribution to each Lender until a written request to cease delivering paper copies is given by the Administrative Agent and (ii) the Lead Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Lead Borrower shall be required to provide paper copies of the Compliance Certificates required by SECTION 5.02(b) to the Administrative Agent. Each Lender shall be solely responsible for timely accessing posted documents or requesting delivery of paper copies of such documents from the Administrative Agent and maintaining its copies of such documents.

The Lead Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arranger will make available to the Lenders and the Issuing Banks materials and/or information provided by or on behalf of the Loan Parties hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to Holdings (or any parent thereof), the Lead Borrower or any of their respective Subsidiaries, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Lead Borrower hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Lead Borrower shall be deemed to have authorized the Administrative Agent, the Arranger, the Issuing Banks and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Lead Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in SECTION 9.08); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent and the Arranger shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.” Notwithstanding the foregoing, the Lead Borrower shall be under no obligation to mark any Borrower Materials “PUBLIC.”

SECTION 5.03 Notices.

Promptly after obtaining knowledge thereof, notify the Administrative Agent in writing (for prompt distribution to the Lenders):

(a) of the occurrence of any Default, specifying the nature and extent thereof and the action (if any) which is proposed to be taken with respect thereto;

(b) (i) of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including arising out of or resulting from (A) breach or non-performance of, or any default or event of default under, a contractual obligation of any Loan Party or any Subsidiary, (B) any dispute, litigation, investigation, proceeding or suspension between any Loan Party or any Subsidiary and any Governmental Authority, (C) the commencement of, or any material development in, any litigation or proceeding affecting any Loan Party or any Subsidiary, including pursuant to any applicable Environmental Laws or in respect of IP Rights or the assertion or occurrence of any noncompliance by any Loan Party or any of its Subsidiaries with, or liability under, any Environmental Law or permit, (D) any strikes, lockouts or slowdowns against any Loan Party, or (E) the occurrence of any ERISA Event or (ii) if any Loan Party or any ERISA Affiliate enters into any agreement or takes any other corporate action that will result in its becoming a sponsor of, beginning to maintain or becoming obligated to contribute to, a Plan or a Multiemployer Plan;

(c) [RESERVED];

(d) any material change in any Loan Party’s financial reporting practices;

(e) the filing of any Lien for unpaid Taxes against any Loan Party in excess of $10,000,000;

(f) the discharge by any Loan Party of its present independent accountants or any withdrawal or resignation by such independent accountants;

(g) any casualty or other insured damage to any portion of the Collateral included in the Tranche A Borrowing Base[ or], the FILO Borrowing Base or the ABL Term Borrowing Base in excess of $10,000,000, or the commencement of any action or proceeding for the taking of any interest in a portion of the Collateral included in the Tranche A Borrowing Base[ ~~or~~], the FILO Borrowing Base or the ABL Term Borrowing Base in excess of $10,000,000 or any part thereof or interest therein under power of eminent domain or by condemnation or similar proceeding, and

(h) the receipt of any notice of default by a Loan Party under, or notice of termination of, any Lease for any of the Loan Parties’ distribution centers or warehouses.

Each notice pursuant to this Section shall be accompanied by a written statement of a Responsible Officer of the Lead Borrower (x) that such notice is being delivered pursuant to this SECTION 5.03, and (y) setting forth details of the occurrence referred to therein and stating what action the Lead Borrower has taken and proposes to take with respect thereto.

SECTION 5.04 Payment of Taxes, Etc.

Pay, discharge or otherwise satisfy as the same shall become due and payable, (a) all its Indebtedness and other obligations in accordance with their terms and (b) all its obligations and liabilities in respect of Taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, except, in each case, (x) in the case of clause (b), where the validity or amount thereof is being contested in good faith by appropriate actions and the Lead Borrower or its Restricted Subsidiary, as applicable, has set aside on its books adequate reserves with respect thereto in accordance with GAAP, and such contest effectively suspends collection of the contested obligation and enforcement of any Lien securing such obligation, or (b) in the case of either clause (a) or (b), to the extent the failure to pay, discharge or otherwise satisfy the same could not reasonably be expected to have a Material Adverse Effect.

SECTION 5.05 Preservation of Existence, Etc.

(a) Preserve, renew and maintain in full force and effect its legal existence under the Applicable Laws of the jurisdiction of its organization except in a transaction permitted by SECTION 6.04 or SECTION 6.05, and (b) take all reasonable action to maintain all rights, privileges (including its good standing), permits, licenses and franchises necessary or desirable in the normal conduct of its business, except (i) to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect or (ii) pursuant to a transaction permitted by SECTION 6.04 or SECTION 6.05.

SECTION 5.06 Maintenance of Properties.

Unless the failure to do so could not reasonably be expected to have a Material Adverse Effect, (a) maintain, preserve and protect all of its properties and equipment necessary in the operation of its business in good working order, repair and condition, ordinary wear and tear and obligations of landlords under leases excepted and casualty or condemnation excepted, and (b) make all necessary renewals, replacements, modifications, improvements, upgrades, extensions and additions thereof or thereto in accordance with prudent industry practice.

SECTION 5.07 Maintenance of Insurance.

(a) Maintain with financially sound and reputable insurance companies, insurance with respect to their properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance reasonable and customary for similarly situated Persons engaged in the same or similar businesses as the Lead Borrower and its Restricted Subsidiaries) as are customarily carried under similar circumstances by such other Persons. The Lead Borrower shall furnish to the Administrative Agent, upon written request, full information as to the insurance carried.

(b) Use commercially reasonable efforts to obtain (to the extent not already obtained), and maintain endorsements or amendments to all casualty, loss, fire and extended coverage policies maintained with respect to any Collateral to include (i) a non-contributing mortgage clause (regarding improvements to real property) and a lenders’ loss payable clause (regarding personal property), in form and substance reasonably satisfactory to the Administrative Agent, which endorsements or amendments shall provide that the insurer shall pay all proceeds otherwise payable to the Loan Parties (other than Holdings) under the policies directly to the Administrative Agent, (ii) a provision to the effect that none of the Loan Parties, Credit Parties (in their capacity as such) or any other Affiliate of a Loan Party shall be a co-insurer (the foregoing not being deemed to limit the amount of self-insured retention or deductibles under such policies, which self-insured retention or deductibles shall be consistent with business practices in effect on the Closing Date or as otherwise determined by the Responsible Officers of the Loan Parties acting reasonably in their business judgment; it being understood that any applicable deductible under such policies will apply to cover losses), and (iii) such other provisions as the Administrative Agent may reasonably require from time to time to protect the interests of the Credit Parties. Commercial general liability policies shall be endorsed to name the Administrative Agent as an additional insured (or, in the event that the Administrative Agent is already named as such, shall continue to name the Administrative Agent as an additional insured). To the extent such endorsement can be obtained through the commercially reasonable efforts of the Lead Borrower and its Restricted Subsidiaries, each endorsement to such casualty or liability policy referred to in this SECTION 5.07(b) shall also provide that it shall not be canceled, modified in any manner that would cause this SECTION 5.07 to be violated, or not renewed (i) by reason of nonpayment of premium except upon not less than ten (10) days’ prior written notice thereof by the insurer to the Administrative Agent (giving the Administrative Agent the right to cure defaults in the payment of premiums) or (ii) for any other reason except upon not less than thirty (30) days’ prior written notice thereof by the insurer to the Administrative Agent. The Lead Borrower shall deliver to the Administrative Agent, prior to any cancellation, any material modification or any non-renewal of any such policy of insurance, a copy of a renewal or replacement policy (or other evidence of renewal of a policy previously delivered to the Administrative Agent, including an insurance binder) together with evidence reasonably satisfactory to the Administrative Agent of payment of the premium therefor.

(c) The Administrative Agent acknowledges that the insurance policies described on Schedule 5.07 are satisfactory to it as of the Closing Date and are in compliance with the provisions of this SECTION 5.07.

(d) With respect to each Mortgaged Property, if at any time the area in which any building or other improvement is located is designated a “flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), obtain flood insurance in such amount and with such deductible as is required to ensure compliance with the Flood Laws. Following the Closing Date, the Lead Borrower shall deliver to the Collateral Agent annual renewals of the flood insurance policy or annual renewals of a force-placed flood insurance policy. In connection with any amendment to this Agreement pursuant to which any increase, extension, or renewal of Loans or Commitments is contemplated, the Lead Borrower shall cause to be delivered to the Collateral Agent for any Mortgaged Property, a Flood Determination Form, Borrower Notice and Evidence of Flood Insurance, as applicable.

SECTION 5.08 Compliance with Laws.

Comply in all material respects with the requirements of all Applicable Laws applicable to it or to its business or property, except where the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

SECTION 5.09 Books and Records.

Maintain proper books of record and account, in which entries that are full, true and correct in all material respects shall be made of all material financial transactions and matters involving the assets and business of the Lead Borrower or its Restricted Subsidiaries, as the case may be and shall cause financial statements to be prepared in conformity with GAAP to the extent required pursuant to SECTION 5.01.

SECTION 5.10 Inspection Rights.

(a) Permit any representatives designated by the Administrative Agent, upon reasonable prior notice, to visit and inspect its properties, to discuss its affairs, finances and condition with its officers and to examine and make extracts from its books and records, all at such reasonable times during normal business hours and as may be reasonably requested upon reasonable advance notice to the Lead Borrower; provided that, excluding any such visits and inspections during the continuation of an Event of Default, only the Administrative Agent on behalf of the Lenders may exercise the rights of the Administrative Agent and the Lenders under this SECTION 5.10(a) and the Administrative Agent shall not exercise such rights more often than two (2) times during any calendar year, absent the existence of an Event of Default and only one (1) such time shall be at the Lead Borrower’s expense; provided further that when an Event of Default exists, the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Lead Borrower at any time during normal business hours and upon reasonable advance notice. The Administrative Agent and the Lenders shall give the Lead Borrower the opportunity to participate in any discussions with the Lead Borrower’s independent public accountants. Nothing contained in this SECTION 5.10(a) shall be deemed to limit or modify the rights of the Administrative Agent under SECTION 5.10(b) hereof.

(b) From time to time upon the request of the Administrative Agent, permit the Administrative Agent or professionals (including consultants, accountants, lawyers and appraisers) retained by the Administrative Agent, on reasonable prior notice and during normal business hours, to conduct appraisals and commercial finance examinations, including, without limitation, of (i) the Borrowers’ practices in the computation of the then FILO Borrowing Base (or, if the FILO Commitments have been terminated, the then Tranche A Borrowing Base) and the ABL Term Borrowing Base, and (ii) the assets included in the then FILO Borrowing Base (or, if the FILO Commitments have been terminated, the then Tranche A Borrowing Base) and the ABL Term Borrowing Base and related financial information such as, but not limited to, sales, gross margins, payables, accruals and reserves. The Administrative Agent shall promptly deliver copies of the final appraisals and commercial finance examinations to the ABL Term Loan Agent. Subject to the following, the Loan Parties shall pay the reasonable out-of-pocket fees and expenses of the Administrative Agent or such professionals with respect to such evaluations and appraisals.

(i) The Administrative Agent may, and upon the written request of the ABL Term Loan Agent, shall conduct[ ~~up to~~] one (1) commercial finance examination in each calendar year, each at the Loan Parties’ expense; provided that, if Availability is less than thirty-five percent (35%) of the lesser of (A) the then FILO Borrowing Base [~~(~~]or, if the FILO Commitments have been terminated, the then Tranche A Borrowing Base[~~)~~] and (B) the then Revolving Credit Ceiling, in each case for five (5) consecutive Business Days, the Administrative Agent may, and upon the written request of the ABL Term Loan Agent, shall conduct[ ~~up to~~] two (2) commercial finance examinations in each calendar year, each at the Loan Parties’ expense. Notwithstanding anything to the contrary contained herein, the Administrative Agent (A) may undertake one (1) additional commercial finance examination in each calendar year at the sole expense of the Administrative Agent, [~~and~~ ](B) so long as the Administrative Agent has not elected to undertake an additional commercial finance examination set forth in clause (A)(1) herein, upon the written request of the ABL Term Loan Agent, shall undertake one (1) additional commercial finance examination in each calendar year at the sole expense of the ABL Term Loan Agent, and (C) after the occurrence and during the continuance of any Specified Default, may cause such additional commercial finance examinations to be taken as the Administrative Agent, in its reasonable discretion, determine are necessary or appropriate (each, at the expense of the Loan Parties).

(ii) The Administrative Agent may, and upon the written request of the ABL Term Loan Agent, shall conduct[ ~~up to~~] one (1) appraisal of the Loan Parties’ Inventory in each calendar year, each at the Loan Parties’ expense; provided that, if Availability is less than thirty-five percent (35%) [~~of~~ ]the lesser of (A) the then FILO Borrowing Base [~~(~~]or, if the FILO Commitments have been terminated, the then Tranche A Borrowing Base[~~)~~] and (B) the then Revolving Credit Ceiling, in each case for five (5) consecutive Business Days, the Administrative Agent may, and upon the written request of the ABL Term Loan Agent, shall conduct[ ~~up to~~] two (2) appraisals of the Loan Parties’ Inventory in each calendar year, each at the Loan Parties’ expense. Notwithstanding anything to the contrary contained herein, the Administrative Agent (A) may undertake one (1) additional Inventory appraisal in each calendar year at the sole expense of the Administrative Agent, [~~and~~ ](B) so long as the Administrative Agent has not elected to undertake an additional inventory appraisal set forth in clause (A)(1) herein, upon the written request of the ABL Term Loan Agent, shall undertake one (1) additional inventory appraisal in each calendar year at the sole expense of the ABL Term Loan Agent, and (C) after the occurrence and during the continuance of any Specified Default, may cause such additional Inventory appraisals to be taken as the Administrative Agent, in its reasonable discretion, determine are necessary or appropriate (each, at the expense of the Loan Parties).

(iii) The commercial finance examination and appraisal delivered to the Administrative Agent in January 2012 pursuant to the Existing Credit Agreement shall be deemed to have been conducted in the calendar year 2012 for the purposes of clauses (i) and (ii) above (provided that, for the avoidance of doubt, to the extent that the Administrative Agent orders a commercial finance examination or appraisal in any calendar year for delivery in the immediately following calendar year, such commercial finance examination or appraisal shall be deemed to have been conducted in the calendar year in which it was delivered and not the calendar year it was ordered).

(c) At all times retain independent certified public accountants of national standing and shall instruct such accountants to cooperate with, and be available to, the Administrative Agent or its representatives to discuss the annual audited statements, the financial performance, financial condition, operating results, controls of the Lead Borrower and its Restricted Subsidiaries, and such other matters, within the scope of the retention of such accountants for such audited statements, as may be raised by the Administrative Agent; subject, however, if requested by such accountants, to the execution of an access agreement by the Administrative Agent and such accountants in form reasonably satisfactory to each of them; provided that a representative of the Lead Borrower shall be given the opportunity to be present all such discussions.

SECTION 5.11 Covenant to Become a Loan Party and Give Security.

At the Lead Borrower’s expense, take all action necessary or reasonably requested by the Administrative Agent or the Collateral Agent to ensure that the Collateral and Guarantee Requirement continues to be satisfied (subject to the limitations set forth in the definition of “Collateral and Guarantee Requirement”), including:

(a) Upon the formation or acquisition of any new direct or indirect wholly owned Domestic Subsidiary (in each case, other than an Excluded Subsidiary) by the Lead Borrower, the designation in accordance with SECTION 5.14 of any existing direct or indirect wholly owned Domestic Subsidiary as a Restricted Subsidiary (other than an Excluded Subsidiary) or any wholly owned Domestic Subsidiary ceasing to be an Excluded Subsidiary:

(i) as soon as practicable, but in any event within 60 days after such formation, acquisition, designation or other event, or such longer period as the Administrative Agent may agree in writing in its sole discretion:

(a) cause each such Domestic Subsidiary to duly execute and deliver to the Administrative Agent or the Collateral Agent (as appropriate) a joinder to this Agreement as a Borrower (provided, however, that if the Lead Borrower shall reasonably determine that causing such Restricted Subsidiary to become a Borrower hereunder is not practicable (including, without limitation, because materially adverse tax consequences would result therefrom), the Lead Borrower shall cause such Restricted Subsidiary to duly execute and deliver to the Administrative Agent a joinder to the Facility Guaranty) security agreement supplements, intellectual property security agreements and other security agreements and documents, as reasonably requested by and in form and substance reasonably satisfactory to the Administrative Agent (consistent with the Mortgage, Security Agreement, intellectual property security agreements and other security agreements in effect on the Closing Date), in each case granting Liens required by the Collateral and Guarantee Requirement;

(b) cause each such Domestic Subsidiary (and the parent of each such Domestic Subsidiary that is a Loan Party) to deliver to the Collateral Agent (subject to the Intercreditor Agreement) any and all certificates representing Capital Stock (to the extent certificated) and intercompany notes (to the extent certificated) that are required to be pledged pursuant to the Collateral and Guarantee Requirement, accompanied by undated stock powers or other appropriate instruments of transfer executed in blank;

(c) take and cause such Restricted Subsidiary and each direct or indirect parent of such Restricted Subsidiary to take whatever action (including the recording of Mortgages, the filing of UCC financing statements and delivery of stock and membership interest certificates) as may be necessary in the reasonable opinion of the Collateral Agent to vest in the Collateral Agent (or in any representative of the Collateral Agent designated by it) valid and perfected Liens to the extent required by the Collateral and Guarantee Requirement, and to otherwise comply with the requirements of the Collateral and Guarantee Requirement;

(ii) if reasonably requested by the Administrative Agent or the Collateral Agent, as soon as available but in any event within forty-five (45) days after such request (or such longer period as the Administrative Agent may agree in writing in its sole discretion), deliver to the Administrative Agent a signed copy of an opinion, addressed to the Administrative Agent, the Collateral Agent and the Lenders, of counsel for the Loan Parties reasonably acceptable to the Administrative Agent as to such matters set forth in this SECTION 5.11(a) as the Administrative Agent may reasonably request;

(iii) as promptly as practicable after the request therefor by the Administrative Agent or the Collateral Agent, deliver to the Collateral Agent with respect to each Material Real Property, any existing surveys, title reports, abstracts or environmental assessment reports, to the extent available and in the possession or control of the Borrower; provided, however, that there shall be no obligation to deliver to the Collateral Agent any existing environmental assessment report whose disclosure to the Collateral Agent would require the consent of a Person other than the Lead Borrower or one of its Subsidiaries, where, despite the commercially reasonable efforts of the Lead Borrower to obtain such consent, such consent cannot be obtained; and

(iv) if reasonably requested by the Administrative Agent or the Collateral Agent, as soon as available but in any event within sixty (60) days after such request (or such longer period as the Administrative Agent may agree in writing in its sole discretion), deliver to the Collateral Agent any other items necessary from time to time to satisfy the Collateral and Guarantee Requirement with respect to the validity, perfection, existence and priority of security interests with respect to property of any Borrower or Facility Guarantor acquired after the Closing Date and subject to the Collateral and Guarantee Requirement, but not specifically covered by the preceding clauses (i), (ii) or (iii) or clause (b) below.

(b) As soon as is practicable, but in any event not later than one hundred twenty (120) days after the acquisition by any Loan Party of Material Real Property that is required to be provided as Collateral pursuant to the Collateral and Guarantee Requirement (or such longer period as the Administrative Agent may agree in writing in its sole discretion), which property would not be automatically subject to another Lien pursuant to pre-existing Security Documents, cause such property to be subject to a Lien in favor of the Collateral Agent, for the benefit of the Secured Parties and take, or cause the relevant Loan Party to take, such actions as shall be necessary or reasonably requested by the Administrative Agent or the Collateral Agent to grant and perfect or record such Lien, in each case to the extent required by, and subject to the limitations and exceptions of, the Collateral and Guarantee Requirement and to otherwise comply with the requirements of the Collateral and Guarantee Requirement.

(c) Always ensuring that the Obligations are secured by a perfected security interest in all the Capital Stock of each of the Borrowers and the Subsidiary Facility Guarantors.

Notwithstanding anything in this Agreement or the Security Documents to the contrary, in no event shall any of the Borrowers or the Subsidiary Facility Guarantors be required to deliver certificate(s) representing the Capital Stock of Gymboree Hong Kong Services Limited that constitute Pledged Equity, or any related stock powers, to the Collateral Agent or the collateral agent under the Term Loan Facility (pursuant to the Intercreditor Agreement) until the date that is thirty (30) days after the Closing Date or such longer period as the Collateral Agent may agree in its Permitted Discretion.

SECTION 5.12 Compliance with Environmental Laws.

Except, in each case, to the extent that the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Loan Parties shall comply, and take all reasonable actions to cause all lessees and other Persons operating or occupying its properties to comply with all applicable Environmental Laws and permits; obtain and renew all permits necessary for its operations and properties; and, in each case to the extent required by Environmental Laws, conduct any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, in accordance with the requirements of all Environmental Laws.

SECTION 5.13 Further Assurances and Post-Closing Conditions.

(a) [Reserved].

(b) Promptly upon reasonable request by the Administrative Agent or the Collateral Agent (i) correct any material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any Security Document or other document or instrument relating to any Collateral, and (ii) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent or the Collateral Agent may reasonably request from time to time in order to carry out more effectively the purposes of the Loan Documents and to cause the Collateral and Guarantee Requirement to be and remain satisfied. Without limiting the foregoing, the Loan Parties shall use commercially reasonable efforts to obtain a Collateral Access Agreement from any Person from whom a Loan Party enters into a Lease after the Closing Date for a warehouse or distribution center prior to entering into such Lease.

(c) Use commercially reasonable efforts to cause each of its customs brokers or freight forwarder or carrier to deliver an agreement (including, without limitation, a Customs Broker Agreement) to the Collateral Agent covering such matters and in such form as the Collateral Agent may reasonably require. Notwithstanding anything to the contrary contained in any Loan Document, unless the Administrative Agent shall otherwise agree in its Permitted Discretion, in the event Inventory is in the possession or control of a customs broker or freight forwarder or carrier that has not delivered an agreement as required by the preceding sentence, such Inventory shall not be considered Eligible In-Transit Inventory hereunder.

SECTION 5.14 Designation of Subsidiaries.

The board of directors of the Lead Borrower may at any time designate any Restricted Subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that (i) immediately before and after such designation, no Default shall have occurred and be continuing, (ii) after giving effect to such designation, the Payment Conditions shall have been satisfied, (iii) no Subsidiary may be designated as an Unrestricted Subsidiary if such Subsidiary is a Borrower or if such Subsidiary owns any property of the type (e.g., Inventory and Accounts) included in the Tranche A Borrowing Base, the FILO Borrowing Base or, if applicable, the ABL Term Borrowing Base, (iv) no Subsidiary may be designated as an Unrestricted Subsidiary if it is a “Restricted Subsidiary” for the purpose of the Senior Notes, the Term Loan Facility or any Junior Financing, as applicable, and (v) no Restricted Subsidiary may be designated as an Unrestricted Subsidiary if it was previously designated an Unrestricted Subsidiary. The designation of any Subsidiary as an Unrestricted Subsidiary shall constitute an Investment by the Lead Borrower therein at the date of designation in an amount equal to the net book value of the Lead Borrower’s or Restricted Subsidiary’s (as applicable) investment therein. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the incurrence at the time of designation of any Indebtedness or Liens of such Subsidiary existing at such time.

SECTION 5.15 Information Regarding Collateral.

The Lead Borrower will furnish to the Administrative Agent prompt written notice of any change in: (a) any Loan Party’s name; (b) the location of any Loan Party’s chief executive office or its principal place of business; (c) any Loan Party’s organizational structure or jurisdiction of incorporation or formation; or (d) any Loan Party’s Federal Taxpayer Identification Number or organizational identification number assigned to it by its state or province of organization. The Loan Parties agree not to effect or permit any change referred to in the preceding sentence unless all filings, publications and registrations, have been made (or will be made in a timely fashion) under the UCC or other Applicable Law that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected first priority security interest to the extent required under the Security Documents (subject only to Permitted Encumbrances having priority under Applicable Law) in all the Collateral for its own benefit and the benefit of the other Secured Parties.

SECTION 5.16 Physical Inventories.

The Loan Parties, at their own expense, shall cause not less than one (1) physical count of Inventory to be undertaken in each twelve (12) month period (or alternatively, periodic cycle counts) in conjunction with the preparation of its annual audited financial statements, conducted following such methodology as is consistent with the methodology used in the immediately preceding Inventory (or cycle count) or as otherwise may be reasonably satisfactory to the Administrative Agent. Following the completion of such Inventory count, and in any event by the next date required for the delivery of a Borrowing Base Certificate hereunder, the Borrowers shall (x) if requested by the Administrative Agent, deliver the results of such physical inventory to the Administrative Agent and (x) post such results to the Loan Parties’ stock ledgers and general ledgers, as applicable.

SECTION 5.17 Use of Proceeds.

The proceeds of[ ~~Revolving Credit~~] Loans made hereunder and of Letters of Credit issued hereunder will be used only (a) to finance the acquisition of working capital assets of the Lead Borrower and its Subsidiaries, including the purchase of inventory and equipment, in each case in the ordinary course of business, (b) to finance Capital Expenditures of the Lead Borrower and its Subsidiaries, (c) to finance Permitted Acquisitions[~~,~~] and (d) for general corporate purposes, all to the extent permitted in this Agreement; provided that no part of the proceeds of the ABL Term Loan will be used to make Restricted Payments. No part of the proceeds of any[ ~~Revolving Credit~~] Loan or other Credit Extension will be used, whether directly or indirectly, for any purpose that entails a violation of any of the regulations of the FRB, including Regulations U and X.

SECTION 5.18 [Reserved].

SECTION 5.19 [Reserved].

SECTION 5.20 Pension Plans.

Cause each of its Plans to be duly qualified and administered in all respects in compliance with all Applicable Laws, and the terms of the Plans and any agreements relating thereto, except for such non-compliance as would not reasonably be expected to have a Material Adverse Effect. The Lead Borrower and each of its Restricted Subsidiaries shall use reasonable commercial efforts to ensure that it, except where failure to do so would not reasonably be expected to have a Material Adverse Effect: (a) has no Unfunded Pension Liability in respect of any Plan, including any Plan to be established and administered by it or them; and (b) does not engage in a prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that could reasonably be expected to result in liability.

ARTICLE VI

Negative Covenants

Until (i) the Commitments have expired or been terminated, (ii) the principal of and interest on each Loan (including Swingline Loans) and all fees and other Obligations (other than contingent indemnity obligations with respect to then unasserted claims and the Other Liabilities) shall have been paid in full, (iii) all Letters of Credit shall have expired or terminated (or been cash collateralized or backstopped in a manner reasonably satisfactory to the applicable Issuing Bank) and (iv) all Letter of Credit Outstandings have been reduced to zero (or cash collateralized or backstopped in a manner reasonably satisfactory to the applicable Issuing Bank):

SECTION 6.01 Liens.

The Lead Borrower will not, nor will it permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following (each a “Permitted Encumbrance”):

(a) Liens securing any Obligations;

(b) Liens existing on the Closing Date and listed on Schedule 6.01 and any modifications, replacements, renewals or extensions thereof; provided that (i) the Lien does not extend to any additional property other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien or financed by Indebtedness permitted under SECTION 6.03, and (B) proceeds and products thereof, and (ii) the renewal, extension or refinancing of the obligations secured or benefited by such Liens is permitted by SECTION 6.03;

(c) Liens for taxes, assessments or governmental charges which are not required to be paid pursuant to SECTION 5.04 or which are not yet due and payable;

(d) statutory or common law Liens of landlords, sublandlords, carriers, warehousemen, mechanics, materialmen, repairmen, construction contractors or other like Liens imposed by Applicable Law or other customary Liens (other than Liens in respect of Indebtedness) in favor of landlords, in each case, arising in the ordinary course of business which secure amounts not overdue for a period of more than thirty (30) days and no other action has been taken to enforce such Lien or which are being contested in good faith and by appropriate actions diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP and such contest effectively suspends collection of the contested obligation and enforcement of any Lien securing such obligation;

(e) (i) pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation and (ii) pledges and deposits in the ordinary course of business securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to the Lead Borrower or any Restricted Subsidiary;

(f) deposits to secure the performance of bids, trade contracts, governmental contracts and leases (other than Indebtedness for borrowed money), statutory obligations, surety, stay, customs and appeal bonds, performance bonds and other obligations of a like nature (including those to secure health, safety and environmental obligations) incurred in the ordinary course of business;

(g) easements, rights-of-way, restrictions, encroachments, servitudes, rights of way, licenses, protrusions, site plan agreements, development agreements, contract zoning agreements and other similar encumbrances, rights, agreements and minor title defects affecting real property which, in the aggregate, do not in any case materially interfere with the ordinary conduct of the business of the Lead Borrower or any Restricted Subsidiary (other than an Immaterial Subsidiary) taken as a whole, and exceptions on Mortgage Policies issued in connection with such Mortgage Policies;

(h) Liens securing judgments for the payment of money not constituting an Event of Default under SECTION 7.01(h);

(i) Liens securing Indebtedness permitted under SECTION 6.03(e); provided that (i) such Liens attach concurrently with or within two hundred and seventy (270) days after the acquisition, lease, repair, replacement, construction or improvement (as applicable) of the property subject to such Liens, (ii) such Liens do not at any time encumber any property (except for accessions, replacements or additions to such property) other than the property financed by such Indebtedness and the proceeds and the products thereof and customary security deposits and (iii) with respect to Capitalized Leases, such Liens do not at any time extend to or cover any assets (except for accessions, replacements or additions to such assets) other than the assets subject to such Capitalized Leases and the proceeds and products thereof and customary security deposits; provided that individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender; and Liens securing any Permitted Refinancing of Indebtedness under SECTION 6.03(e) that do not extend to any property that was not subject to the Lien securing the Indebtedness being refinanced other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien and (B) proceeds and products thereof, and (ii) the renewal, extension or refinancing of the obligations secured or benefited by such Liens is permitted by SECTION 6.03 (to the extent constituting Indebtedness);

(j) leases, licenses, subleases or sublicenses granted to others in the ordinary course of business which do not (i) interfere in any material respect with the business of Holdings, the Lead Borrower or any Restricted Subsidiary (other than an Immaterial Subsidiary), taken as a whole, or (ii) secure any Indebtedness;

(k) Liens (i) in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business which payments are not overdue for a period of more than thirty (30) days and no other action has been taken to enforce such Lien or which are being contested in good faith and by appropriate actions diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable

Person in accordance with GAAP and such contest effectively suspends collection of the contested obligation and enforcement of any Lien securing such obligation and (ii) on specific items of inventory or other goods and proceeds thereof of any Person securing such Person’s obligations in respect of bankers’ acceptances or letters of credit issued or created for the account of such person to facilitate the purchase, shipment or storage of such inventory or such other goods in the ordinary course of business; provided that no item of inventory subject to a Lien under this clause (k)(ii) (other than a Lien in favor of the Collateral Agent securing the Obligations and Liens in favor of Term Loan Agent and/or any agent or trustee with respect to the Term Loan Facility or any Permitted Refinancing thereof) shall be included in the FILO Borrowing Base[ ~~or~~], the Tranche A Borrowing Base or the ABL Term Borrowing Base;

(l) Liens (i) arising by operation of law under Article 4 of the UCC in connection with collection of items provided for therein, and (ii) in favor of a banking or other financial institution arising as a matter of law or under customary general terms and conditions encumbering deposits or other funds maintained with a financial institution (including the right of set-off) and which are within the general parameters customary in the banking industry or arising pursuant to such banking institution’s general terms and conditions;

(m) Liens (i) on cash advances in favor of the seller of any property to be acquired in a Permitted Acquisition, an Investment permitted pursuant to SECTION 6.02(l) or, to the extent related to any of the foregoing, SECTION 6.02(v), in each case, to be applied against the purchase price for such Permitted Acquisition or Investment, and (ii) consisting of an agreement to dispose of any property in a Permitted Disposition, in each case, solely to the extent such Permitted Acquisition or Permitted Disposition, as the case may be, would have been permitted on the date of the creation of such Lien;

(n) Liens on property (i) of any Foreign Subsidiary that is not a Loan Party and (ii) that does not constitute Collateral, which Liens secure Indebtedness of the applicable Foreign Subsidiary permitted under SECTION 6.03;

(o) Liens in favor of the Lead Borrower or a Restricted Subsidiary securing Indebtedness permitted under SECTION 6.03(d);

(p) Liens (x) existing on property (other than ABL Priority Collateral unless the Liens thereon are subordinated to the Lien of the Collateral Agent in a manner consistent with the terms of the Intercreditor Agreement) at the time of its acquisition or existing on the property of any Person at the time such Person becomes a Restricted Subsidiary (other than by designation as a Restricted Subsidiary pursuant to SECTION 5.14), in each case after the Closing Date (other than Liens on the Capital Stock of any Person that becomes a Restricted Subsidiary) and (y) placed upon property or assets (other than ABL Priority Collateral unless the Liens thereon are subordinated to the Lien of the Collateral Agent in a manner consistent with the terms of the Intercreditor Agreement) of any Restricted Subsidiary or its Restricted Subsidiaries acquired pursuant to a Permitted Acquisition to secure Indebtedness incurred pursuant to SECTION 6.03(g) in connection with such Permitted Acquisition; provided that (i) in the case of clause (x), such Lien was not created in contemplation of such acquisition or such Person becoming a Restricted Subsidiary, (ii) in the case of clause (x), such Lien does not extend to or cover any other assets or property (other than the proceeds or products thereof and accessions or additions thereto and other than after-acquired property subjected to a Lien securing Indebtedness and other obligations incurred prior to such time and which Indebtedness and other obligations are permitted hereunder that require, pursuant to their terms at such time, a pledge of after-acquired property, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition) and (iii) in the case of clauses (x) and (y), (1) the obligations secured thereby do not exceed $50,000,000 at any time outstanding and (2) the Indebtedness secured thereby is permitted under SECTION 6.03(g);

(q) any interest or title (and all encumbrances and other matters affecting such interest or title) of a licensor, sublicensor, lessor or sublessor under licenses and leases entered into by the Lead Borrower or any of its Restricted Subsidiaries in the ordinary course of business provided that no such lease or sublease shall constitute a Capitalized Lease;

(r) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Lead Borrower or any of its Restricted Subsidiaries in the ordinary course of business permitted by this Agreement;

(s) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(t) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Lead Borrower or any Restricted Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Lead Borrower and its Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Lead Borrower or any Restricted Subsidiary in the ordinary course of business;

(u) Liens solely on any cash earnest money deposits made by the Lead Borrower or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;

(v) Liens in respect of the Indebtedness incurred pursuant to SECTION 6.03(s) or any Permitted Refinancing thereof; provided that such Liens are at all times subject to the Intercreditor Agreement;

(w) Liens arising from precautionary UCC filings regarding “true” operating leases or the consignment of goods to a Loan Party;

(x) Liens placed on the Capital Stock of any joint venture entity in the form of a transfer restriction, purchase option, call or similar right of a third party joint venture partner;

(y) ground leases in respect of real property on which facilities owned or leased by the Lead Borrower or any of its Subsidiaries are located;

(z) Liens existing on title insurance policies relating to any Mortgages;

(aa) Liens on insurance proceeds incurred in the ordinary course of business in connection with the financing of insurance premiums;

(bb) Liens on securities which are the subject of repurchase agreements incurred in the ordinary course of business, provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreement;

(cc) Liens arising by operation of law in the United States under Article 2 of the UCC in favor of a reclaiming seller of goods or buyer of goods;

(dd) Security given to a public or private utility or any Governmental Authority as required in the ordinary course of business;

(ee) (i) zoning, building, entitlement and other land use regulations by Governmental Authorities with which the normal operation of the business complies, and (ii) any zoning or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any real property that does not materially interfere with the ordinary conduct of the business of the Lead Borrower and its Restricted Subsidiaries, taken as a whole;

(ff) [Reserved];

(gg) Undetermined or inchoate Liens which have not at such time been filed and of which none of the Loan Parties have been given notice and which relate to obligations not then due and payable; and

(hh) Without duplication of, or aggregation with, any other Lien permitted under any other clause of this SECTION 6.01, other Liens (not covering ABL Priority Collateral unless the Liens thereon are subordinated to the Lien of the Collateral Agent in a manner consistent with the terms of the Intercreditor Agreement) securing Indebtedness outstanding in an aggregate principal amount not to exceed $60,000,000 at any time outstanding.

The designation of a Lien as a Permitted Encumbrance shall not limit or restrict the ability of the Administrative Agent to establish any Reserve relating thereto.

SECTION 6.02 Investments.

The Lead Borrower shall not, nor shall it permit any Restricted Subsidiary to, make or hold any Investments, except the following (each a “Permitted Investment”):

(a) Investments by the Lead Borrower or a Restricted Subsidiary in assets that were Cash Equivalents when such Investment was made;

(b) loans or advances to officers, directors and employees of Holdings, the Lead Borrower and its Restricted Subsidiaries (i) for reasonable and customary business-related travel, entertainment, relocation and analogous ordinary business purposes, (ii) to the extent permitted by Applicable Law, in connection with such Person’s purchase of Capital Stock of the Lead Borrower (or any direct or indirect parent of the Lead Borrower), provided that the amount of such loans and advances shall be contributed to the Lead Borrower in cash as common equity, or paid to the Lead Borrower in connection with such purchase of Capital Stock, and (iii) to the extent permitted by Applicable Law, for purposes not described in the foregoing clauses (i) and (ii), provided that the aggregate principal amount outstanding at any time pursuant to this SECTION 6.02(b) shall not exceed $18,000,000;

(c) Investments (i) by the Lead Borrower or any Restricted Subsidiary in any Loan Party (other than Holdings), (ii) by any Restricted Subsidiary that is not a Loan Party in any other such Restricted Subsidiary that is also not a Loan Party, and (iii) by the Lead Borrower or any Restricted Subsidiary (A) in any Foreign Subsidiary; provided that the outstanding aggregate amount of such Investments in Foreign Subsidiaries that are not Loan Parties shall not exceed $25,000,000 at any time (net of any return representing a return of capital in respect of any such Investment), (B) in any Foreign Subsidiary, constituting an exchange of Capital Stock of such Foreign Subsidiary for Indebtedness of such Foreign Subsidiary or (C) constituting Guarantees of Indebtedness or other monetary obligations of Foreign Subsidiaries owing to any Loan Party;

(d) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors and other credits to suppliers in the ordinary course of business;

(e) Investments consisting of Permitted Encumbrances, Permitted Indebtedness, fundamental changes, Permitted Dispositions, and Restricted Payments permitted under SECTION 6.01, SECTION 6.03 (other than SECTION 6.03(c) and (d)), SECTION 6.04 (other than SECTION 6.04(c), (d) and (g)), SECTION 6.05 (other than SECTION 6.05(d) and (e)), and SECTION 6.06 (other than SECTION 6.06(c)), respectively;

(f) Investments by the Lead Borrower and its Restricted Subsidiaries consisting of Permitted Acquisitions;

(g) Investments (i) existing or contemplated on the Closing Date and set forth on Schedule 6.02 and any modification, replacement, renewal, reinvestment or extension thereof and (ii) Investments existing on the Closing Date by the Lead Borrower or any Restricted Subsidiary in the Lead Borrower or any other Restricted Subsidiary and any modification, renewal or extension thereof; provided that the amount of the original Investment is not increased except by the terms of such Investment or as otherwise permitted by this SECTION 6.02;

(h) Investments in Swap Contracts permitted under SECTION 6.03;

(i) promissory notes and other noncash consideration received in connection with Permitted Dispositions;

(j) Investments in the ordinary course of business consisting of endorsements for collection or deposit and customary trade arrangements with customers consistent with past practices;

(k) Investments (including debt obligations and Capital Stock) received in connection with the bankruptcy or reorganization of suppliers and customers or in settlement of delinquent obligations of, or other disputes with, customers and suppliers arising in the ordinary course of business or upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;

(l) so long as immediately after giving effect to any such Investment, no Event of Default has occurred and is continuing and without duplication of any other clauses of this SECTION 6.02, other Investments that do not exceed $60,000,000 in the aggregate at any time outstanding (net of any return of capital, interest, distributions, income and similar amounts actually received in cash in respect of any such Investment) and valued at the time of the making thereof (provided that, such amount shall be increased by the Net Proceeds of Permitted Equity Issuances (without duplication of any such Net Proceeds that are utilized in connection with Section 6.06(e) or 6.06(g) of this Agreement)), and determined without regard to any write-downs or write-offs thereof;

(m) advances of payroll payments to employees in the ordinary course of business;

(n) Investments to the extent that payment for such Investments is made solely with Capital Stock of the Lead Borrower or any direct or indirect parent of the Lead Borrower not resulting in a Change in Control;

(o) Investments of a Restricted Subsidiary acquired after the Closing Date or of a Person merged into or amalgamated with the Lead Borrower or merged, amalgamated or consolidated with a Restricted Subsidiary in accordance with SECTION 6.04 after the Closing Date to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger, amalgamation, or consolidation and were in existence on the date of such acquisition, merger, amalgamation, or consolidation;

(p) Guarantees by the Lead Borrower or any Restricted Subsidiary of leases (other than Capitalized Leases) or of other obligations that do not constitute Indebtedness, in each case entered into in the ordinary course of business;

(q) Guarantees constituting Permitted Indebtedness;

(r) Subject to SECTION 2.18, Investments in deposit accounts opened in the ordinary course of business;

(s) [Reserved];

(t) Capital Expenditures;

(u) Loans and advances to Holdings in lieu of, and not in excess of the amount of (after giving effect to any other loans, advances or Restricted Payments in respect thereof), Restricted Payments to the extent permitted to be made to Holdings in accordance with SECTION 6.06;

(v) Without duplication of, or aggregation with, any Investment made under any other clause of this SECTION 6.02, the Lead Borrower and its Restricted Subsidiaries may make other Investments as long as the Payment Conditions are satisfied; and

(w) Investments made by any Restricted Subsidiary that is not a Loan Party to the extent such Investments are financed with the proceeds received by such Restricted Subsidiary from an Investment in such Restricted Subsidiary permitted pursuant to SECTION 6.02(c)(iii), SECTION 6.02(f) or SECTION 6.02(v);

provided that no Investment in an Unrestricted Subsidiary that would otherwise be permitted under this SECTION 6.02 shall be permitted hereunder (w) to the extent that any portion of such Investment is used to make any prepayments, redemptions, purchases, defeasances and other payments in respect of any Indebtedness of Holdings, the Lead Borrower or any of their Restricted Subsidiaries, (x) if immediately before or after such Investment, an Event of Default shall have occurred and be continuing, (y) if after giving effect to such Investment, the Payment Conditions shall not have been satisfied, or (z) if such Investment consists of a transfer of any property of the type (e.g., Inventory and Accounts) included in the Tranche A Borrowing Base[ ~~or~~], the FILO Borrowing Base or the ABL Term Borrowing Base.

SECTION 6.03 Indebtedness.

The Lead Borrower will not, nor will it permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Indebtedness, except the following (each “Permitted Indebtedness”):

(a) Indebtedness of the Lead Borrower and any of its Subsidiaries under the Loan Documents;

(b) Indebtedness (i) outstanding on the Closing Date and listed on Schedule 6.03, and (ii) intercompany Indebtedness outstanding on the Closing Date;

(c) Guarantees by the Lead Borrower and its Restricted Subsidiaries in respect of Indebtedness of the Lead Borrower or any Restricted Subsidiary otherwise permitted hereunder; provided that (A) no Guarantee by any Restricted Subsidiary of the Senior Notes or the Term Loan Facility or any Junior Financing shall be permitted unless such Restricted Subsidiary shall have also provided a Guarantee of the Obligations substantially on the terms set forth in the Facility Guarantee executed on the Initial Closing Date and (B) if the Indebtedness being Guaranteed is subordinated to the Obligations, such Guarantee shall be subordinated to the Facility Guarantee of the Obligations on terms at least as favorable to the Lenders as those contained in the subordination of such Indebtedness;

(d) Indebtedness of the Lead Borrower or any Restricted Subsidiary owing to the Lead Borrower or any other Restricted Subsidiary to the extent constituting an Investment permitted by SECTION 6.02; provided that, (i) all such Indebtedness of any Loan Party owed to any Person that is not, or ceases to be, a Loan Party shall be subject to the subordination terms set forth in the Security Agreement pursuant to an express written agreement by such Person for the benefit of the Administrative Agent and the Collateral Agent and (ii) in the event of any such Indebtedness in respect of the sale, transfer or assignment of ABL Priority Collateral, such Indebtedness shall be duly noted on the books and records of the Loan Parties as being owing in respect of ABL Priority Collateral;

(e) So long as the Payment Conditions are satisfied after giving effect thereto, Attributable Indebtedness and other Indebtedness (including Capitalized Leases) of the Lead Borrower and its Restricted Subsidiaries financing the acquisition, lease, construction, repair, replacement or improvement of fixed or capital assets, other than software; provided that (i) such Indebtedness is incurred concurrently with or within two hundred and seventy (270) days after the applicable acquisition, construction, repair, lease, replacement or improvement, and (ii) if reasonably requested by the Administrative Agent, the Loan Parties will use commercially reasonable efforts to cause the holder of such Indebtedness to enter into a Collateral Access Agreement with the Collateral Agent on terms reasonably satisfactory to the Collateral Agent; provided further that notwithstanding the foregoing, the Lead Borrower and its Restricted Subsidiaries may incur Attributable Indebtedness and other Indebtedness of the type described in this clause (e), in an aggregate amount not to exceed $25,000,000 at any time outstanding, without satisfaction of the Payment Conditions.

(f) Indebtedness in respect of Swap Contracts designed to hedge against interest rates, foreign exchange rates or commodities pricing risks incurred in the ordinary course of business and not for speculative purposes;

(g) (i) Indebtedness of the Lead Borrower or any of its Restricted Subsidiaries (A) assumed in connection with any Permitted Acquisition; provided that such Indebtedness is not incurred in contemplation of such Permitted Acquisition, or (B) incurred to finance a Permitted Acquisition and (ii) any Permitted Refinancing of the foregoing; provided, in each case that such Indebtedness and all Indebtedness resulting from any Permitted Refinancing thereof (v) is unsecured (except for (A) Liens permitted under SECTION 6.01(p) securing Indebtedness (together with Permitted Refinancings thereof) in an aggregate principal outstanding not to exceed $50,000,000 and (B) Liens permitted under SECTION 6.01(hh)) or is subordinated to the Obligations on terms reasonably acceptable to the Administrative Agent, (w) both immediately prior and after giving effect thereto, no Event of Default shall exist or result therefrom (other than with respect to a Permitted Acquisition made pursuant to a legally binding commitment entered into at a time when no Event of Default existed or would result therefrom), (x) matures after, and does not require any scheduled amortization or other scheduled payments of principal prior to, the then Latest Maturity Date (it being understood that such Indebtedness may have mandatory prepayment, repurchase or redemptions provisions satisfying the requirement of clause (y) hereof) and (y) has terms and conditions (other than interest rate, redemption premiums, and optional prepayment and optional redemption terms), taken as a whole, that are reasonably acceptable to the Administrative Agent provided that a certificate of a

Responsible Officer shall be delivered to the Administrative Agent at least five Business Days prior to the incurrence of such Indebtedness (or within such shorter period as the Administrative Agent shall agree in writing, in its sole discretion), together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Lead Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirement and such certificate shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent notifies the Lead Borrower within such five Business Day period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees);

(h) Indebtedness representing deferred compensation, phantom equity plan obligations, severance, and health and welfare retirement benefits to current and former employees and other services providers of Holdings, the Lead Borrower and its Restricted Subsidiaries (or their beneficiaries) incurred in the ordinary course of business or existing on the Closing Date;

(i) Indebtedness consisting of promissory notes issued by any Loan Party to current or former officers, directors, employees and consultants, their respective estates, spouses or former spouses to finance the purchase or redemption of Capital Stock of Holdings or the Lead Borrower or any direct or indirect parent of Holdings or the Lead Borrower permitted by SECTION 6.06;

(j) Indebtedness incurred by the Lead Borrower or its Restricted Subsidiaries in connection with any Permitted Acquisition, Investment or [~~disposition~~]Disposition expressly permitted hereunder constituting indemnification obligations or obligations in respect of purchase price (including earnouts) or other similar adjustments, provided that in the case of a [~~disposition~~]Disposition, the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds including non-cash proceeds (the fair market value of such non-cash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by the Lead Borrower and its Restricted Subsidiaries in connection with such Acquisition or Investment;

(k) Indebtedness consisting of obligations of the Lead Borrower or its Restricted Subsidiaries under deferred compensation or other similar arrangements incurred by such Person in connection with the Transaction and Permitted Acquisitions or any other Investment expressly permitted hereunder;

(l) Obligations with respect to Cash Management Services and other Indebtedness in respect of netting services, overdraft protections and similar arrangements in each case in connection with deposit accounts;

(m) Without duplication of, or accumulation with, any other clauses of this SECTION 6.03, Indebtedness in an aggregate principal amount not to exceed $90,000,000 at any time outstanding;

(n) As long as the Payment Conditions are satisfied after giving effect thereto, Subordinated Indebtedness and other unsecured non-amortizing long term Indebtedness;

(o) Indebtedness consisting of (a) the financing of insurance premiums or (b) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(p) [Reserved];

(q) obligations in respect of performance, bid, appeal and surety bonds and performance and completion guarantees and similar obligations provided by the Lead Borrower or any of its Restricted Subsidiaries or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case in the ordinary course of business or consistent with past practice;

(r) Indebtedness supported by a Letter of Credit, in a principal amount not to exceed the face amount of such Letter of Credit;

(s) Indebtedness in respect of the Term Loan Facility in an aggregate principal amount at any time outstanding not to exceed the sum of (x) $820,000,000 plus (y) $200,000,000 minus (z) the aggregate principal amount of Commitment Increases made hereunder in accordance with SECTION 2.02 (whether or not outstanding);

(t) Indebtedness in respect of the Senior Notes in an aggregate principal amount not to exceed $400,000,000 at any time outstanding;

(u) Indebtedness incurred in connection with sale-leaseback transactions permitted hereunder;

(v) Unsecured Indebtedness owed to the Sponsor and/or other stockholders of Holdings, the Lead Borrower and their respective Affiliates, provided that such Indebtedness does not require the payment in cash of interest at a rate in excess of ten percent (10%) per annum or principal prior to the then Latest Maturity Date, has a maturity which extends beyond the then Latest Maturity Date, and is subordinated to the Obligations on terms reasonably acceptable to the Administrative Agent;

(w) Guarantees and letters of credit and surety bonds (other than Guarantees of, or letters of credit and surety bonds related to, Indebtedness) issued by the Lead Borrower and its Restricted Subsidiaries in connection with Permitted Acquisitions and Permitted Dispositions;

(x) Without duplication of any other Indebtedness, non-cash accruals of interest, accretion or amortization of original issue discount and payment-in-kind interest with respect to Indebtedness permitted hereunder;

(y) Indebtedness due to any landlord in connection with the financing by such landlord of leasehold improvements;

(z) All premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (a) through (y) above;

(aa) Indebtedness of Restricted Subsidiaries that are not Loan Parties, in an aggregate principal amount at any time outstanding not to exceed $40,000,000; and

(bb) Extensions, renewals and replacements of any such Indebtedness described in clauses (b), (c), (d), (e), (f), (g), (m), (n), (s), (t), (u), (v), (w), (x) and (aa) above provided that such Indebtedness constitutes a Permitted Refinancing.

For purposes of calculating compliance with this SECTION 6.03 only, the amount of Indebtedness of a Person which is non-recourse to such Person shall be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness, or (ii) the fair market value of the property upon which a Lien has been granted to secure such Indebtedness.

SECTION 6.04 Fundamental Changes.

The Lead Borrower shall not, nor shall it permit any Restricted Subsidiary to, merge, amalgamate, dissolve, liquidate, wind up, consolidate with or into another Person, or dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that:

(a) any Restricted Subsidiary may merge or amalgamate with (i) any Borrower (including a merger or amalgamation, the purpose of which is to reorganize such Borrower into a new jurisdiction); provided that such Borrower shall be the continuing or surviving Person and no Event of Default shall have occurred or resulted therefrom, or (ii) any one or more other Restricted Subsidiaries; provided that when any Restricted Subsidiary that is a Loan Party is merging or amalgamating with another Restricted Subsidiary, a Loan Party shall be the continuing or surviving Person except to the extent otherwise constituting an Investment permitted by SECTION 6.02 (other than SECTION 6.02 (e));

(b) (i) any Subsidiary that is not a Loan Party may merge, amalgamate or consolidate with or into any other Subsidiary that is not a Loan Party, (ii) any Loan Party may merge, amalgamate or consolidate with any other Loan Party, provided that if a Borrower is a party thereto, a Borrower shall be the continuing or surviving Person, and (iii) any Subsidiary may liquidate or dissolve or change its legal form if the Lead Borrower determines in good faith that such action is in the best interests of the Lead Borrower and its Subsidiaries and if not materially disadvantageous to the Lenders; provided that with respect to this clause (b)(iii), a certificate of a Responsible Officer shall be delivered to the Administrative Agent at least five (5) Business Days (or within such shorter period as the Administrative Agent shall agree in writing, in its sole discretion) prior to the liquidation, dissolution or change of legal form, together with a reasonably detailed description of the material terms and conditions thereof, stating that the Lead Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirement;

(c) any Restricted Subsidiary may dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Lead Borrower or to another Restricted Subsidiary; provided that if the transferor in such a transaction is a Loan Party, then (i) the transferee must be another Loan Party, or (ii) to the extent constituting an Investment, such Investment must be a Permitted Investment in or Indebtedness of a Restricted Subsidiary which is not a Loan Party in accordance with SECTION 6.02 and SECTION 6.03, respectively;

(d) so long as no Event of Default exists or would result therefrom, any Restricted Subsidiary may merge or amalgamate with any other Person in order to effect a Permitted Investment; provided that the continuing or surviving Person shall be a Restricted Subsidiary, which together with each of its Restricted Subsidiaries, shall have complied with the requirements of SECTION 5.11;

(e) so long as no Event of Default exists or would result therefrom, the Lead Borrower and its Restricted Subsidiaries may consummate a merger, amalgamation, dissolution, winding up, liquidation, consolidation or Disposition, the purpose of which is to effect a Permitted Disposition;

(f) [Reserved]; and

(g) so long as no Event of Default exists or would result therefrom, the Lead Borrower may merge with any other Person; provided that (i) the Lead Borrower shall be the continuing or surviving corporation or (ii) if the Person formed by or surviving any such merger or consolidation is not the Lead Borrower (any such Person, the “Successor Lead Borrower”), (A) the Successor Lead Borrower shall be an entity organized or existing under the Laws of the United States, any state thereof or the District of Columbia and such transaction shall not have an adverse effect on the attachment, perfection or priority of the Liens granted under the Security Documents, (B) the Successor Lead Borrower shall expressly assume all the obligations of the Lead Borrower under this Agreement and the other Loan Documents to which the Lead

Borrower is a party pursuant to a supplement hereto or thereto in form and substance reasonably satisfactory to the Administrative Agent, (C) each other Borrower and Facility Guarantor, unless it is the other party to such merger or consolidation, shall have confirmed that its Guarantee shall apply to the Successor Lead Borrower’s obligations under the Loan Documents, (D) each other Borrower and Facility Guarantor, unless it is the other party to such merger or consolidation, shall have by a supplement to the Security Agreement and other applicable Security Documents confirmed that its obligations thereunder shall apply to the Successor Lead Borrower’s obligations under the Loan Documents, (E) if requested by the Collateral Agent, each mortgagor of a mortgaged property, unless it is the other party to such merger or consolidation, shall have by an amendment to or restatement of the applicable mortgage (or other instrument reasonably satisfactory to the Collateral Agent) confirmed that its obligations thereunder shall apply to the Successor Lead Borrower’s obligations under the Loan Documents, (F) the Administrative Agent shall have received such financial information, collateral appraisals and examinations, projections (including Availability projections) and other information (all at the cost and expense of the Lead Borrower) as the Administrative may reasonably request in connection with such transaction, (G) the Administrative Agent, in good faith in the exercise of its Permitted Discretion, shall have approved such transaction and (H) the Lead Borrower shall have delivered to the Administrative Agent (x) an officer’s certificate and an opinion of counsel, each stating that such merger or consolidation and such supplement to this Agreement or any Security Document comply with this Agreement and (y) an updated Borrowing Base Certificate dated as of the date of such merger (after giving effect thereto); provided, further, that if the foregoing are satisfied, the Successor Lead Borrower will succeed to, and be substituted for, the Lead Borrower under this Agreement; and provided further that the Lead Borrower agrees to use commercially reasonable efforts to provide any documentation and other information about the Successor Lead Borrower as shall have been reasonably requested in writing by any Lender through the Administrative Agent that such Lender shall have reasonably determined is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the USA Patriot Act.

SECTION 6.05 Dispositions.

The Lead Borrower shall not, nor shall it permit any Restricted Subsidiary to, make any Disposition, except the following (each, a “Permitted Disposition”):

(a) Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business and dispositions of property no longer used or useful in the conduct of the business of the Lead Borrower and its Restricted Subsidiaries including, without limitation, the abandonment of or failure to maintain Intellectual Property and with respect to closed Stores;

(b) Dispositions of Inventory in the ordinary course of business;

(c) Dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such disposition are promptly applied to the purchase price of such replacement property;

(d) Dispositions of property to the Lead Borrower or to a Restricted Subsidiary; provided that if the transferor of such property is a Loan Party (i) the transferee thereof must either be a Borrower or a Subsidiary Facility Guarantor, in which event the Collateral Agent shall retain its perfected Lien on the property so disposed of, subject to the same priority as existed prior to such disposition, or (ii) to the extent such transaction constitutes an Investment, such transaction is a Permitted Investment, provided further that (A) if the property being disposed of is transferred to a Subsidiary that is not a Loan Party, the Administrative Agent may require, in the exercise of its reasonable business judgment, that the transferee execute an agreement granting the Agents access to such property for purposes of conducting a Liquidation, and (B) if the property being disposed of constitutes Eligible Credit Card Receivables, Eligible Trade Receivables, Eligible Inventory, Eligible In-Transit Inventory, [~~or~~ ]Eligible Letters of Credit, Eligible Bangladesh Inventory or Eligible Vendor Rebates and Duty Drawbacks and is being transferred to a Subsidiary which is not a Borrower or a Subsidiary Facility Guarantor, such disposition shall be made only if the Payment Conditions are satisfied after giving effect thereto;

(e) Dispositions permitted by SECTION 6.02 (other than SECTION 6.02(e)), SECTION 6.04 (other than SECTION 6.04(e)) and SECTION 6.06 (other than SECTION 6.06(c)) and Permitted Encumbrances;

(f) Dispositions of Cash Equivalents;

(g) sales, discounting or forgiveness of Accounts in the ordinary course of business or in connection with the collection or compromise thereof;

(h) leases, subleases, licenses or sublicenses (including the provision of Software under an open source license), in each case in the ordinary course of business and which (i) do not materially interfere with the business of the Lead Borrower and its Restricted Subsidiaries, or (ii) relate to closed Stores;

(i) termination of Leases in the ordinary course of business;

(j) transfers of property subject to Casualty Events upon receipt (where practical) of the Net Proceeds of such Casualty Event;

(k) licenses for the conduct of licensed departments within the Loan Parties’ Stores in the ordinary course of business;

(l) as long as no Specified Default hereof then exists or would arise therefrom, and no Overadvance would result therefrom, bulk sales or other dispositions of the Loan Parties’ Inventory not in the ordinary course of business in connection with Store closings, at arm’s length, provided that (i) such Store closures and related Inventory dispositions shall not exceed, in any Fiscal Year of the Lead Borrower and its Subsidiaries, ten percent (10%) of the number of the Loan Parties’ Stores as of the beginning of such Fiscal Year (net of Store relocations (i) occurring substantially contemporaneously, but in no event later than ten (10) Business Days after the related Store closure date, or (ii) wherein a binding lease has been entered into prior to the related Store closure date) as set forth in the Compliance Certificate delivered pursuant to SECTION 5.02(b), and (ii) as of any date after the Closing Date, the aggregate number of such Store closures since the Closing Date shall not exceed twenty-five percent (25%) of the greater of (x) the number of the Loan Parties’ Stores in existence as of the Closing Date or (y) the number of the Loan Parties’ Stores as of the first day of any Fiscal Year beginning after the Closing Date (net of Store relocations (i) occurring substantially contemporaneously, but in no event later than ten (10) Business Days after the related Store closure date or (ii) wherein a binding lease has been entered into prior to the related Store closure date) as set forth in the Compliance Certificate delivered pursuant to SECTION 5.02(b), provided that all sales of Inventory in connection with Store closings in a transaction or series of related transactions shall be in accordance with liquidation agreements and with professional liquidators reasonably acceptable to the Administrative Agent; provided further that all Net Proceeds received in connection therewith are applied to the Obligations, if then required in accordance with SECTION 2.17, SECTION 2.18 or SECTION 7.04 hereof;

(m) sales of non-core assets acquired in connection with a Permitted Acquisition and sales of Real Estate acquired in a Permitted Acquisition which, within thirty days of the date of the Acquisition (or such longer period as the Administrative Agent shall agree in writing, in its sole discretion), are designated in writing to the Administrative Agent as being held for sale and not for the continued operation of a Store;

(n) exchanges or swaps, including, without limitation, transactions covered by Section 1031 of the Code, of Leases and other Real Estate of the Loan Parties so long as the exchange or swap is made for fair value and on an arm’s length basis, provided that upon the consummation of such exchange or swap, (x) the Collateral Agent has a perfected Lien having the same priority as any Lien held on the Leases or Real Estate so exchanged or swapped and (y) the Net Proceeds, if any, received in connection with any such exchange or swap are applied to the Obligations if then required in accordance with SECTION 2.17, SECTION 2.18 or SECTION 7.04 hereof;

(o) sale-leaseback transactions of Real Estate of any Loan Party as long as (A) no Specified Default then exists or would arise therefrom, and (B) with respect to any distribution center, warehouse, manufacturing facility or corporate offices, (1) such sale-leaseback is made pursuant to leases on market terms, and (2) the Loan Parties cause each purchaser of such Real Estate to enter into a Collateral Access Agreement with the Collateral Agent on terms reasonably satisfactory to the Collateral Agent; provided that the Loan Parties need not enter into such Collateral Access Agreements to the extent that the aggregate fair market value of the Real Estate disposed of pursuant to this SECTION 6.05(o) since the Closing Date and with respect to which no Collateral Access Agreements have been executed does not exceed $40,000,000 (but the foregoing shall not impair the right of the Administrative Agent to impose an Availability Reserve);

(p) Dispositions listed on Schedule 6.05;

(q) Dispositions of Investments in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements; and

(r) Dispositions of property not otherwise permitted under this SECTION 6.05, provided that (i) at the time of such Disposition (other than any such Disposition made pursuant to a legally binding commitment entered into at any time when no Event of Default exists), no Event of Default shall exist or would result from such Disposition, (ii) the aggregate book value of all property disposed of pursuant to this clause (r) and clause (s) below shall not exceed $250,000,000 in the aggregate after the Closing Date, (iii) in the event that a Disposition includes, in whole or in part, any ABL Priority Collateral, (w) the Pro Forma Availability Condition shall be satisfied after giving effect to such Disposition of ABL Priority Collateral, (x) the fair market value of such ABL Priority Collateral so disposed of shall not exceed 15% of the FILO Borrowing Base (or if the FILO Commitments have been terminated and all FILO Loans repaid, the Tranche A Borrowing Base) reflected on the most recently delivered Borrowing Base Certificate, (y) the Lead Borrower shall, prior to the consummation of such Disposition, deliver to the Administrative Agent an updated Borrowing Base Certificate (calculated after giving effect to such Disposition of ABL Priority Collateral) and (z) cash proceeds received from such Disposition equal to the greater of (x) the fair market value of such ABL Priority Collateral or (y) the amount by which the ABL Term Borrowing Base (or, if the ABL Term Loan has been paid in full, the FILO Borrowing Base (or if the FILO Commitments have been terminated and all FILO Loans repaid, the Tranche A Borrowing Base) is reduced as a result of such Disposition of ABL Priority Collateral shall be promptly applied to prepay any then outstanding Revolving Credit Loans and (iv) in the event of a Disposition of Intellectual Property used or useful in connection with any ABL Priority Collateral (remaining after giving effect to such Disposition), the purchaser, assignee or other transferee thereof agrees in writing to be bound by a non-exclusive royalty-free worldwide license of such Intellectual Property in favor of the Collateral Agent for use in connection with the exercise of the rights and remedies of the Secured Parties, which license shall be in form and substance reasonably satisfactory to the Collateral Agent, and provided further, that in the case of a Disposition of Intellectual Property licensed by the Lead Borrower or one of its Restricted Subsidiaries from a third party, the transferee thereof shall be required to provide such a license only to the extent to which the applicable license gives it a right to do so;

(s) so long as no Event of Default exists or would arise as a result of the transaction, sales of a Subsidiary or any business segment which is a Non-Core Business Segment, or any portion thereof, (i) to any Person other than a Loan Party or a Subsidiary or a Sponsor, for fair market value and so long as the consideration received for such sale or transfer is at least 85% cash, or (ii) to a Subsidiary or Sponsor, if the Pro Forma Availability Condition is satisfied, such sale or transfer is for fair market value and the entire consideration received for such sale or transfer is paid in cash, provided that, in each case, such sale shall be in an amount at least equal to the greater of the amounts advanced or available to be advanced against the assets included in the sale under the ABL Term Borrowing Base[~~,~~] (or, if the ABL Term Loan has been paid in full, the FILO Borrowing Base (or if the FILO Commitments have been terminated, the Tranche A Borrowing Base) and further provided that (A) all Net Proceeds, if any, received in connection with any such sales are applied to the Obligations if then required in accordance with SECTION 2.17 or SECTION 2.18 hereof and (B) the aggregate book value of all property disposed of pursuant to this clause (s) and clause (r) above shall not exceed $250,000,000 in the aggregate after the Closing Date;

provided that (1) any disposition of any property pursuant to this SECTION 6.05 (except for Dispositions pursuant to SECTION 6.05(e), SECTION 6.05(j) and SECTION 6.05(q) and Dispositions from a Loan Party to another Loan Party), shall be for no less than the fair market value of such property at the time of such disposition, (2) to the extent any Disposition consists in whole or in part of ABL Priority Collateral, consideration received in respect of the Disposition of such ABL Priority Collateral shall be solely in the form of cash and (3) in the case of a Disposition of any assets pursuant to SECTION 6.05(r) for a purchase price in excess of $5,000,000, at least seventy-five percent (75%) of the consideration is payable in cash or Cash Equivalents at the time of consummation of the transaction; provided, however, that, the following shall be deemed to be cash for purposes of this clause (3): (A) any liabilities (as shown on the Lead Borrower’s most recent balance sheet provided hereunder or in the footnotes thereto) of the Lead Borrower or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the payment in cash of the Obligations, that are assumed by the transferee with respect to the applicable Disposition and for which the Lead Borrower and all of its Restricted Subsidiaries shall have been validly released by all applicable creditors in writing, (B) any securities received by the Lead Borrower or the applicable Restricted Subsidiary from such transferee that are converted by the Lead Borrower or such Restricted Subsidiary into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received) within 180 days following the closing of the applicable Disposition, and (C) aggregate non-cash consideration received by the Lead Borrower or the applicable Restricted Subsidiary having an aggregate fair market value (determined as of the closing of the applicable Disposition for which such non-cash consideration is received) not to exceed $10,000,000 at any time (net of any non-cash consideration converted into cash and Cash Equivalents). To the extent any Collateral is disposed of as expressly permitted by this SECTION 6.05 to any Person other than the Lead Borrower or any other Loan Party, such Collateral shall be sold free and clear of the Liens created by the Loan Documents, and, if requested by the Lead Borrower, upon the certification delivered to the Administrative Agent or the Collateral by the Lead Borrower that such Disposition is permitted by this Agreement, the Agents shall be authorized to take any actions deemed appropriate in order to effect the foregoing.

SECTION 6.06 Restricted Payments.

The Lead Borrower shall not, nor shall it permit any Restricted Subsidiary to declare or make, directly or indirectly, any Restricted Payment, except:

(a) each Restricted Subsidiary may make Restricted Payments to the Lead Borrower and to other Restricted Subsidiaries (and, in the case of a Restricted Payment by a non-wholly owned Restricted Subsidiary, to the Lead Borrower and any other Restricted Subsidiary and to each other owner of Capital Stock of such Restricted Subsidiary based on their relative ownership interests of the relevant class of Capital Stock);

(b) the Lead Borrower and each Restricted Subsidiary may declare and make dividend payments or other distributions payable solely in the Capital Stock (other than Disqualified Capital Stock not otherwise permitted by SECTION 6.03) of such Person;

(c) to the extent constituting Restricted Payments, the Lead Borrower and its Restricted Subsidiaries may enter into and consummate transactions expressly permitted by any provision of SECTION 6.02 (other than SECTION 6.02(e)), SECTION 6.04 or SECTION 6.08 (other than SECTION 6.08(h) and (k));

(d) the Lead Borrower or any Restricted Subsidiary may repurchase (or may make Restricted Payments to allow Holdings or any direct or indirect parent thereof to repurchase) Capital Stock in Holdings or any direct or indirect parent thereof, the Lead Borrower or any Restricted Subsidiary deemed to occur upon the exercise of stock options or warrants if such Capital Stock represents a portion of the exercise price of such options or warrants;

(e) the Lead Borrower or any Restricted Subsidiary may pay (or make Restricted Payments to allow Holdings or any direct or indirect parent thereof to pay) for the repurchase, retirement, or other acquisition of Capital Stock of Holdings or any of its direct or indirect parent companies held by any former or present officer, director, employee or consultant of Holdings, the Lead Borrower or any of its Restricted Subsidiaries or any of its direct or indirect parent companies, or any of their respective estates, spouses or former spouses pursuant to any management, director or employee equity plan or stock option plan or any other management, director or employee benefit plan or agreement (each, an “Applicable Agreement”) (including, for the avoidance of doubt, any principal and interest payable on any notes issued by Holdings or the Lead Borrower or any direct or indirect parent company in connection with such repurchase, retirement or other acquisition); provided that amounts payable under this clause (e) do not exceed $10,000,000 in any [~~fiscal year~~]Fiscal Year (which shall increase to $20,000,000 subsequent to the consummation of an underwritten Qualifying IPO by Holdings, the Lead Borrower or any direct or indirect parent company of Holdings), with unused amounts in any calendar year being carried over to succeeding [~~fiscal years~~]Fiscal Years, subject to a maximum (without giving effect to the following proviso) of $20,000,000 in any [~~fiscal year~~]Fiscal Year unless the Pro Forma Availability Condition shall have been satisfied after giving effect to such Restricted Payment, in which case the maximum amount shall be $40,000,000 in any [~~fiscal year~~]Fiscal Year after the consummation of an underwritten Qualifying IPO by Holdings, the Lead Borrower or any direct or indirect parent company of Holdings, which, in all cases, so long as any amount under the ABL Term Loan remains outstanding, may be comprised of no more than $2,000,000 in any twelve month period, exclusive of those amounts for which the Lead Borrower or any Restricted Subsidiary are obligated to pay under any Applicable Agreements that were entered into prior to Second Amendment Effective Date (as each Applicable Agreement is in effect on the Second Amendment Effective Date) (such amount, the “Term Sublimit”); provided [~~further~~]that (A) such amount in any [~~fiscal year~~]Fiscal Year (except for the Term Sublimit) may be increased by an amount not to exceed the Net Proceeds of Permitted Equity Issuances (other than Disqualified Capital Stock) (without duplication of any such Net Proceeds that are utilized in connection with Sections 6.02(l) or 6.06(g) of this Agreement) after the Closing Date to the extent that such Net Proceeds shall have been actually received by the Lead Borrower, in each case to members of management, directors or consultants of Holdings or of its Restricted Subsidiaries or any direct or indirect parent company of Holdings that occurs after the Closing Date, plus, in respect of any sale of Capital Stock in connection with an exercise of stock options, an amount equal to the amount required to be withheld by Holdings, the Lead Borrower or any of its direct or indirect parent companies in connection with such exercise under applicable law to the extent such amount is repaid to Holdings or any of its direct or indirect parent companies, less (B) the amount of any Restricted Payments previously made with the cash proceeds described in [~~clauses~~]subclause (A) of this clause (e);

(f) the Lead Borrower may make cash payments (or may make Restricted Payments to permit Holdings or any direct or indirect parent thereof to make cash payments) in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock of Holdings (or any direct or indirect parent thereof), the Lead Borrower or any Restricted Subsidiary in an amount not to exceed $1,000,000 in any twelve (12) month period; provided, however, that any such cash payment shall not be for the purpose of evading the limitations of this Agreement;

(g) the Lead Borrower and its Restricted Subsidiaries may make Restricted Payments with the Net Proceeds of Permitted Equity Issuances (without duplication of any such Net Proceeds that are utilized in connection with Sections 6.02(l) or 6.06(e) of this Agreement);

(h) the Lead Borrower and its Restricted Subsidiaries may distribute, by dividend or otherwise, shares of Capital Stock of, or Indebtedness owed to Holdings, the Lead Borrower or a Restricted Subsidiary by, Unrestricted Subsidiaries (other than any Unrestricted Subsidiary whose primary assets are Cash Equivalents);

(i) The Lead Borrower may declare and pay dividends or distributions to, or make loans to, Holdings in amounts required for Holdings or any direct or indirect parent of Holdings to pay, in each case without duplication,

(i) franchise taxes and other fees, Taxes and expenses required to maintain Holdings’ (or such parent’s) corporate existence;

(ii) for any taxable period in which the Lead Borrower and/or any of its Subsidiaries is a member of a consolidated, combined or similar income tax group of which a direct or indirect parent of the Lead Borrower is the common parent (a “Tax Group”), to pay federal, foreign, state and local income taxes of such Tax Group that are attributable to the taxable income of the Lead Borrower and/or its Subsidiaries; provided that, for each taxable period, the amount of such payments made in respect of such taxable period in the aggregate shall not exceed the amount that the Lead Borrower and its Subsidiaries would have been required to pay in respect of federal, foreign, state and local income taxes in the aggregate if such entities were corporations paying taxes separately from any Tax Group at the highest combined applicable federal, foreign, state and local tax rate for such [~~fiscal year~~]Fiscal Year (it being understood and agreed that if the Lead Borrower or any Subsidiary pays any such federal, foreign, state or local income taxes directly to such taxing authority, that a Restricted Payment in duplication of such amount shall not be permitted to be made pursuant to this clause (ii)); provided further that the permitted payment pursuant to this clause (ii) with respect to any taxes of any Unrestricted Subsidiary for any taxable period shall be limited to the amount actually paid with respect to such period by such Unrestricted Subsidiary to the Lead Borrower or its Restricted Subsidiaries for the purposes of paying such consolidated, combined or similar taxes;

(iii) as long as no Event of Default then exists or would arise therefrom (or if such Event of Default exists or would so arise, with the written consent of the Administrative Agent or without such consent, by using the amounts in the Designated Account), for any Permitted Acquisition that would be permitted to be made pursuant to SECTION 6.02, assuming such recipient were subject to such section;

(iv) (A) its operating expenses incurred in the ordinary course of business and other corporate overhead costs and expenses (including administrative, legal, accounting and similar expenses provided by third parties), which are reasonable and customary and incurred in the ordinary course of business and attributable to the ownership or operations of the Lead Borrower and its Restricted Subsidiaries and (B) Transaction Expenses and any reasonable and customary indemnification claims made by directors or officers of such parent attributable to the ownership or operations of the Lead Borrower and its Restricted Subsidiaries;

(v) customary salary, bonus and other benefits payable to officers and employees of Holdings or any direct or indirect parent company of Holdings to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of the Lead Borrower and its Restricted Subsidiaries; and

(vi) as long as no Event of Default then exists or would arise therefrom (or if such Event of Default exists or would so arise, with the written consent of the Administrative Agent or without such consent, by using the amounts in the Designated Account), reasonable and customary fees and expenses (other than to Affiliates) related to any unsuccessful equity or debt offering by Holdings (or any direct or indirect parent thereof) not prohibited by this Agreement that is directly attributable to the operations of the Lead Borrower and its Restricted Subsidiaries.

(j) the Lead Borrower or any of its Restricted Subsidiaries may make payments in respect of withholding or similar Taxes payable by any future, present or former employee, director, manager or consultant incurred by such person in their capacities as employee, director, manager or consultant of any Loan Party;

(k) without duplication of, or aggregation with, any Restricted Payments permitted under any other clause of this SECTION 6.06, (i) the Lead Borrower and its Restricted Subsidiaries may make other Restricted Payments to the holders of their respective Capital Stock as long as the RP Payment Conditions are satisfied and (ii) as long as the Pro Forma Availability Condition is satisfied and no Event of Default then exists or would arise therefrom, the Lead Borrower and its Restricted Subsidiaries may make other Restricted Payments to the holders of their respective Capital Stock, in the case of this clause (ii), in an aggregate amount, when added to the aggregate amount of voluntary prepayments, purchases, exchanges or redemptions of Indebtedness made pursuant to SECTION 6.11(g), not to exceed $40,000,000 over the term of this Agreement; provided, that so long as any amount of the ABL Term Loan remains outstanding (x) no Restricted Payments may be made under this clause (k) for the period from and including the Second Amendment Effective Date through and including December 31, 2016 and (y) thereafter, Restricted Payments may be made under this clause (k) only if, as of the date that the applicable Restricted Payment is made, the Term Loan Facility (and any Permitted Refinancing thereof) and the Senior Notes (and any Permitted Refinancing thereof) have either been paid off in full or the earliest scheduled final maturity date of any tranche under the Term Loan Facility (or any Permitted Refinancing thereof) or the Senior Notes (or any Permitted Refinancing thereof) occurs after October 24, 2020; provided, further that any tranche under the Term Loan Facility (or any Permitted Refinancing thereof) or the Senior Notes (or any Permitted Refinancing thereof) with a scheduled final maturity date that occurs on or before October 24, 2020 (any such tranche, a “Non-Extended Tranche”) shall be disregarded for purposes of this clause (y) so long as the aggregate outstanding principal amount of all Non-Extended Tranches as of such date of determination does not exceed 25% of the aggregate outstanding principal amount of the Term Loan Facility and the Senior Notes as of the Second Amendment Effective Date;

(l) [reserved]; and

(m) after a Qualifying IPO, so long as no Event of Default shall have occurred and be continuing or would result therefrom the Lead Borrower or any of its Restricted Subsidiaries may make any Restricted Payment to pay listing fees and other costs and expenses directly attributable to being a publicly traded company which are reasonable and customary.

SECTION 6.07 Change in Nature of Business.

(a) The Lead Borrower shall not, nor shall it permit any Restricted Subsidiary to, engage in any material line of business substantially different from those lines of business conducted by the Lead Borrower and its Restricted Subsidiaries on the date hereof or any business reasonably related or ancillary thereto or a reasonable extension thereof.

(b) Holdings shall not conduct, transact or otherwise engage in any business or operations other than those incidental to (i) its ownership of the Capital Stock of the Lead Borrower, (ii) the maintenance of its legal existence, (iii) the performance of the Loan Documents and the Term Loan Facility and other Indebtedness incurred by it, (iv) any public offering of its common stock or any other issuance of its Capital Stock not prohibited by this Article VI, (v) any transaction that Holdings is permitted to enter into or consummate under this Article VI, (vi) financing activities, including the issuance of securities, incurrence of debt, payment of dividends, making contributions to the capital of the Lead Borrower and guaranteeing the obligations of the Lead Borrower, (vii) participating in tax, accounting and other administrative matters as a member of the consolidated group of Holdings and the Lead Borrower, (viii) holding any cash or property (but not operate any property) and (ix) providing indemnification to officers and directors. Furthermore, notwithstanding anything to the contrary herein contained, Holdings shall not (i) own any material assets other than the Capital Stock of the Lead Borrower or (ii) grant any Liens in any of its assets (other than Liens granted to the Collateral Agent, for the benefit of the Secured Parties, under the Loan Documents or to secure obligations under the Term Loan Facility or any Permitted Refinancing thereof).

SECTION 6.08 Transactions with Affiliates.

The Lead Borrower shall not, nor shall it permit any Restricted Subsidiary to, enter into any transaction of any kind with any Affiliate of the Lead Borrower, whether or not in the ordinary course of business, other than (a) transactions among the Loan Parties or any Restricted Subsidiary or a Person that becomes a Restricted Subsidiary as a result of such transaction, (b) on terms substantially as favorable to the Lead Borrower or such Restricted Subsidiary as would be obtainable by the Lead Borrower or such Restricted Subsidiary at the time in a comparable arm’s-length transaction with a Person other than an Affiliate, (c) payments due pursuant to the Sponsor Management Agreement on account of management, monitoring, consulting, and transaction and advisory fees (including termination fees), provided that such payments may not be made if a Specified Default has occurred and is continuing or would arise therefrom, provided further that such fees not paid may accrue and be payable on or after the date when the applicable Specified Default has been cured or waived and no additional Specified Default has occurred and is continuing or would arise as a result of such payment, (d) payments of indemnities and expense reimbursements under the Sponsor Management Agreements as in effect on the Initial Closing Date, (e) equity issuances, repurchases, retirements or other acquisitions or retirements of Capital Stock of the Lead Borrower permitted under SECTION 6.06, (f) loans and other transactions by the Lead Borrower and its

Restricted Subsidiaries to the extent permitted under this Article VI, (g) employment and severance arrangements between the Lead Borrower and its Restricted Subsidiaries and their respective officers and employees and transactions pursuant to stock option plans and employee benefit plans and similar arrangements in the ordinary course of business, (h) payments by the Restricted Subsidiaries pursuant to the tax sharing agreements among the Lead Borrower and its Restricted Subsidiaries on customary terms to the extent attributable to the ownership or operation of Holdings, the Lead Borrower and its Restricted Subsidiaries, (i) the payment of customary fees, compensation, and reasonable out of pocket costs to, and indemnities provided on behalf of, directors, officers and employees of Holdings, the Lead Borrower and its Restricted Subsidiaries in the ordinary course of business to the extent attributable to the ownership or operation of the Lead Borrower and its Restricted Subsidiaries, (j) transactions pursuant to permitted agreements in existence on the Closing Date and set forth on Schedule 6.08 or any amendment thereto to the extent such an amendment is not adverse to the Lenders in any material respect, (k) dividends, redemptions and repurchases permitted under SECTION 6.06, (l) the Transactions and the payment of fees and expenses (including Transaction Expenses) as part of or in connection with the Transactions, (m) any payments required to be made pursuant to the Merger Agreement, (n) so long as no Specified Default has occurred and is continuing or would result therefrom, customary payments by the Lead Borrower and any of its Restricted Subsidiaries to the Sponsor made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities (including in connection with acquisitions or divestitures), which payments are approved by the majority of the members of the board of directors or a majority of the disinterested members of the board of directors of the Lead Borrower, in good faith and (o) the payment of reasonable out-of-pocket costs and expenses relating to registration rights and indemnities provided to shareholders of Holdings or any direct or indirect parent thereof pursuant to the Stockholders Agreement (including any registration rights agreement or purchase agreement related thereto).

SECTION 6.09 Burdensome Agreements.

The Lead Borrower shall not, nor shall it permit any Restricted Subsidiary to, enter into or permit to exist any contractual obligation (including Material Indebtedness) (other than this Agreement or any other Loan Document) that limits the ability of (a) any Restricted Subsidiary of the Lead Borrower that is not a Borrower or a Facility Guarantor to make Restricted Payments to any Loan Party or to make or repay loans or advances to or otherwise transfer assets to or make Investments in the Borrowers or any Subsidiary Facility Guarantor or (b) the Lead Borrower or any other Loan Party to create, incur, assume or suffer to exist Liens on property of such Person for the benefit of the Secured Parties with respect to the Obligations or under the Loan Documents; provided that the foregoing clauses (a) and (b) shall not apply to contractual obligations (including Material Indebtedness) which (i) (x) exist on the Closing Date and (to the extent not otherwise permitted by this SECTION 6.09) are listed on Schedule 6.09 hereto and (y) to the extent contractual obligations permitted by clause (x) are set forth in an agreement evidencing Indebtedness, are set forth in any agreement evidencing any permitted renewal, extension or refinancing of such Indebtedness so long as such renewal, extension or refinancing does not expand the scope of such contractual obligation in any material respect, (ii) are binding on a Restricted Subsidiary at the time such Restricted Subsidiary first becomes a Restricted Subsidiary of Holdings, so long as such contractual obligations were not entered into solely in contemplation of such Person becoming a Restricted Subsidiary of Holdings; provided further that this clause (ii) shall not apply to contractual obligations that are binding on a Person that becomes a Restricted Subsidiary pursuant to SECTION 5.14, (iii) represent Indebtedness of a Restricted Subsidiary of the Lead Borrower which is not a Loan Party which is permitted pursuant to SECTION 6.03, (iv) arise in connection with any Permitted Disposition, (v) are customary provisions in joint venture agreements and other similar agreements applicable to joint ventures permitted under SECTION 6.02 and applicable solely to such joint venture entered into in the ordinary course of business, (vi) are negative pledges and restrictions on Liens in favor of any holder of Indebtedness permitted under SECTION 6.03 (other than Junior Financings) but solely to the extent any negative pledge relates to the property financed by or the subject of such Indebtedness, (vii) are customary restrictions on leases, subleases, licenses or asset sale agreements otherwise permitted hereby so long as such restrictions relate to the assets subject thereto, (viii) comprise restrictions imposed by any agreement relating to secured Indebtedness permitted pursuant to SECTION 6.03(e), SECTION 6.03(g) or SECTION 6.03(m) to the extent that such restrictions apply only to the property or assets securing such Indebtedness or, in the case of Indebtedness incurred pursuant to SECTION 6.03(g) only, to the Restricted Subsidiaries incurring or guaranteeing such Indebtedness, (ix) are customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Lead Borrower or any Restricted Subsidiary, (x) are customary provisions restricting assignment of any agreement entered into in the ordinary course of business, (xi) are restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business, (xii) are customary restrictions contained in the documentation relating to the Senior Notes or the Term Loan Facility, (xiii) arise in connection with cash or other deposits permitted under SECTION 6.01 and SECTION 6.02 and limited to such cash or deposit, (xiv) arise under applicable law or any applicable rule, regulation or order and (xv) comprise restrictions imposed by any agreement governing Indebtedness entered into after the Closing Date and permitted under SECTION 6.03 that are, taken as a whole, in the good faith judgment of the Lead Borrower, no more restrictive with respect to the Lead Borrower or any Restricted Subsidiary than customary market terms for Indebtedness of such type (and, in any event, are no more restrictive than the restrictions contained in this Agreement), so long as the Lead Borrower shall have determined in good faith that such restrictions will not affect its obligation or ability to make any payments required hereunder.

SECTION 6.10 Accounting Changes.

The Lead Borrower shall not, nor shall it permit any Restricted Subsidiary to, make any change in their Fiscal Year (it being understood that the Lead Borrower’s fiscal year ends on the Saturday closest to January 31 of each year); provided, however, that the Lead Borrower may, upon written notice to the Administrative Agent, change its Fiscal Year to any other Fiscal Year reasonably acceptable to the Administrative Agent, in which case, the Lead Borrower and the Administrative Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement that are necessary to reflect such change in Fiscal Year.

SECTION 6.11 Prepayments, Etc., of Indebtedness.

The Lead Borrower will not, nor will it permit any Restricted Subsidiary to, make or agree to pay or make any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Indebtedness (other than any Obligations), or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Indebtedness (other than any Obligations), except:

(a) payments in Capital Stock (as long as no Change in Control would result therefrom), the conversion of Indebtedness to Capital Stock (other than Disqualified Capital Stock) or Indebtedness of Holdings (as long as no Change in Control would result therefrom) and payments of interest in-kind of the Loan Parties or the accretion of interest on Permitted Indebtedness;

(b) payments of principal and interest as and when due in respect of any Subordinated Indebtedness (subject to applicable subordination provisions relating thereto);

(c) scheduled or mandatory payments of principal (including mandatory prepayments) and interest as and when due in respect of any Permitted Indebtedness (other than Subordinated Indebtedness);

(d) voluntary prepayments, redemptions, exchanges, purchases, and defeasances in whole or in part of the Senior Notes, the Term Loan Facility and other Indebtedness with the Net Proceeds of any Permitted Equity Issuances for the purpose of making such payment or prepayment;

(e) voluntary prepayments, redemptions, purchases, exchanges and [~~defeasences~~]defeasances, in whole or in part, of the Senior Notes or the Term Loan Facility from any Permitted Refinancing thereof;

(f) if the Payment Conditions are satisfied, prepayments, redemptions, purchases, exchanges and defeasances, in whole or in part, of the Senior Notes, the Term Loan Facility or any other Permitted Indebtedness;

(g) as long as the Pro Forma Availability Condition is satisfied and no Event of Default then exists or would arise therefrom, in an aggregate amount, when added to the aggregate amount of any Restricted Payments made pursuant to SECTION 6.06(k)(ii), not to exceed $40,000,000 over the term of this Agreement, voluntary prepayments, purchases, exchanges or redemptions, in whole or in part, of Indebtedness;

(h) the prepayment of Indebtedness of the Lead Borrower or any Restricted Subsidiary to the Lead Borrower or any Restricted Subsidiary to the extent permitted by the Security Documents;

(i) other Permitted Refinancings of Indebtedness;

(j) mandatory redemptions of the Senior Notes (and exchange notes issued in respect thereof) due to the existence of an AHYDO Amount (as defined in the indenture for the Senior Notes); and

(k) the conversion (or exchange) of any Indebtedness to (or with) Capital Stock or Indebtedness of Holdings or any direct or indirect parent thereof.

SECTION 6.12 Equity Interests of the Lead Borrower and Restricted Subsidiaries.

The Lead Borrower shall not, nor shall it permit any Restricted Subsidiary to, permit any Subsidiary that is a Restricted Subsidiary to be a non-wholly owned Subsidiary, except (i) as a result of or in connection with a dissolution, merger, amalgamation, consolidation or disposition of a Restricted Subsidiary permitted by SECTION 6.04 or SECTION 6.05 or a Permitted Investment in any Person or (ii) so long as such Restricted Subsidiary continues to be a Facility Guarantor or a Borrower.

SECTION 6.13 Amendment of Material Documents.

(a) The Lead Borrower will not, nor shall it permit any Restricted Subsidiary to, amend, modify or waive any of its rights under (i) its Organization Documents, (ii) the Sponsor Management Agreement, or (iii) any Material Indebtedness (other than as a result of a Permitted Refinancing thereof), in each case to the extent that such amendment, modification or waiver would either (A) reasonably likely have a Material Adverse Effect, (B) except with respect to the Term Loan Facility and any Permitted Refinancing thereof, be materially adverse to the interests of the Credit Parties (it being understood that, with respect to clause (ii), any amendment, modification or waiver which directly or indirectly increase the obligation of Holdings, the Lead Borrower or any of its Affiliates to make any payments thereunder shall be deemed materially adverse to the interests of the Credit Parties) or (C) with respect to clause (iii) only, (1) shorten the maturity date of any Material Indebtedness to a date which is prior to ninety-one (91) days after the then Latest Maturity Date, (2) except as provided in clause (1), shorten the date scheduled for any principal payment or increase the amount of any required principal payment, the result of which would be to require principal payments on account thereof in excess of the amounts previously required over the twenty-four (24) months following such amendment, modification or waiver, (3) grant any collateral security therefor on the ABL Priority Collateral, except to the extent that such collateral security constitutes a Permitted Encumbrance and is granted subject to an intercreditor agreement on terms substantially similar to those contained in the Intercreditor Agreement, (4) without duplication of any collateral security granted under clause (3) above, grant any other collateral therefor except to the extent such grant of security constitutes a Permitted Encumbrance, the Collateral Agent also has or obtains a Lien on such assets, and provided that to the extent that such collateral security consists of assets that would constitute Term Priority Collateral, such collateral security is granted subject to an intercreditor agreement on terms substantially similar to those contained in the Intercreditor Agreement, or (5) modify the subordination provisions thereof.

(b) The Lead Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, designate any Indebtedness (or related interest obligations) as “Designated Senior Debt” or any similar term (as defined in any documents or agreements evidencing the Junior Financing), in each case, except for the Obligations, the Term Loan Facility (and related obligations), the Senior Notes and any Permitted Refinancings thereof.

SECTION 6.14 Designated Account.

After the occurrence and during the continuance of a Cash Dominion Event, the Lead Borrower shall not, nor shall it permit any Restricted Subsidiary to, utilize the funds on deposit in the Designated Account for any purposes other than the payment of operating expenses incurred by the Loan Parties in the ordinary course of business (including payments of interest when due on account of the Senior Notes and the Term Loan Facility and any Permitted Refinancing thereof).

SECTION 6.15 Minimum Consolidated Fixed Charge Coverage Ratio.

[~~Upon~~]So long as no amount of the ABL Term Loan remains outstanding, upon the occurrence and during the continuation of a FCCR Trigger Event (including, for the avoidance of doubt, on any FCCR Initial Test Date), the Lead Borrower shall not permit the Consolidated Fixed Charge Coverage Ratio to be less than 1.00 to 1.00 as of the last day of the applicable FCCR Test Period.

SECTION 6.16 Availability Covenants.

(a) Minimum Combined Availability. So long as any amount of the ABL Term Loan remains outstanding, the Lead Borrower and its Restricted Subsidiaries shall maintain, at all times, Combined Availability in excess of the greater of (a) $17,500,000 and (b) ten percent (10%) of the ABL Term Borrowing Base.

(b) Minimum Availability. So long as any amount of the ABL Term Loan remains outstanding, the Lead Borrower and its Restricted Subsidiaries shall maintain, at all times, Availability in excess of the greater of (a) $17,500,000 and (b) ten percent (10%) of the lesser of (i) the FILO Borrowing Base (or if the FILO Commitments have been terminated and all FILO Loans repaid, the Tranche A Borrowing Base) and (ii) the Revolving Credit Ceiling.

ARTICLE VII

Events of Default

SECTION 7.01 Events of Default.

The occurrence of any of the following events shall constitute an “Event of Default” hereunder:

(a) Non-Payment. Any Borrower or any other Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan (including Swingline Loans), or any reimbursement obligation in respect of any Letter of Credit Disbursement, or (ii) within five (5) Business Days after the same becomes due, any interest on any Loan (including Swingline Loans) or any other amount payable hereunder or with respect to any other Loan Document; or

(b) Specific Covenants. Any Loan Party shall fail to observe or perform when due any covenant, condition or agreement contained in (i) any Section of Article VI, or (ii) SECTION 5.01(e) (after a two (2) Business Day grace period), (iii) SECTION 2.16([~~a)(i)(B~~]e), (iv) SECTION 2.18 (provided that for SECTION 2.18(f), after a five (5) Business Day grace period), or (v) any of SECTION 5.01(a), SECTION 5.01(b), SECTION 5.01(c), SECTION 5.02(b), SECTION 5.03(a), SECTION 5.07 (but only with respect to casualty, loss and extended coverage policies maintained with respect to any Collateral), SECTION 5.10(b), SECTION 5.17 (provided that if (A) any such Default described in this clause (v) is of a type that can be cured within five (5) Business Days and (B) such Default could not materially adversely impact the Lenders’ Liens on the Collateral, such default shall not constitute an Event of Default for five (5) Business Days after the occurrence of such Default so long as the Loan Parties are diligently pursuing the cure of such Default); or

(c) Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in SECTION 7.01(a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty (30) days after notice thereof by the Administrative Agent to the Lead Borrower; or

(d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Lead Borrower or any other Loan Party herein, in any other Loan Document, or in any document required to be delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or

(e) Cross-Default. Any Loan Party or any Restricted Subsidiary (A) fails to make any payment beyond the applicable grace period with respect thereto, if any (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Material Indebtedness (other than the Obligations), or (B) fails to observe or perform any other agreement or condition relating to any such Material Indebtedness beyond the applicable grace period with respect thereto, or any other event occurs (other than, with respect to Indebtedness consisting of Swap Contracts, termination events or equivalent events pursuant to the terms of such Swap Contracts), the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) after the expiration of the applicable grace period with respect thereto, to cause, with the giving of notice if required, such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Material Indebtedness to be made, prior to its stated maturity; provided that this clause (e)(B) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness, and further provided that the occurrence of any event of default under the Term Loan Agreement by virtue of the breach of any financial maintenance covenant contained in [~~Section~~]SECTION 7.11 of the Term Loan Agreement (or any other financial maintenance covenant from time to time in effect under the Term Loan Agreement and not contained in this Agreement) shall not constitute an Event of Default until the earliest of (x) sixty (60) days after the date of such breach (during which period such breach is not waived by the lenders under the Term Loan Agreement or such breach is not cured pursuant to Section 8.05 of the Term Loan Agreement), or (y) the acceleration of the obligations under the Term Loan Agreement, or (z) the commencement of the Exercise of Any Secured Creditor Remedies (as defined in the Intercreditor Agreement as in effect on the Closing Date) by the Term Loan Agent and/or the Term Loan Lenders under the Term Loan Agreement as a result of such breach; or

(f) Insolvency Proceedings, Etc. Any Loan Party or any of the Lead Borrower’s Restricted Subsidiaries institutes or consents to the institution of any proceeding under the Bankruptcy Code or any other federal, state, provincial, or foreign bankruptcy, insolvency, receivership or similar law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, monitor, liquidator, rehabilitator, administrator, administrative receiver or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, monitor, liquidator, rehabilitator, administrator, administrative receiver or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty (60) calendar days; or any proceeding under the Bankruptcy Code or any other federal, state, provincial, or foreign bankruptcy, insolvency, receivership or similar law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) calendar days, or an order for relief is entered in any such proceeding; or

(g) Inability to Pay Debts; Attachment. (i) Any Loan Party or any Restricted Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of the Loan Parties, taken as a whole, and is not released, vacated or fully bonded within forty-five (45) days after its issue or levy; or

(h) Judgments. There is entered against any Loan Party or any Restricted Subsidiary a final judgment or order for the payment of money in an aggregate amount in excess of $25,000,000 (to the extent not covered by independent third-party insurance as to which the insurer has been notified of such judgment or order and has not denied coverage) and such judgment or order shall not have been satisfied, vacated, discharged or stayed or bonded pending an appeal for a period of forty-five (45) consecutive days; or

(i) ERISA. (a)(i) An ERISA Event occurs with respect to a Plan subject to ERISA or Multiemployer Plan subject to ERISA which, together with any other ERISA Events that have occurred, has resulted or could reasonably be expected to result in liability of any Loan Party under Title IV of ERISA in an aggregate amount in excess of $25,000,000, or (ii) any Loan Party or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $25,000,000; or (b) except as could not reasonably be expected to result in a Material Adverse Effect, (i) the appointment by the appropriate Governmental Authority of a trustee for any Plan or (ii) if any Plan shall be terminated or any such trustee shall be requested or appointed; or

(j) Invalidity of Loan Documents. (i) Any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder (including as a result of a transaction permitted under SECTION 6.04 or SECTION 6.05) or as a result of acts or omissions by any Agent or any Lender or the satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party contests in writing (or supports any other Person in contesting) the validity or enforceability of any provision of any Loan Document; or any Loan Party denies in writing that it has any or further liability or obligation under any Loan Document (other than as a result of repayment in full of the Obligations and termination of the Commitments), or purports in writing to revoke or rescind any Loan Document; or (ii) any challenge by or on behalf of any Loan Party, receiver, trustee, custodian, conservator, monitor, liquidator, rehabilitator, administrator, administrative receiver or similar officer for any Loan Party or for all or any material part of its property to the validity of any Loan Document or the applicability or enforceability of any Loan Document strictly in accordance with the subject Loan Document’s terms or which seeks to void, avoid, limit, or otherwise adversely affect any security interest created by or in any Loan Document or any payment made pursuant thereto; or

(k) Change in Control. There occurs any Change in Control; or

(l) Security Documents. (i) Any Security Document shall for any reason (other than pursuant to the terms thereof including as a result of a transaction permitted under SECTION 6.04 or SECTION 6.05) cease to create a valid and perfected or recorded Lien, with the priority required by the Security Documents, (or other security purported to be created on the applicable Collateral) on, security interest in, and hypothecs of any material portion of the Collateral purported to be covered thereby, subject to Permitted Encumbrances, except to the extent that any such loss of perfection or priority results from the failure of the Administrative Agent or the Collateral Agent to maintain possession of certificates actually delivered to it representing securities pledged under the Security Documents or to file Uniform Commercial Code continuation statements and except as to Collateral consisting of real property to the extent that such losses are covered by a lender’s title insurance policy and such insurer has not denied coverage, or (ii) any of the Capital Stock of the Lead Borrower ceasing to be pledged pursuant to the Security Agreement free of Liens other than Liens created by the Security Agreement (other than Liens to secure the Term Loan Facility or Liens securing any Permitted Refinancing thereof) or any nonconsensual Liens arising solely by operation of Law;

(m) Junior Financing. (i) Any of the Obligations of the Loan Parties under the Loan Documents for any reason shall cease to be “Senior Indebtedness” (or any comparable term) or “Senior Secured Financing” (or any comparable term) under any Junior Financing, or (ii) the subordination provisions set forth in any Junior Financing shall, in whole or in part, cease to be effective or cease to be legally valid, binding and enforceable against the holders of any Junior Financing;

(n) Termination of Business. Except as permitted under SECTION 6.05, the determination of the Loan Parties, whether by vote of the Loan Parties’ board of directors or otherwise to: suspend the operation of the Loan Parties’ business in the ordinary course, liquidate all or substantially all of the Loan Parties’ assets or Store locations, or employ an agent or other third party to conduct any so-called store closing, store liquidation or “Going-Out-Of-Business” sales for all or substantially all of the Loan Parties’ Stores;

(o) Termination of Guaranty. The termination of the Facility Guaranty or any other guaranty of the Obligations (except for any release or termination permitted hereunder); or

(p) Indictment. The indictment of any Loan Party under any Applicable Law where the crime alleged would constitute a felony under Applicable Law and such indictment remains unquashed or such legal process remains undismissed for a period of ninety (90) days or more, unless either (i) the Administrative Agent, in its reasonable discretion, determines that the indictment is not material or (ii) such indictment relates to the Lead Borrower’s stock option practices.

SECTION 7.02 Remedies Upon Event of Default.

(a) If any Event of Default occurs and is continuing, the Administrative Agent may and, at the request of the Required Lenders or the Required Revolving Lenders, shall take any or all of the following actions:

(a) declare the Commitment of each Revolving Credit Lender to make Revolving Credit Loans (including Swingline Loans) and any obligation of the Issuing Banks to issue Letters of Credit to be terminated, whereupon such Commitments and obligation shall be terminated;

(b) declare the unpaid principal amount of all outstanding Loans (including Swingline Loans), all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers;

(c) require that the Borrowers cash collateralize the amount of the Letter of Credit Outstandings (in an amount equal to 103% of the then Stated Amount of outstanding Letters of Credit plus 103% of the then unreimbursed amounts due to the Issuing Banks); and

(d) exercise on behalf of itself and the Secured Parties all rights and remedies available to it and the Secured Parties under the Loan Documents or Applicable Law;

provided that upon the occurrence of an actual or deemed entry of an order for relief with respect to the any Loan Party under the Bankruptcy Code, the obligation of each Lender to make Revolving Credit Loans (including Swingline Loans) and any obligation of the Issuing Banks to issue Letters of Credit shall automatically terminate, the unpaid principal amount of all outstanding Loans (including Swingline Loans) and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrowers to cash collateralize the amount of Letter of Credit Outstandings as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

(b) If at any time while the ABL Term Loan is outstanding any ABL Term Loan Event of Default occurs and is continuing (unless the ABL Term Loan Agent has waived such ABL Term Loan Event of Default) and the ABL Term Loan Standstill Period has expired, the Administrative Agent, at the written request of the ABL Term Loan Agent, shall, within a reasonable time after receipt of such request (but in any event within two (2) Business Days with respect to clause (i) below, only) take any or all of the following actions:

(i) declare the unpaid principal amount of the outstanding ABL Term Loan, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document with respect to the ABL Term Loan to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Loan Parties; or

(ii) whether or not the maturity of the ABL Term Loan shall have been accelerated pursuant hereto, proceed to protect, enforce and exercise the rights and remedies under this Agreement, any of the other Loan Documents or Applicable Law on behalf of the ABL Term Loan Agent and the ABL Term Lenders, all in such manner as the Administrative Agent may determine in its reasonable discretion; provided, however, that the ABL Term Loan Agent will not request or direct the Administrative Agent to commence or continue the exercise of any secured creditor remedies or direct or request the Administrative Agent to seek or continue any rights and remedies under this Agreement, any of the other Loan Documents or Applicable Law on behalf of the ABL Term Loan Agent and the ABL Term Lenders so long as the Administrative Agent is diligently pursuing in good faith the exercise of its rights and remedies against all or a material portion of the Collateral, including through actions taken by the Loan Parties with the consent of the Administrative Agent. For the avoidance of doubt, the Administrative Agent shall have no liability for a failure to follow any such request or direction.

SECTION 7.03 Exclusion of Immaterial Subsidiaries.

Solely for the purpose of determining whether a Default or Event of Default has occurred under clause (f) or (g) of SECTION 7.01, any reference in any such clause to any Restricted Subsidiary or Loan Party shall be deemed not to include any Immaterial Subsidiary affected by any event or circumstances referred to in any such clause (it being agreed that all Immaterial Subsidiaries affected by any event or circumstance referred to in any such clause shall be considered together, as a single consolidated Restricted Subsidiary, for purposes of determining whether they constitute Immaterial Subsidiaries).

SECTION 7.04 Application of Proceeds.

After (i) the occurrence and during the continuance of any Cash Dominion Event, (ii) the occurrence and during the continuance of any Event of Default (that does not otherwise constitute a Cash Dominion Event), at the election of the Administrative Agent or at the direction of the Required Lenders or the Required Revolving Lenders or (iii) the exercise of remedies provided for in [~~Section~~]SECTION 7.02 (or after the Loans have automatically become immediately due and payable and the Letter of Credit Outstandings have automatically been required to be cash collateralized as set forth in the proviso to [~~Section~~]SECTION 7.02), all proceeds of the Collateral received by the Administrative Agent or any other Secured Party and all proceeds realized from the Loan Parties on account of the Collateral shall be applied in the following order:

(a) FIRST, ratably to pay the Obligations in respect of any Credit Party Expenses, indemnities and other amounts (including expenses, indemnities and other amounts accrued after the commencement of any proceeding under any Debtor Relief Laws, whether or not allowed in such proceeding under any Debtor Relief Laws) then due to the Administrative Agent[ ~~and~~], the Collateral Agent and the ABL Term Loan Agent until paid in full;

(b) SECOND, ratably to pay the Obligations in respect of any Credit Party Expenses and indemnities (including expenses and indemnities accrued after the commencement of any proceeding under any Debtor Relief Laws, whether or not allowed in such proceeding under any Debtor Relief Laws) to the Revolving Credit Lenders, and to pay any fees (including fees accrued after the commencement of any proceeding under any Debtor Relief Laws, whether or not allowed in such proceeding under any Debtor Relief Laws) then due to the Revolving Credit Lenders (other than any fees owed to FILO Lenders)[] until paid in full;

(c) THIRD, ratably to pay interest (including default interest and specifically including interest accrued after the commencement of any proceeding under any Debtor Relief Laws, whether or not allowed in such proceeding under any Debtor Relief Laws) accrued in respect of the Obligations (other than the FILO Loans or the ABL Term Loans) until paid in full;

(d) FOURTH, to pay principal due in respect of the Swingline Loans until paid in full;

(e) FIFTH, ratably to pay principal due in respect of the Revolving Credit Loans (other than FILO Loans) until paid in full;

(f) SIXTH, to the Administrative Agent, to be held by the Administrative Agent, for the ratable benefit of the Issuing Banks and the Tranche A Lenders as cash collateral in an amount up to 103% of the then Stated Amount of Letters of Credit (other than those in which the FILO Lenders participate) until paid in full;

(g) SEVENTH, ratably to pay any fees (including fees accrued after the commencement of any proceeding under any Debtor Relief Laws, whether or not allowed in such proceeding under any Debtor Relief Laws) then due to the FILO Lenders until paid in full;

(h) EIGHTH, ratably to pay interest (including default interest and specifically including interest accrued after the commencement of any proceeding under any Debtor Relief Laws, whether or not allowed in such proceeding under any Debtor Relief Laws) accrued in respect of the FILO Loans until paid in full;

(i) NINTH, ratably to pay principal due in respect of FILO Loans until paid in full;

(j) TENTH, to the Administrative Agent, to be held by the Administrative Agent, for the ratable benefit of the Issuing Banks and the FILO Lenders, as cash collateral in an amount up to 103% of the then Stated Amount of Letters of Credit in which the FILO Lenders participate until paid in full;

(k) ELEVENTH, ratably to pay [~~any other outstanding~~]that portion of the Obligations [~~(including any Cash Management Services, Bank Products and other outstanding Other Liabilities) then due to the Revolving Secured Parties~~]arising from (i) Cash Management Services under sections (a), (b) or (e) of such definition, in proportion to the respective amounts held by them, (ii) Cash Management Services under sections (c), (d) and (f) of such definition for which a Cash Management Reserve has been implemented and is in effect, in proportion to the respective amounts held by them and (iii) Bank Products for a which a Bank Products Reserve has been implemented and is in effect, in proportion to the respective amounts held by them;

(l) TWELFTH, ratably to pay any Credit Party Expenses and indemnities to the ABL Term Lenders[~~,~~] and to pay any fees then due to the ABL Term Lenders until paid in full;

(m) THIRTEENTH, ratably to pay outstanding interest accrued in respect of the ABL Term Loans until paid in full;

(n) FOURTEENTH, ratably to pay outstanding principal due in respect of the ABL Term Loans until paid in full;

(o) FIFTEENTH, ratably to pay any other outstanding [~~ABL Term Obligations then due to the ABL Term~~]Obligations (including any Bank Products for which no Bank Product Reserves were taken and Cash Management Services under sections (c), (d) and (f) for which no Cash Management Reserves were taken and other outstanding Other Liabilities) then due to the Revolving Secured Parties until paid in full;[ ~~and~~]

(p) SIXTEENTH, ratably to pay any other outstanding ABL Term Obligations then due to the ABL Term Secured Parties until paid in full;

(q) SEVENTEENTH, to the Lead Borrower or such other Person entitled thereto under Applicable Law.

Excluded Swap Obligations with respect to any Loan Party shall not be paid with proceeds received from such Loan Party or its assets, but appropriate adjustments shall be made with respect to proceeds received from other Loan Parties to preserve the allocations to the Obligations owing to the Revolving Secured Parties otherwise set forth in this Section 7.04.

Whether or not it is held that the Revolving Obligations and the ABL Term Obligations together constitute only one secured claim (rather than separate classes of secured claims), the parties hereto agree that in any proceeding under any Debtor Relief Laws of any Loan Party, all payments and distributions shall applied as if the Revolving Obligations and the ABL Term Obligations were separate classes of secured claims against the Loan Parties in respect of the Collateral with the effect that the holders of the Revolving Obligations shall be entitled to receive payment in full of all amounts owing to them (whether or not allowed in such proceeding under any Debtor Relief Laws, and including in respect of post-petition interest and expenses) that would be owing to them as if the holders of the Revolving Obligations were so classified as a separate claim and secured by a separate Lien, with the holders of the ABL Term Obligations hereby acknowledging and agreeing to turn over to the holders of the Revolving Obligations payments or proceeds of Collateral otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence. In the event that, notwithstanding the foregoing provisions of this Section 7.04, payments or proceeds of Collateral shall be received by any Lender in violation of the priorities set forth herein, such payments or proceeds of Collateral shall be held in trust for the benefit of and shall be paid over to or delivered to the Administrative Agent upon the Administrative Agent’s or the Required Revolving Lenders’ written demand.

SECTION 7.05 Lead Borrower’s Right to Cure.

(a) Notwithstanding anything to the contrary contained in SECTION 7.01 or SECTION 7.02, in the event of any Event of Default under the covenant set forth in SECTION 6.15 and until the expiration of the tenth (10th) day after the date on which financial statements are required to be delivered with respect to the applicable Fiscal Quarter hereunder, any Permitted Holder may directly or indirectly make a Specified Equity Contribution to the Lead Borrower, and the Lead Borrower shall apply the amount of the net cash proceeds thereof to increase Consolidated EBITDA with respect to such applicable Fiscal Quarter to the extent provided in this SECTION 7.05; provided that such net cash proceeds (i) are actually received by the Lead Borrower as cash common equity (including through capital contribution of such net cash proceeds to the Lead Borrower) no later than ten (10) days after the date on which financial statements are required to be delivered with respect to such Fiscal Quarter hereunder (ii) are Not Otherwise Applied and (iii) are identified in a certificate of a Responsible Officer of the Lead Borrower delivered to the Administrative Agent as a Specified Equity Contribution. The parties hereby acknowledge that this SECTION 7.05(a) may not be relied on for purposes of calculating any financial ratios other than as applicable to SECTION 6.15 and shall not result in any adjustment to any amounts other than the amount of the Consolidated EBITDA referred to in the immediately preceding sentence, provided no such increase will be applied in the calculation of the Other Inventory Advance Rate.

(b) (i) In each period of four consecutive [~~fiscal quarters~~]Fiscal Quarters, there shall be at least two [~~fiscal quarters~~]Fiscal Quarters in which no Specified Equity Contribution is made, (ii) no more than five Specified Equity Contributions will be made in the aggregate during the term of this Agreement, (iii) the amount of any Specified Equity Contribution shall be no more than the amount required to cause the Lead Borrower to be in Pro Forma Compliance with SECTION 6.15 for any applicable period, (iv) all Specified Equity Contributions shall be disregarded for the purposes of determining pricing, financial ratio-based conditioning or any baskets with respect to the covenants contained in this Agreement, (v) there shall not have been a breach of any covenant under this Agreement by reason of having no longer included such Specified Equity Contribution in any basket during the relevant period and (vi) there shall be no pro forma reduction in Indebtedness with the proceeds of any Specified Equity Contribution for determining compliance with SECTION 6.15.

SECTION 7.06 DIP Financing; Proceedings under Debtor Relief Laws.

(a) Notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, if any Loan Party shall be subject to any proceeding with respect to Debtor Relief Laws,

(i) If the Administrative Agent or any other Credit Party (other than the ABL Term Loan Agent or the ABL Term Lenders) shall seek to provide any Loan Party with, or consent to a third party providing, any DIP Financing, with such DIP Financing to be secured by all or any portion of the Collateral (including assets that, but for the application of Section 552 of the Bankruptcy Code or other Applicable Law would be Collateral), then each of the ABL Term Loan Agent and the ABL Term Lenders agrees that it will raise no objection and will not support any objection to such DIP Financing or to the Liens securing the same (or securing any claim for diminution in value in connection therewith) on any grounds, so long as (i) the Administrative Agent retains its Lien on the Collateral to secure the Obligations with respect to the ABL Term Loan, subordinate to the DIP Financing which satisfies the terms and conditions of this SECTION 7.06 (or any Lien securing any claim for diminution in value in connection therewith) but otherwise with the same priority as existed immediately prior to the commencement of such proceeding with respect to Debtor Relief Laws, and (ii) the aggregate principal amount of loans and letter of credit accommodations outstanding under any such DIP Financing, together with the aggregate outstanding principal amount of loans (other than the ABL Term Loans under this Agreement) and outstanding amount of letters of credit made, issued or incurred pursuant to this Agreement and the other Loan Documents (giving effect to any repayments), does not exceed the Maximum Revolving Insolvency Amount, (iii) such agreement contains a minimum Combined Availability covenant and Minimum Availability covenant, in each case, no less restrictive than contained in this Agreement, (iv) the agent under such DIP Financing shall implement, and maintain, at all times, a reserve against all borrowing bases in the amount of the Carve Out, and (v) to the extent any term or condition contained in such DIP Financing (x) corresponds to a term or condition contained in this Agreement the modification or waiver of which would, pursuant to SECTION 9.01, require the consent of the ABL Term Loan Agent and (y) would be less restrictive to the Loan Parties than the corresponding term or condition contained in this Agreement, such term or condition shall be approved by the ABL Term Loan Agent in its reasonable discretion (a DIP Financing complying with the provisions of this paragraph referred to herein as a “Conforming DIP”). For purposes of determining whether a DIP Financing is a Conforming DIP (in addition, for certainty, to any approval of the lenders or borrowers party to such DIP Financing): (i) the “Maximum Revolving Insolvency Amount” shall be calculated as it and all component terms are defined herein, mutatis mutandis with respect to the DIP Financing, and any changes thereto which would result in a greater amount available to be borrowed by the Borrowers shall be subject to the prior written consent of the ABL Term Loan Agent and (ii) such DIP Financing shall be subject to a minimum availability covenant not less restrictive than that contained in SECTION 6.16, and any changes to such minimum availability covenant which would result in a greater amount available to be borrowed by the Borrowers shall be subject to the prior written consent of the ABL Term Loan Agent. If the ABL Term Loan Agent consents to any change in any term or condition contained in this Agreement as hereinabove provided (including, without limitation, modifying the definition of “Maximum Revolving Insolvency Amount” in a manner that would result in a greater amount available to be borrowed by the Borrowers as hereinabove provided), then the ABL Term Loan Agent and each ABL Term Lender agrees that it will raise no objection, and will not support any objection, to such DIP Financing or to the Liens securing the same (or securing any claim for diminution in value in connection therewith).

(ii) The ABL Term Loan Agent and the ABL Term Lenders hereby agree that they shall not provide or offer to provide any DIP Financing to the Loan Parties or endorse (except as provided in clause (i) above) the provision of any DIP Financing to the Loan Parties in any proceeding with respect to Debtor Relief Laws pursuant to which Liens that are senior or pari passu in priority to the Liens securing the Obligations are granted on the Collateral.

(iii) All adequate protection granted to the Administrative Agent in any proceeding with respect to Debtor Relief Laws, including all Liens granted to the Administrative Agent in any proceeding with respect to Debtor Relief Laws as adequate protection, are intended to be for the benefit of all Credit Parties and shall be subject to the priorities set forth in SECTION 7.04, subject to any court order affecting the rights and interests of the parties hereto not in conflict with the terms hereof. Without limiting the foregoing, the ABL Term Loan Agent, on behalf of the ABL Term Lenders, shall have the right to seek adequate protection for the ABL Term Loans solely in the form of payment of interest at the non-Default Rate on the ABL Term Loans and reimbursement of reasonable expenses of the ABL Term Loan Agent; provided, however, that the Administrative Agent, on behalf of itself and the Revolving Secured Parties, may contest (or support any other Person contesting) any request by the ABL Term Loan Agent or any ABL Term Secured Party for such adequate protection from proceeds of Collateral unless each of the following conditions is satisfied: (w) such payments are approved by a final order of the United States Bankruptcy Court approving a DIP Financing consented to by the Administrative Agent, (x) the Revolving Credit Parties are also receiving adequate protection payments covering their interest, fees and expenses, (y) the amount of all such payments is added to the Maximum Revolving Insolvency Amount, and (z) the ABL Term Loan Agent and ABL Term Secured Parties agree to pay over an amount not to exceed the payments so received if the Revolving Obligations are not paid in full in such proceeding with respect to Debtor Relief Laws.

(b) Each ABL Term Secured Party agrees not to (i) seek (or support any other Person seeking) relief from the automatic stay or any other stay in any proceeding with respect to Debtor Relief Laws in respect of any Loan Party, without the prior written consent of the Administrative Agent, or (ii) oppose any request by the Administrative Agent or any Revolving Secured Party for relief from the automatic stay or any other stay in any proceeding with respect to Debtor Relief Laws in respect of any Loan Party.

ARTICLE VIII

The Administrative Agent

SECTION 8.01 Appointment of Administrative Agent.

Each Credit Party hereby irrevocably designates Bank of America as Administrative Agent under this Agreement and the other Loan Documents. The general administration of the Loan Documents shall be by the Administrative Agent. The Credit Parties each hereby (a) irrevocably authorizes the Administrative Agent (i) to enter into the Loan Documents to which it is a party, and (ii) at its discretion, to take or refrain from taking such actions as agent on its behalf and to exercise or refrain from exercising such powers under the Loan Documents as are delegated by the terms hereof or thereof, as appropriate, together with all powers reasonably incidental thereto, and (b) agrees and consents to all of the provisions of the Security Documents. The Administrative Agent shall have no duties or responsibilities except as set forth in this Agreement and the other Loan Documents, nor shall it have any fiduciary relationship with any other Credit Party, and no implied covenants, responsibilities, duties, obligations, or liabilities shall be read into the Loan Documents or otherwise exist against the Administrative Agent.

SECTION 8.02 Appointment of Collateral Agent.

Each Secured Party hereby irrevocably designates Bank of America as Collateral Agent under this Agreement and the other Loan Documents. Each Secured Party hereby (i) irrevocably authorizes the Collateral Agent (x) to enter into the Loan Documents to which it is a party, and (y) at its discretion, to take or refrain from taking such actions as agent on its behalf and to exercise or refrain from exercising such powers under the Loan Documents as are delegated by the terms hereof or thereof, as appropriate, together with all powers reasonably incidental thereto, and (ii) agrees and consents to all of the provisions of the Security Documents. All Collateral shall be held or administered by the Collateral Agent (or its duly-appointed agent) for its own benefit and for the ratable benefit of the other Credit Parties. Any proceeds received by the Collateral Agent from the foreclosure, sale, lease or other disposition of any of the Collateral and any other proceeds received pursuant to the terms of the Security Documents or the other Loan Documents shall be paid over to the Administrative Agent for application as provided in SECTION 7.04 (if applicable) and, otherwise, in accordance with this Agreement and the other Loan Documents. The Collateral Agent shall have no duties or responsibilities except as set forth in this Agreement and the other Loan Documents, nor shall it have any fiduciary relationship with any other Secured Party, and no implied covenants, responsibilities, duties, obligations, or liabilities shall be read into the Loan Documents or otherwise exist against the Collateral Agent.

SECTION 8.03 [~~Reserved.~~]Administrative Agent May File Proofs of Claim.

In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or Letter of Credit shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrowers) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, Letters of Credit and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Banks and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Issuing Banks and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the Issuing Banks and the Administrative Agent under SECTIONS 2.19, 9.04, and 9.05) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and each Issuing Bank to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Issuing Banks, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under SECTIONS 2.19, 9.04, and 9.05.

SECTION 8.04 Sharing of Excess Payments.

If at any time or times any Secured Party shall receive (i) by payment, foreclosure, setoff, banker’s lien, counterclaim, or otherwise, or any payments with respect to the Obligations owing to such Secured Party arising under, or relating to, this Agreement or the other Loan Documents, or (ii) payments from the Administrative Agent in excess of such Secured Party’s ratable portion of all such distributions by the Administrative Agent, such Secured Party shall promptly (1) turn the same over to the Administrative Agent, in kind, and with such endorsements as may be required to negotiate the same to the Administrative Agent, or in same day funds, as applicable, for the account of all of the Secured Parties and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (2) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Secured Parties so that such excess payment received shall be applied ratably as among the Secured Parties in accordance with the provisions of SECTION 2.17 or SECTION 7.04, as applicable; provided, however, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment. In no event shall the provisions of this paragraph be construed to apply to any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in Swingline Loans or in drawings under Letters of Credit to any Eligible Assignee or participant, other than to the Borrowers (as to which the provisions of this paragraph shall apply).

SECTION 8.05 Agreement of Applicable Lenders.

Upon any occasion requiring or permitting an approval, consent, waiver, election or other action on the part of the Applicable Lenders, action shall be taken by each Agent for and on behalf or for the benefit of all Credit Parties upon the direction of the Applicable Lenders, and any such action shall be binding on all Credit Parties. No amendment, modification, consent, or waiver shall be effective except in accordance with the provisions of SECTION 9.01.

SECTION 8.06 Liability of Agents.

(a) The Agents, when acting on behalf of the Credit Parties, may execute any of their respective duties under this Agreement or any of the other Loan Documents by or through any of their respective officers, agents and employees, and none of the Agents nor any of their respective directors, officers, agents or employees shall be liable to any other Secured Party for any action taken or omitted to be taken in good faith, or be responsible to any other Secured Party for the consequences of any oversight or error of judgment, or for any loss, except to the extent of any liability imposed by law by reason of such Agent’s own gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision). None of the Agents nor any of their respective directors, officers, agents and employees shall in any event be liable to any other Secured Party for any action taken or omitted to be taken by it pursuant to instructions received by it from the Applicable Lenders, or in reliance upon the advice of counsel selected by it. Without limiting the foregoing none of the Agents, nor any of their respective directors, officers, employees, or agents shall be: (i) responsible to any other Secured Party for the due execution, validity, genuineness, effectiveness, sufficiency, or enforceability of, or for any recital, statement, warranty or representation in, this Agreement, any other Loan Document or any related agreement, document or order; (ii) required to ascertain or to make any inquiry concerning the performance or observance by any Loan Party of any of the terms, conditions, covenants, or agreements of this Agreement or any of the Loan Documents; (iii) responsible to any other Secured Party for the state or condition of any properties of the Loan Parties or any other obligor hereunder constituting Collateral for the Obligations or any information contained in the books or records of the Loan Parties; (iv) responsible to any other Secured Party for the validity, enforceability, [~~collectibility~~]collectability, effectiveness or genuineness of this Agreement or any other Loan Document or any other certificate, document or instrument furnished in connection therewith; or (v) responsible to any other Secured Party for the validity, priority or perfection of any Lien securing or purporting to secure the Obligations or for the value or sufficiency of any of the Collateral.

(b) The Agents may execute any of their duties under this Agreement or any other Loan Document by or through their agents or attorneys-in-fact, and shall be entitled to the advice of counsel concerning all matters pertaining to its rights and duties hereunder or under the other Loan Documents. The Agents shall not be responsible for the negligence or misconduct of any agent or attorneys-in-fact selected by them with reasonable care.

(c) None of the Agents nor any of their respective directors, officers, employees, or agents shall have any responsibility to any Loan Party on account of the failure or delay in performance or breach by any other Secured Party (other than by each such Agent in its capacity as a Lender) of any of its respective obligations under this Agreement or any of the other Loan Documents or in connection herewith or therewith.

(d) The Agents shall be entitled to rely, and shall be fully protected in relying, upon any notice, consent, certificate, affidavit, or other document or writing believed by them to be genuine and correct and to have been signed, sent or made by the proper person or persons, and upon the advice and statements of legal counsel (including, without, limitation, counsel to the Loan Parties), independent accountants and other experts selected by any Loan Party or any Secured Party. The Agents shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless they shall first receive such advice or concurrence of the Applicable Lenders as they deem appropriate or they shall first be indemnified to their satisfaction by the other Secured Parties against any and all liability and expense which may be incurred by them by reason of the taking or failing to take any such action.

SECTION 8.07 Notice of Default.

No Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless such Agent has actual knowledge of the same or has received notice from a Secured Party or Loan Party referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that an Agent obtains such actual knowledge or receives such a notice, such Agent shall give prompt notice thereof to each of the other Secured Parties. Upon the occurrence of an Event of Default, the Agents shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders. Unless and until the Agents shall have received such direction, the Agents may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to any such Default or Event of Default as they shall deem advisable in the best interest of the Secured Parties. In no event shall the Agents be required to comply with any such directions to the extent that the Agents believe that their compliance with such directions would be unlawful.

SECTION 8.08 Credit Decisions.

Each Secured Party (other than the Agents) acknowledges that it has, independently and without reliance upon the Agents or any other Secured Party, and based on the financial statements prepared by the Loan Parties and such other documents and information as it has deemed appropriate, made its own credit analysis and investigation into the business, assets, operations, property, and financial and other condition of the Loan Parties and has made its own decision to enter into this Agreement and the other Loan Documents. Each Credit Party (other than the Agents) also acknowledges that it will, independently and without reliance upon the Agents or any other Secured Party, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in determining whether or not conditions precedent to closing any Revolving Credit Loan hereunder have been satisfied and in taking or not taking any action under this Agreement and the other Loan Documents.

SECTION 8.09 Reimbursement and Indemnification.

(a) Each Secured Party (other than the Administrative Agent and the Collateral Agent) agrees to (i) reimburse the Administrative Agent and the Collateral Agent for such Secured Party’s Pro Rata Percentage (or, in the case of any Lender that has assigned its Commitments pursuant to SECTION 9.07 hereof, where the applicable assignee has not ratably assumed such Lender’s obligations under this SECTION 8.09(a) with respect to acts or omissions that occurred prior to such assignment, such assigning Lender’s Pro Rata Percentage prior to such assignment) of (x) any expenses and fees incurred by such Agent for the benefit of Secured Parties under this Agreement and any of the other Loan Documents, including, without limitation, counsel fees and compensation of agents and employees paid for services rendered on behalf of the Secured Parties, and any other expense incurred in connection with the operation or enforcement thereof not reimbursed by the Loan Parties, and (y) any expenses of such Agent incurred for the benefit of the Secured Parties that the Loan Parties have agreed to reimburse pursuant to this Agreement or any other Loan Document and have failed to so reimburse, and (ii) indemnify and hold harmless such Agent and any of its directors, officers, employees, or agents, on demand, in the amount of such Secured Party’s Pro Rata Percentage (or, in the case of any Lender that has assigned its Commitments pursuant to SECTION 9.07 hereof, where the applicable assignee has not ratably assumed such Lender’s obligations under this SECTION 8.09(a) with respect to acts or omissions that occurred prior to such assignment, such assigning Lender’s Pro Rata Percentage prior to such assignment), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against such Agent or any Secured Party in any way relating to or arising out of this Agreement or any of the other Loan Documents or any action taken or omitted by it or any of them under this Agreement or any of the other Loan Documents, to the extent not reimbursed by the Loan Parties, including, without limitation, costs of any suit initiated either by such Agent against any Secured Party or against such Agent or Secured Party (except such as shall have been determined by a court of competent jurisdiction or another independent tribunal having jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Agent); provided, however, that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Secured Party in its capacity as such.

(b) The provisions of this SECTION 8.09 shall survive the repayment or assignment of the Obligations and the termination of the Commitments and, in the case of any Lender that has assigned its Commitments and/or Loans pursuant to SECTION 9.07 hereof where the applicable assignee has not ratably assumed such Lender’s obligations under this SECTION 8.09 with respect to acts or omissions that occurred prior to such assignment, with respect to events which have occurred prior to any such assignment.

SECTION 8.10 Rights of Agents.

It is understood and agreed that the Agents shall have the same rights and powers hereunder (including the right to give such instructions) as the other Lenders and may exercise such rights and powers, as well as their rights and powers under other agreements and instruments to which they are or may be party, and engage in other transactions with the Loan Parties, as though they were not the Agents. Each Agent and their respective Affiliates may accept deposits from, lend money to, and generally engage in any kind of commercial or investment banking, trust, advisory or other business with the Loan Parties and their Affiliates as if it were not an Agent thereunder.

SECTION 8.11 Notice of Transfer.

The Administrative Agent may deem and treat a Lender party to this Agreement as the owner of such Lender’s portion of the Obligations for all purposes, unless and until, and except to the extent, an Assignment and Acceptance shall have become effective as set forth in SECTION 9.07.

SECTION 8.12 Successor Agents.

Any Agent may resign at any time by giving thirty (30) Business Days’ written notice thereof to the other Secured Parties and the Lead Borrower. Upon any such resignation of an Agent, the Required Lenders shall have the right to appoint a successor Agent, which, so long as there is no Specified Default, shall be reasonably satisfactory to the Lead Borrower (whose consent in any event shall not be unreasonably withheld or delayed) provided further that neither the Sponsor nor any of its Affiliates may be appointed an Agent. If no successor Agent shall have been so appointed by the Required Lenders, and/or none shall have accepted such appointment within thirty (30) days after the retiring Agent’s giving of notice of resignation, the retiring Agent may, on behalf of the other Secured Parties, appoint a successor Agent which shall be a commercial bank (or affiliate thereof) organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of a least $1,000,000,000, or capable of complying with all of the duties of such Agent hereunder (in the opinion of the retiring Agent and as certified to the other Secured Parties in writing by such successor Agent) which, so long as there is no Specified Default, shall be reasonably satisfactory to the Lead Borrower (whose consent shall not in any event be unreasonably withheld or delayed) provided that neither the Sponsor nor any of its Affiliates may be appointed an Agent. Upon the acceptance of any appointment as Agent by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent’s resignation hereunder as such Agent, the provisions of this Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it (i) while it was such Agent under this Agreement and (ii) after such resignation for so long as it continues to act in any capacity hereunder or under the other Loan Documents, including (a) holding any collateral security on behalf of any of the Lenders and (b) in respect of any actions taken in connection with transferring the agency or Collateral to a successor Administrative Agent or Collateral Agent.

SECTION 8.13 Relation Among the Lenders.

The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of any Agent) authorized to act for, any other Lender.

SECTION 8.14 Reports and Financial Statements.

By signing this Agreement, each Lender (and with respect to clause (a), each Secured Party):

(a) agrees to furnish the Administrative Agent at its written request, after the occurrence and during the continuance of a Cash Dominion Event (and thereafter at such frequency as the Administrative Agent may reasonably request in writing), with a summary of all Other Liabilities due or to become due to such Lender or its Affiliates;

(b) is deemed to have requested that the Agents furnish such Lender, promptly after they become available, copies of all financial statements required to be delivered by the Lead Borrower under SECTION 5.01(a) through and including SECTION 5.01(g), all commercial finance examinations and appraisals of the Collateral received by the Agents (collectively, the “Reports”), the certificates and other information delivered by the Lead Borrower under SECTION 5.02, and the notices delivered by the Lead Borrower under SECTION 5.03, and the Agents agree to furnish the same promptly to the Lenders (which Reports may be furnished in accordance with the final paragraph of SECTION 5.01);

(c) expressly agrees and acknowledges that no Agent makes any representation or warranty as to the accuracy of the Reports, and shall not be liable for any information contained in any Report;

(d) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that the Agents or any other party performing any audit or examination will inspect only specific information regarding the Loan Parties and will rely significantly upon the Loan Parties’ books and records, as well as on representations of the Loan Parties’ personnel;

(e) agrees to keep all Reports confidential and strictly for its internal use, and not to distribute except to its participants, or use any Report in any other manner; and

(f) without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold each Agent and any such other Lender preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any Credit Extensions that the indemnifying Lender has made or may make to the Borrowers, or the indemnifying Lender’s participation in Swingline Loans and Letters of Credit, or the indemnifying Lender’s purchase of, Revolving Credit Loans of the Borrowers; and (ii) to pay and protect, and indemnify, defend, and hold each Agent and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including attorney costs) incurred by the Agents and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender in violation of the terms hereof.

SECTION 8.15 Agency for Perfection.

Each Lender hereby appoints each other Lender as agent for the purpose of perfecting Liens for the benefit of the Agents and the Secured Parties, in assets which, in accordance with Article 9 of the UCC or any other Applicable Law of the United States of America can be perfected only by possession. Should any Secured Party (other than an Agent) obtain possession of any such Collateral, such Secured Party shall notify the Administrative Agent thereof, and, promptly upon the Administrative Agent’s request therefor shall deliver such Collateral to the Collateral Agent, or otherwise deal with such Collateral in accordance with the Collateral Agent’s instructions.

SECTION 8.16 Delinquent Lender.

(a) If for any reason any Lender (in each case, as determined by the Administrative Agent) (i) shall fail or refuse to abide by its obligations under this Agreement, including without limitation its obligation to make available to Administrative Agent its Commitment Percentage of any Revolving Credit Loans, expenses or setoff or purchase its Commitment Percentage of a participation interest in the Swingline Loans or Letter of Credit Outstandings and such failure is not cured within one (1) Business Day of receipt from the Administrative Agent of written notice thereof, (ii) shall fail, within three (3) Business Days after request by the Administrative Agent, to confirm that it will comply with the terms of this

Agreement relating to its Commitments, (iii) has notified the Lead Borrower or the Administrative Agent or any other Lender that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder or under other agreements in which it commits to extend credit[ ~~or~~], (iv) has, or has a direct or indirect parent that has, been deemed insolvent or become the subject of [~~a bankruptcy or insolvency proceeding or had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it~~]any proceeding under any Debtor Relief Law (or taken any action in furtherance of any such proceeding or appointment) or (v) become the subject of a Bail-In Action (each, a “Delinquent Lender”); provided that a Lender shall not be deemed a Delinquent Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority, then, in addition to the rights and remedies that may be available to the other Secured Parties, the Loan Parties or any other party at law or in equity, and not at limitation thereof, (i) such Delinquent Lender’s right to participate in the administration of, or decision-making rights related to, the Revolving Credit Loans, this Agreement or the other Loan Documents shall be suspended during the pendency of such failure or refusal, (ii) a Delinquent Lender shall be deemed to have assigned any and all payments due to it from the Loan Parties, whether on account of outstanding Revolving Credit Loans, interest, fees or otherwise, to the remaining non-Delinquent Lenders for application to, and reduction of, their proportionate shares of all outstanding Obligations until, as a result of application of such assigned payments the Lenders’ respective Commitment Percentages of all outstanding Obligations (other than Other Liabilities) shall have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency, and (iii) at the option of the Administrative Agent, any amounts payable to such Delinquent Lender hereunder (whether on account of principal, interest, fees or otherwise) shall, in lieu of being distributed to such Delinquent Lender, be retained by the Administrative Agent as cash collateral and may be utilized for future funding obligations of the Delinquent Lender in respect of any Revolving Credit Loan or existing or future participating interest in any Swingline Loan or Letter of Credit. The Delinquent Lender’s decision-making and participation rights and rights to payments as set forth in clauses (i) and (ii) hereinabove shall be restored only upon the payment by the Delinquent Lender of its Commitment Percentage of any Obligations (other than Other Liabilities), any participation obligation, or expenses as to which it is delinquent, together with interest thereon at the Revolving Default Rate from the date when originally due until the date upon which any such amounts are actually paid. Any payments, prepayments or other amounts paid or payable to a Delinquent Lender that are applied (or held) to pay amounts owed by a Delinquent Lender or to post cash collateral pursuant to this SECTION 8.16(a) shall be deemed paid to and redirected by that Delinquent Lender, and each Lender irrevocably consents hereto.

(b) The non-Delinquent Lenders shall also have the right, but not the obligation, in their respective, sole and absolute discretion, to cause the termination and assignment without any further action by the Delinquent Lender for no cash consideration (pro rata, based on the respective Commitments of those Lenders electing to exercise such right), the Delinquent Lender’s Commitment to fund future Credit Extensions. Upon any such purchase of the Commitment Percentage of any Delinquent Lender, the Delinquent Lender’s share in future Credit Extensions and its rights under the Loan Documents with respect thereto shall terminate on the date of purchase, and the Delinquent Lender shall promptly execute all documents reasonably requested to surrender and transfer such interest, including, if so requested, an Assignment and Acceptance. The Borrowers may, on ten (10) days’ prior written notice to the Administrative Agent and such Delinquent Lender, replace such Delinquent Lender (in its capacity as a Lender) by causing such Delinquent Lender to (and such Delinquent Lender shall be obligated to) assign (with the assignment fee to be paid by the Borrowers in such instance) all of its rights and obligations under this Agreement to one or more Eligible Assignees.

(c) During any period in which there is a Delinquent Lender, for purposes of computing the amount of the obligation of each non-Delinquent Lender to acquire, refinance or fund participations in Letters of Credit or Swingline Loans under this Agreement, the Commitment Percentage of each applicable non-Delinquent Lender holding a Tranche A Commitment or a FILO Commitment (as applicable) shall be computed without giving effect to the Tranche A Commitment or a FILO Commitment (as applicable) of that Delinquent Lender; provided that (i) each such reallocation shall be given effect only if, at the date the applicable Lender becomes a Delinquent Lender, no Default or Event of Default exists; and (ii) the aggregate obligation of each non-Delinquent Lender to acquire, refinance or fund participations in Letters of Credit and Swingline Loans shall not exceed the positive difference, if any, of (1) the Tranche A Commitment or a FILO Commitment (as applicable) of that non-Delinquent Lender minus (2) the aggregate outstanding amount of the Credit Extensions of that Lender in respect of its Tranche A Commitment or FILO Commitment (as applicable).

(d) At any time that there shall exist a Delinquent Lender, immediately upon the request of the Administrative Agent, an Issuing Bank or the Swingline Lender, the Borrowers shall deliver to the Administrative Agent cash collateral in an amount sufficient to cover all fronting exposure of such Person in respect of such Delinquent Lender (after giving effect to SECTION 8.16(c) and any cash collateral provided by the Delinquent Lender).

(e) Each Delinquent Lender shall indemnify the Administrative Agent and each non-delinquent Lender from and against any and all loss, damage or expenses, including but not limited to reasonable attorneys’ fees and funds advanced by the Administrative Agent or by any non-delinquent Lender, on account of a Delinquent Lender’s failure to timely fund its Commitment Percentage of a Revolving Credit Loan, or its participation in Swingline Loans and Letters of Credit or to otherwise perform its obligations under the Loan Documents.

SECTION 8.17 Collateral Matters.

(a) The Lenders hereby irrevocably authorize the Collateral Agent to release any Lien upon any Collateral (i) upon the termination of the Commitments and payment and satisfaction in full of all Obligations (other than (A) contingent indemnification obligations and (B) Obligations in respect of obligations that may thereafter arise with respect to Other Liabilities not yet due and payable; unless the Administrative Agent has received written notice, at least two (2) Business Days prior to the proposed date of any such release of Liens, stating that arrangements reasonably satisfactory to the applicable provider thereof in respect of obligations and liabilities under Cash Management Services and Bank Products constituting Obligations have not been made), all Letters of Credit shall have expired or terminated (or been collateralized or backstopped in a manner reasonably satisfactory to the applicable Issuing Bank) and all Letter of Credit Outstandings have been reduced to zero (or collateralized or backstopped in a manner reasonably satisfactory to the applicable Issuing Bank), or (ii) of a Borrower or a Facility Guarantor upon the consummation of any transaction permitted by this Agreement as a result of which such Borrower or Facility Guarantor (as applicable) ceases to be a Borrower or a Facility Guarantor (provided that the Required Lenders shall have consented to such transaction (to the extent required by the Credit Agreement) and the terms of such consent did not provide otherwise) or (iii) constituting property being sold, transferred or disposed of in a Permitted Disposition (other than a Permitted Disposition to a Person required to grant a Lien to the Administrative Agent or the Collateral Agent under the Loan Documents), subject to the conditions thereof, or upon the effectiveness of any written consent to the release of the security interest granted hereby in any Collateral pursuant to SECTION 9.01 of this Agreement. Except as provided above, the Collateral Agent will not release any of such Collateral Agent’s Liens without the prior written authorization of the Applicable Lenders. Upon request by any Agent or any Loan Party at any time, the Lenders will confirm in writing the Collateral Agent’s authority to release any Liens upon particular types or items of Collateral pursuant to this SECTION 8.17.

(b) Upon at least two (2) Business Days’ prior written request by the Lead Borrower (or within such shorter period as the Collateral Agent may agree in writing), the Collateral Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Liens upon any Collateral described in SECTION 8.17(a); provided, however, that (i) the Collateral Agent shall not be required to execute any such document on terms which, in its reasonable opinion, would, under Applicable Law, expose the Collateral Agent to liability or create any obligation or entail any adverse consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of any Loan Party in respect of) all interests retained by any Loan Party, including (without limitation) the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

SECTION 8.18 Additional Secured Parties.

The benefit of the provisions of the Loan Documents directly relating to the Collateral or any Lien granted thereunder shall extend to and be available to any Secured Party that is not an Agent, a Lender or an Issuing Bank party hereto as long as, by accepting such benefits, such Secured Party agrees, as among Agent and all other Secured Parties, that such Secured Party is bound by (and, if requested by Agent, shall confirm such agreement in a writing in form and substance reasonably acceptable to Agent) this ARTICLE VIII and SECTION 2.23, SECTION 9.08, SECTION 9.09, SECTION 9.18, and SECTION 9.20 and the Intercreditor Agreement, and the decisions and actions of any Agent and the Required Lenders (or, where expressly required by the terms of this Agreement, a greater proportion of the Lenders or other parties hereto as required herein) to the same extent a Lender is bound; provided, however, that, notwithstanding the foregoing, (a) such Secured Party shall be bound by SECTION 8.09 only to the extent of liabilities, reimbursement obligations, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements with respect to or otherwise relating to the Liens and Collateral held for the benefit of such Secured Party, in which case the obligations of such Secured Party thereunder shall not be limited by any concept of pro rata share or similar concept, (b) each of Agents, the Lenders and the Issuing Banks party hereto shall be entitled to act at its sole discretion, without regard to the interest of such Secured Party, regardless of whether any Obligation to such Secured Party thereafter remains outstanding, is deprived of the benefit of the Collateral, becomes unsecured or is otherwise affected or put in jeopardy thereby, and without any duty or liability to such Secured Party or any such Obligation and (c) except as otherwise set forth herein and in the other Loan Documents, such Secured Party shall not have any right to be notified of, consent to, direct, require or be heard with respect to, any action taken or omitted in respect of the Collateral or under any Loan Document.

SECTION 8.19 Syndication Agent, Documentation Agent, Arranger and Joint Bookrunners.

Notwithstanding the provisions of this Agreement or any of the other Loan Documents, the Syndication Agent, the Documentation Agent, the Arranger and Joint Bookrunners shall have no powers, rights, duties, responsibilities or liabilities with respect to this Agreement and the other Loan Documents.

SECTION 8.20 Intercreditor Agreements.

Each Lender that has signed this Agreement shall be deemed to have consented to and hereby irrevocably authorizes the Agents (or any of them) to enter into any Intercreditor Agreement (including any and all amendments, amendments and restatements, modification, supplements and acknowledgements thereto) from time to time, and agree to be bound by the provisions thereof.

SECTION 8.21 Reserves.

(a) Upon the written request of the ABL Term Loan Agent, the Administrative Agent shall establish a Bank Product Reserve and a Cash Management Reserve with respect to Bank Products and with respect to Cash Management Services specified in clauses (c), (d) or (f) of the definition of Cash Management Services which are provided by any Revolving Credit Lender or its Affiliates, at any time that (i) a Specified Default has occurred and is continuing or (ii) a Borrowing Base Certificate furnished by the Borrowers to the Administrative Agent reflects that Availability is less than fifteen percent (15%) of the lesser of (A) the then ABL Term Borrowing Base and (B) the sum of (1) the then Revolving Credit Ceiling and (2) the then outstanding principal amount of the ABL Term Loans. The amount of the applicable Bank Produce Reserve and Cash Management Reserve shall be determined by the Administrative Agent in good faith consistent with past practices for similarly situated borrowers and shall be reviewed and adjusted by the Administrative Agent periodically (but no less frequently than with the delivery of a Borrowing Base Certificate) to reflect any material changes in the credit exposure with respect to such Bank Products and with respect to such Cash Management Services for which the respective Bank Products Reserve and Cash Management Reserves have been established. Any Bank Product Reserve or Cash Management Reserve established pursuant to this SECTION 8.21(a) shall automatically be released and no longer required from and including the date of which such Specified Default is no longer continuing or, if such Bank Product Reserve or Cash Management Reserves have been imposed pursuant to clause (ii) above, the date of which the Borrowers have delivered a Borrowing Base Certificate evidencing Availability equal to or in excess of the level indicated in this SECTION 8.21(a). The foregoing provisions are intended solely to establish circumstances in which the Administrative Agent must establish such Bank Product Reserves and Cash Management Reserves. The provisions of this SECTION 8.21(a) shall not limit the right of the Administrative Agent to establish additional Bank Product Reserves and Cash Management Reserves at such time and in such amounts as the Administrative Agent determines in its Permitted Discretion.

(b) Notwithstanding anything to the contrary contained in this Agreement, as long as the ABL Term Loan remains outstanding, the Administrative Agent shall maintain Reserves of the type existing on the Second Amendment Effective Date, which Reserves shall be calculated using the same methodology used prior to the Second Amendment Effective Date; provided that (x) the Administrative Agent may eliminate any Reserve (other than any reserves described in SECTION 8.21(a)) concurrent with, or after elimination of, the event or circumstance that gave rise to the establishment of such Reserve and (y) the Administrative Agent may in its Permitted Discretion change the methodology used to calculate any Reserve if the effect of such change is to increase the amount of such Reserve. For clarity, the foregoing shall not limit the right of the Administrative Agent (i) to modify the amount of any of the Reserves based upon mathematical calculations (e.g., based on an increase or reduction in Customer Credit Liabilities at the time of calculation), including reducing the amount of any such Reserves to an amount less than those Reserves in effect on the Second Amendment Effective Date, or (ii) without regard to clause (i) hereof, to increase any Reserve from the level in effect at the time of the Second Amendment Effective Date and thereafter to reduce the amount of such Reserve to an amount not less than the amount thereof in effect on the Second Amendment Effective Date, in the case of each of clauses (i) and (ii), in a manner otherwise permitted by this Agreement.

SECTION 8.22 Resignation of ABL Term Loan Agent.

The ABL Term Loan Agent may resign at any time by giving thirty (30) Business Days’ written notice thereof to the other Secured Parties, the Administrative Agent and the Lead Borrower. Upon any such resignation of the ABL Term Loan Agent, the Required Term Lenders shall have the right to appoint a successor ABL Term Loan Agent, which, shall be reasonably satisfactory to the Administrative Agent and, so long as there is no Specified Default, shall be reasonably satisfactory to the Lead Borrower, provided that neither the Sponsor nor any of its Affiliates may be appointed the ABL Term Loan Agent. If no successor ABL Term Loan Agent shall have been so appointed by the Required Term Lenders, and/or none shall have accepted such appointment within thirty (30) days after the retiring ABL Term Loan Agent’s giving of notice of resignation, the retiring ABL Loan Term Agent may, on behalf of the other ABL Term Secured Parties, appoint a successor ABL Term Loan Agent which shall either be a commercial bank (or an affiliate thereof) or a commercial finance company specializing in providing financings comparable to the ABL Term Loan, in either such case, organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of a least $1,000,000,000, or capable of complying with all of the duties of the ABL Term Loan Agent hereunder (in the opinion of the retiring ABL Term Loan Agent and as certified to the other ABL Term Secured Parties, the Administrative Agent and the Lead Borrower by the ABL Term Loan Agent in writing by such successor ABL Term Loan Agent) which, shall be reasonably satisfactory to the Administrative Agent and, so long as there is no Specified Default, shall be reasonably satisfactory to the Lead Borrower, provided that neither the Sponsor nor any of its Affiliates may be appointed the ABL Term Loan Agent. Upon the acceptance of any appointment as ABL Term Loan Agent by a successor ABL Term Loan Agent, such successor ABL Term Loan Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring ABL Term Loan Agent and the retiring ABL Term Loan Agent shall be discharged from its duties and obligations under this Agreement. After any retiring ABL Term Loan Agent’s resignation hereunder as ABL Term Loan Agent, the provisions of this Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it (i) while it was ABL Term Loan Agent under this Agreement and (ii) after such resignation for so long as it continues to act in any capacity hereunder or under the other Loan Documents.

ARTICLE IX

Miscellaneous

SECTION 9.01 Amendments, Etc.

Except as otherwise set forth in this Agreement, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Lead Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders (other than with respect to any amendment, waiver or consent contemplated in [~~Section 9.01(h), (j)(x), and (l), which shall require the consent of the Lenders expressly~~]SECTION 9.01(b) (as set forth in the proviso therein[~~, and not the Required Lenders~~]), (c) (as set forth in the proviso therein), and (d)(iii)) and the Lead Borrower or the applicable Loan Party, as the case may be, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that, no such amendment, waiver or consent shall:

(a) extend or increase the Commitment of any Lender without the written consent of such Lender (it being understood that a waiver of any condition precedent set forth in SECTION 4.02 or the waiver of any Default, mandatory prepayment or mandatory reduction of the Commitments shall not constitute an extension or increase of any Commitment of any Lender);

(b) postpone any date scheduled for, or reduce the amount of, any payment of principal, interest, fees or other amounts payable under the Loan Documents or reduce the amount of, waive or excuse any such payment or postpone the expiration of the Commitments or the Maturity Date, without the prior written consent of all Lenders directly affected thereby provided that, (i) only the consent of the Required Revolving Lenders shall be necessary (x) to amend the definition of “[~~Default Rate” or~~]Revolving

Default Rate” to increase the Revolving Default Rate up to an additional two percent (2.0%) and any amount over two percent (2.0%) shall require the consent of the Required Revolving Lenders and the ABL Term Loan Agent or (y) to waive any obligation of the Borrowers to pay interest at the Revolving Default Rate with respect to the Revolving Obligations and (ii) only the consent of the [~~Required Lenders and the Required~~]ABL Term [~~Lenders~~]Loan Agent shall be necessary to (x) amend the definition of “[~~Default Rate” or~~]ABL Default Rate” to increase the ABL Default Rate up to an additional two percent (2.0%) and any amount over two percent (2.0%) shall require the prior written consent of the Required Revolving Lenders and the ABL Term Loan Agent or (y) to waive any obligation of the Borrowers to pay interest at the ABL Default Rate with respect to the ABL Term Obligations;

(c) reduce the principal of, or the rate of interest specified herein on, any Loan, or any fees or other amounts payable hereunder or under any other Loan Document without the prior written consent of all Lenders directly affected thereby; provided that, (i) only the consent of the Required Revolving Lenders shall be necessary (x) to amend the definition of “[~~Default Rate” or~~]Revolving Default Rate” to increase the Revolving Default Rate up to an additional two percent (2.0%) and any amount over two percent (2.0%) shall require the prior written consent of the Required Revolving Lenders and the ABL Term Loan Agent or (y) to waive any obligation of the Borrowers to pay interest at the Revolving Default Rate with respect to the Revolving Obligations and (ii) only the consent of the [~~Required Lenders and the Required~~]ABL Term [~~Lenders~~]Loan Agent shall be necessary (x) to amend the definition of “[~~Default Rate” or~~]ABL Default Rate” to increase the ABL Default Rate up to an additional two percent (2.0%) and any amount over two percent (2.0%) shall require the prior written consent of the Required Revolving Lenders and the ABL Term Loan Agent or (y) to waive any obligation of the Borrowers to pay interest at the ABL Default Rate with respect to the ABL Term Obligations;

(d) (i) change any provision of this SECTION 9.01, or change the definition of “Required Lenders”[~~,~~] without the prior written consent of all Lenders, (ii) change the definition of “Required Revolving[ ~~Lenders”, “Required Term~~] Lenders”, “Supermajority Consent of the Revolving Lenders”, “Supermajority Consent of the FILO Lenders” [~~or~~]without the prior written consent of all of the Revolving Credit Lenders, (iii) change the definition of “Required Term Lenders” without the prior written consent of all of the ABL Term Lenders, or (iv) change any other provision of any Loan Document specifying the number or percentage of Lenders required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the prior written consent of all Lenders[ ~~directly~~] affected thereby;

(e) other than in a transaction permitted under SECTION 6.05, and subject to the Specified Release Paragraph, release all or substantially all of the Collateral in any transaction or series of related transactions, without the prior written consent of all Revolving Credit Lenders [~~directly affected thereby; or~~]and the ABL Term Loan Agent;

(f) other than in connection with a transaction permitted under SECTION 6.04 or SECTION 6.05, and subject to the Specified Release Paragraph, release any Loan Party from its obligations under any Loan Document or limit its liability in respect of such Loan Document, without the prior written consent of all Revolving Credit Lenders [~~directly affected thereby; or~~]and the ABL Term Loan Agent;

(g) increase any advance rate (x) under the “Tranche A Borrowing Base” or “FILO Borrowing Base” above the advance rates as in effect on the [~~Closing~~]Second Amendment Effective Date, without the prior written consent of all the Revolving Credit Lenders [~~directly affected thereby~~]and the ABL Term Loan Agent and (y) under the “ABL Term Borrowing Base” above the advance rates as in effect on the Second Amendment Effective Date, without the prior written consent of all of the Revolving Credit Lenders and the ABL Term Loan Agent;

(h) (1) without the prior written consent of the [~~Required~~]Supermajority Consent of the Revolving Lenders and the ABL Term Loan Agent, change the [~~definition~~]definitions of [~~the terms~~]any of “Availability”[ ~~or~~], “Tranche A Borrowing Base”[ ~~or~~], “FILO Borrowing Base” or any component definition of any such terms[~~, provided, that~~], if as a result of any such change, the amounts available to be borrowed by the Borrowers would be increased, [~~the prior written~~ ]~~Supermajority Consent of the~~[ ~~Revolving Lenders shall be required, provided, however,~~]provided that in the event that the FILO Lenders are affected by any such change described under [~~the first proviso to~~ ]this clause (h)(1), the prior written Supermajority Consent of the FILO Lenders shall also be required[~~; and provided, further,~~] or (2) without the prior written consent of the Required Revolving Lenders and the ABL Term Loan Agent, change the definitions of any of “Combined Availability”, “ABL Term Borrowing Base” or any component definition of any such terms; provided that the foregoing provision of this subsection (h) shall not limit the discretion of the Administrative Agent to change, establish or eliminate any Reserves or to add Inventory and Accounts acquired in a Permitted Acquisition to the Tranche A Borrowing Base, FILO Borrowing Base and ABL Term Borrowing Base, as provided herein;[ ~~or~~]

(i) without the prior written Supermajority Consent of the Revolving Lenders and the ABL Term Loan Agent, modify the definition of “Permitted Overadvance” so as to increase the amount thereof, or, except as provided in such definition, the time period for a Permitted Overadvance, or the definition of “Inadvertent Overadvance”;

(j) without the prior written consent of ([~~x~~]i) [~~all~~ ]the Required Revolving [~~Credit Lenders directly affected thereby~~]Lenders and the ABL Term Loan Agent, change SECTION 2.16(e), (ii) all the Revolving Credit Lenders, change SECTION 2.16(a)(i)[~~(A) or~~ ], (iii) all the Revolving Credit Lenders and the ABL Term Loan Agent, change SECTION 2.18[~~,~~] and ([~~y~~]iv) all the Lenders directly affected thereby, change SECTION 2.17, SECTION 7.04, or SECTION 8.04 or amend or modify the ratable requirement of SECTION 2.21(b);

(k) without the prior written consent of all Lenders directly affected thereby, (i) subordinate the Obligations hereunder to any other Indebtedness, or (ii) except as provided by operation of Applicable Law or in the Intercreditor Agreement or in connection with a Conforming DIP (as defined in SECTION 7.06 hereof), subordinate the Liens granted hereunder or under the other Loan Documents to any other Lien;

(l) [~~without the prior written consent of the Required Revolving Lenders, amend, modify or waive (x) SECTION 2.16(a)(i)(B) or (y) the definition of the terms “Payment Conditions”, “RP Payment Conditions”,~~] ~~“Pro Forma Availability Condition”~~[~~, “Pro Forma Availability”, “Specified~~]~~Payment”, “RP Payment”,~~ [~~“Consolidated Fixed Charge Coverage Ratio” or “Permitted Overadvance”; or~~](1) without the prior written consent of the Required Revolving Lenders and the ABL Term Loan Agent, amend, modify or waive the definition of “ABL Term Loan Event of Default”, “ABL Term Obligations”, “ABL Term Loan Standstill Period”, “Bank Products”, “Bank Product Reserves”, “Borrowing Base Certificates”, “Cash Management Reserves”, “Cash Management Services”, “Consolidated Fixed Charge Coverage Ratio”, “DIP Financing”, (except as provided in clause (i) above) “Permitted Overadvance”, “Restricted Payment”, “RP Payment”, or “Specified Payment” or (2) without the prior written consent of the Required Revolving Lenders and the ABL Term Loan Agent, amend, modify or waive the definition of (i) “Cash Dominion Event” in a manner that would reduce the numerical percentage (or the calculation of what such percentage is being applied to) set forth in clause (b)(i) thereof, or reduce the amounts set forth in clause (b)(ii) thereof, or modify clause (a) thereof, or otherwise be more favorable to the Borrowers, (ii) “Payment Conditions” in a manner that would reduce the required Consolidated Fixed Charge Coverage Ratio set forth therein, or reduce the numerical percentage (or the calculation of what such percentage is being applied to) set forth in the last sentence thereof, or modify clause (a) thereof, or otherwise be more favorable to the

Borrowers, (iii) “Pro Forma Availability Condition” in a manner that would reduce the numerical percentage (or the calculation of what such percentage is being applied to) set forth clause (a) thereof, or reduce the amount set forth in clause (b) thereof, or otherwise be more favorable to the Borrowers, (iv) “Pro Forma Availability” in a manner that would reduce the time period set forth in the first sentence thereof, or change the last sentence thereof, or otherwise be more favorable to the Borrowers, or (v) “RP Payment Conditions” in a manner that would reduce the required Consolidated Fixed Charge Coverage Ratio set forth therein, or reduce the numerical percentage (or the calculation of what such percentage is being applied to) set forth in the last sentence thereof, or modify clause (a) thereof, or otherwise be more favorable to the Borrowers;

(m) without the prior written consent of the Required Revolving Lenders and the ABL Term Loan Agent, amend, modify or waive (t) SECTION 4.02, SECTION 5.01(e), SECTION 5.10, SECTION 7.01, SECTION 7.02, or SECTION 7.06, or the definition of “Maximum Revolving Insolvency Amount”, (u) Article II (solely to the extent such amendment, modification or waiver being proposed would directly affect the Revolving Credit Loans, Swingline Loans and Overadvances, as applicable, made thereunder), (v) Article II (solely to the extent such amendment, modification or waiver being proposed would directly affect the Letters of Credit issued, extended or renewed thereunder), (w) the definitions of “Letter of Credit Sublimit”, “Other Liabilities”, “Overadvance”, “ Revolving Credit Ceiling” and “Swingline Loan Ceiling”, (x) SECTION 5.01(a), SECTION 5.01(b), SECTION 5.01(c) or SECTION 6.06 in a manner that would be more favorable to the Borrowers, (y) SECTION 6.16(a) in a manner that would reduce the amount set forth in clause (a) thereof, or reduce the numerical percentage (or the calculation of what such percentage is being applied to) set forth clause (b) thereof, or otherwise be more favorable to the Borrowers or (z) SECTION 6.16(b) in a manner that would reduce the amount set forth in clause (a) thereof, or reduce the numerical percentage (or the calculation of what such percentage is being applied to) set forth clause (b) thereof or otherwise be more favorable to the Borrowers;

(n) without the prior written consent of the [~~Required Revolving Lenders, amend, modify or waive SECTION 7.02;~~]ABL Term Loan Agent (and, for certainty, the Required Lenders), amend, modify or waive SECTION 2.02 so as to increase the amount of the Commitment Increase provided for therein, SECTION 2.19(g) or SECTION 8.21; or

(o) solely to the extent the ABL Term Loan Agent or the ABL Term Lenders do not have to provide their consent in order to effectuate such a change, increase the rates of interest set forth in the definition of “Applicable Margin” at any level of the pricing grid applicable thereto, or of the “Revolving Default Rate” with respect to the Revolving Credit Loans or Letter of Credit Fees unless the rate of interest provided in SECTION 2.08(b) or the “ABL Default Rate”, as the case may be, is increased by the same amount; provided that the foregoing shall not include any increase occurring because of fluctuations in underlying rate indices or the imposition of the “Revolving Default Rate;”

and provided further that (i) no amendment, waiver or consent shall, unless in writing and signed by each Issuing Bank in addition to the Lenders required above, affect the rights or duties of an Issuing Bank under this Agreement or any Letter of Credit application relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swingline Lender in addition to the Lenders required above, affect the rights or duties of the Swingline Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent and the Collateral Agent in addition to the Lenders required above, affect the rights or duties of, or any fees or other amounts payable to, the Administrative Agent or the Collateral Agent under this Agreement or any other Loan Document, (iv) the Fee Letter and the ABL Term Loan Fee Letter, respectively, may be amended, or rights or privileges thereunder waived, in a writing executed only by the respective parties thereto, (v) no Lender consent is required to effect an Extension (except as expressly provided in SECTION 2.27), (vi) modifications to SECTION 2.21 or any other provision requiring pro rata payments or sharing of payments in connection with any Extension, shall only require approval (to the extent any such approval is otherwise required) of the Required Lenders, (vii) no Lender consent is required to effect the Canadian Credit Facility (except as expressly provided in SECTION 2.26)[ ~~and~~], (viii) no Lender consent is required to effect any amendment or supplement to the Intercreditor Agreement (I) that is for the purposes of adding the holders of any Indebtedness constituting a Permitted Refinancing of the Term Loan Facility (or any agent or trustee of such holders) as parties thereto, as expressly contemplated by the terms of the Intercreditor Agreement (it being understood that any such amendment or supplement may make such other changes to the Intercreditor Agreement as, in the good faith determination of the Administrative Agent, are required to effectuate the foregoing and provided, that such other changes are not adverse, in any material respect, to the interests of the Lenders) and (II) that is expressly contemplated by Section 5.2(c) or the second paragraph of Section 7.4 of the Intercreditor Agreement (or the comparable provisions, if any, of any successor intercreditor agreement with respect to a Permitted Refinancing of the Term Loan Facility) and (ix) to the extent that the foregoing clauses (a) through (o) above expressly require the consent or approval of the ABL Term Agent, the Required Term Lenders or the ABL Term Lenders, as the case may be, such consent or approval shall only be required so long as any amount of the ABL Term Loan remains outstanding. Notwithstanding anything to the contrary herein, no Delinquent Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender (it being understood that any Commitments or Loans held or deemed held by any Delinquent Lender shall be excluded for a vote of the Lenders hereunder requiring any consent of the Lenders).

Notwithstanding anything to the contrary contained in this SECTION 9.01, (a) in the event that the Lead Borrower shall request that this Agreement or any other Loan Document be modified, amended or waived in a manner which would require the consent of all Lenders directly affected thereby and such amendment is approved by the Required Lenders, the Required Revolving Lenders or the Required Term Lenders, as applicable, but not by all the Lenders, all the Revolving Credit Lenders or all the ABL Term Lenders, as applicable, directly affected thereby, the Lead Borrower and the Administrative Agent shall be permitted to amend this Agreement without the consent of the Lender or Lenders which did not agree to the modification or amendment requested by the Lead Borrower (such Lender or Lenders, collectively the “Minority Lenders”) subject to their providing for (i) the termination of the Commitment of each of the Minority Lenders, (ii) the addition to this Agreement of one or more other financial institutions which would qualify as an Eligible Assignee, subject to the reasonable approval of the Administrative Agent, or an increase in the Commitment of one or more of the Lenders, so that the Total Commitments after giving effect to such amendment shall be in the same amount as the aggregate Commitments immediately before giving effect to such amendment, (iii) if any Loans are outstanding at the time of such amendment, the making of such additional Loans by such new or increasing Lender or Lenders, as the case may be, as may be necessary to repay in full the outstanding Loans (including principal, interest, fees and other amounts due and owing under the Loan Documents) of the Minority Lenders immediately before giving effect to such amendment and (iv) such other modifications to this Agreement or the Loan Documents as may be appropriate and incidental to the foregoing[~~,~~] and (b) the Administrative Agent and the Lead Borrower may amend any Loan Document to correct administrative errors or omissions, or to effect administrative changes that are not adverse to any Lender and, notwithstanding anything to the contrary contained herein, such amendment shall become effective without any further consent of any other party to such Loan Document[ ~~and (c) the Administrative Agent and the Loan Parties shall be permitted to amend this Agreement to permit the incurrence of the ABL Term Loans on the terms set forth herein and in the ABL Term Loan Term Sheet (the “~~ABL Term Loan Amendment~~”) and such ABL Term Loan Amendment may include other modifications to this Agreement relating to the ABL Term Loan (in each case, to be reasonably satisfactory to the Administrative Agent) (1) as may be necessary or appropriate to implement~~

~~the permitted terms of the ABL Term Loans or as necessary in the reasonable opinion of the Administrative Agent and the Lead Borrower to effect technical amendments to permit the implementation of the ABL Term Loans (including, among other things, to address (A) funding and payment mechanics in respect of ABL Term Loans and (B) lien subordination and/or payment subordination by the ABL Term Lenders in favor of the Revolving Credit Lenders), (2) to effect changes in connection with the incurrence of the ABL Term Loans that are not directly adverse (as reasonably determined by the Administrative Agent) to the interests of the Revolving Credit Lenders party to this Agreement on the date of the ABL Term Loan Amendment (such Lenders, the “~~Specified Existing Lenders~~”), (3) that are applicable only to periods after the Latest Maturity Date of the then outstanding Commitments as in effect on the date of the ABL Term Loan Amendment and (4) as are posted (pursuant to procedures reasonably satisfactory to the Administrative Agent) to the Revolving Credit Lenders to the extent not objected to by the Required Revolving Lenders (determined without regard to the Credit Extensions and Commitments held by the Sponsor Group or any of their respective Affiliates) by the date that is seven (7) Business Days after the date of such posting;~~ provided ~~that the ABL Term Loan Amendment shall not provide for any amendment, waiver or consent relating to (x) the items described in clauses (a) through (m) of the first paragraph of this SECTION 9.01 or (y) any term of the ABL Term Loans set forth under the headings “ABL Term Loan Amount”, “ABL Term Loan Maturity Date”, “ABL Term Borrowing Base”, “Availability” and “Financial Covenants” in the ABL Term Loan Term Sheet. The Specified Existing Lenders hereby authorize the Agent to enter into, and agree to be bound by, the ABL Term Loan Amendment that conforms to the requirements of clause (c) of the immediately preceding sentence.~~].

Notwithstanding SECTION 9.01 or anything else to the contrary in this Agreement or any other Loan Document, the ABL Term Loan Agent and each ABL Term Secured Party, agrees that neither it nor they will raise any objection to, or oppose, and shall be deemed to have consented to the release of any Loan Party from its obligations under any Loan Document or to any private or public sale or other disposition of all or any portion of the Collateral (and any post-petition or post-filing assets subject to adequate protection Liens or comparable Liens under any Debtor Relief Law in favor of the Administrative Agent) free and clear of any Liens and other claims at any time after the occurrence and during the continuance of an Event of Default under this Agreement and with the consent of the Administrative Agent or under Section 363 of the Bankruptcy Code (or other similar provision of any Debtor Relief Law) if (x) the ABL Term Loan Agent has received at least five (5) Business Days prior written notice of such sale or disposition and the terms and conditions thereof, and (y) the Administrative Agent has consented to such release or such sale or other disposition of such Collateral, and in connection with any of the foregoing, each ABL Term Secured Party hereby irrevocably authorizes the Administrative Agent to release any Lien on any of the Collateral; provided that any Lien of the Administrative Agent on such Collateral attaches to the net proceeds of such sale or other disposition and all proceeds received by the Administrative Agent from such sale or disposition are, after application to any DIP Financing, applied in accordance with SECTION 7.04 hereof. This paragraph shall be referred to herein as the “Specified Release Paragraph”.

If Administrative Agent shall notify the ABL Term Loan Agent of its intention to (by itself or at the direction of the Required Lenders) sell, lease or otherwise dispose of all or substantially all of the Collateral whether by private or public sale in accordance with the immediately preceding paragraph; provided that any notice from Administrative Agent to the ABL Term Loan Agent of the Administrative Agent’s intention to conduct such a sale shall be delivered by the Administrative Agent to the ABL Term Loan Agent not less than five (5) Business Days prior to the commencement of any such sale (the foregoing event is referred to herein as a, “Purchase Option Event”), the ABL Term Lenders shall have the opportunity to purchase all (but not less than all) of the Revolving Obligations; provided that such option shall expire if the applicable ABL Term Lenders fail to deliver a written notice (a “Revolving Purchase Notice”) to the Administrative Agent within five (5) Business Days following the first date the ABL Term Loan Agent obtains knowledge of the occurrence of a Purchase Option Event, which Revolving Purchase Notice shall (A) be signed by the applicable ABL Term Lenders committing to such purchase (the “Revolving Purchasing Creditors”) and indicate the percentage of the Revolving Obligations to be purchased by each Revolving Purchasing Creditor (which aggregate commitments must add up to one hundred percent (100%) of the Revolving Obligations) and (B) confirm that the offer contained therein is irrevocable. Upon receipt of such Revolving Purchase Notice by the Administrative Agent, the Revolving Purchasing Creditors shall have from the date of delivery thereof to and including the date that is five (5) Business Days after the Revolving Purchase Notice was received by the Administrative Agent to purchase all (but not less than all) of the Revolving Obligations (the date of such purchase, the “Revolving Purchase Date”).

On the Revolving Purchase Date, the Administrative Agent and the other Revolving Secured Parties shall, subject to any required approval of any Governmental Authority, if any, sell to the Revolving Purchasing Creditors all (but not less than all) of the Revolving Obligations. On such Revolving Purchase Date, the Revolving Purchasing Creditors shall (i) pay to the Administrative Agent, for the benefit of the Revolving Secured Parties, as directed by the Administrative Agent, in immediately available funds the full amount (at par) of all Revolving Obligations together with all accrued and unpaid interest and fees thereon, all in the amounts specified by the Administrative Agent and determined in good faith in accordance with the Loan Documents or other applicable documents, (ii) furnish such amount of cash collateral in immediately available funds as the Administrative Agent determines is reasonably necessary to secure the Revolving Secured Parties on terms reasonably satisfactory to the Administrative Agent in connection with any (x) asserted indemnification claims, and (y) all Revolving Obligations in respect of or relating to Letters of Credit but not in any event in an amount greater than 105% thereof, and (iii) agree to reimburse the Revolving Secured Parties for any loss, cost, damage or expense resulting from the granting of provisional credit for any checks, wire or ACH transfers that are reversed or not final or other payments provisionally credited to the Revolving Obligations and as to which the Administrative Agent and the other Revolving Secured Parties have not yet received final payment as of the Revolving Purchase Date. Such purchase price shall be remitted by wire transfer in immediately available funds to such bank account of the Administrative Agent (for the benefit of the applicable Revolving Secured Parties) as the Administrative Agent shall have specified in writing to the ABL Term Loan Agent. Interest and fees shall be calculated to but excluding the Revolving Purchase Date if the amounts so paid by the applicable Revolving Purchasing Creditors to the bank account designated by the Administrative Agent are received in such bank account prior to 11:00 a.m, and interest shall be calculated to and including such Revolving Purchase Date if the amounts so paid by the Revolving Purchasing Creditors to the bank account designated by the Administrative Agent are received in such bank account after 11:00 a.m. Notwithstanding anything to the contrary contained in the Loan Documents, the Loan Parties hereby consent to and approve the assignment of the Revolving Obligations contemplated by this Section.

Any purchase pursuant to the purchase option described in this Section shall, except as provided below, be expressly made without representation or warranty of any kind by the Administrative Agent or the other Revolving Secured Parties as to the Revolving Obligations, the Collateral or otherwise, and without recourse to the Administrative Agent and the other Revolving Secured Parties as to the Revolving Obligations, the Collateral or otherwise, except that the Administrative Agent and each of the other Revolving Secured Parties, as to itself only, shall represent and warrant only as to (i) the principal amount of the Revolving Obligations being sold by it, (ii) that such Person has not created any Lien on, or sold any participation in, any Revolving Obligations being sold by it, and (iii) that such Person has the right to assign the Revolving Obligations being assigned by it.

In connection with any purchase of Revolving Obligations pursuant to this Section, each Revolving Secured Party agrees to enter into and deliver to the Revolving Purchasing Creditors on the Revolving Purchase Date, as a condition to closing, an assignment agreement substantially in the form of Exhibit A-1 or A-2 (as applicable) to this Agreement or any other form approved by the Administrative Agent and, at the expense of the Loan Parties, each of the Revolving Secured Parties shall deliver all possessory Collateral (if any), together with any necessary endorsements and other documents (including any applicable stock powers or note powers), then in such Revolving Secured Party’s possession or in the possession of its agent or bailee, or turn over control as to any pledged Collateral, deposit accounts or securities accounts of which such Revolving Secured Party or its agent or bailee then has control, as the case may be, to the ABL Term Loan Agent to act as the successor Administrative Agent and Collateral Agent and otherwise take such actions as may be reasonably appropriate to effect an orderly transition to the ABL Term Loan Agent to act as the successor Administrative Agent and Collateral Agent. Upon the consummation of the purchase of the Revolving Obligations pursuant to this Section, the Administrative Agent and Collateral Agent shall be deemed to have resigned as an “agent” or “administrative agent” or “collateral agent” (or any similar role) for the Secured Parties or the Revolving Secured Parties, as applicable, under the Loan Documents; provided the Administrative Agent and Collateral Agent (and all other agents under this Agreement) shall be entitled to all of the rights and benefits of a former “agent” or “administrative agent” or “collateral agent” under this Agreement.

Notwithstanding the foregoing purchase of the Revolving Obligations by the Revolving Purchasing Creditors, the Revolving Secured Parties shall retain those contingent indemnification obligations and other obligations under the Loan Documents which by their terms would survive any repayment of the Revolving Obligations.

SECTION 9.02 Notices and Other Communications; Facsimile Copies.

(a) General. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder or under any other Loan Document shall be in writing (including by facsimile transmission). All such written notices shall be mailed, faxed or delivered to the applicable address, facsimile number or electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to any Loan Party, to it at The Gymboree Corporation, Attention: Kimberly Holtz MacMillan, Vice President and General Counsel, 500 Howard Street, San Francisco, [~~CA~~]California 94105 (Telecopy No. 415-278-7562) (E-Mail: kimberly_macmillan@gymboree.com), with a copy to the attention of Andrew North, Chief Financial Officer, 500 Howard Street, San Francisco, [~~CA~~]California 94105 (Telecopy No. (415) 278-7502) (E-mail: andy_north@gymboree.com), and, with a copy to Ropes & Gray LLP, 1211 Avenue of the Americas, New York, New York 10036, Attention: Sunil W. Savkar, Esquire (Telecopy No. (646) 728-1533), (E-Mail: sunil.savkar@ropesgray.com); and

(ii) if to the Administrative Agent, the Collateral Agent or the Swingline Lender to Bank of America, N.A., 100 Federal Street, Boston, Massachusetts 02110, Attention: Rick Hill (Telecopy No. (617) 310-2156), (E-Mail: rick.hill@baml.com), with a copy to Morgan, Lewis & Bockius LLP, [~~225 Franklin~~]One Federal Street, Boston, Massachusetts [~~02109,~~]02110, Attention: Matthew F. Furlong, Esquire (Telecopy No. (617) 341-7701), (E-Mail: [~~mfurlong@morganlewis.com~~]matthew.furlong@morganlewis.com);

(iii) If to the ABL Term Loan Agent to Pathlight Capital LLC, 18 Shipyard Drive, Suite 2C, Hingham, Massachusetts 02043, Attention: Katie Hendricks (E-Mail: khendricks@pathlightcapital.com) and, with a copy to Choate Hall & Stewart, LLP, Two International Place, Boston, Massachusetts 02110. Attention: Jennifer Conway Fenn, Esquire, (Telecopy No: 617-502-4845), (E-Mail: jfenn@choate.com)

(iv) if to any other Credit Party, to it at its address (or telecopy number or electronic mail address) set forth on the signature pages hereto or on any Assignment and Acceptance.

All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, four (4) Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of SECTION 5.02), when delivered; provided that notices and other communications to the Administrative Agent, the Issuing Banks and the Swingline Lender pursuant to Article II shall not be effective until actually received by such Person. In no event shall a voice mail message be effective as a notice, communication or confirmation hereunder.

Notwithstanding the foregoing, any notice hereunder sent by e-mail shall be solely for the distribution of (i) routine communications such as financial statements and (ii) documents and signature pages for execution by the parties hereto, and for no other purpose. Unless the Administrative Agent otherwise prescribes, notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient. Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto.

(b) Effectiveness of Facsimile Documents and Signatures. Loan Documents may be transmitted and/or signed by facsimile or by electronic pdf copy. The effectiveness of any such documents and signatures shall, subject to Applicable Law, have the same force and effect as manually signed originals and shall be binding on all Loan Parties, the Administrative Agent, the Collateral Agent, the Issuing Banks, and the Lenders.

(c) Reliance by Agents and Lenders. The Administrative Agent, the Collateral Agent, the Issuing Banks and the Lenders shall be entitled to rely and act upon any notices (including telephonic Borrowing Requests) purportedly given by or on behalf of any Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrowers shall indemnify the Credit Parties and each Related Person from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrowers in the absence of gross negligence or willful misconduct. All telephonic notices to the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

SECTION 9.03 No Waiver; Cumulative Remedies.

No failure or delay by any Credit Party in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Credit Parties hereunder and under the other Loan Documents are cumulative and are not exclusive of any other rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by SECTION 9.01, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Revolving Credit Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default or Event of Default, regardless of whether any Credit Party may have had notice or knowledge of such Default or Event of Default at the time.

SECTION 9.04 Attorney Costs and Expenses.

The Lead Borrower agrees (a) to pay or reimburse the Administrative Agent, the Collateral Agent[~~and~~], the Arrangers and the ABL Term Loan Agent for all respective Credit Party Expenses incurred in connection with (i) the preparation, negotiation, syndication and execution of this Agreement and the other Loan Documents, and (ii) any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated thereby are consummated), and (iii) the consummation and administration of the transactions contemplated hereby and thereby, including, in each case, all reasonable fees and expenses of Morgan, Lewis & Bockius, LLP, and (b) to pay or reimburse the Administrative Agent, the Collateral Agent, the ABL Term Loan Agent and each Lender for all Credit Party Expenses incurred in connection with the enforcement of any rights or remedies under this Agreement or the other Loan Documents (including, without limitation, all such costs and expenses incurred during any legal proceeding, including any proceeding under the Bankruptcy Code, and including all fees and expenses of counsel to the Administrative Agent, the Collateral Agent the ABL Term Loan Agent and, to the extent constituting Credit Party Expenses, the other Credit Parties, including without limitation, the ABL Term Credit Parties). The agreements in this SECTION 9.04 shall survive the termination of the Commitments, repayment of all other Obligations and assignment of any portion of the Obligations. All amounts due under this SECTION 9.04 for Credit Party Expenses incurred after the Closing Date shall be paid within ten (10) Business Days of receipt by the Lead Borrower of an invoice relating thereto setting forth such Credit Party Expenses in reasonable detail. If any Loan Party fails to pay when due any Credit Party Expenses payable by it hereunder or under any Loan Document, such amount may be paid on behalf of such Loan Party by the Administrative Agent in its sole discretion, without notice to or consent from the Loan Parties, and any amounts so paid shall constitute Loans hereunder.

SECTION 9.05 Indemnification by the Lead Borrower.

Whether or not the transactions contemplated hereby are consummated, the Lead Borrower shall indemnify and hold harmless each Credit Party, including without limitation, the ABL Term Credit Parties, their respective Related Parties and their respective Affiliates (collectively the “Indemnitees”) from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including fees and expenses of one counsel to the Administrative Agent, the Collateral Agent, the Arranger the ABL Term Loan Agent and the Lenders (and, if reasonably necessary, one local counsel in each applicable jurisdiction for all Indemnities, taken as a whole, and, in the event of any actual conflict of interest, one additional counsel of each type for all similarly situated affected parties, taken as a whole) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (a) the execution, delivery, enforcement, performance or administration of any Loan Document, the Existing Credit Agreement or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (b) any Commitment, Loan (including Swingline Loans) or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by an Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), or (c) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by the Lead Borrower, any Subsidiary or any other Loan Party, or any Environmental Liability related in any way to the Lead Borrower, any Subsidiary or any other Loan Party, or (d) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto and, in each case, whether or not caused by or arising, in whole or in part, out of the negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements (i) resulted from the gross negligence, bad faith, or willful misconduct of such Indemnitee or of any Affiliate or Related Party of such Indemnitee, as determined by the final non-appealable judgment of a court of competent jurisdiction, (ii) are relating to disputes amongst Indemnitees other than (1) any claim against an Indemnitee or its Related Parties in its capacity or in fulfilling its role as Administrative Agent, Collateral Agent, Arranger, ABL Term Loan Agent or similar role and (2) any claim arising out of the any act or omission of the Lead Borrower or any of its Affiliates or (iii) relate to Taxes (other than Taxes relating to liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements indemnified under this SECTION 9.05). No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Agreement, nor shall any Indemnitee or any Loan Party have any liability and each party hereby waives, any claim against any other party to this Agreement or any Indemnitee, for any special, punitive, indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date). In the case of an investigation, litigation or other proceeding to which the indemnity in this SECTION 9.05 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, stockholders or creditors or an Indemnitee or any other Person, whether or not any Indemnitee is otherwise a party thereto and whether or not any of the transactions contemplated hereunder or under any of the other Loan Documents is consummated. All amounts due under this SECTION 9.05 shall be paid within ten (10) Business Days after demand therefor; provided, however, that such Indemnitee shall promptly refund such amount to the extent that there is a final judicial or arbitral determination that such Indemnitee was not entitled to indemnification or contribution rights with respect to such payment pursuant to the express terms of this SECTION 9.05. The agreements in this SECTION 9.05 shall survive the resignation of the Administrative Agent or the Collateral Agent, the replacement of any Lender, the termination of the Commitments, the repayment, satisfaction or discharge of all the other Obligations and the assignment of any of the Obligations to a third party.

SECTION 9.06 Payments Set Aside.

To the extent that any payment by or on behalf of the Lead Borrower is made to any Credit Party, or any Credit Party exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Credit Party in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under the Bankruptcy Code or any other debtor relief law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by the Administrative Agent or the Collateral Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Effective Rate from time to time in effect.

SECTION 9.07 Successors and Assigns.

The provisions of this Agreement shall be binding upon and inure to the benefit of the Secured Parties, the Loan Parties and their respective successors and assigns permitted hereby, except that no Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee, (ii) by way of participation in accordance with the provisions of SECTION 9.07(d) or SECTION 9.07(e), or (iii) by way of pledge or assignment of a security interest subject to the restrictions of SECTION 9.07(g) or SECTION 9.07(h) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the Secured Parties, the Loan Parties and their respective successors and assigns permitted hereby, Participants to the extent provided in SECTION 9.07(e) and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(a) (i) Subject to the conditions set forth in paragraph (a)(ii) below, any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including for purposes of this SECTION 9.07(a), participations in Letters of Credit and in Swingline Loans) at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

(A) the Lead Borrower, provided that no consent of the Lead Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if a Specified Default has occurred and is continuing, any Eligible Assignee;

(B) the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment to a Lender, an Affiliate of a Lender, or an Approved Fund; and

(C) the Issuing Banks and the Swingline Lender for any assignment of the Tranche A Commitments that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit or Swingline Loans (in each case, whether or not then outstanding);

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or ABL Term Loans, the amount of the Commitment and the ABL Term Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than (x) with respect to Tranche A Commitments, $5,000,000, (y) in the case of FILO Commitments, $1,000,000 or (z) in the case of ABL Term Loans, $1,000,000, unless in each case each of the Lead Borrower and the Administrative Agent otherwise consents, provided that (1) no such consent of the Lead Borrower shall be required if a Specified Default has occurred and is continuing and (2) such amounts shall be aggregated in respect of each Lender and its Affiliates or Approved Funds, if any;

(B) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500 (unless such fee is waived by the Administrative Agent);

(C) the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an administrative questionnaire satisfactory in form and content to the Administrative Agent; and

(D) the assignment shall be recorded in the Register.

(b) Subject to acceptance and recording thereof by the Administrative Agent pursuant to SECTION 9.07(c), from and after the effective date specified in each Assignment and Acceptance, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (except to the extent provided in SECTION 8.09, and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of SECTION 9.05 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, and the surrender by the assigning Lender of its Note, the Borrowers (at their expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this clause (b) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with SECTION 9.07(d).

(c) The Administrative Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and related interest amounts) of the Loans (including Swingline Loans) and Obligations with respect to Letters of Credit owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Administrative Agent, the Borrowers and the Credit Parties shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as the owner of the related Commitments and Obligations as set forth next to the name of such Person in the Register, notwithstanding notice to the contrary. The Register shall be available for inspection by any Borrower and any Credit Party, at any reasonable time and from time to time upon reasonable prior notice.

(d) Any Lender may at any time, without the consent of, or notice to, the Borrowers or the Administrative Agent, sell participations to any Person (other than (x) any Loan Party, (y) any natural person, or (z) the Sponsors or any of their respective Affiliates (other than a Sponsor Related Investment Funds)) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in Letters of Credit and/or Swingline Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers and the other Credit Parties shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement or the other Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in SECTION 9.01(b), (c), (e) or (f) that directly affects such Participant. Subject to SECTION 9.07(f), the Borrowers agree that each Participant shall be entitled to the benefits of SECTION 2.14 and SECTION 2.23 (subject to the terms thereof as if it were a Lender) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to SECTION 9.07(b). To the extent permitted by Applicable Law, each Participant also shall be entitled to the benefits of SECTION 9.09 as though it were a Lender; provided that such Participant agrees to be subject to SECTION 8.04 as though it were a Lender.

(e) Each Lender that sells a participation shall, acting solely for this purposes as an agent of the Borrowers, maintain a register on which it enters the name and address of each participant and the principal amounts (and interest thereon) of each participant’s interest in the Loans or other Obligations under this Agreement (the “Participant Register”). Notwithstanding any other provision of this Agreement, no sale, grant or other transfer of a participation shall be effective until recorded in the Participant Register. The entries in Participant Register shall be conclusive and the Borrower, Lenders and each Agent shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement, notwithstanding notice to the contrary. The Participant Register shall be available for inspection by any Borrower and any Credit Party at any reasonable time and from time to time upon reasonable prior notice.

(f) A Participant shall not be entitled to receive any greater payment under SECTION 2.14 or SECTION 2.23 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Lead Borrower’s prior written consent.

(g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(h) Notwithstanding anything to the contrary contained herein, (1) any Lender may in accordance with Applicable Law create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it and (2) any Lender that is a fund that invests in loans may create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it to the trustee for holders of obligations owed, or securities issued, by such fund as security for such obligations or securities; provided that unless and until such trustee actually becomes a Lender in compliance with the other provisions of this SECTION 9.07, (i) no such pledge shall release the pledging Lender from any of its obligations under the Loan Documents and (ii) such trustee shall not be entitled to exercise any of the rights of a Lender under the Loan Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise.

(i) Notwithstanding anything to the contrary contained herein, any Issuing Bank or the Swingline Lender may, upon thirty (30) days’ notice to the Lead Borrower and the Lenders, resign as an Issuing Bank or the Swingline Lender, respectively; provided that on or prior to the expiration of such 30-day period with respect to such resignation, the relevant Issuing Bank or the Swingline Lender shall have identified a successor Issuing Bank or Swingline Lender reasonably acceptable to the Lead Borrower willing to accept its appointment as successor Issuing Bank or Swingline Lender, as applicable. In the event of any such resignation of an Issuing Bank or the Swingline Lender, the Lead Borrower shall be entitled to appoint from among the Revolving Credit Lenders willing to accept such appointment a successor Issuing Bank or Swingline Lender hereunder; provided that no failure by the Lead Borrower to appoint any such successor shall affect the resignation of the relevant Issuing Bank or the Swingline Lender, as the case may be, except as expressly provided above. If an Issuing Bank resigns as an Issuing Bank, it shall retain all the rights and obligations of an Issuing Bank hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as an Issuing Bank and all Obligations with respect thereto (including the right to require the Lenders to make Prime Rate Loans or fund risk participations in Letters of Credit). If the Swingline Lender resigns as Swingline Lender, it shall retain all the rights of the Swingline Lender provided for hereunder with respect to Swingline Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Prime Rate Loans or fund risk participations in outstanding Swingline Loans.

(j) Notwithstanding anything to the contrary contained herein, the parties hereby agree that MLPF&S may, without notice to the Company, assign its rights and obligations under this Agreement to any other registered broker-dealer wholly-owned by Bank of America Corporation to which all or substantially all of Bank of America Corporation’s or any of its subsidiaries’ investment banking, commercial lending services or related businesses may be transferred following the Second Amendment Effective Date.

SECTION 9.08 Confidentiality.

Each of the Agents and the Lenders agrees to maintain the confidentiality of the Information, except that Information may be disclosed (a) to its Affiliates and its Affiliates’ directors, officers, employees, trustees, investment advisors and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and shall agree to keep such Information confidential); (b) to the extent requested by any Governmental Authority; (c) to the extent required by Applicable Law or regulations or by any subpoena or similar legal process; (d) to any other party to this Agreement; (e) subject to an agreement containing provisions substantially the same as those of this SECTION 9.08 (or as may otherwise be reasonably acceptable to the Lead Borrower), to any pledgee referred to in SECTION 9.07(g), counterparty to a Swap Contract, Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement; (f) with the written consent of the Lead Borrower; (g) to the extent such Information becomes publicly available other than as a result of a breach of this SECTION 9.08; (h) to any Governmental Authority or examiner (including the National Association of Insurance Commissioners or any other similar organization) regulating any Lender; (i) to any rating agency when required by it (it being understood that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Information relating to the Loan Parties received by it from such Lender); (j) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder; (k) to the extent such Information becomes available to any Credit Party on a nonconfidential basis from a source other than the Loan Parties; and (l) to the extent that such Information is independently developed by such Credit Party. In addition, the Credit Parties may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Credit Parties in connection with the administration and management of this Agreement, the other Loan Documents, the Commitments, and the Credit Extensions. For the purposes of this SECTION 9.08, “Information” means all information received from any Loan Party relating to any Loan Party or its business, other than any such information that is publicly available to any Credit Party prior to disclosure by any Loan Party other than as a result of a breach of this SECTION 9.08; provided that, in the case of information received from a Loan Party after the Closing Date, such information is (i) clearly identified at the time of delivery as confidential or (ii) is delivered pursuant to SECTION 5.01, SECTION 5.02 or SECTION 5.03 hereof.

SECTION 9.09 Setoff.

In addition to any rights and remedies of the Lenders provided by Applicable Law, upon the occurrence and during the continuance of any Event of Default, each Lender and its Affiliates is authorized at any time and from time to time, without prior notice to the Lead Borrower or any other Loan Party, any such notice being waived by the Lead Borrower (on its own behalf and on behalf of each Loan Party and its Subsidiaries) to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other Indebtedness at any time owing by, such Lender and its Affiliates to or for the credit or the account of the respective Loan Parties against any and all Obligations owing to such Lender and its Affiliates hereunder or under any other Loan Document or document governing any Other Liabilities, now or hereafter existing, irrespective of whether or not such Lender or Affiliate shall have made demand under this Agreement or any other Loan Document or document governing any Other Liabilities and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or Indebtedness. Each Lender agrees promptly to notify the Lead Borrower and the Administrative Agent after any such set off and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Administrative Agent and each Lender under this SECTION 9.09 are in addition to other rights and remedies (including other rights of setoff) that the Administrative Agent, the Collateral Agent and such Lender may have.

SECTION 9.10 Interest Rate Limitation.

Notwithstanding anything to the contrary contained in any Loan Document, any interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by Applicable Law (the “Maximum Rate”). If any Credit Party shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans (including Swingline Loans) or, if it exceeds such unpaid principal, refunded to the Borrowers. In determining whether the interest contracted for, charged, or received by a Credit Party exceeds the Maximum Rate, such Person may, to the extent permitted by Applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

SECTION 9.11 Counterparts.

This Agreement and each other Loan Document may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by telecopier or by electronic .pdf copy of an executed counterpart of a signature page to this Agreement and each other Loan Document shall be effective as delivery of an original executed counterpart of this Agreement and such other Loan Document. The Administrative Agent and the Collateral Agent may also require that any such documents and signatures delivered by telecopier be confirmed by a manually signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by telecopier.

SECTION 9.12 Integration.

This Agreement, together with the Fee Letter, the ABL Term Loan Fee Letter and the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Credit Parties in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

SECTION 9.13 Severability.

If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 9.14 Governing Law.

(a) THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK; PROVIDED, HOWEVER, THAT IF THE LAWS OF ANY JURISDICTION OTHER THAN NEW YORK SHALL GOVERN IN REGARD TO THE VALIDITY, PERFECTION OR EFFECT OF PERFECTION OF ANY LIEN OR IN REGARD TO PROCEDURAL MATTERS AFFECTING ENFORCEMENT OF ANY LIENS IN COLLATERAL, SUCH LAWS OF SUCH OTHER JURISDICTIONS SHALL CONTINUE TO APPLY TO THAT EXTENT.

(b) ANY LEGAL ACTION OR PROCEEDING ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH LOAN PARTY AND EACH CREDIT PARTY CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH BORROWER, EACH FACILITY GUARANTOR AND EACH CREDIT PARTY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION OR OTHER JURISDICTION CHOSEN BY THE ADMINISTRATIVE AGENT IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO.

SECTION 9.15 Waiver of Right to Trial by Jury.

EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 9.15 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

SECTION 9.16 Binding Effect.

This Agreement shall become effective when it shall have been executed by the Borrowers and the Administrative Agent shall have been notified by each Lender, Swingline Lender and Issuing Bank that each such Lender, Swingline Lender and Issuing Bank has executed it and thereafter shall be binding upon and inure to the benefit of each Borrower and each Credit Party and their respective successors and assigns, except that no Borrower shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders except as otherwise permitted hereby.

SECTION 9.17 Judgment Currency.

If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of each Borrower in respect of any such sum due from it to the Administrative Agent or the Lenders hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent from any Borrower in the Agreement Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent in such currency, the Administrative Agent agrees to return the amount of any excess to such Borrower (or to any other Person who may be entitled thereto under Applicable Law).

SECTION 9.18 Lender Action.

Each Lender agrees that it shall not take or institute any actions or proceedings, judicial or otherwise, for any right or remedy against any Loan Party or any other obligor under any of the Loan Documents (including the exercise of any right of setoff, rights on account of any banker’s lien or similar claim or other rights of self-help), or institute any actions or proceedings, or otherwise commence any remedial procedures, with respect to any Collateral or any other property of any such Loan Party, without the prior written consent of the Administrative Agent. The provision of this SECTION 9.18 are for the sole benefit of the Lenders and shall not afford any right to, or constitute a defense available to, any Loan Party.

SECTION 9.19 USA PATRIOT ACT, ETC.; PROCEEDS OF CRIME ACT.

Each Lender hereby notifies the Loan Parties that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”) and other “know your customer” rules, regulations, laws and policies (together with the Act, collectively, the “KYC Provisions”), it is required to obtain, verify and record information that identifies the Loan Parties, which information includes the name and address of each Loan Party and other information that will allow such Lender to identify such Loan Party in accordance with KYC Provisions. Each Loan Party is in compliance, in all material respects, with the KYC Provisions and the Proceeds of Crime Act. No part of the proceeds of the Loans will be used by the Loan Parties, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

SECTION 9.20 No Advisory or Fiduciary Responsibility.

In connection with all aspects of each transaction contemplated hereby, the Loan Parties each acknowledge and agree that: (i) the credit facility provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm’s-length commercial transaction between the Loan Parties, on the one hand, and the Credit Parties, on the other hand, and each of the Loan Parties is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof); (ii) in connection with the process leading to such transaction, each Credit Party is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for the Loan Parties or any of their respective Affiliates, stockholders, creditors or employees or any other Person; (iii) none of the Credit Parties has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Loan Parties with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether any of the Credit Parties has advised or is currently advising any Loan Party or any of its Affiliates on other matters) and none of the Credit Parties has any obligation to any Loan Party or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; (iv) the Credit Parties and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Loan Parties and their respective Affiliates, and none of the Credit Parties has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Credit Parties have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and each of the Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate. Each of the Loan Parties hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against each of the Credit Parties with respect to any breach or alleged breach of agency or fiduciary duty.

SECTION 9.21 Foreign Asset Control Regulations.

Neither of the advance of the Loans nor the use of the proceeds of any thereof will violate the Trading With the Enemy Act (50 U.S.C. § 1 et seq., as amended) (the “Trading With the Enemy Act”) or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) (the “Foreign Assets Control Regulations”) or any enabling legislation or executive order relating thereto (which for the avoidance of doubt shall include, but shall not be limited to (a) Executive Order 13224 of September 21, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) (the “Executive Order”) and (b) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56)). Furthermore, none of the Borrowers or their Subsidiaries (a) is or will become a “blocked person” as described in the Executive Order, the Trading With the Enemy Act or the Foreign Assets Control Regulations or (b) knowingly engages or will engage in any dealings or transactions, or be otherwise associated, with any such “blocked person” or in any manner violative of any such order.

SECTION 9.22 Survival.

All covenants, agreements, indemnities, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and, notwithstanding that any Credit Party may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect until (i) the Commitments have expired or been terminated, (ii) the principal of and interest on each Loan (including Swingline Loans) and all fees and other Obligations (other than contingent indemnity obligations with respect to then unasserted claims) shall have been paid in full, (iii) all Letters of Credit shall have expired or terminated (or been cash collateralized or backstopped in a manner reasonably satisfactory to the applicable Issuing Bank) and (iv) all Letter of Credit Outstandings have been reduced to zero (or cash collateralized in a manner reasonably satisfactory to the applicable Issuing Bank). In connection with the termination of this Agreement and the release and termination of the security interests in the Collateral, the Administrative Agent, on behalf of itself and the other Credit Parties, may require such indemnities as they shall reasonably deem necessary or appropriate to protect the Credit Parties against (x) loss on account of credits previously applied to the Obligations that may subsequently be reversed or revoked, (y) any obligations that may thereafter arise with respect to the Other Liabilities, and (z) any Obligations that may thereafter arise under SECTION 9.04 or SECTION 9.05 hereof.

SECTION 9.23 Press Releases and Related Matters.

Each Loan Party consents to the publication by the Administrative Agent and the ABL Term Loan Agent of customary trade advertising material in tombstone format relating to the financing transactions contemplated by this Agreement using any Loan Party’s name, and with the consent of the Lead Borrower, logo or trademark. The Administrative Agent or the ABL Term Loan Agent, as applicable, shall provide a draft reasonably in advance of any advertising material to the Lead Borrower for review and comment prior to the publication thereof. The Administrative Agent, the ABL Term Loan Agent and the Lenders reserve the right to provide to industry trade organizations information necessary and customary for inclusion in league table measurements.

SECTION 9.24 Additional Waivers.

(a) The Obligations are the joint and several obligation of each Loan Party. To the fullest extent permitted by Applicable Law, the obligations of each Loan Party hereunder shall not be affected by (i) the failure of any Credit Party to assert any claim or demand or to enforce or exercise any right or remedy against any other Loan Party under the provisions of this Agreement, any other Loan Document or under Applicable Law, (ii) any rescission, waiver, amendment or modification of, or any release of any Loan Party from, any of the terms or provisions of, this Agreement, any other Loan Document, or (iii) the failure to perfect any security interest in, or the release of, any of the Collateral or other security held by or on behalf of the Collateral Agent, any Secured Party or any other Credit Party.

(b) To the fullest extent permitted by Applicable Law, the obligations of each Loan Party to pay the Obligations in full hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the payment in full in cash of the Obligations after the termination of all Commitments to any Loan Party under any Loan Document), including any claim of waiver, release, surrender, alteration or compromise of any of the Obligations, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of any of the Obligations or otherwise. Without limiting the generality of the foregoing, to the fullest extent permitted by Applicable Law, the obligations of each Loan Party hereunder shall not be discharged or impaired or otherwise affected by the failure of the Administrative Agent, any Secured Party or any other Credit Party to assert any claim or demand or to enforce any remedy under this Agreement, any other Loan Document or any other agreement, by any waiver or modification of any provision of any thereof, any default, failure or delay, willful or otherwise, in the performance of any of the Obligations, or by any other act or omission that may or might in any manner or to any extent vary the risk of any Loan Party or that would otherwise operate as a discharge of any Loan Party as a matter of law or equity (other than the payment in full in cash of all the Obligations after termination of all Commitments to any Loan Party under any Loan Document).

(c) To the fullest extent permitted by Applicable Law, each Loan Party waives any defense based on or arising out of any defense of any other Loan Party or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any other Loan Party, other than the payment in full in cash of all the Obligations after the termination of all Commitments to any Loan Party under any Loan Document. To the fullest extent permitted by Applicable Law, the Collateral Agent, each Secured Party and the other Credit Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with any other Loan Party, or exercise any other right or remedy available to them against any other Loan Party, without affecting or impairing in any way the liability of any Loan Party hereunder except to the extent that all the Obligations have been indefeasibly paid in full in cash and performed in full after the termination of Commitments to any Loan Party under any Loan Document. Pursuant to, and to the fullest extent permitted by, Applicable Law, each Loan Party waives any defense arising out of any such election even though such election operates, pursuant to Applicable Law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Loan Party against any other Loan Party, as the case may be, or any security. To the fullest extent permitted by Applicable Law, each Loan Party waives any and all suretyship defenses.

(d) Except as otherwise specifically provided herein, each Loan Party is obligated to repay the Obligations as joint and several obligors under this Agreement. Upon payment by any Loan Party of any Obligations, all rights of such Loan Party against any other Loan Party arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior payment in full in cash of all the Obligations (other than contingent indemnity obligations for then unasserted claims) and the termination of all Commitments to any Loan Party under any Loan Document. If any amount shall erroneously be paid to any Loan Party on account of (i) such subrogation, contribution, reimbursement, indemnity or similar right or (ii) any such indebtedness of any Loan Party, such amount shall be held in trust for the benefit of the Credit Parties and shall forthwith be paid to the Administrative Agent to be credited against the payment of the Obligations, whether matured or unmatured, in accordance with the terms of this Agreement and the other Loan Documents. Subject to the foregoing, to the extent that any Loan Party shall, under this Agreement as a joint and several obligor, repay any of the Obligations constituting Loans made to another Loan Party hereunder (an “Accommodation Payment”), then the Loan Party making such Accommodation Payment shall be entitled to contribution and indemnification from, and be reimbursed by, each of the other Loan Parties in an amount equal to a fraction of such Accommodation Payment, the numerator of which fraction is such other Loan Party’s Allocable Amount and the denominator of which is the sum of the Allocable Amounts of all of the Loan Parties; provided that such rights of contribution and indemnification shall be subordinated to the prior payment in full, in cash, of all of the Obligations. As of any date of determination, the “Allocable Amount” of each Loan Party shall be equal to the maximum amount of liability for Accommodation Payments which could be asserted against such Loan Party hereunder without (a) rendering such Loan Party “insolvent” within the meaning of Section 101 (31) of the Bankruptcy Code, Section 2 of the Uniform Fraudulent Transfer Act (“UFTA”) or Section 2 of the Uniform Fraudulent Conveyance Act (“UFCA”), (b) leaving such Loan Party with unreasonably small capital or assets, within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA, or Section 5 of the UFCA, or (c) leaving such Loan Party unable to pay its debts as they become due within the meaning of Section 548 of the Bankruptcy Code or Section 4 of the UFTA, or Section 5 of the UFCA.

(e) Each Loan Party understands and acknowledges that if the Collateral Agent or any other Secured Party forecloses judicially or nonjudicially against any real property security for the Obligations, that foreclosure could impair or destroy any ability that such Loan Party may have to seek reimbursement, contribution, or indemnification from the other Loan Parties or others based on any right such Loan Party may have of subrogation, reimbursement, contribution, or indemnification for any amounts paid by such Loan Party hereunder or under the Guaranty. Each Loan Party further understands and acknowledges that in the absence of this paragraph, such potential impairment or destruction of such Loan Party’s rights, if any, may entitle such Loan Party to assert a defense to its obligations based on Section 580d of the California Code of Civil Procedure as interpreted in Union Bank v. Gradsky, 265 Cal. App. 2d 40 (1968). By executing the Loan Documents, each Loan Party freely, irrevocably, and unconditionally: (i) waives and relinquishes that defense and agrees that such Loan Party will be fully liable under the Loan Documents even though the Collateral Agent or any other Secured Party may foreclose, either by judicial foreclosure or by exercise of power of sale, any deed of trust securing the Obligations; (ii) agrees that such Loan Party will not assert that defense in any action or proceeding which the Administrative Agent, the Collateral Agent or any other Secured Party may commence to enforce the Loan Documents; (iii) acknowledges and agrees that the rights and defenses waived by such Loan Party herein include any right or defense that such Loan Party may have or be entitled to assert based upon or arising out of any one or more of §§ 580a, 580b, 580d, or 726 of the California Code of Civil Procedure or § 2848 of the California Civil Code; and (iv) acknowledges and agrees that the Secured Parties are relying on this waiver in creating the Obligations, and that this waiver is a material part of the consideration which the Secured Parties are receiving for creating the Obligations.

(f) Each Loan Party hereby agrees to keep each other Loan Party fully apprised at all times as to the status of its business, affairs, finances, and financial condition, and its ability to perform its Obligations under the Loan Documents, and in particular as to any adverse developments with respect thereto. Each Loan Party hereby agrees to undertake to keep itself apprised at all times as to the status of the business, affairs, finances, and financial condition of each other Loan Party, and of the ability of each other Loan Party to perform its Obligations under the Loan Documents, and in particular as to any adverse developments with respect to any thereof. Each Loan Party hereby agrees, in light of the foregoing mutual covenants to inform each other, and to keep themselves and each other informed as to such matters, that the Credit Parties shall have no duty to inform any Loan Party of any information pertaining to the business, affairs, finances, or financial condition of any other Loan Party, or pertaining to the ability of any other Loan Party to perform its Obligations under the Loan Documents, even if such information is adverse, and even if such information might influence the decision of one or more of the Loan Parties to continue to be jointly and severally liable for, or to provide Collateral for, the Obligations of one or more of the other Loan Parties. To the fullest extent permitted by applicable law, each Loan Party hereby expressly waives any duty of the Credit Parties to inform any Loan Party of any such information.

(g) Each Loan Party waives any right or defense it may have at law or equity, including California Code of Civil Procedure §580a, to a fair market value hearing or action to determine a deficiency judgment after a foreclosure.

SECTION 9.25 Intercreditor Agreement.

Each of the Loan Parties, the Agents, the Lenders and the other Credit Parties (i) consents to and ratifies the execution by the Administrative Agent (in both its capacities as Administrative Agent and Collateral Agent) of the Intercreditor Agreement and any amendments or supplements expressly contemplated thereby, (ii) hereby agrees that it will be bound by and will take no actions contrary to the provisions of the Intercreditor Agreement and (iii) acknowledges that it has received a copy of the Intercreditor Agreement and that the exercise of certain of the Agents’ rights and remedies hereunder may be subject to, and restricted by, the provisions of the Intercreditor Agreement. Except as specified herein, nothing contained in the Intercreditor Agreement shall be deemed to modify any of the provisions of this Agreement and the other Loan Documents, which, as among the Loan Parties, the Agents, the Lenders and the other Credit Parties shall remain in full force and effect.

SECTION 9.26 Assumption by Company.

The Company, by its signature below, hereby confirms that, as a result of its merger with Giraffe Acquisition Corporation, it assumed all of the rights and obligations of Giraffe Acquisition Corporation under the Existing Credit Agreement and the other Loan Documents (in furtherance of, and not in lieu of, any assumption or deemed assumption as a matter of law) and joined the Existing Credit Agreement as the Lead Borrower thereunder and joined the other Loan Documents.

SECTION 9.27 Transitional Arrangements.

On the Closing Date, this Agreement shall amend and restate and supersede the Existing Credit Agreement in its entirety. On the Closing Date, the rights and obligations of the parties evidenced by the Existing Credit Agreement shall be evidenced by this Agreement and the other Loan Documents. In the event that any payment made by any Loan Party under the Existing Credit Agreement must be disgorged or otherwise returned by any Credit Party, such Credit Party shall be entitled to the benefits of the Existing Credit Agreement and the Loan Parties shall unconditionally be obligated to repay the same along with any applicable interest and fees. This Agreement represents a modification, and not a novation, of the credit facility under the Existing Credit Agreement. All interest, fees and expenses, if any, owing or accruing under or in respect of the Existing Credit Agreement for periods prior to the Closing Date shall be calculated and paid on the Closing Date. The Loan Parties acknowledge, represent and warrant that they have no claims, defenses or offsets with respect to the Existing Credit Agreement or any of the Loan Documents (as defined therein) related thereto and that immediately prior to the effectiveness of this Agreement, the Existing Credit Agreement and such other loan and collateral documents are valid, binding and enforceable in accordance with the terms thereof. Except as provided herein, this Agreement shall not be deemed to (i) be a consent to any amendment, waiver or modification of any other term or condition of the Existing Credit Agreement or any other Loan Document, or (ii) operate as a waiver or otherwise prejudice any right, power or remedy that any Credit Party may now have or may have in the future under or in connection with the Existing Credit Agreement or any other Loan Document, except as specifically set forth herein. Upon the effectiveness of this Agreement, each reference in the Loan Documents to “the Credit Agreement” shall mean this Agreement.

SECTION 9.28 Ratification and Reaffirmation.

Each Loan Party (a) acknowledges and agrees that each Loan Document shall remain in full force and effect, (b) ratifies, reaffirms and confirms all of its Obligations under the Loan Documents and (c) ratifies, reaffirms and confirms that the Obligations are and remain secured pursuant to the Loan Documents and pursuant to all other instruments and documents executed and delivered by such Loan Party as security for the Obligations.

SECTION 9.29 Keepwell.

Each Loan Party that is a Qualified ECP Guarantor at the time the guarantee of or the grant of the security interest by, in each case, any Specified Loan Party under any Loan Document, becomes or would become effective with respect to any Swap Obligation, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Loan Party with respect to such Swap Obligation as may be needed by such Specified Loan Party from time to time to honor all of its obligations under its guarantee and the Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under this SECTION 9.29 voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations and undertakings of each Qualified ECP Guarantor under this SECTION 9.29 shall remain in full force and effect until the Obligations have been indefeasibly paid and performed in full. Each Qualified ECP Guarantor intends this SECTION 9.29 to constitute, and this SECTION 9.29 shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of, each Specified Loan Party for all purposes of the Commodity Exchange Act.

SECTION 9.30 Acknowledgment and Consent to Bail-In of EEA Financial Institutions.

Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an EEA Financial Institution; and

(b) the effects of any Bail-in Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

THE GYMBOREE CORPORATION, as Lead Borrower and as Borrower

By:
Name:
Title:

Signature Page to Amended and Restated Credit Agreement

GYMBOREE MANUFACTURING, INC., as Borrower

By:
Name:
Title:

GYMBOREE OPERATIONS, INC., as Borrower

By:
Name:
Title:

GYMBOREE PLAY PROGRAMS, INC., as Borrower

By:
Name:
Title:

GYMBOREE RETAIL STORES, INC., as Borrower

By:
Name:
Title:

GYM-CARD, LLC, as Borrower

By:
Name:
Title:

Signature Page to Amended and Restated Credit Agreement

GYM-MARK, INC., as Borrower

By:
Name:
Title:

S.C.C. WHOLESALE, INC., as Borrower

By:
Name:
Title:

Signature Page to Amended and Restated Credit Agreement

GIRAFFE INTERMEDIATE B, INC., as a Facility Guarantor

By:
Name:
Title:

Signature Page to Amended and Restated Credit Agreement

BANK OF AMERICA, N.A., as Administrative Agent, as Collateral Agent, and as Issuing Bank

By:
Name:
Title:

Address:
100 Federal Street, 9th Floor
Boston, Massachusetts 02110
Attn: [ ]
Telephone: [ ]
Telecopy: [ ]

BANK OF AMERICA, N.A., as Swingline Lender, and as a Lender

By:
Name :
Title:

Address: 100 Federal Street, 9th Floor Boston, Massachusetts 02110 Attn: Rick Hill Telephone: 617-434-4080 Telecopy: [ ]

Signature Page to Amended and Restated Credit Agreement

PATHLIGHT CAPITAL LLC, as ABL Term Loan Agent

By:
Name:
Title:

Address: 18 Shipyard Lane Hingham, Massachusetts Attn: Katie Hendricks Telephone: Telecopy: [ ]

[Signature blocks for other Lenders to be added]

Signature Page to Amended and Restated Credit Agreement

ANNEX I

Schedule 1.01 to Amended Credit Agreement

Please see attached.

ANNEX II

Schedule 3.01 (Organization Information), Schedule 3.08(b)(i) (Owned Real Estate), Schedule 3.08(b)(ii) (Leased Real Estate), Schedule 3.12 (Subsidiaries; Equity Interests) and Schedule 3.15 (Intellectual Property) to Amended Credit Agreement

Please see attached.

ANNEX III

Exhibit A-3 (Form of Assignment and Acceptance (ABL Term Loan)) to the Credit Agreement

Please see attached.

ANNEX IV

Exhibit H (Form of Compliance Certificate) to the Credit Agreement

Please see attached.

ANNEX V

Exhibit I (Form of Borrowing Base Certificate) to the Credit Agreement

Please see attached.

ANNEX VI

Exhibit M (Form of EBITDA Certificate) to the Credit Agreement

Please see attached.